UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PMC Commercial Trust

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PMC COMMERCIAL TRUST

17950 PRESTON ROAD, SUITE 600

DALLAS, TEXAS 75252

Dear PMC Commercial Trust Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of PMC Commercial Trust, a Texas real estate investment trust (“PMC Commercial”), at 9:00 a.m., Central Daylight Time, on April 28, 2014 at 17950 Preston Road, Suite 270, Dallas, Texas if you are a shareholder of record as of April 11, 2014.

At the annual meeting, PMC Commercial shareholders will be asked to elect the seven trust managers nominated in the proxy statement to serve for a one-year term, and until their successors are elected and qualified. In addition, we will ask shareholders to (i) approve an amendment to our Declaration of Trust, as amended, to increase the authorized shares of beneficial interest of PMC Commercial from 100,000,000 shares to 1,000,000,000 shares, (ii) approve a proposal to change our state of incorporation from Texas to Maryland, (iii) approve certain proposed provisions of our charter under Maryland law in connection with such reincorporation, (iv) approve an amendment to our 2005 Equity Incentive Plan that (a) increases the aggregate number of common shares of beneficial interest of PMC Commercial that may be issued under such plan by 1,000,000 common shares to 1,500,000 common shares and (b) increases the limitation on the number of restricted shares that may be granted to all independent trust managers in the aggregate to no more than 500,000 restricted shares and to each executive officer to no more than 20,000 restricted shares during any fiscal year, and (v) approve, by a non-binding advisory vote, executive compensation.

The Board of Trust Managers of PMC Commercial recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting. These foregoing items of business are more fully described in the proxy statement. We urge you to carefully review the proxy statement.

Your vote is very important. If you were a registered shareholder as of the close of business on April 11, 2014, please vote your shares as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the annual meeting in person: (1) call the toll-free number specified on the enclosed proxy card(s) and follow the instructions when prompted, (2) access the internet website specified on the enclosed proxy card(s) and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card(s) in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the annual meeting. If you are a shareholder of record and you attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person. Proof of share ownership and a form of photo identification will be required for admission to the annual meeting.

On behalf of our Board of Trust Managers, I thank you for your continued support.

Sincerely,

April     , 2014

Jan F. Salit

President and Secretary

This proxy statement is first being mailed to the shareholders of PMC Commercial on or about April     , 2014.

PMC COMMERCIAL TRUST

17950 PRESTON ROAD, SUITE 600

DALLAS, TEXAS 75252

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS OF PMC COMMERCIAL TRUST

TO BE HELD ON APRIL 28, 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Meeting”) of PMC Commercial Trust (“PMC Commercial”) to be held at 9:00 a.m., Central Daylight Time, on April 28, 2014 at 17950 Preston Road, Suite 270, Dallas, Texas. The purposes of the Meeting are as follows:

1.	Proposal 1: To elect the seven trust managers nominated in the proxy statement to serve for a one-year term, and until their successors are elected and qualified;

2.	Proposal 2: To approve an amendment to our Declaration of Trust, as amended, to increase the authorized shares of beneficial interest of PMC Commercial from 100,000,000 shares to 1,000,000,000 shares;

3.	Proposal 3: To approve a change in our state of incorporation from Texas to Maryland by means of merger of PMC Commercial with and into a newly formed, wholly-owned subsidiary Maryland corporation (we sometimes refer to such reincorporation merger herein as the “Reincorporation”);

4.	Proposal 4: To approve, as part of the Reincorporation, the adoption of a charter under the Maryland General Corporation Law with the following Sub-Proposals:

a.i.	Sub-Proposal 4A-1: A proposal to approve changes to provisions relating to our purpose.

a.ii.	Sub-Proposal 4A-2: A proposal to approve the removal of a provision requiring major capital improvements.

a.iii.	Sub-Proposal 4A-3: A proposal to approve the removal of a provision relating to our REIT status.

a.iv.	Sub-Proposal 4A-4: A proposal to approve the removal of a provision restricting the Board’s ability to change our investment policies.

b.	Sub-Proposal 4B: A proposal to approve the removal of certain board of directors requirements;

c.	Sub-Proposal 4C: A proposal to approve the addition of a provision setting the initial number of directors at seven (7);

d.i.	Sub-Proposal 4D-1: A proposal to approve the removal of the provision relating to the term of directors.

d.ii.	Sub-Proposal 4D-2: A proposal to approve the removal of the provision relating to the classes of directors.

e.	Sub-Proposal 4E: A proposal to approve the removal of the provision providing for resignation by a director;

f.	Sub-Proposal 4F: A proposal to approve the addition of vacancy provisions for directors;

g.i.	Sub-Proposal 4G-1: A proposal to approve an additional indemnification provision.

g.ii.	Sub-Proposal 4G-2: A proposal to approve an exoneration provision.

h.	Sub-Proposal 4H: A proposal to approve the deletion of the provision relating to the term of PMC Commercial;

i.	Sub-Proposal 4I: A proposal to approve the removal of the provision relating to PMC Commercial’s ability to repurchase its shares;

j.	Sub-Proposal 4J: A proposal to approve the addition of the ability of the board of directors to increase or decrease the number of authorized shares and the number of shares of any class or series of PMC Commercial;

k.	Sub-Proposal 4K: A proposal to approve the addition of a provision permitting shareholders to vote by less than unanimous written consent;

l.	Sub-Proposal 4L: A proposal to approve the deletion of provisions in our Declaration of Trust relating to liability of shareholders; and

m.	Sub-Proposal 4M: A proposal to approve changes to our charter amendment provisions;

5.	Proposal 5: To approve an amendment to the PMC Commercial Trust 2005 Equity Incentive Plan that (a) increases the aggregate number of common shares of beneficial interest of PMC Commercial that may be issued under such plan by 1,000,000 common shares to 1,500,000 common shares, and (b) increases the limitation on the number of restricted shares that may be granted to all independent trust managers in the aggregate to no more than 500,000 restricted shares and to each executive officer to no more than 20,000 restricted shares during any fiscal year;

6.	Proposal 6: To approve, by a non-binding advisory vote, executive compensation; and

7.	Proposal 7: To consider any other business that is properly presented at the Meeting and any postponements or adjournments thereof.

The Board of Trust Managers has fixed the close of business on April 11, 2014 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Please note that we have provided for separate proxy cards—one proxy card for holders of our common shares, and one proxy card for holders of our preferred shares. If you hold both common shares and preferred shares, please take the above-described actions with respect to both proxy cards. The proxy card(s) is enclosed with this notice of Meeting and proxy statement.

Your vote is important to us and our business. I encourage you to complete, date, sign and return the accompanying proxy whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

Sincerely,

Jan F. Salit

President and Secretary

April     , 2014

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of

Shareholders to be Held on April 28, 2014.

Our proxy statement is available on our website at http://investors.pmctrust.com/sec.cfm and our annual report to shareholders for the year ended December 31, 2013 is available on our website at http://investors.pmctrust.com/sec.cfm.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2014

This proxy statement, with the enclosed proxy card(s), is being furnished to the shareholders of PMC Commercial Trust (the “Company”, “PMC Commercial,” “we,” “us” or “our”) in connection with the solicitation by the Board of Trust Managers of the Company (the “Board of Trust Managers”) of proxies to be voted at the annual meeting of the Company’s shareholders (the “Meeting”) to be held on April 28, 2014 at 9:00 a.m., Central Daylight Time, at 17950 Preston Road, Suite 270, Dallas, Texas 75252 and at any adjournments or postponements thereof. The Notice of Annual Meeting, this proxy statement, and the accompanying proxy card(s) are being mailed to all shareholders on or about April     , 2014. A copy of our annual report to shareholders for the fiscal year ended December 31, 2013 is enclosed with this proxy statement as Appendix F. The proxy statement will also be available on the internet at http://investors.pmctrust.com/sec.cfm and annual report to shareholders for the year ended December 31, 2013 is available on our website at http://investors.pmctrust.com/sec.cfm.

Only shareholders of record as of the close of business on April 11, 2014 are entitled to notice of and to vote at the Meeting. As of April 11, 2014, we had [            ] common shares of beneficial interest (“Common Shares”) and 65,028,571 Class A convertible cumulative preferred shares (“Preferred Shares”) outstanding. Each holder of record of Common Shares on the record date is entitled to one vote on each matter properly brought before the Meeting for each Common Share held. Each holder of record of Preferred Shares on the record date is entitled to seven votes on each matter properly brought before the Meeting for each Preferred Share held.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated our Chief Financial Officer, David Thompson, as proxy for the Meeting.

2.	What is the difference between a shareholder of record and shareholder who holds shares in street name?

If your shares are registered in your name, you are a shareholder of record. If your shares are held in the name of your broker or bank, your shares are held in street name and you are a beneficial owner.

3.	How do I attend the Meeting? What do I need to bring?

If you are a shareholder of record, you will need to bring a photo ID with you to the Meeting.

If you own shares in street name, bring your most recent brokerage statement with you to the Meeting. We can use your statement to verify your ownership of shares and admit you to the Meeting; however, you will not be able to vote your shares at the Meeting without a legal proxy, as described in question 4. You will also need to bring a photo ID.

Please note that cameras, sound or video recording equipment, cellular telephones or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed at the Meeting.

4.	How can I vote at the Meeting if I own shares in street name?

You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the Meeting. You will not be able to vote your shares at the Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not receive the legal proxy in time, you can follow the procedures described in question 3 to attend the Meeting. However, you will not be able to vote your shares at the Meeting.

5.	What shares are included on the proxy card?

Please note that we have provided for separate proxy cards—one proxy card for holders of our Common Shares, and one proxy card for holders of our Preferred Shares. If you are a shareholder of record as of the close of business on April 11, 2014, you will receive one proxy card for all the Common Shares or Preferred Shares, as applicable, you hold in each single account, regardless of whether you hold them in certificate form, or in book entry form. If you receive more than one proxy card, it generally means you hold Common Shares registered in more than one account. Please sign and return all of the proxy cards you receive to ensure that your shares are voted.

6.	What constitutes a quorum?

The presence, in person or represented by proxy, of a majority of the shares entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. However, if a quorum is not present at the Meeting, the chairman of the Meeting or the shareholders entitled to vote at the Meeting, present in person or represented by proxy, have the power to adjourn the Meeting until a quorum is present or represented.

7.	What different methods can I use to vote?

By Written Proxy; all shareholders can vote by written proxy card received with this proxy statement.

In Person; all shareholders of record may vote in person at the Meeting. Street name holders may vote in person at the Meeting if they have a legal proxy, as described in question 4.

8.	What is the record date and what does it mean?

The record date for the meeting is the close of business on April 11, 2014. The record date is established by the Board of Trust Managers as allowed by the Texas Business Organizations Code (the “TBOC”). Owners of record of shares at the close of business on the record date are entitled to receive notice of the Meeting and vote at the Meeting and any adjournments or postponements of the Meeting.

9.	What can I do if I change my mind after I return my proxy card(s)?

Returning your proxy card(s) will in no way limit your right to vote at the Meeting if you later decide to attend in person. Shareholders can revoke a proxy prior to the completion of voting at the Meeting by:

•	giving written notice of revocation to the Corporate Secretary of the Company;

•	delivering a later-dated proxy; or

•	voting in person at the Meeting (unless you are a street name holder without a legal proxy, as described in question 4).

10.	Are votes confidential? Who counts the votes?

The Company will keep all the proxies and voting tabulations private. Only the Inspector of Elections will examine these documents. The Company will not need to know how you voted on a specific proposal unless it is necessary to meet legal requirements. The Company will, however, disclose the total votes received for and against each proposal (and sub-proposal) in a Form 8-K filing following the Meeting as required by law.

11.	What are my voting choices when voting for trust manager nominees, and what vote is needed to elect trust managers?

In the vote on the election of seven trust manager nominees to serve until the 2015 Annual Meeting of Shareholders, until their successor has been duly elected and qualified, or until the earliest of their death, resignation or retirement, shareholders of record may:

•	vote in favor of all nominees;

•	vote in favor of specific nominees;

•	vote against all nominees;

•	vote against specific nominees;

•	abstain from voting with respect to all nominees; or

•	abstain from voting with respect to specific nominees.

The affirmative vote of two-thirds of the votes cast at the Meeting is required to elect trust managers.

The Board of Trust Managers recommends a vote FOR each of the nominees.

12.	What are my voting choices when voting on the amendment to the Company’s Declaration of Trust, as amended (our “Declaration of Trust”), to increase the authorized shares of beneficial interest of the Company from 100,000,000 shares to 1,000,000,000 shares, and what vote is needed to approve the amendment?

In the vote on the amendment to our Declaration of Trust to increase the authorized shares of beneficial interest of the Company, shareholders of record may;

•	vote in favor of the amendment to increase the authorized shares of beneficial interest of the Company;

•	vote against the amendment to increase the authorized shares of beneficial interest of the Company; or

•	abstain from voting on the amendment to increase the authorized shares of beneficial interest of the Company.

The affirmative vote of two-thirds of the votes entitled to be voted at the Meeting is required to approve the amendment to increase the authorized shares of beneficial interest of the Company.

The Board of Trust Managers recommends a vote FOR the amendment to our Declaration of Trust to increase the authorized shares of beneficial interest of the Company.

13.	What are my voting choices when voting on the change in our state of incorporation from Texas to Maryland by means of merger of PMC Commercial with and into a newly formed, wholly-owned subsidiary Maryland corporation (referred to herein as the “Reincorporation”), and what vote is needed to approve the Reincorporation?

In the vote on the Reincorporation, shareholders of record may:

•	vote in favor of the Reincorporation;

•	vote against the Reincorporation; or

•	abstain from voting on the Reincorporation.

The affirmative vote of two-thirds of the votes entitled to be voted at the Meeting is required to approve the Reincorporation.

The Board of Trust Managers recommends a vote FOR the Reincorporation.

14.	What are my choices when voting on, as part of the Reincorporation, the adoption of the charter under the Maryland General Corporation Law (“MGCL”) with the sub-proposals described under Proposal 4 herein?

In the vote on the adoption of the charter under the MGCL with the sub-proposals described under Proposal 4 herein, shareholders of record may:

•	vote in favor of one or more of the sub-proposals relating to the charter;

•	vote against one or more of the sub-proposals relating to the charter; or

•	abstain from voting on one or more of the sub-proposals relating to the charter.

Each sub-proposal will be treated as a separate vote, and the voting outcome with respect to a single sub-proposal will not affect the remaining sub-proposals. The affirmative vote of two-thirds of the votes entitled to be voted at the Meeting is required to approve each sub-proposal relating to the charter.

The Board of Trust Managers recommends a vote FOR each sub-proposal relating to the charter.

15.	What are my voting choices when voting on the First Amendment (the “Plan Amendment”) to the PMC Commercial Trust 2005 Equity Incentive Plan (the “Plan”) that (a) increases the aggregate number of Common Shares that may be issued under the Plan by 1,000,000 Common Shares to 1,500,000 Common Shares, and (b) increases the limitation on the number of restricted shares that may be granted to all independent trust managers to no more than 500,000 restricted shares and to each executive officer to no more than 20,000 restricted shares during any fiscal year, and what vote is needed to approve the Plan Amendment?

In the vote on the Plan Amendment, shareholders of record may;

•	vote in favor of the Plan Amendment;

•	vote against the Plan Amendment; or

•	abstain from voting on the Plan Amendment.

The affirmative vote of a majority of the votes cast at the Meeting is required to approve the Plan Amendment.

The Board of Trust Managers recommends a vote FOR the Plan Amendment.

16.	What are my choices when voting, on a non-binding advisory basis, on the compensation of our named executive officers?

In the non-binding advisory vote on the compensation of our named executive officers, shareholders of record may:

•	vote in favor of the compensation of our named executive officers;

•	vote against the compensation of our named executive officers; or

•	abstain from voting on the executive compensation proposal.

The affirmative vote of a majority of the votes cast at the Meeting is required to approve the executive compensation proposal. Even though your vote is advisory and therefore will not be binding on the Company, the Board of Trust Managers will review and consider the voting results when making future decisions regarding executive compensation.

The Board of Trust Managers recommends a vote FOR the executive compensation proposal.

17.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy card(s). If no specific instructions are given, proxies that are signed and returned will be voted:

•	FOR the election of all trust manager nominees;

•	FOR the amendment to our Declaration of Trust to increase the authorized shares of beneficial interest of the Company;

•	FOR the Reincorporation;

•	FOR the adoption of the charter under the MGCL;

•	FOR the Plan Amendment; and

•	FOR the non-binding advisory vote on the executive compensation proposal.

18.	How are abstentions and broker non-votes counted?

If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to attend the Meeting. However, since you are not a shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.

If you are a beneficial owner, the broker, bank or other agent will not vote your shares in the absence of specific instructions from you on how to vote your shares. The shares which cannot be voted by banks, brokers or other agents on non-routine matters are called broker non-votes. Inasmuch as no routine matters will be voted upon at the Meeting, no broker non-votes will be cast at the Meeting, and therefore broker non-votes will have no effect on the vote count for any of the proposals. Abstentions will be counted as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and will be treated as present and a vote against any matter described herein.

19.	What interest does Urban II have in the matters to be acted upon at the Meeting?

In connection with the consummation of the merger and related transactions contemplated by the agreement and plan of merger dated as of July 8, 2013, by and among PMC Commercial, CIM Urban REIT, LLC (“CIM REIT”), and their respective merger subsidiaries (the “Merger Agreement”), Urban Partners II, LLC (“Urban II”), an affiliate of CIM REIT, received 22,000,003 Common Shares and 65,028,571 Preferred Shares in exchange for the contribution of partnership interests in CIM Urban Partners L.P. (“CIM Urban”) to the Company. Each Preferred Share is convertible into seven Common Shares and is entitled to seven votes on each matter properly brought before a meeting of the PMC Commercial Shareholders for each Preferred Share held. Consequently, Urban II will have the right to vote its Common Shares and Preferred Shares (approximately a 97.8% ownership interest in the Company) on each of the matters to be acted upon herein. Urban II has agreed to vote in favor of Proposal 2, which vote would approve Proposal 2.

Pursuant to the Statement of Designation of the Class A Preferred Shares of Beneficial Interest of PMC Commercial, on the first business day on which, pursuant to our Declaration of Trust, there are sufficient authorized but unissued shares to convert all of the Preferred Shares into Common Shares, each Preferred Share shall automatically convert into seven fully paid and non-assessable Common Shares (as equitably adjusted to reflect any stock split, subdivision, combination or similar event). In the event Proposal 2 (approval of an amendment to our Declaration of Trust to increase the authorized shares of beneficial interest of PMC Commercial from 100,000,000 shares to 1,000,000,000 shares) receives the affirmative vote of two-thirds of the votes cast at the meeting, the Preferred Shares will be so converted. Shaul Kuba, Richard Ressler and Avi Shemesh, trust managers of the Company, indirectly control the managing member of Urban II and will have the right to vote such shares.

On March 11, 2014, the Board of Trust Managers granted share awards of 10,000 restricted shares to each of our independent trust managers, which awards are contingent on the receipt of shareholder approval of the Plan Amendment. Other than Proposal 2 and Proposal 5, the trust managers and executive officers of the Company do not have any interest in the matters to be acted upon at the Meeting.

20.	Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on the Internet?

The Notice of Annual Meeting and Proxy Statement are available on our website at http://investors.pmctrust.com/sec.cfm and our Annual Report to shareholders for the year ended December 31, 2013 is available on our website at http://investors.pmctrust.com/sec.cfm.

21.	How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. We have not engaged any solicitor to assist with the solicitation of proxies. In accordance with Securities and Exchange Commission (“SEC”) rules, we will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of shares.

Our trust managers (“Trust Managers”), officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

SECURITY OWNERSHIP OF PMC COMMERCIAL’S BOARD OF TRUST

MANAGERS AND EXECUTIVE OFFICERS AND CURRENT BENEFICIAL OWNERS

Trust Managers and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our shares as of March 12, 2014 by (1) all current Trust Managers, (2) each named executive officer and (3) all current Trust Managers and current executive officers as a group.

Name of Beneficial Owner(1)	Title of Class	Number of Shares Beneficially Owned		Percent of Class
Jan F. Salit	Common	34,336	(2)	*

Barry N. Berlin	Common	37,710	(3)	*

David Thompson	—	—		—

Richard Ressler	Common Preferred	477,200,000 65,028,571	(4) (5)	97.8 100	%(7) %

Avraham Shemesh	Common Preferred	477,200,000 65,028,571	(4) (5)	97.8 100	%(7) %

Shaul Kuba	Common Preferred	477,200,000 65,028,571	(4) (5)	97.8 100	%(7) %

Kelly Eppich	—	—		—

Douglas Bech	Common	10,000	(6)	*

Robert Cresci	Common	10,000	(6)	*

Frank Golay	Common	10,000	(6)	*

Trust Managers and Executive Officers as a group (9 persons)	Common Preferred	477,302,046 65,028,571		97.8 100	%(7) %

*	Less than 1%.
(1)	The business address of Messrs. Salit, Berlin, Bech, Cresci and Golay, for the purposes hereof, is c/o PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252. The business address of Messrs. Thompson, Ressler, Shemesh, Kuba and Eppich, for the purposes hereof, is c/o CIM Group, 6922 Hollywood Blvd., Ninth Floor, Los Angeles, California 90028.
(2)	Mr. Salit has sole voting and investment power over these shares, which include 612 shares held in an IRA.
(3)	Mr. Berlin has shared voting and investment power over these shares, which include 211 shares held in the name of his child and 6,823 shares held jointly with his spouse.
(4)	Messrs. Ressler, Shemesh and Kuba may be deemed to beneficially own these shares by virtue of their position as the control persons of CIM Holdings, Inc., which is the sole managing member of CIM Group, LLC (“CIM Group”), which is the sole manager of CIM Urban Partners GP, LLC, which is the sole managing member of Urban II, that has the power to vote and dispose of such shares, which include 455,199,997 Common Shares issuable upon conversion of the Preferred Shares. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of the Common Shares except to the extent of his pecuniary interest therein.
(5)	Messrs. Ressler, Shemesh and Kuba may be deemed to beneficially own these shares by virtue of their position as the control persons of CIM Holdings, Inc., which is the sole managing member of CIM Group, which is the sole manager of CIM Urban Partners GP, LLC, which is the sole managing member of Urban II, that has the power to vote and dispose of such shares. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of the Preferred Shares except to the extent of his pecuniary interest therein.

(6)	On March 11, 2014, the Board of Trust Managers granted share awards of 10,000 restricted shares to each of our independent Trust Managers, which awards are contingent on the receipt of shareholder approval of the Plan Amendment.
(7)	Assumes the conversion of the Preferred Shares into seven Common Shares per Preferred Share.

Beneficial Owners of More than 5% of our Shares

The following table sets forth certain information regarding the beneficial ownership of our shares based on filings with the SEC as of March 12, 2014 by each person known by us to own beneficially more than 5% of our shares.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class
Urban Partners II, LLC(1)(2) c/o CIM Group 6922 Hollywood Blvd. Ninth Floor Los Angeles, California 90028	Common Preferred	477,200,000 65,028,571	(1) (2)	97.8 100	%(3) %

(1)	Messrs. Ressler, Shemesh and Kuba may be deemed to beneficially own these shares by virtue of their position as the control persons of CIM Holdings, Inc., which is the sole managing member of CIM Group, which is the sole manager of CIM Urban Partners GP, LLC, which is the sole managing member of Urban II, that has the power to vote and dispose of such shares, which include 455,199,997 Common Shares issuable upon conversion of the Preferred Shares. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of the Common Shares except to the extent of his pecuniary interest therein.
(2)	Messrs. Ressler, Shemesh and Kuba may be deemed to beneficially own these shares by virtue of their position as the control persons of CIM Holdings, Inc., which is the sole managing member of CIM Group, which is the sole manager of CIM Urban Partners GP, LLC, which is the sole managing member of Urban II, that has the power to vote and dispose of such shares. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of the Preferred Shares except to the extent of his pecuniary interest therein.
(3)	Assumes the conversion of the Preferred Shares into seven Common Shares per Preferred Share.

PROPOSAL 1

ELECTION OF TRUST MANAGERS

Pursuant to a resolution adopted by a majority of the Trust Managers, the authorized number of Trust Managers has been set at seven (7).

At the Meeting, you will be asked to elect seven (7) Trust Managers. The seven (7) current Trust Managers will be up for election at the Meeting. For your review and consideration, a biography of each nominee for Trust Manager is contained in this proxy under the section titled Corporate Governance, Trust Manager Nominees. The term of office of each person elected to be a Trust Manager of the Company will be until the next regular or annual meeting of the shareholders at which election of Trust Managers is an agenda item, and until such person’s successor is duly elected and qualified. If any unforeseen event prevents one or more of the nominees from serving as a Trust Manager, your votes will be cast for the election of a substitute or substitutes selected by the Board of Trust Managers. In no event, however, can the proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxies will vote for the election of each current Trust Manager and the nominees to serve as Trust Manager of the Company.

Vote Required

The affirmative vote of two-thirds of the votes cast at the Meeting is required to elect Trust Managers.

The Board of Trust Managers recommends a vote “FOR” the election of each of the Trust Managers nominated.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE DECLARATION OF TRUST TO INCREASE THE

AUTHORIZED SHARES OF BENEFICIAL INTEREST OF THE COMPANY

The Board of Trust Managers proposes and recommends the approval of an amendment to the Company’s Declaration of Trust to increase the authorized shares of beneficial interest of the Company from 100,000,000, par value $0.01 per share, to 1,000,000,000 shares, par value $0.01 per share. In the event this proposal and the Reincorporation proposal (Proposal 3 herein) are approved, the number of authorized shares of the Company set forth in the charter to be filed in connection with the Reincorporation will be 1,000,000,000.

In connection with the consummation of the merger and related transactions contemplated by the Merger Agreement, Urban II received 22,000,003 Common Shares and 65,028,571 Preferred Shares. Each Preferred Share is convertible into seven Common Shares. Pursuant to the Statement of Designation of the Class A Preferred Shares of Beneficial Interest of PMC Commercial, on the first business day on which, pursuant to our Declaration of Trust, there are sufficient authorized but unissued shares to convert all of the Preferred Shares into Common Shares, each Preferred Share shall automatically convert into seven fully paid and non- assessable Common Shares (as equitably adjusted to reflect any stock split, subdivision, combination or similar event).

The primary purpose of increasing the number of authorized shares is to satisfy such condition to conversion. Of the additional 900,000,000 shares, 455,199,997 shares will be issued as Common Shares as a result of the conversion of the Preferred Shares and, when issued, will have the same rights and privileges as the Common Shares presently issued and outstanding. Upon such conversion, Urban II will have control of approximately 97.8% of our Common Shares. Since the Preferred Shares entitle Urban II to seven votes per Preferred Shares, Urban II currently has control of approximately 97.8% of our shares.

As of March 12, 2014, there were 33,132,552 Common Shares and 65,028,571 Preferred Shares issued and 224,584 Common Shares reserved for issuance pursuant to the 2005 Equity Incentive Plan. This means that as of March 12, 2014 there were 1,614,293 authorized Common Shares of the Company that were not outstanding, held in the treasury of the Company or reserved for issuance. If the proposed amendment is adopted, after giving effect to the automatic conversion of Preferred Shares into Common Shares, based on the number of authorized and issued Common Shares and Common Shares reserved for issuance as of March 12, 2014, there would be 488,557,133 Common Shares issued and 511,442,867 authorized shares of the Company that are not outstanding, held in the treasury of the Company or reserved for issuance (not including additional Common Shares that may be reserved for issuance under the Plan after shareholder approval of the Plan Amendment).

Except for Common Shares to be issued upon conversion of the Preferred Shares, the Board of Trust Managers has no current plans to issue additional shares of the Company. The terms of any shares of the Company to be issued in the future, including dividend or interest rates, conversion rights, voting rights, redemption rights and similar matters, will be determined by the Board of Trust Managers.

As described above, as a result of the increase in the number of authorized shares, there would be fewer issued Common Shares than authorized and unissued Common Shares. The Company believes that the ratio of total authorized Common Shares to total issued Common Shares reflected in Amendment No. 1 is customary for public companies. This is particularly true of real estate investment trusts (REITs) that, because of applicable requirements under regulations adopted under the Internal Revenue Code of 1986, as amended, must distribute at least 90 percent of their REIT taxable income to shareholders annually in the form of dividends in order to maintain their REIT status. Accordingly, the purpose of the increase in the number of authorized shares is, in part, to maintain our ability to continue to raise capital to fund the growth of our business. We intend to solicit shareholder approval in connection with the issuance of additional Common Shares in the future to the extent required by applicable state law or by the rules of The NASDAQ Stock Market LLC.

Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, authorized and unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these, together with other anti-takeover provisions in our charter documents and provided by applicable state law, could potentially limit the opportunity for the Company’s stockholders to dispose of their stock at a premium.

The Board of Trust Managers is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

If the proposed amendment to the Declaration of Trust is adopted by the required vote of shareholders, such amendment will become effective on the date the proposed amendment is filed with the Secretary of State of the State of Texas.

Vote Required

The affirmative vote of two-thirds of the votes entitled to be voted at the Meeting is required to approve Proposal 2. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

The Board of Trust Managers recommends a vote “FOR” the approval of the amendment to the Declaration of Trust to increase the authorized shares of beneficial interest of the Company.

PROPOSAL 3

PROPOSAL TO APPROVE REINCORPORATION IN MARYLAND

The Board of Trust Managers has unanimously approved the proposal to reincorporate from Texas to Maryland and, for the reasons discussed below, believes that changing our state of incorporation to Maryland is in the Company’s best interests and the best interests of our shareholders. We may hereinafter refer to us prior to our proposed reincorporation as “PMC Commercial (TX)”, and after our proposed reincorporation as “PMC Commercial (MD).” We will hereinafter refer to our proposed reincorporation as the “Reincorporation.” Following the Reincorporation:

•	The Company’s corporate office will continue to be located in Dallas, Texas—we will not establish any offices or operations in Maryland as a result of the Reincorporation other than a principal office in Maryland as required under Maryland law;

•	The Company’s business and management will continue to be the same as immediately before the Reincorporation; and

•	The Company’s fiscal year, assets, liabilities and dividend policies will be the same as immediately before the Reincorporation.

In addition, following the potential Reincorporation, shareholders in PMC Commercial (TX) would become stockholders in PMC Commercial (MD). PMC Commercial’s corporate governance and the rights of shareholders would be governed by the MGCL and the proposed new charter and bylaws of PMC Commercial (MD) (respectively, the “Maryland Charter” and the “Maryland Bylaws,” which are attached hereto as Appendix A and Appendix B), instead of Texas law and the existing Declaration of Trust of PMC Commercial and existing PMC Commercial Bylaws. The Maryland Charter and Maryland Bylaws and being governed by Maryland law would bring PMC Commercial’s corporate governance more in line with that of other public REITs, over 70% of which are currently organized under Maryland law.

As a result of the above (and the other anticipated benefits of Reincorporation, discussed below and in Proposal 4), the Board of Trust Managers believes that being incorporated in Maryland and being governed by Maryland law would be in the best interest of the Company and its shareholders.

What are the Benefits of the Reincorporation?

The Board of Trust Managers believes that we will benefit in several ways by changing our state of incorporation from Texas to Maryland:

•	upon consummation of the Reincorporation, PMC Commercial would be governed by the MGCL, which contains provisions specifically conducive to the operations of a REIT;

•	Maryland law offers additional protections for director and officer indemnification, which should facilitate PMC Commercial’s efforts to attract and retain qualified directors and officers;

•	Maryland law offers additional protections in the event of an unsolicited takeover attempt, which may better protect shareholder interests;

•	the fact that the large majority of public reporting REITs are currently organized under the laws of Maryland has resulted in the development of a more comprehensive and clearer body of law and practice relating to Maryland REITs than is available to a REIT that is organized in Texas; and

•	being governed by Maryland law would bring PMC Commercial’s corporate governance more in line with that of other REITs.

What are the Disadvantages of the Reincorporation?

While there are numerous potential benefits from the potential Reincorporation, Texas and Maryland law differ in some respects. The rights of shareholders and the powers of the respective Board of Trust Managers and board of directors and of PMC Commercial’s officers under Texas and Maryland law, as well as the rights of shareholders and the powers of the Board of Trust Managers and PMC Commercial’s officers under the Declaration of Trust of PMC Commercial and the existing PMC Commercial Bylaws, as compared to the rights of PMC Commercial’s shareholders and the powers of the board of directors and PMC Commercial’s officers under the Maryland Charter and the Maryland Bylaws, are discussed in more detail below.

How will the Reincorporation be Accomplished?

The Reincorporation will be accomplished by means of the merger of PMC Commercial (TX) with and into PMC Commercial (MD) pursuant to a plan and agreement of merger (the “Reincorporation Merger Agreement”), a copy of which is attached to this proxy statement as Appendix C. The Reincorporation and the Reincorporation Merger Agreement have been unanimously approved by our Board of Trust Managers. Following approval by our shareholders, the Reincorporation will become effective when articles of merger are filed with and accepted for record by the State Department of Assessments and Taxation of Maryland and when the certificate of merger is accepted for record by the Secretary of State of the State of Texas. We anticipate that these filings will be made as soon as practicable after the Meeting and after satisfaction of any remaining conditions precedent to the Reincorporation. At the effective time of the Reincorporation:

•	PMC Commercial (MD) will succeed to all of the assets and liabilities of PMC Commercial (TX) and continue to possess all of our rights and powers;

•	PMC Commercial (TX) will cease to exist as a Texas REIT;

•	we will be governed by the Maryland Charter and Maryland Bylaws of PMC Commercial (MD), in substantially the form attached to this proxy statement as Appendices A and B, respectively (provided, that the content of the Maryland Charter and Maryland Bylaws may change depending upon and subject to our shareholders’ approval of the Sub-Proposals contained in Proposal 4 below);

•	all of the Trust Managers of PMC Commercial (TX) will become directors of PMC Commercial (MD);

•	the officers of PMC Commercial (TX) will become the officers of PMC Commercial (MD); and

•	all issued and outstanding shares of PMC Commercial (TX) will be converted into an equal number of shares of PMC Commercial (MD).

In addition, if the Reincorporation is approved and the merger of PMC Commercial (TX) with and into PMC Commercial (MD) is completed, we will take necessary action to provide that all rights of participants in our 2005 equity incentive plan following the merger will be substantially identical to their rights prior to the merger. Accordingly, the participants’ new rights will be on substantially identical terms and conditions contained in our existing plan.

In consummating the Reincorporation, we are relying on the exception set forth in Rule 145(a)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and accompanying exemptions and/or exceptions under applicable state laws. We have not sought a “no-action” letter from the SEC agreeing that the Reincorporation fits within the scope of Rule 145(a)(2)’s exception. Thus, although we believe that we come under this exception, we cannot represent that the SEC would concur in this assessment.

A vote to approve the Reincorporation will also be deemed a vote to approve, among other things: (i) the rights, preferences, privileges and restrictions of the capital stock of PMC Commercial (MD) that will be held by our shareholders after consummation of the Reincorporation, as set forth in MGCL and as contained in the Maryland Charter and Maryland Bylaws of PMC Commercial (MD), attached as Appendices A and B hereto, as such Maryland Charter and Maryland Bylaws may be modified depending on whether (and which of) the Sub-Proposals contemplated in Proposal 4 below are approved; and (ii) the corresponding changes required to our existing employee benefit plan and arrangements. See “Comparison of Rights of Shareholders of PMC Commercial (TX) and Stockholders of PMC Commercial (MD)” below for a comparison of corporate governance provisions and shareholder rights under Texas and Maryland law and under our current and proposed charters and bylaws.

Will the Reincorporation Affect My Investment in PMC Commercial Shares?

No, although after the Reincorporation your investment will be in shares of a Maryland corporation instead of a Texas REIT. Except for differences in shareholders’ rights that are attributable to being governed by the MGCL instead of the TBOC (see “Comparison of Rights of Shareholders of PMC Commercial (TX) and Stockholders of PMC Commercial (MD)” below) and except with respect to those differences in the Declaration of Trust of PMC Commercial and the existing PMC Commercial Bylaws as compared to the Maryland Charter and Maryland Bylaws as discussed in Proposal 4 below (and the Sub-Proposals set forth therein), it is our intention that the capital stock of PMC Commercial (MD) mirror in all material respects the voting, dividend rights, liquidation and other rights attributable to our stock prior to the effective time of the Reincorporation. Following the Reincorporation, all share certificates representing shares of our capital stock immediately prior to the effective time of the merger effecting the Reincorporation will continue to represent a like number and kind of shares of capital stock in PMC Commercial (MD) without any action on the part of the holder thereof. It will not be necessary for shareholders to exchange their existing stock certificates for certificates representing shares of PMC Commercial (MD).

Will the Reincorporation Change My Voting Rights?

Except as specifically discussed in Proposal 4 below, generally, the voting rights of holders of our Common Shares will not change after the Reincorporation, although the voting rights of holders of our shares will be reduced to the extent that the TBOC provides for shareholder votes in circumstances where such votes are not required under the MGCL. Please see “Comparison of Rights of Shareholders of PMC Commercial (TX) and Stockholders of PMC Commercial (MD)” below.

What are the Federal Income Tax Consequences of the Reincorporation?

We believe that the Reincorporation will be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of the Company’s stock as a result of the Reincorporation, and no gain or loss will be recognized by PMC Commercial (TX) or PMC Commercial (MD). Each former holder of shares of PMC Commercial (TX) will have the same basis in the shares of PMC Commercial (MD) received by such holder pursuant to the Reincorporation as such holder has in the shares of PMC Commercial (TX) held by such holder prior to the Reincorporation. Each shareholder’s holding period with respect to the PMC Commercial (MD) shares will include the period during which such holder held the corresponding PMC Commercial (TX) shares, provided the latter was held by such holder as a capital asset at the time of the Reincorporation. We have not obtained a ruling from the Internal Revenue Service (“IRS”) or an opinion of legal counsel or tax advisor with respect to the tax consequences of the Reincorporation, and the IRS could reach a different conclusion as to the federal income tax consequences of the Reincorporation. We urge our shareholders to consult their own tax advisors as to any federal, state, local and foreign tax consequences of the Reincorporation.

Will the Company’s Business Change after the Reincorporation?

No, the Reincorporation will not result in any change in the Company’s business, management team, fiscal year, assets, liabilities, or dividend policies.

Are There Any Conditions to Completion of the Reincorporation?

The Reincorporation is subject to a number of customary closing conditions, including receipt of all necessary governmental and other consents and approvals as well as the approval of the holders of at least two-thirds of the votes entitled to be voted at the Meeting. Notwithstanding shareholder approval of the Reincorporation, we may terminate the Reincorporation Merger Agreement and abandon the Reincorporation if circumstances arise or facts are revealed that make it inadvisable, in the judgment of the Board of Trust Managers, to proceed with the Reincorporation.

Do I Have Dissenters’ Rights in the Reincorporation?

No, you do not have dissenter’s rights in connection with the Reincorporation. The Declaration of Trust provides that holders of shares have no appraisal rights.

Certain Material Provisions of Maryland Law and the Maryland Charter and Maryland Bylaws

The following description is a summary of certain material provisions of Maryland law and of the Maryland Charter and Maryland Bylaws. Certain provisions of Maryland law and the Maryland Charter and Maryland Bylaws may have the effect of delaying, deferring or preventing a takeover of PMC Commercial (MD) (including in connection with transactions in which stockholders might otherwise receive a premium for their shares over the then current prices). The summary is not complete. We encourage you to read the Maryland Charter and Maryland Bylaws, which are attached to this proxy statement as Appendix A and Appendix B, respectively.

Board of Directors

The Maryland Charter and Maryland Bylaws provide that the number of directors constituting PMC Commercial (MD)’s full board of directors will be not less than the minimum number required by Maryland law. The Maryland Bylaws provide that the number of directors constituting PMC Commercial (MD)’s full board of directors will not exceed 25 and the Maryland Charter and Maryland Bylaws provide that the number of directors constituting PMC Commercial (MD)’s full board of directors may only be increased or decreased by a vote of a majority of the directors. The Maryland Charter provides that any and all vacancies on the board of directors (including as a result of an increase in the number of directors constituting PMC Commercial (MD)’s full board of directors) may be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. The Maryland Charter further provides that, at such time as PMC Commercial (MD) becomes eligible to make the election (which PMC Commercial expects will be upon consummation of the potential Reincorporation), PMC Commercial (MD) elects to be subject to Section 3-804(c) of Subtitle 8 of Title 3 of the MGCL so that any and all vacancies (including as a result of an increase in the number of directors constituting PMC Commercial (MD)’s full board of directors) on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. The Maryland Charter provides that a director may be removed with or without cause by the stockholders upon the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the board’s exclusive power to fill vacancies on the board precludes stockholders from (i) removing incumbent directors except upon a two-thirds affirmative vote and (ii) filling the vacancies created by any removal with their own nominees (subject to the rights of the holders of any class or series of stock that PMC Commercial (MD) may subsequently classify or reclassify to elect one or more directors separately as a class). Each member of PMC Commercial (MD)’s board of directors is elected by stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of Common Shares will have no right to cumulative voting in the election of directors. Under the MGCL and the Maryland Bylaws, directors are elected by a plurality of the votes cast. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock can elect all of the directors then standing for election. If the holders of any class or series of stock that PMC Commercial (MD) may subsequently classify or reclassify shall have the right to elect one or more directors separately as a class, then such director or directors so elected shall serve for the remainder of the term in which such vacancy or vacancies occurred and a successor is duly elected and qualifies. Additionally, any such director or directors may be removed only by the holders of such class or series.

Action by Stockholders

Under the MGCL, stockholder action by common stockholders can be taken only at an annual or special meeting of stockholders by a majority of the votes cast (unless more than a majority of the votes cast is required by statute or by the charter) or by unanimous consent in lieu of a meeting, unless the charter provides for a lesser percentage (which the Maryland Charter and the Maryland Bylaws do). Stockholder action by preferred stockholders can be taken only at an annual or special meeting of stockholders or by a consent in lieu of a meeting by the holders of shares entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders’ meeting if the corporation gives notice of the action to each holder of the class of stock not later than ten days after the effective time of the action, unless the charter provides otherwise (which the Maryland Charter does not). The Maryland Charter and Maryland Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if (i) a unanimous consent setting forth the action is given, in writing or by electronic transmission, by each shareholder entitled to vote on the matter or (ii) the action is advised, and submitted to the stockholders for approval, by the board of directors and a consent which sets forth the action is given, in writing or by electronic transmission, by the holders of shares entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders’ meeting.

Special meetings of stockholders may be called by the board of directors, the chairman of the board of directors, the Chief Executive Officer or the President, and must be called, subject to the satisfaction of certain procedural and information requirements by the stockholders requesting the meeting, by the Secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at such meeting. This provision, combined with the advance notice provisions of the Maryland Bylaws, which are summarized below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Amendment to the Maryland Charter and Maryland Bylaws

The Maryland Charter may be amended only if the amendment is declared advisable by the board of directors and approved by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter, unless the amendment either is permitted to be made without stockholder approval under the MGCL or by specific provision in the Maryland Charter or requires a different level of stockholder approval by specific provision in the Maryland Charter. As permitted by the MGCL, the Maryland Charter contains a provision permitting the directors, without any action by the stockholders, to amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that PMC Commercial (MD) has authority to issue and to classify unissued shares of common stock or preferred stock or to reclassify any previously classified, but unissued, shares of common stock or preferred stock, into other classes or series of stock. The board of directors has the exclusive power to adopt, amend, alter or repeal any provision of the Maryland Bylaws and make new bylaws. Any amendment of the provisions of the Maryland Charter relating to the removal of directors, restrictions on transfer and ownership of shares, indemnification or the requirements for the amendment of any of these provisions of the Maryland Charter requires that such amendment be declared advisable by the board of directors and approved by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter.

Dissolution

Pursuant to the MGCL and the Maryland Charter, the dissolution of PMC Commercial (MD) must be approved by a majority of the entire board of directors and by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Business Combinations

Maryland law prohibits “business combinations” between PMC Commercial (MD) and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of the outstanding voting stock; or

•	an affiliate or associate of PMC Commercial (MD) who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition and in addition to any vote otherwise required by Maryland law and the Maryland Charter, any business combination between PMC Commercial (MD) and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by the board of directors and approved by at least:

•	80% of the stockholder votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•	two-thirds of the stockholder votes entitled to be cast by holders of voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder, voting together as a single group.

These supermajority vote requirements do not apply if common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, the board of directors of PMC Commercial (MD), by resolution, will exempt any business combinations between PMC Commercial (MD) and any person who is an existing, or becomes in the future an, “interested stockholder.” Consequently, the five-year prohibition and the supermajority vote requirements will likely not apply to business combinations between PMC Commercial (MD) and any such person. As a result, such persons may be able to enter into business combinations with PMC Commercial (MD) that may not be in the best interest of stockholders, without compliance with the statute, including its supermajority vote requirements. Additionally, this exempting resolution may be altered, revoked or repeated in whole or in part at any time and PMC Commercial (MD) may opt back into the business combination provisions of the MGCL. If this resolution is revoked or repealed, or not effectuated, the statute may discourage others from trying to acquire control of PMC Commercial (MD) and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights, except to the extent approved by the affirmative vote of at least two-thirds of the stockholder votes entitled to be cast on the matter. Shares owned by the acquirer or by officers or by employees who are also directors are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, PMC Commercial (MD) may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, PMC Commercial (MD) may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if PMC Commercial (MD) is a party to the transaction, nor does it apply to acquisitions approved by or exempted by the Maryland Charter or Maryland Bylaws.

The Maryland Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of PMC Commercial (MD) stock. Consequently, the control share acquisition statute will not apply to PMC Commercial (MD) unless the board of directors later amends the Maryland Bylaws to modify or eliminate this provision, which it may do without stockholder approval, and which it may make effective prospectively or retrospectively.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In the Maryland Charter, PMC Commercial (MD) has elected that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the Maryland Charter and Maryland Bylaws unrelated to Subtitle 8, PMC Commercial (MD) (a) requires the affirmative vote of the stockholders entitled to cast at least two-thirds of all votes entitled to be cast generally in the election of directors for the removal of any director from the board, (b) vests in the board the exclusive power to fix the number of directorships and (c) provides that unless called by the chairman of the board of directors, the Chief Executive Officer, the President or the board of directors, a special meeting of stockholders may only be called by the Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at the meeting.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Maryland Charter contains such a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. The Maryland Charter and Maryland Bylaws also provide that PMC Commercial (MD) must indemnify (to the maximum extent permitted by Maryland law), and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of PMC Commercial (MD), (b) any individual who, while a director or officer of PMC Commercial (MD) and, at PMC Commercial (MD)’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager or partner, against any claim or liability arising from that status. The Maryland Bylaws also permit PMC Commercial (MD) to indemnify and advance expenses to any individual who served a predecessor of PMC Commercial (MD) in any of the capacities described above and any employee or agent of PMC Commercial (MD) or a predecessor of PMC Commercial (MD). Additionally, the Maryland Charter provides that PMC Commercial (MD) may, with the approval of the board of directors, indemnify, if and to the extent determined to be authorized and appropriate in accordance with applicable law, any person permitted, but not required, to be indemnified under Maryland law by PMC Commercial (MD) or a predecessor of PMC Commercial (MD).

Maryland law requires a corporation (unless its charter provides otherwise, which the Maryland Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she was made, or was threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling PMC Commercial (MD) for liability arising under the Securities Act, PMC Commercial (MD) has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Meetings of Stockholders

Special meetings of stockholders may be called only by the board of directors, the chairman of the board of directors, the Chief Executive Officer, the President or, in the case of a stockholder-requested special meeting, by the Secretary upon the written request of the stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may be properly considered at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Annual meetings of stockholders for the election of directors and any other business that may be considered and acted upon shall be held on a date and at a time set by the board of directors.

Interested Director Transactions

Pursuant to the MGCL, a contract or other transaction between PMC Commercial (MD) and a director or between PMC Commercial (MD) and any other corporation or other entity in which any of PMC Commercial (MD)’s directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•	the fact of the common directorship or interest is disclosed to the board of directors or a committee of the board, and the board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed to PMC Commercial (MD)’s stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to PMC Commercial (MD).

Advance Notice of Director Nominations and New Business

The Maryland Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to PMC Commercial (MD)’s notice of the meeting;

•	by or at the direction of the board of directors; or

•	by a stockholder who is a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting in the election of the directors then standing for election or on such other business the stockholder proposes to bring before the meeting and who has complied with the advance notice procedures of the Maryland Bylaws.

With respect to special meetings of stockholders, only the business specified in PMC Commercial (MD)’s notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only:

•	pursuant to PMC Commercial (MD)’s notice of the meeting; and

•	by or at the direction of the board of directors; or

•	provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Maryland Bylaws.

Generally, in accordance with the Maryland Bylaws, a stockholder seeking to nominate a director or bring other business before the annual meeting of stockholders must deliver a notice to the Secretary not later than 5:00 p.m., Eastern Time, on the 120th day, but not earlier than the 150th day, prior to the first anniversary of the date of proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in connection with PMC Commercial (MD)’s first annual meeting or in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the prior year’s annual meeting of stockholders, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the annual meeting of stockholders is first made by PMC Commercial (MD). For a stockholder seeking to nominate a candidate for the board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation, number of shares held and other specified matters set forth in the Maryland Bylaws. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

If a special meeting of stockholders is called for the purpose of electing one or more directors to the board of directors, in accordance with the Maryland Bylaws, a stockholder seeking to nominate a director or bring other business before such special meeting of stockholders must deliver a notice to the Secretary not earlier than the 120th day, but not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting of stockholders or the 10th day following the day on which public announcement of the date of the special meeting of stockholders is first made by PMC Commercial (MD). Such notice must include a description of the various matters regarding the nominee, including name, address, occupation, number of shares held and other specified matters set forth in the Maryland Bylaws.

Comparison of Rights of Shareholders of PMC Commercial (TX) and Stockholders of PMC Commercial (MD)

Upon completion of the merger effecting the Reincorporation, shareholders in PMC Commercial (TX) will become stockholders in PMC Commercial (MD). The rights of the stockholders of PMC Commercial (MD) will be governed by the applicable laws of the State of Maryland, including the MGCL, and by the Maryland Charter and Maryland Bylaws. Since PMC Commercial (TX) is a Texas REIT, the rights of the shareholders of PMC Commercial (TX) are governed by the applicable laws of the State of Texas, including the TBOC, and by the Declaration of Trust and the existing PMC Commercial Bylaws.

The following is a summary comparison of:

•	the current rights of PMC Commercial (TX) shareholders under the TBOC, the Declaration of Trust and the existing PMC Commercial Bylaws; and

•	the future rights of PMC Commercial (MD) stockholders under the MGCL, the Maryland Charter and the Maryland Bylaws.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the MGCL, the TBOC, the Declaration of Trust, the existing PMC Commercial Bylaws, the Maryland Charter and the Maryland Bylaws. Copies of the Declaration of Trust of PMC Commercial and the existing PMC Commercial Bylaws are incorporated by reference in this proxy statement. Copies of the proposed new Maryland Charter and the Maryland Bylaws are attached to this proxy statement as Appendix A and Appendix B, respectively.

PMC Commercial (TX)	PMC Commercial (MD)
Authorized Securities
100,000,000 shares of beneficial interest are authorized. Under the Declaration of Trust of PMC Commercial (TX), the Board of Trust Managers has the power to (i) create and authorize Common Shares and other types of classes of securities from time to time, (ii) authorize from time to time the issuance of one or more series of preferred shares and, with respect to such series, to fix the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series, and (iii) classify or reclassify any unissued Common Shares or preferred shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any such shares.	900,000,000 shares of common stock and 100,000,000 shares of preferred stock are authorized. Under the terms of the Maryland Charter, the board of directors has the power to (i) amend the charter from time to time without stockholder approval so as to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, (ii) designate and issue one or more classes or series of common stock or preferred stock, with whatever powers, preferences and rights as the board may desire, and (iii) classify or reclassify any unissued shares of common stock or preferred stock into other classes or series of stock.

Voting Rights
At any meeting of shareholders, the presence (in person or by proxy) of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum, except as otherwise provided by law, PMC Commercial (TX)’s Declaration of Trust or the existing PMC Commercial (TX) Bylaws, but in no event shall a quorum consist of shareholders holding less than one- third of the shares entitled to vote.

At any meeting of stockholders, the presence (in person or by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum.

Generally, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless

PMC Commercial (TX)	PMC Commercial (MD)

Unless the TBOC, PMC Commercial (TX)’s Declaration of Trust or the existing PMC Commercial (TX) Bylaws requires a greater percentage, any matter to be voted on by shareholders will be approved upon the affirmative vote of holders of at least a majority of the Common Shares that are represented in person or by proxy at a meeting of shareholders at which a quorum is present. The existing PMC Commercial (TX) Bylaws provide that there are no cumulative voting rights.

Special meetings of shareholders may be called by the Trust Managers, any officer of PMC Commercial or the holders of at least 10% of all shares entitled to vote at the meeting, or such other person as may be provided in PMC Commercial (TX)’s Declaration of Trust or the existing PMC Commercial (TX) Bylaws.

more than a majority of the votes cast is required by the Maryland Charter, listing standards of the national securities exchange on which the shares of common stock are to be listed or applicable law or regulation. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. The Maryland Charter provides that there are no cumulative voting rights.

Special meetings of stockholders may be called by the chairman of the board of directors, the Chief Executive Officer, the President or the board of directors and must be called by the Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at such meeting.

Business Combinations

The existing PMC Commercial (TX) Bylaws provide that holders of Common Shares are entitled to vote at each shareholder meeting on each matter submitted to a vote, and any matter to be voted on by holders of such shares shall be approved upon the affirmative vote of the holders of at least a majority of the Common Shares, subject, however, to the provisions of the TBOC and the Declaration of Trust that may require a greater voting requirement. The TBOC requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of a REIT entitled to vote on a fundamental business transaction to approve the transaction.

The TBOC generally provides that the shareholders of a REIT that is a party to a merger or involved in a conversion, a plan of exchange of shares or the sale of all or substantially all of the assets of the REIT (referred to hereafter as a “sale”) must approve the merger, conversion, plan of exchange of shares or sale in accordance with the TBOC. In each instance, the trust managers must adopt a resolution that: (1) approves the plan of merger, the plan of conversion or the plan of exchange (each referred to hereafter as a “plan”) or sale; and (2) if shareholder approval is required, (A) recommends that such plan or sale be approved by the shareholders; or (B) directs that such plan or sale be submitted to the shareholders for approval without recommendation if the trust managers determine for any reason not to recommend approval of such plan or sale. The trust managers may place conditions on the submission of such a plan or sale to the shareholders. If

Under the MGCL, a Maryland corporation generally cannot merge or consolidate with another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The Maryland Charter provides that these actions may be approved by a majority of all of the votes entitled to be cast on the matter. Some mergers may be approved without a vote of stockholders. For example, no stockholder approval is required for a merger of a subsidiary of a Maryland corporation into its parent, provided the parent owns at least 90% of the subsidiary. In addition, a merger need not be approved by stockholders of a Maryland successor corporation if the merger does not reclassify or change the terms of any outstanding shares, otherwise amend the successor corporation’s charter, and the number of shares of each class or series of stock outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. A share exchange need be approved by a Maryland successor only by its board of directors and by any other action required by its charter.

PMC Commercial (TX)	PMC Commercial (MD)

the trust managers approve such a plan or sale required to be approved by the shareholders but do not adopt a resolution recommending that such plan or sale be approved by the shareholders, the trust managers shall communicate to the shareholders the reason for the trust managers’ determination to submit such plan or sale without a recommendation. Notwithstanding, (a) unless required by a REIT’s declaration of trust, a plan of merger is not required to be approved by the shareholders of the REIT if: (1) the REIT is the sole surviving REIT in the merger; (2) the REIT’s declaration of trust following the merger will not differ from before the merger; (3) immediately after the effective date of the merger, each shareholder whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights; (4) the sum of the voting power of the number of voting shares outstanding immediately after the merger and the voting power of securities that may be acquired on the conversion or exercise of securities issued under the merger does not exceed by more than 20% the voting power of the total number of voting shares of the REIT that are outstanding immediately before the merger; and (5) the sum of the number of participating shares that are outstanding immediately after the merger and the number of participating shares that may be acquired on the conversion or exercise of securities issued under the merger does not exceed by more than 20% the total number of participating shares of the REIT that are outstanding immediately before the merger; and (b) unless required by a REIT’s declaration of trust, certain plans of merger under the TBOC (i.e., involving the creation of a holding company by merger or a short form merger) do not require the approval of the shareholders of the REIT.

Except as provided by the declaration of trust, a sale, lease, pledge, mortgage, assignment, transfer or other conveyance of an interest in real property or other assets of a REIT does not require the approval or consent of the shareholders of the REIT unless the transaction constitutes a sale of all or substantially all of the assets of the REIT. After the approval of the sale by the shareholders, the trust managers may abandon the sale of all or substantially all of the assets of the REIT, subject to the rights of a third party under a contract relating to the assets, without further action or approval by the shareholders.

Sections 3-601 through 3-605 of the MGCL contain the Maryland Business Combination Act that prohibits “business combinations” between PMC Commercial (MD) and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. See “Certain Material Provisions of Maryland Law and the Maryland Charter and Maryland Bylaws—Business Combinations” above. The board of directors of PMC Commercial (MD) will adopt a resolution exempting any business combinations between PMC Commercial (MD) and any person who is an existing, or becomes in the future an, “interested stockholder,” unless the board of directors, at its sole discretion, later alters, revokes or repeals such resolution in whole or in part.

PMC Commercial (TX)	PMC Commercial (MD)
Notice of Shareholder and Stockholder Meetings
Notice of any annual or special shareholder meeting will be sent to shareholders entitled to vote at such meeting not less than 10 days, nor more than 60 days prior to, any meeting. For purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders, the record date may not be more than 60 days nor less than 10 days prior to the date of the meeting or other action.	Notice of any annual or special stockholder meeting will be sent to stockholders entitled to notice of or vote at such meeting not less than 10 days, nor more than 90 days prior to any meeting. For purposes of determining stockholders entitled to notice of any meeting or to vote at a meeting, a record date will not be more than 90 days nor fewer than 10 days prior to the date of any meeting.

Advance Notice of Shareholder and Stockholder Nominees and Other Shareholder and Stockholder Proposals
Generally, in accordance with PMC Commercial’s existing Bylaws, a shareholder seeking to nominate a Trust Manager or bring other business before the annual meeting of shareholders must deliver a notice to the secretary not later than 5:00 p.m., Central Time, on the 90th day, but not earlier than the 120th day, prior to the anniversary of the date of the prior year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of the prior year’s annual meeting of shareholders, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to the date of such annual meeting of shareholders and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to the date of such annual meeting of shareholders or the 10th day following the day on which public announcement of the date of the annual meeting of shareholders is first made by PMC Commercial (TX). For a shareholder seeking to nominate a candidate for the Board of Trust Managers, the notice must describe various matters regarding the nominee, including name, address, occupation, number of shares held and other specified matters. For a shareholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.	Generally, in accordance with the Maryland Bylaws, a stockholder seeking to nominate a director or bring other business before the annual meeting of stockholders must deliver a notice to the secretary not later than 5:00 p.m., Eastern Time, on the 120th day, but not earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in connection with PMC Commercial (MD)’s first annual meeting or in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the prior year’s annual meeting of stockholders, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the annual meeting of stockholders is first made by PMC Commercial (MD). For a stockholder seeking to nominate a candidate for the board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation, number of shares held and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

Corporate Action Without a Meeting
Any action upon which a vote of shareholders is required or permitted may be taken without a meeting of shareholders if a consent in writing, setting forth the action so taken, is signed by all shareholders entitled to vote with respect to such subject matter.

Any action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders if (a) a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter or (b) the action is

PMC Commercial (TX)	PMC Commercial (MD)
Any action required or permitted to be taken at a meeting of the Trust Managers, or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Trust Managers or all of the members of the committee, as the case may be.

advised, and submitted to the stockholders for approval, by the board of directors and a consent of stockholders which sets forth the action is given in writing or by electronic transmission by the holders of shares entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders’ meeting.

Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if a consent in writing or electronic transmission to such action is given by each director and is filed in paper or electronic form with the minutes of the board of directors.

Size of Board of Trust Managers and Directors
The Board of Trust Managers shall be comprised of not less than three nor more than 15 members. The number of Trust Managers may be increased or decreased by a majority of the Trust Managers.	The number of directors initially shall be seven. The size of the board of directors may be increased or decreased by a majority of the entire board of directors, but shall never be less than the minimum number required by Maryland law nor more than 25.

Removal of Trust Managers and Directors
A Trust Manager may be removed with or without cause at a meeting of shareholders called for that purpose by the affirmative vote of holders of not less than two-thirds of the Common Shares then outstanding and entitled to vote in the election of Trust Managers. No decrease in the number of Trust Managers will have the effect of shortening the term of any incumbent Trust Managers.	Any director, or the entire board of directors, may be removed from office at any time with or without cause by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors (subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors). Any decrease in the number of directors will not cause the removal of any director prior to the expiration of such director’s term of office.

Filling Vacancies
Any vacancy on the Board of Trust Managers may be filled by a majority of the remaining Trust Managers. Any Trust Manager elected to fill a vacancy shall hold office for the unexpired term of such former Trust Manager.	Any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum (subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors). Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Exculpation and Indemnification of Trust Managers, Directors and Officers
Subject to applicable law, PMC Commercial (TX) must indemnify every person who is or was a Trust Manager, officer, agent or any director, officer or employee of an agent of PMC Commercial (TX) and any person who is or was serving at the request of PMC Commercial (TX) as a director, officer, partner, venture, proprietor,	The Maryland Charter contains a provision that limits the liability of PMC Commercial (MD)’s directors and officers to PMC Commercial (MD) and its stockholders for money damages to the maximum extent permitted by Maryland law. PMC Commercial (MD) must indemnify (to the maximum extent

PMC Commercial (TX)	PMC Commercial (MD)
trustee, employee, agent or similar functionary of another entity with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held one of the foregoing positions.	permitted by Maryland law), and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of PMC Commercial (MD) or (b) any individual who, while a director or officer of PMC Commercial (MD) and, at PMC Commercial (MD)’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager or partner, against any claim or liability arising from that status. The Maryland Bylaws also permit PMC Commercial (MD) to indemnify and advance expenses to any individual who served a predecessor of PMC Commercial (MD) in any of the capacities described above and any employee or agent of PMC Commercial (MD) or a predecessor of PMC Commercial (MD).

Liability of Shareholders and Stockholders
PMC Commercial (TX)’s existing Bylaws provide that a shareholder shall not be personally or individually liable for any debt, act, omission or obligation incurred by PMC Commercial (TX) or the Trust Managers. In the event a shareholder is held personally liable in such capacity, such shareholder will be entitled to indemnification from PMC Commercial (TX).	The MGCL provides that a stockholder of a corporation is not personally liable for the obligations of the corporation other than the obligation to pay the corporation the full amount of the consideration for which the stockholders’ shares were issued.

Inspection of Books and Records

Pursuant to PMC Commercial (TX)’s existing Bylaws, the Trust Managers shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of PMC Commercial (TX) (except such as may by statute be specifically opened to inspection) shall be open to inspection by the shareholders.

Under the TBOC, a shareholder of record of a REIT for at least six months immediately preceding the shareholder’s demand or a holder of record of at least five percent of all of the outstanding shares of a REIT is, on written demand stating a proper purpose, entitled to examine and copy, at a reasonable time, the REIT’s relevant books and records of account, minutes and share transfer records.

In accordance with Section 2-512 of the MGCL, the Maryland Bylaws, the minutes of the proceedings of stockholders, the annual statement of affairs and any voting trust agreements deposited with PMC Commercial (MD) are open to inspection by stockholders at PMC Commercial (MD)’s offices during reasonable business hours. Section 2-512 of the MGCL also permits any stockholder to present to any officer or resident agent of PMC Commercial (MD) a written request for a statement showing all stock and securities issued by PMC Commercial (MD) during a specified period of not more than 12 months before the date of the request.

In addition, stockholders of record for at least 6 months of at least 5% of the outstanding stock of any class of PMC Commercial (MD) have the right to inspect the company’s accounting books and records and its stock ledger, as permitted by the laws of the State of Maryland, subject to and in accordance with Section 2-513 of the MGCL.

PMC Commercial (TX)	PMC Commercial (MD)
Amendments to Declaration
PMC Commercial (TX)’s Declaration of Trust may be amended by the affirmative vote of the holders of at least two-thirds of the outstanding shares.

Any amendment to the Maryland Charter will be valid only if declared advisable by the board of directors and approved by the affirmative vote of the stockholders of at least a majority of all the votes entitled to be cast on the matter, except for (i) amendments to the Maryland Charter relating to the removal of directors, restrictions on transfer and ownership of shares, indemnification or the vote required to amend such provisions of the Maryland Charter, which amendments require the affirmative vote of stockholders of at least two-thirds of all the votes entitled to be cast on the matter, or (ii) those amendments to the Maryland Charter permitted under Maryland law or by specific provision in the Maryland Charter to be made without stockholder approval.

Under the terms of the Maryland Charter, the board of directors additionally has the power to (i) amend the charter from time to time without stockholder approval so as to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, (ii) designate and issue one or more classes or series of common stock or preferred stock, with whatever powers, preferences and rights as the board may desire, and (iii) classify or reclassify any unissued shares of common stock or preferred stock into other classes or series of stock.

Bylaw Amendments
Except as otherwise provided in PMC Commercial (TX)’s Declaration of Trust, PMC Commercial (TX)’s Bylaws may be amended or repealed or new bylaws may be adopted by the Trust Managers. The indemnification provisions in PMC Commercial (TX)’s Bylaws may be amended only by the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares.	The board of directors has the exclusive power to adopt, amend, alter or repeal any provision of the Maryland Bylaws and to make new bylaws.

Fees and Expenses
The PMC Commercial (TX) Declaration of Trust contains a provision requiring the independent Trust Managers to determine at least annually that the total fees and expenses of PMC Commercial (TX) are reasonable and in accordance with its Bylaws.	The Maryland Charter does not require the board of directors to make a reasonable determination with respect to fees and expenses paid by PMC Commercial (MD).

PMC Commercial (TX)	PMC Commercial (MD)
Limits on Ownership and Transfer of Shares

No individual, other than an excepted person, may own, directly or indirectly, more than 9.8% of the lesser of the number or value of the outstanding shares. A transfer of shares in violation of this limitation will be null and void with respect to the amount of shares that results in such violation. Any transfer of shares that would (i) create a direct or indirect owner of excess shares (other than an excepted person); (ii) result in the shares being owned by fewer than 100 persons for purposes of the REIT provisions of the Code; (iii) result in PMC Commercial (TX) being “closely held” within the meaning of Section 856(h) of the Code; or (iv) otherwise result in the termination of PMC Commercial (TX) as a REIT under the REIT provisions of the Code, shall be void ab initio.

If, in the opinion of the Trust Managers, any proposed transfer of shares would jeopardize the status of PMC Commercial (TX) as a REIT under the Code, the Trust Managers have the right, but not the duty, to refuse to permit such transfer and to take any action to cause such transfer not to occur.

The Board of Trust Managers will exempt Urban II from these limitations so that it may own up to 97.8% of the aggregate outstanding shares of PMC Commercial (TX).

No individual, corporation, partnership, limited liability company, estate or trust, other than an “excepted holder” (defined as a stockholder whom the board of directors in its sole discretion exempts from the following ownership limits), may beneficially own or constructively own shares: (i) in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of PMC Commercial (MD) stock, excluding any outstanding shares of PMC Commercial (MD) stock not treated as outstanding for federal income tax purposes, or in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of PMC Commercial (MD) common stock, excluding any outstanding shares of PMC Commercial (MD) common stock not treated as outstanding for federal income tax purposes; (ii) in the case of an excepted holder, the aggregate ownership for such stockholder approved by the board; (iii) to the extent that such ownership would result in PMC Commercial (MD) being “closely held”; (iv) to the extent that such ownership would cause PMC Commercial (MD) stock to be beneficially owned by fewer than 100 persons; (v) to the extent such ownership would cause PMC Commercial (MD) to constructively own 10% or more of the ownership interests in a tenant of PMC Commercial (MD)’s real property; or (vi) to the extent such ownership would otherwise cause PMC Commercial (MD) to fail to qualify as a REIT. The shares transferred in violation of the foregoing restrictions will automatically be transferred to a charitable trust for the benefit of a charitable beneficiary. If this transfer is not effective for any reason, then the transfer shall be null and void and the intended transferee shall acquire no rights in such shares.

The Maryland Charter, subject to certain exceptions, authorizes the board of directors to take such actions as are necessary and desirable to limit any person to beneficial or constructive ownership of no more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of PMC Commercial (MD) stock, excluding any outstanding shares of PMC Commercial (MD) stock not treated as outstanding for federal income tax purposes, and no more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of PMC

PMC Commercial (TX)	PMC Commercial (MD)

Commercial (MD) common stock, excluding any outstanding shares of PMC Commercial (MD) common stock not treated as outstanding for federal income tax purposes.

Following the Reincorporation, it is expected that the board of directors will continue to exempt Urban II from these limitations so that it may own up to 97.8% of the aggregate outstanding shares of PMC Commercial (MD).

Distributions
The Trust Managers may, from time to time, declare, and PMC Commercial (TX) may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by PMC Commercial (TX)’s Declaration of Trust and by law, such dividends PMC Commercial (TX), except no dividends shall be paid when PMC Commercial (TX) is insolvent or when the payment thereof would render PMC Commercial (TX) insolvent. Subject to the provisions of any class or series outstanding, shareholders have no right to any dividend or declaration unless and until declared by the Trust Managers.	Distributions may be authorized by the board of directors in respect of PMC Commercial (MD)’s outstanding shares of stock and may be paid in cash, property or shares, subject to the provisions of Maryland law and the Maryland Charter. Section 2-311 of the MGCL prohibits PMC Commercial (MD) from making any distribution if, after giving effect to the distribution: (i) it would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business; or (ii) its total assets would be less than the sum of PMC Commercial (MD)’s total liabilities plus, unless the Maryland Charter permits otherwise, the amount that would be needed, if PMC Commercial (MD) were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Appraisal Rights
PMC Commercial (TX)’s Declaration of Trust provides that shareholders have no appraisal rights.	The Maryland Charter states that stockholders shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the board of directors, upon the affirmative vote of a majority of the board of directors, determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Control Shares
The TBOC provides that a person who contemplates the acquisition of shares in a REIT may commit to act in a specified manner with respect to the shares after the acquisition, including the voting of the shares or the retention or disposition of the shares. To be binding, the commitment must be a contract between the shareholder and the REIT, in writing and be signed by the person acquiring the shares.	Sections 3-701 through 3-710 of the MGCL contain the Maryland Control Share Acquisition Act. See “Certain Material Provisions of Maryland Law and of the Maryland Charter and Bylaws—Control Share Acquisitions” above. The Maryland Bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any

PMC Commercial (TX)	PMC Commercial (MD)
person of PMC Commercial (MD) stock and, consequently, the Maryland Control Share Acquisition Act will not apply to PMC Commercial (MD), unless the board of directors later amends the bylaws so as to modify or eliminate this exempting provision.

Investment Restrictions
The PMC Commercial (TX) Declaration of Trust contains a provision that as to any real property of PMC Commercial (TX), major capital improvements must be made with 15 years of purchase or the property must be sold. Such major improvements must equal or exceed the purchase price of such real property, if the same is unimproved property at the time of purchase or property outside the corporate limits of a city, town or village.	The Maryland Charter does not set forth any investment restrictions.

REIT Qualification
PMC Commercial (TX) may not engage in any business that does not further the purpose of a REIT, as set forth in PMC Commercial (TX)’s Declaration of Trust. At least 75% of total assets must be invested in real property, interests in mortgages on real property, shares in other real estate investment trusts, cash and cash items and government securities.	The Maryland Charter contains a provision that if the board of directors determines that it is no longer in the best interests of PMC Commercial (MD) to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate PMC Commercial (MD)’s REIT election.

The foregoing discussion is an attempt to summarize the material differences in the Declaration of Trust and PMC Commercial (TX)’s Bylaws as compared to the Maryland Charter and Maryland Bylaws, as well as the corporation laws of Texas and Maryland, and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to copies of those documents as well as the TBOC and the MGCL.

Vote Required

The affirmative vote of two-thirds of the votes entitled to be voted at the Meeting is required to approve Proposal 3. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

The Board of Trust Managers recommends a vote “FOR” the approval of Reincorporation.

PROPOSAL 4, SUB-PROPOSALS 4A THROUGH 4M:

A PROPOSAL TO APPROVE PMC COMMERCIAL (MD)’S CHARTER AS A PART

OF THE REINCORPORATION

In connection with the Reincorporation, the Company’s shareholders are requested to consider and vote upon certain changes to the governing documents of the surviving entity in the Reincorporation, as compared to our existing Declaration of Trust and Bylaws, as described below and in Proposal 3 above. Pursuant to this Proposal 4, you will be asked to consider, and vote to approve, certain provisions which are included in the Maryland Charter.

To comply with applicable “unbundling” rules of the SEC relating to proxy statements, we are presenting Sub-Proposals 4A through 4M to our shareholders as separate proposals for approval. Approval of the Sub-Proposals is not a condition to consummation of the Reincorporation. Accordingly, a vote against any of the Sub-Proposals will not count as a vote against the Reincorporation. Should we obtain approval of less than all of the Sub-Proposals, we may elect not to proceed with the Reincorporation. However, we expect that Urban II (which owns approximately 97.8% of the shares entitled to vote on the Sub-Proposals) will vote in favor of each Sub-Proposal, and thus expect that each of the Sub-Proposals will be approved.

Upon effectiveness of our Reincorporation in Maryland, we will cease to be governed by the TBOC and will instead be governed by the MGCL. The MGCL is viewed as containing provisions conducive to the operation of a REIT, but also differs in some respects from the TBOC in ways that will affect our shareholders’ rights. Please see the comparison of the material provisions of the MGCL and the TBOC above under Proposal 3. Upon effectiveness of our Reincorporation in Maryland, shareholders of PMC Commercial (TX) will become stockholders of PMC Commercial (MD) and the Board of Trust Managers of PMC Commercial (TX) will become the board of directors of PMC Commercial (MD).

Background

A number of the Sub-Proposals set forth below (i) are intended to amend or remove provisions of our Declaration of Trust that we believe are unnecessary for the protection of the Company or our shareholders, or are not appropriate for inclusion in our Declaration of Trust (see, for instance, Sub-Proposals 4D and 4E), and (ii) are intended to provide our Board of Trust Managers certain flexibility to take actions that it believes to be in our best interest and the best interests of our shareholders (see, for instance, Sub-Proposals 4A and 4J). We believe that it is appropriate to vest in our Board of Trust Managers powers sufficient to provide it with the flexibility it needs to timely and effectively direct our policies, management and growth.

Our existing Bylaws provide that, except as otherwise provided in our Declaration of Trust, such Bylaws may be amended or repealed or new bylaws may be adopted by resolution of our trust managers. As a result, shareholders are not being asked to approve the Maryland Bylaws. However, the Maryland Bylaws retain many of the provisions in our existing Bylaws and include provisions from our Declaration of Trust that are being proposed to be removed from our Declaration of Trust in the following Sub-Proposals.

If the Reincorporation is approved by the shareholders and subsequently consummated, we anticipate that we will continue to review the terms and provisions of the Maryland Charter and the Maryland Bylaws on an ongoing basis to ensure that the board of directors of PMC Commercial (MD) maintains appropriate corporate governance flexibility while simultaneously ensuring that we maintain appropriate shareholder protections. These periodic reviews could result in our board of directors making the determination that the addition of certain provisions to, deletion of certain provisions from, or the amendment of certain provisions in, the Maryland Charter or the Maryland Bylaws would be in our best interest. Depending on the provisions that are being added, amended or deleted, shareholder approval may not be required. However, any decisions the board of directors makes with respect to an amendment of the Maryland Charter or the Maryland Bylaws are subject to express statutory duties under the MGCL, which require that each of our directors, in carrying out his or her responsibilities as a director, act (1) in good faith, (2) with a reasonable belief that his or her actions are in the Company’s best interests, and (3) with the care of an ordinarily prudent person in a like position under similar circumstances.

Attached hereto as Appendices A and B are the Maryland Charter and Maryland Bylaws, respectively. These forms assume that all of the amendments described in the Sub-Proposals below will be approved. The Company, in its capacity as the sole stockholder of PMC Commercial (MD) prior to the Reincorporation, will approve amendments to the Maryland Charter to give effect to any Sub-Proposal which is not approved. However, as noted above, we expect that Urban II will vote in favor of each Sub-Proposal, thus ensuring its approval.

SUB-PROPOSAL 4A-1: A PROPOSAL TO APPROVE CHANGES TO PROVISIONS

RELATING TO OUR PURPOSE.

Article Three of our Declaration of Trust provides:

“The Trust is formed pursuant to the Texas REIT Act and has the following as its purpose:

To purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property, and in general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Texas upon real estate investment trusts formed under the Texas Real Estate Investment Trust Act, and to do any or all of the things hereinafter set forth to the same extent as natural persons might or could do. The term “real property” and the term “interests in real property” for the purposes stated herein shall not include severed mineral, oil or gas royalty interests. The term “interests in real property” shall include interests in mortgages on real property.”

Article III of the Maryland Charter provides:

“The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.”

Section 5.9 of Article V of the Maryland Charter provides:

“If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall take such actions as it determines necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.”

Inclusion of the restrictions contained in Article III from the Declaration of Trust in our Maryland charter is unusual as compared to our publicly traded peers, and we believe such restrictions are unnecessary to preserve the status of the Company as a REIT and potentially limit the Company’s flexibility relative to its peers. We believe that it is in the best interest of the Company and its shareholders to provide the Company with additional operational flexibility and that it is appropriate to provide the board of directors with the flexibility to determine whether it is in the best interests of the Company and its shareholders to continue to be qualified as a REIT.

Vote Required

Approval of Sub-Proposal 4A-1 requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4A-1.

SUB-PROPOSAL 4A-2: A PROPOSAL TO APPROVE THE REMOVAL OF A

PROVISION REQUIRING MAJOR CAPITAL IMPROVEMENTS.

Article Four of our Declaration of Trust provides:

“As to any real property of any character, major capital improvements must be made within fifteen (15) years of purchase or the property must be sold. Such major capital improvements must equal or exceed the purchase price of such real property, if the same is unimproved property at the time of purchase or property outside the corporate limits of a city, town or village. Any citizen of the State of Texas may force compliance with this provision by filing suit in any district court of the State of Texas and shall receive from the Trust, if the Trust is forced to sell a real property interest under this provision, the sum of 5% of the sale price of such real property interest as compensation.”

Inclusion of these improvement or sale requirements in Article Four from the Declaration of Trust in our Maryland charter is unusual as compared to our publicly traded peers, and we believe the Company should not be limited in its operations in this manner. We believe that it is in the best interest of the Company and its shareholders for the board of directors to have the ability to change its capital investment and asset sale policies from time to time as deemed appropriate by the board of directors in light of changes in investment objectives, market conditions, results of operations, changes in applicable laws, rules and regulations (including laws, rules and regulations relating to our status as a REIT) and other factors.

Vote Required

Approval of Sub-Proposal 4A-2 requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4A-2.

SUB-PROPOSAL 4A-3: A PROPOSAL TO APPROVE THE REMOVAL OF A

PROVISION RELATING TO OUR REIT STATUS.

Article Twelve of our Declaration of Trust provides:

“The Trust shall not engage in any businesses that do not further the purpose of a real estate investment trust formed pursuant to the Texas REIT Act, as such purpose is set forth in Article Three hereof.”

The inclusion of this restriction from Article Twelve of the Declaration of Trust in our Maryland charter would not be appropriate given that the restriction is designed to ensure that the business of the Company is in compliance with the Texas REIT Act, to which we will no longer be subject if the reincorporation is completed. We believe that the Company should have the full operation flexibility provided by Maryland law and our proposed Maryland charter.

Vote Required

Approval of Sub-Proposal 4A-3 requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4A-3.

SUB-PROPOSAL 4A-4: A PROPOSAL TO APPROVE THE REMOVAL OF A

PROVISION RESTRICTING THE BOARD’S ABILITY TO CHANGE OUR

INVESTMENT POLICIES.

Article Sixteen of our Declaration of Trust provides:

“The Trust Managers or officers shall have the power to exercise complete discretion with respect to the investment of the trust estate subject to the limitation that seventy-five percent (75%) of the total trust assets shall be invested in real property (including fee ownership and coownership or land or improvements thereon and leaseholds of land or improvements thereon), interests in mortgages on real property, shares in other real estate investment trusts, cash and cash items (including receivables) and Government securities; provided that (i) the Trust Managers or officers shall not have the power to invest in severed mineral, oil or gas royalty interests, and (ii) the Trust Managers or officers may invest any percentage of the Trust estate in a subsidiary corporation or entity, so long as such percentage ownership is not contrary to or inconsistent with the sections of the Code (or any successor statute) which relate to or govern real estate investment trusts or the regulations adopted under such section.”

Inclusion of these asset restrictions in Article Sixteen from the Declaration of Trust in our Maryland charter is unusual as compared to our publicly traded peers, and we believe the Company should not be limited in its operations in this manner. We believe that it is in the best interest of the Company and its shareholders for the board of directors to have the ability to change its asset diversification and related policies from time to time as deemed appropriate by the board of directors in light of changes in investment objectives, market conditions, results of operations, changes in applicable laws, rules and regulations (including laws, rules and regulations relating to our status as a REIT) and other factors.

Vote Required

Approval of Sub-Proposal 4A-4 requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4A-4.

SUB-PROPOSAL 4B: A PROPOSAL TO APPROVE THE REMOVAL OF CERTAIN

BOARD OF DIRECTORS REQUIREMENTS.

Article Twenty-Four of our Declaration of Trust provides:

“The Independent Trust Managers shall determine at least annually that the total fees and expenses of the Trust are reasonable and in accordance with the provisions of the Trust’s Bylaws pertaining to such fees and expenses.”

Section 3.1 of our existing Bylaws provides:

“…Among other things, the Trust Managers shall be responsible for…(d) determining that the fees and expenses of the Trust are reasonable…”

Since, in the normal course of managing the Company, the board of directors will review the income and expenses of the Company, we do not believe it is necessary to have such requirement stated in the Maryland Charter.

Vote Required

Approval of Sub-Proposal 4B requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4B.

SUB-PROPOSAL 4C: A PROPOSAL TO APPROVE THE ADDITION OF A

PROVISION SETTING THE INITIAL NUMBER OF DIRECTORS AT SEVEN (7).

Section 3.2 of our existing Bylaws provides:

“The Board of Trust Managers shall be comprised of not less than three nor more than 15 members who shall be elected annually by the shareholders. Subject to any limitations specified by law or in the Declaration of Trust, the number of Trust Managers may be increased or decreased by resolution adopted by a majority of the Trust Managers.”

Section 5.1 of Article V of the Maryland Charter provides:

“The number of directors of the Corporation initially shall be seven, which number may be increased or decreased only by the Board of Directors pursuant to the bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”).”

Our Declaration of Trust does not contain a provision setting forth the number of our trust managers. Instead, such provision is contained in our existing Bylaws. We propose to set forth such provision in the Maryland Charter, as required by the MGCL. The board of directors will continue to have the authority to increase or decrease the number of directors.

Vote Required

Approval of Sub-Proposal 4C requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4C.

SUB-PROPOSAL 4D-1: A PROPOSAL TO APPROVE THE REMOVAL OF THE

PROVISION RELATING TO THE TERM OF DIRECTORS.

Article Six of our Declaration of Trust provides in pertinent part:

“The term of office of each initial Trust Manager shall be one year and will hold office for the term for which he is elected and until his successor is duly elected and qualifies.”

Section 5.1 of the Maryland Charter provides in pertinent part:

“The names of the directors who shall serve until the next annual meeting of stockholders and their successors are duly elected and qualify are…”

The MGCL provides that at each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualify. The removal of the provision relating to the term of trust managers from the Declaration of Trust will have no effect on the term of the board of directors since the term of each director will be from the annual meeting at which he is elected until the subsequent annual meeting.

Vote Required

Approval of Sub-Proposal 4D-1 requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4D-1.

SUB-PROPOSAL 4D-2: A PROPOSAL TO APPROVE THE REMOVAL OF THE PROVISION RELATING TO THE CLASSES OF DIRECTORS.

Article Six of our Declaration of Trust provides in pertinent part:

“At any subsequent election of Trust Managers, the Trust Managers may, at any time or from time to time, provide that the Trust Managers shall be divided into classes, so long as the term of office of a Trust Manager shall be not more than three years and the term of office of at least one class shall expire each year.”

Section 5.1 of the Maryland Charter provides in pertinent part:

“The names of the directors who shall serve until the next annual meeting of stockholders and their successors are duly elected and qualify are…”

Neither the Maryland Charter nor the Maryland Bylaws will contain a provision relating to classes of directors, but the board of directors may include such a provision in the future by electing into Title 3, Subtitle 8 of the MGCL or by amending the Maryland Charter or the Maryland Bylaws.

Vote Required

Approval of Sub-Proposal 4D-2 requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4D-2.

SUB-PROPOSAL 4E: A PROPOSAL TO APPROVE THE REMOVAL OF THE

PROVISION PROVIDING FOR RESIGNATION BY A DIRECTOR.

Article Fourteen(a) of our Declaration of Trust provides:

“Any Trust Manager may resign by written notice to the remaining Trust Managers, effective on the date specified in the notice.”

Section 14 of Article III of the Maryland Bylaws provides:

“Any Director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.”

We believe the terms of resignation of a director should be set forth in the Maryland Bylaws instead of the Maryland Charter. If this Sub-Proposal 4E is adopted, the provision providing for resignation by a director will be relocated to the Maryland Bylaws.

Vote Required

Approval of Sub-Proposal 4E requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4E.

SUB-PROPOSAL 4F: A PROPOSAL TO APPROVE THE ADDITION OF VACANCY

PROVISIONS FOR DIRECTORS.

Section 3.6 of our existing Bylaws provides in pertinent part:

“If at any time there shall be a vacancy in the office, successor Trust Managers may be elected by the vote of majority of the remaining Trust Managers. Any Trust Manager elected to fill a vacancy created by the resignation, removal, incapacity or death of a former Trust Manager shall hold office for the unexpired term of such former Trust Manager.”

Section 5.2 of Article V of the Maryland Charter provides in pertinent part:

“…the Board of Directors may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director so elected by the Board of Directors to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and such director’s successor is duly elected and qualifies.”

We believe the manner of filling vacancies on the board of directors should be set forth in the Maryland Charter instead of the Maryland Bylaws. If this Sub-Proposal 4F is adopted, the provision providing for filling vacancies on the board of directors will be relocated to the Maryland Charter. PMC Commercial (MD) also expects to make an election to be subject to Section 3-804(c) of Subtitle 8 of Title 3 of the MGCL, which provides that any vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors (even if the remaining directors constitute less than a quorum).

Vote Required

Approval of Sub-Proposal 4F requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4F.

SUB-PROPOSAL 4G-1: A PROPOSAL TO APPROVE AN ADDITIONAL

INDEMNIFICATION PROVISION.

Our Declaration of Trust provides that, subject to applicable law, we must indemnify every person who is or was a trust manager, officer, agent or any director, officer or employee of an agent of us and any person who is or was serving at the request of us as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held one of the foregoing positions. The Maryland Charter will impose a similar obligation to indemnify such persons.

Section 5.7 of Article V of the Maryland Charter includes the following additional indemnification provision, which is being proposed to shareholders for approval:

“The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors.”

We desire to provide the board of directors with the ability to cause the Company to indemnify other persons to the maximum extent permitted by Maryland law. We believe that such indemnification provision is standard practice for public companies incorporated in Maryland and will facilitate PMC Commercial (MD)’s arrangements with third parties as appropriate.

Vote Required

Approval of Sub-Proposal 4G-1 requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4G-1.

SUB-PROPOSAL 4G-2: A PROPOSAL TO APPROVE AN EXONERATION

PROVISION.

Article IX of the Maryland Charter includes the following provision with respect to the elimination of liability for our directors and officers, which is being proposed to shareholders for approval:

“To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.”

To the maximum extent permitted by Maryland law, we desire that our current and former directors and officers not be liable to the Company or its shareholders for money damages. We believe that such exoneration provisions are standard practice for public companies and will facilitate PMC Commercial (MD)’s efforts to attract and retain qualified directors and officers.

Vote Required

Approval of Sub-Proposal 4G-2 requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4G-2.

SUB-PROPOSAL 4H: A PROPOSAL TO APPROVE THE DELETION OF THE

PROVISION RELATING TO THE TERM OF THE COMPANY.

Article Seven of our Declaration of Trust provides:

“The period of the Trust’s duration is perpetual. The Trust may be sooner terminated by the affirmative vote of the holders of at least a two-thirds majority of the voting power of the outstanding Shares.”

The Maryland Charter does not contain a provision relating to the term of the Company. Under the MGCL, a Maryland corporation will continue in perpetuity until dissolved. Although the Maryland Charter does not contain a provision permitting stockholders to terminate the Company, the MGCL provides for voluntary dissolution of a Maryland corporation by the board of directors, subject to the approval of the holders of a majority of all of the votes entitled to be cast on the matter.

Vote Required

Approval of Sub-Proposal 4H requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4H.

SUB-PROPOSAL 4I: A PROPOSAL TO APPROVE THE REMOVAL OF THE

PROVISION RELATING TO THE COMPANY’S ABILITY TO REPURCHASE ITS SHARES.

Article Twenty-Three of our Declaration of Trust provides:

“Upon resolution adopted by the Trust Managers, the Trust shall be entitled to purchase, directly or indirectly, its own Shares, provided that following such repurchase the Trust would continue to be able to pay its debts as they become due in the ordinary course of its business.”

The Maryland Charter does not contain a provision relating to the repurchase of the Company’s shares. We do not believe inclusion of such a provision in the Maryland Charter is necessary since the MGCL permits a Maryland corporation to acquire its own shares if authorized by its board of directors, subject to the provisions of Section 2-311 of the MGCL. Section 2-311(a) of the MGCL provides that a corporation may not make any distribution (which includes a repurchase of shares of stock of the corporation) if, after giving effect to the distribution: (1) the corporation would not be able to pay its indebtedness as it becomes due in the usual course of business; or (2) the corporation’s total assets would be less than the sum of the corporation’s total liabilities, plus, unless the charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Vote Required

Approval of Sub-Proposal 4I requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4I.

SUB-PROPOSAL 4J: A PROPOSAL TO APPROVE THE ADDITION OF THE ABILITY OF THE

BOARD OF DIRECTORS TO INCREASE OR DECREASE THE NUMBER OF AUTHORIZED

SHARES AND THE NUMBER OF SHARES OF ANY CLASS OR SERIES OF THE COMPANY.

Section 6.1 of Article VI of the Maryland Charter provides:

“The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or series that the Corporation has authority to issue.”

Our Declaration of Trust sets the authorized number of the Company’s shares and does not give the Board of Trust Managers the ability to change that number. Accordingly, a change in the number of authorized shares of the Company currently requires an amendment to our Declaration of Trust, which requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting. We believe the board of directors should have the flexibility to adjust the number of our authorized shares as it determines to be in the best interests of the Company and its stockholders from time to time.

Vote Required

Approval of Sub-Proposal 4J requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4J.

SUB-PROPOSAL 4K: A PROPOSAL TO APPROVE THE ADDITION OF A PROVISION

PERMITTING SHAREHOLDERS TO VOTE BY LESS THAN UNANIMOUS WRITTEN CONSENT.

Section 2.13 of our existing Bylaws provides:

“Any action required by any provision of law or of the Declaration of Trust or these Bylaws to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.”

Section 6.6 of Article VI of the Maryland Charter provides:

“Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.”

Section 15 of Article II of the Maryland Bylaws provides in pertinent part:

“Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL.”

We believe that our shareholders should be able to approve matters by consent, given in writing or by electronic transmission, with the same voting threshold as if a vote were taken at a meeting of the stockholders. If this Sub-Proposal 4K is adopted, the provision providing for stockholder action by written consent will be relocated to the Maryland Charter and provide for less than unanimous consent.

Vote Required

Approval of Sub-Proposal 4K requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4K.

SUB-PROPOSAL 4L: A PROPOSAL TO APPROVE THE DELETION OF PROVISIONS IN OUR

DECLARATION OF TRUST RELATING TO LIABILITY OF SHAREHOLDERS.

Article Eighteen of our Declaration of Trust provides:

“(a) A holder of Shares shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trust Managers. All written contracts to which the Trust is a party shall include a provision that the Shareholders shall not be personally liable thereon. A holder of Shares shall be under no obligation to the Trust or to its creditors with respect to such Shares other than the obligations to pay to the Trust the full amount of the consideration for which Shares were issued or to be issued. Upon the payment of such consideration, such Shares shall be non-assessable by the Trust.

(b) To the extent provided in the Bylaws, the Trust shall have the power to indemnify each Shareholder (i) from all claims and liabilities to which the Shareholder may become subject by reason of his being or having been a Shareholder and (ii) from all costs and expenses incurred by such Shareholder as a result of such Shareholder being made or threatened to be made a defendant or respondent in a proceeding by reason of his being or having been a Shareholder.”

Section 9.2 of our existing Bylaws provide:

“A shareholder shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trust Managers and shall be under no obligation to the Trust or to its creditors with respect to such shares other than the obligation to pay to the Trust the full amount of the consideration for which such shares were issued or to be issued. In the event any shareholder is held personally liable in such capacity, the shareholder will be entitled to indemnification from the Trust.”

Neither the Maryland Charter nor the Maryland Bylaws will contain the foregoing provisions. However, the MGCL provides that a stockholder is not personally liable for the obligations of the corporation other than the obligation to pay the corporation the full amount of the consideration for which the shares were issued. In addition, if the additional indemnification provisions set forth in in Sub-Proposal 4G are approved, the Company may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law. Accordingly, we do not believe that inclusion of the liability and indemnification provisions in our Declaration of Trust and existing Bylaws as set forth in this Sub-Proposal 4L are necessary in the Maryland Charter.

Vote Required

Approval of Sub-Proposal 4L requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4L.

SUB-PROPOSAL 4M: A PROPOSAL TO APPROVE CHANGES TO OUR CHARTER

AMENDMENT PROVISIONS.

Article Twenty-Five of our Declaration of Trust provides:

“This Declaration of Trust may be amended from time to time by the affirmative vote of the holders of at least two-thirds of the outstanding Shares.”

Article VIII of the Maryland Charter provides:

“Except for amendments to Section 5.3 [Removal of Directors], Section 5.7 [Indemnification], Article VII [Restriction on Transfer and Ownership of Shares] or the next sentence of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the stockholders by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter. However, any amendment to Section 5.3 [Removal of Directors], Section 5.7 [Indemnification], Article VII [Restriction on Transfer and Ownership of Shares]or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.”

We believe that the approval of a majority of the outstanding shares is sufficient to amend any provision of the Maryland Charter, other than those items specifically requiring a two-thirds vote.

Vote Required

Approval of Sub-Proposal 4M requires the affirmative vote of two-thirds of the votes entitled to be voted at the Meeting.

The Board recommends a vote “FOR” the approval of Proposal 4M.

PROPOSAL 5

APPROVAL OF THE FIRST AMENDMENT TO THE PMC COMMERCIAL TRUST

2005 EQUITY INCENTIVE PLAN

The Board of Trust Managers and our shareholders previously adopted and approved the Plan, which expires upon the earlier of June 11, 2015 or the date on which all of the 500,000 Common Shares reserved for issuance under the Plan have been issued.

The Board of Trust Managers has adopted the Plan Amendment, subject to approval by our shareholders, which:

•	Increases the number of Common Shares to be reserved and authorized for issuance under the Plan by 1,000,000 Common Shares to 1,500,000 Common Shares;

•	Increases the limitation on the number of restricted shares that may be granted to all independent Trust Managers in the aggregate to no more than 500,000 restricted shares during any fiscal year; and

•	Increases the limitation on the number of restricted shares that may be granted to each executive officer to no more than 20,000 restricted shares during any fiscal year.

The Board of Trust Managers believes that share-based awards can play an important role in the success of the Company by encouraging and enabling the officers, employees and independent Trust Managers of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Trust Managers anticipates that providing such persons with a direct stake in the Company’s welfare will assure a closer alignment of the interests of participants in the Plan with those of the Company’s shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

Given the limitation on the number of share awards that can be issued in a fiscal year pursuant to the Plan, we currently do not have the ability to make grants of share-based awards in a sufficient amount to our independent Trust Managers and executive officers. The Board of Trust Managers believes that the Plan Amendment will help the Company to achieve its goals of attracting and retaining qualified officers and Trust Managers by keeping the Company’s incentive compensation program competitive. Accordingly, the Board of Trust Managers believes that the Plan Amendment is in the best interests of the Company and its shareholders and recommends that the shareholders approve the Plan Amendment.

The Plan Amendment will become effective when approved by our shareholders at the Meeting. On March 11, 2014, the Board of Trust Managers granted share awards of 10,000 restricted shares to each of the independent Trust Managers, which awards are contingent on the receipt of shareholder approval of the Plan Amendment.

Summary of the Plan

The following is a summary of the material terms of the Plan and the Plan Amendment. It is qualified in its entirety by the specific language of the Plan, a copy of which is available to any shareholder upon request, and the Plan Amendment, which is attached to this proxy statement as Appendix D. All capitalized terms used under this Proposal 5 but not defined shall have the respective meanings set forth in the Plan.

Plan Administration. Since the Company does not have a compensation committee, the Plan will be administered by the full Board of Trust Managers (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Administrator may permit Common Shares, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividend or deemed dividends to be credited to the amount of deferrals. In addition, the Administrator may not reprice outstanding options without prior shareholder approval, other than to appropriately reflect changes in the capital structure of the Company.

Shares Subject to the Plan. The share reserve under the Plan is currently 500,000 Common Shares. The Plan Amendment would increase the number of Common Shares to be reserved and authorized for issuance under the Plan by 1,000,000 Common Shares to 1,500,000 Common Shares.

Eligibility and Limitations on Grants. All full-time officers and employees and independent Trust Managers of the Company are eligible to participate in the Plan, subject to the discretion of the Administrator. As of the date of this proxy statement, the number of officers potentially eligible to participate in the Plan is 8 persons, the number of employees potentially eligible to participate in the Plan is 24 persons and the number of independent Trust Managers potentially eligible to participate in the Plan is 3 persons.

The maximum award of Share Options granted to any one individual will not exceed 20,000 shares (subject to adjustment for share splits and similar events) for any calendar year period. Currently, no more than 10,000 Restricted Shares may be granted to all executive officers in the aggregate and no more than 5,000 Restricted Shares may be granted to all independent Trust Managers in the aggregate during any fiscal year. The Plan Amendment would increase the Restricted Shares that may be granted to each executive officer to 20,000 Restricted Shares and to independent Trust Managers to 500,000 Restricted Shares in the aggregate during any fiscal year.

No grants of Non-Qualified Share Options and other Awards may be made after the tenth anniversary of the June 11, 2005 effective date of the Plan and no grants of Incentive Share Options may be made after the tenth anniversary of the March 5, 2005 approval of the Plan by the Board.

Share Options. Options granted under the Plan may be either Incentive Share Options (“Incentive Options”) (within the meaning of Section 422 of the Code) or Non-Qualified Share Options (“Non-Qualified Options”). Incentive Options may be granted only to employees of the Company. Options granted under the Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) otherwise so provide. Non-Qualified Options may be granted to any eligible participant.

Other Option Terms. The Administrator has authority to determine the terms of options granted under the Plan. Generally, options are granted with an exercise price that is not less than the fair market value of the Common Shares on the date of the option grant. The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Company (either actually or by attestation) of Common Shares that are not then subject to restrictions under any Company share plan, and that have been held by the optionee for at least one year or was purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of Common Shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of significant shareholders.

Restricted Share Awards. The Administrator may grant Common Shares (at a purchase price, if any, determined by the Administrator) to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period shall be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted shares. Recipients of restricted shares have the right to receive dividends with respect to those shares and to vote the shares.

Tax Withholding. Participants under the Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold Common Shares to be issued pursuant to an option exercise or other award, or by transferring to the Company Common Shares having a value equal to the amount of such taxes.

Change of Control Provisions. The Plan provides that in the event of a “change of control,” as defined in the Plan, except as otherwise provided in any award agreement, all outstanding Share Options will automatically become fully exercisable, and all conditions and restrictions on all outstanding Restricted Share Awards will be removed.

Adjustments for Share Dividends; Mergers, etc. The Plan authorizes the Administrator to make appropriate adjustments to the number of Common Shares that are subject to the Plan and to any outstanding Share Options to reflect share dividends, share splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, all Share Options will automatically become fully exercisable and the Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding Share Options or other awards.

Amendments and Termination. The Board of Trust Managers may at any time amend or discontinue the Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. Any amendments that materially change the terms of the Plan, including any amendments that increase the number of Common Shares reserved for issuance under the Plan, expand the type of awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or materially change the method of determining fair market value, will be subject to approval by our shareholders. To the extent required by the Code to ensure that options granted under the Plan qualify as Incentive Options, Plan amendments shall be subject to approval by our shareholders.

Specific Grants

Awards under the Plan are discretionary. Accordingly, it is not possible to determine the number of awards that may be granted under the Plan to specific individuals in the future. The following table sets forth the number of restricted shares granted to the individuals and groups listed below that are subject to shareholders approval of the Plan Amendment.

2005 Equity Incentive Plan
Name and Position	Dollar Value ($)		Number of Options Granted	Number of Restricted Shares Granted
Jan Salit	—		—	—
President and Secretary

David Thompson	—		—	—
Chief Financial Officer

Executive Group	—		—	—

Non-Executive Director Group	$126,300	(1)	—	30,000	(2)

Non-Executive Officer Employee Group	—		—	—

(1)	Based on a closing price of $9.71 per Common Share on March 11, 2014 less the special dividend of $5.50 payable to holders of record of Common Shares on March 10, 2014.
(2)	On March 11, 2014, the Board of Trust Managers granted share awards of 10,000 restricted shares to each of the independent Trust Managers, which awards are contingent on the receipt of shareholder approval of the Plan Amendment.

Equity Compensation Plan Information

The following table provides information at December 31, 2013 with respect to our Common Shares, either options or restricted shares, that may be issued under existing equity compensation plans, all of which have been approved by our shareholders. The table does not include any Common Shares for which shareholder approval is being sought at the Meeting.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted— average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	98,500	$8.29	224,584
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	98,500	$8.29	224,584

Tax Aspects under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If Common Shares issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares)

will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

If Common Shares acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Common Shares at exercise (or, if less, the amount realized on a sale of such Common Shares) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering Common Shares.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. With respect to Non-Qualified Options under the Plan, no income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the Common Shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Common Shares have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering Common Shares. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the Plan may be limited to the extent that a Covered Employee (as defined in Section 162(m) of the Code) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Vote Required

The affirmative vote of a majority of the votes cast at the Meeting is required to approve Proposal 5. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

The Board of Trust Managers recommends a vote “FOR” the approval of the Plan Amendment.

PROPOSAL 6

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As we do each year, and as required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of our named executive officers. The shareholder vote is an advisory vote only and is not binding on the Company or the Board of Trust Managers. Although the vote is non-binding, the Board of Trust Managers values the opinion of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in our Annual Report on Form 10-K for the year ended December 31, 2013 in detail in the “Executive Compensation—Compensation Discussion and Analysis” section, our executive compensation system is generally designed to promote the Company’s financial and operational success by (i) attracting, retaining, motivating and rewarding highly qualified and talented executives, including our named executive officers, who will enable us to perform better than our competitors and drive long-term shareholder value; and (ii) reinforcing desired financial business results to our executives, including our named executive officers, and motivating them to make decisions that produce such results. We believe that our executive compensation system appropriately links pay to both the Company’s and the executive’s performance and is well aligned with the long-term interests of our shareholders. The Board of Directors does not allocate a fixed percentage to any specific component of compensation, but works with management to design an overall compensation structure that best serves its goals and appropriately motivates our executive officers to provide outstanding service to the Company. We believe that our executive compensation objectives have resulted in executive compensation decisions that have appropriately incentivized (without undue risk) the achievement of financial goals that, despite recent challenging economic conditions, have benefited our Company and our shareholders and are expected to drive long-term shareholder value over time.

We are asking shareholders to vote on the following advisory resolution:

Resolved, that the shareholders approve the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in our Annual Report on Form 10-K for the year ended December 31, 2013.

The affirmative vote of a majority of the votes cast at the meeting is required to approve the proposal. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

The Board of Trust Managers recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013, which is attached hereto as Appendix F.

CORPORATE GOVERNANCE

Company Leadership Structure; Board Role in Risk Oversight

Leadership Structure. The Board of Trust Managers does not have a formal policy regarding the leadership structure of the Company and whether the roles of chairman and chief executive officer should be separated, but instead believes that these matters should be determined based on a number of different factors and circumstances, including the company’s position, history, size, culture, shareholder base, board size and board composition and that, as a result, the appropriate structure may change from time to time as circumstances warrant. From October 26, 2012 until March 11, 2014, Jan F. Salit served as our Chief Executive Officer and as our Chairman of the Board. On March 11, 2014, we separated the roles of Chairman of the Board and principal executive officer. Our principal executive officer is Mr. Salit and our Chairman of the Board is Richard Ressler.

Risk Oversight. Companies are exposed to a variety of risks. The entire Board of Trust Managers regularly assesses major risks facing the Company and reviews options for their mitigation. The Board of Trust Managers may also refer a specific risk to a committee of the Board of Trust Managers for particular oversight if the risk falls within the committee’s specific area of responsibility or oversight. In particular, the Audit Committee of the Board of Trust Managers oversees the Company’s policies with respect to risk assessment and risk oversight and oversees risk with respect to financial reporting matters. The Board also relies on management to bring significant matters to its attention.

The Board of Trust Managers believes that the Company’s current leadership structure, including the independent Audit Committee oversight function and the open access of the Board of Trust Managers to the Company’s executive officers and senior management as the Board determines is appropriate, supports the oversight role of the Board of Trust Managers in the Company’s risk management.

Statement on Corporate Governance

The Company is dedicated to establishing and maintaining high standards of corporate governance.

Contacting the Board. The Board of Trust Managers welcomes your questions and comments. If you would like to communicate directly with the Board of Trust Managers, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the Secretary of the Company or you may call the Ethics Hotline at 1-800-292-4496. All communications will be forwarded to the Audit Committee.

Code of Ethics. The Board of Trust Managers has adopted a Code of Business Conduct and Ethics that applies to all Trust Managers, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer (the “Code of Ethics”).

If the Board of Trust Managers amends any provisions of the Code of Ethics that applies to the Company’s principal executive officer or senior financial officers or grants a waiver in favor of any such persons, the Company intends to satisfy its disclosure requirements by disclosing the amendment or waiver on a Form 8-K filed with the SEC within four business days following such amendment or waiver.

The Company’s Code of Ethics may be viewed on the Company’s website at http://investors.pmctrust.com/management.cfm under the “Corporate Governance” section.

Independence of Trust Managers

Upon consummation of the Merger, Urban II became the owner of approximately 97.8% of our outstanding shares. As a result, PMC Commercial is a “controlled company” exempt from certain rules of The NASDAQ Stock Market LLC requiring a board of directors with a majority of independent directors.

Prior to March 11, 2014, a majority of our Trust Managers were required to be independent within the meaning of the NYSE MKT corporate governance standards. On March 11, 2014, in connection with the Merger and as of the effective time of the Merger, each of Jan F. Salit, Nathan G. Cohen, Martha Rosemore Morrow and Barry A. Imber resigned from the Board of Trust Managers and all committees thereof. The Board of Trust Managers consisting of the preceding Trust Managers previously determined that all such Trust Managers (including Irving Munn, who resigned on June 17, 2013) were independent of the Company and its management with the exception of the management member of the Board of Trust Managers, Jan F. Salit, and Martha Rosemore Morrow, sister of Lance B. Rosemore, the Company’s former Chief Executive Officer.

The Board of Trust Managers established in connection with the closing of the Merger undertook a review of the independence of the current members of the Board of Trust Managers. In making independence determinations, the Board of Trust Managers observes all criteria for independence established by the SEC and The NASDAQ Stock Market LLC. During this review, the Board of Trust Managers considered transactions and relationships between each Trust Manager or any member of his or her immediate family and the Company, including (if applicable) those reported under “Related Person Transactions.” The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Trust Manager is independent. As a result of this review, the Board of Trust Managers affirmatively determined that Douglas Bech, Robert Cresci and Frank Golay meet the aforementioned criteria for “independence”.

Meetings of the Board of Trust Managers

During the fiscal year ended December 31, 2013, the Board of Trust Managers held four regular quarterly meetings and nine other meetings. In addition, the independent members of the Board met from time to time on a non-compensated basis. The Company’s policy is to encourage members of the Board of Trust Managers to attend the annual meeting of shareholders. None of the current Trust Managers were Trust Managers during the fiscal year ended December 31, 2013.

Committees of the Board of Trust Managers

The Board of Trust Managers has an audit committee. The Board of Trust Managers is not required to have (and does not have) a compensation committee or a nominating and corporate governance committee, based on its status as a “controlled company”, but may decide to have such committees (or other committees) in the future.

Audit Committee. The Company has a standing Audit Committee that oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The Audit Committee consists of Douglas Bech (chairman), Robert Cresci and Frank Golay. The Audit Committee is comprised entirely of Trust Managers who meet the independence and financial literacy requirements of The NASDAQ Stock Market LLC, as well as the standards established under the Sarbanes-Oxley Act of 2002. See “Corporate Governance—Independence of Trust Managers.” In addition, the Board of Trust Managers has determined that Mr. Cresci qualifies as an “audit committee financial expert” as defined in SEC rules.

The Audit Committee’s responsibilities include providing assistance to the Board of Trust Managers in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence, and the performance of the Company’s internal audit function, if any. In accordance with its Audit Committee Charter, the Audit Committee is directly responsible for the appointment and oversight of the independent registered public accounting firm, who reports directly to the Committee, approval of the engagement fee of the independent registered public accounting firm and pre-approval of the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan and evaluates matters relating to the audit and internal controls of the Company. The Audit Committee holds separate executive sessions, outside the presence of executive management, with the Company’s independent registered public accounting firm.

From the beginning of the Company’s last fiscal year through March 11, 2014, the Audit Committee consisted of Nathan G. Cohen (chairman) and Barry A. Imber, and Irving Munn through June 17, 2013, who met the independence and financial literacy requirements of the exchange upon which the Common Shares were traded at such time, the NYSE MKT, as well as the standards established under the Sarbanes-Oxley Act of 2002. The Audit Committee held four meetings during the fiscal year ended December 31, 2013.

The charter for the Audit Committee may be viewed on the Company’s website at http://investors.pmctrust.com/management.cfm under the “Corporate Governance” section.

Trust Manager Nomination Procedures

The Company does not have a nominating and corporate governance committee. The Board of Trust Managers believes that it is appropriate for PMC Commercial not to have such a committee because of PMC Commercial’s status as a “controlled company”. The entire Board of Trust Managers participates in the consideration of nominees for Trust Manager.

The Board of Trust Managers will consider nominees for trust manager suggested by shareholders in written submissions to the Company’s Secretary in compliance with the nomination procedures set forth below.

Trust Manager Qualifications. The Board of Trust Managers has policies establishing certain desired attributes of the Board of Trust Managers as a whole. Each member of the Board of Trust Managers must possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders, as well as an inquisitive mind, an objective perspective, practical wisdom and mature judgment. In addition, Trust Managers must be willing to devote sufficient time and effort to be responsible, productive and effective members of the Board of Trust Managers. The Board of Trust Managers does not have a formal policy with regard to the consideration of diversity in identifying Trust Manager nominees. However, the Board of Trust Managers values diversity and believes the Board should reflect an appropriate diversity of viewpoints, background, experience and other demographics.

Identifying and Evaluating Nominees. The Board of Trust Managers may consider those factors it deems appropriate in evaluating trust manager candidates as outlined above. The skills and personality of each Trust Manager should fit with those of the other Trust Managers in building a Board that is effective, collegial and responsive to the needs of the Company. The Board of Trust Managers considers candidates for the Board of Trust Managers from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Board of Trust Managers does not evaluate candidates differently based on who has made the recommendation. The Board of Trust Managers may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Shareholder Nominees. The Board of Trust Managers will consider properly submitted shareholder nominees for election to the Board of Trust Managers and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Any shareholder nominations proposed for consideration by the Board of Trust Managers should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “—Trust Manager Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be sent in accordance with the provisions of our bylaws and addressed to: PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252, Attn: Secretary.

Additional information regarding submitting shareholder proposals is set forth in our existing bylaws, and following the Reincorporation, the process for submitting shareholder proposals will be set forth in the Maryland Bylaws attached hereto as Appendix B. Shareholders may request a copy of the bylaw provisions relating to stockholder proposals from the Company’s Secretary at PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252, Attn: Secretary.

Trust Manager Nominees

Set forth below are the names of the persons nominated as Trust Managers, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Each of the nominees set forth below were selected to be a Trust Manager pursuant to the Merger Agreement between the Company, CIM REIT and their respective merger subsidiaries, effective as of the consummation of the merger contemplated thereby.

Name	Age	Position
Douglas Bech	68	Trust Manager (independent)
Robert Cresci	70	Trust Manager (independent)
Kelly Eppich	57	Trust Manager
Frank Golay	66	Trust Manager (independent)
Shaul Kuba	51	Trust Manager
Richard Ressler	55	Trust Manager and Chairman of the Board
Avraham Shemesh	52	Trust Manager

Douglas Bech has served as a Trust Manager of the Company since March 2014 and as founder and Chief Executive Officer of Raintree Resorts International and its predecessors since August 1997. Raintree owns and operates upscale vacation ownership resorts in Mexico, the United States and Canada. Prior to founding Raintree, Mr. Bech practiced securities and corporate finance law from 1970 until 1997. Mr. Bech also has served as a director of j2 Global since November 2000. From August 1988 through November 2000, he served as a director of eFax.com, a company j2 Global acquired in November 2000. Mr. Bech also serves as lead director of HollyFrontier Corporation, which was the result of a merger of Frontier Oil Corporation and Holly Corporation in July 2011 and had previously served as a director of Frontier Oil Corporation since 1993. Mr. Bech’s previous work as a securities and corporate finance lawyer, as a director of two other public companies, and his current experience as a chief executive officer of a private enterprise engaged in marketing, management and consumer finance in three different countries, will provide expertise on corporate governance, legal matters and finance, as well as a general business management perspective to the Board of Trust Managers.

Robert J. Cresci has served as a Trust Manager of the Company since March 2014 and has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. He currently serves on the boards of j2 Global, Luminex Corporation and OFS Capital Corporation. Mr. Cresci previously served on the board of Continucare Corporation until 2011 and the board of Sepracor, Inc. until 2009. Mr. Cresci’s extensive knowledge of investment management and accounting from his experience with Pecks Management Partners and his experience serving on other public company boards of directors will provide expertise regarding investment strategies, accounting issues and public company matters.

Kelly Eppich has served as a Trust Manager of the Company since March 2014 and is a Principal, Investments of CIM Group. He joined CIM Group in 2002. Prior to joining CIM Group, Mr. Eppich served as the Chief Financial Officer of the Decurion Corporation/Pacific Theatres. In that capacity, he was responsible for all areas of finance, accounting, treasury, risk management and information systems development of the firm. From 1989 to 2000, he was Vice President Finance / Controller and then Vice President of Business Development, Finance and Administration for the International Recreation Enterprises Division of Warner Bros., which was responsible for the acquisition, development and operations of theme parks and multiplex theater real estate projects outside of the United States. Prior to joining Warner Bros., Mr. Eppich served as an Assistant Vice President and Assistant Corporate Controller for Maxicare Health Plans Inc. (1986 – 1989) and worked for Ernst & Young (1979 – 1986). Mr. Eppich has in-depth knowledge of CIM Urban’s business and operations and has significant experience in the preparation and analysis of financial statements, strategic planning and financial management.

Frank Golay has served as a Trust Manager of the Company since March 2014 and has been associated with Sullivan & Cromwell LLP since September 1977. From 1977 to 1985 he was an associate located in the firm’s New York and London offices. From 1985 to 1988 he was a partner in the firm’s New York office, and from

1988 to 2008 he served as a partner in the firm’s Los Angeles office. Mr. Golay retired at the end of 2008 and has since been of counsel to the firm. Mr. Golay’s practice has included numerous securities offerings, including REIT offerings, merger and acquisition transactions and general corporate advice. He has represented both issuers and underwriters, companies and their financial advisors. Prior to his retirement, Mr. Golay’s clients included Orchard Capital, j2 Global and CIM Group. Mr. Golay is a member of the New York and California bars, and is a past chair of the Business and Corporations Law Section of the Los Angeles County Bar Association. Mr. Golay’s extensive legal experience in the securities, mergers and acquisitions, and general corporate fields will provide the Board of Trust Managers with a strong resource on a variety of important strategic matters.

Shaul Kuba has served as a Trust Manager of the Company since March 2014. Mr. Kuba, Co-Founder and a Principal of CIM Group, has been an active real estate investor for over 23 years. Since co-founding the firm in 1994, Mr. Kuba has been an integral part of building CIM Group’s investment platforms. As a Principal and head of the firm’s development group, he is actively involved in the development, redevelopment and repositioning of CIM Group’s real estate investments including notable projects such as 432 Park Avenue. Additionally, Mr. Kuba is instrumental in sourcing new investment transactions and establishing and maintaining relationships with national and regional retailers, hospitality brands and restaurateurs. He serves on the firm’s Investment and Asset Management Committees and provides guidance on the diverse investment ideas across CIM Group’s platforms. Prior to CIM Group, Mr. Kuba was involved in a number of successful entrepreneurial real estate activities including co-founding Dekel Development, which developed a variety of commercial and multifamily properties in Los Angeles. Mr. Kuba has in-depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate development process and sourcing new investment transactions as a result of his experience with CIM Group, including as Co-Founder thereof.

Richard Ressler has served as a Trust Manager of the Company since March 2014. Mr. Ressler is the founder and President of Orchard Capital Corporation (“Orchard Capital”), a firm that provides consulting and advisory services to companies (including CIM Group) in which Orchard Capital or its affiliates invest. He has been President of Orchard Capital since 1994. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group and Orchard First Source Asset Management (together with its affiliates, “OFSAM”), an investment adviser focusing on middle market debt investments. Both OFSAM and its wholly-owned subsidiary, OFS Capital Management, LLC, are registered with the SEC as registered investment advisers. Mr. Ressler serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including j2 Global, Inc. (NASDAQ: “JCOM”) for which he has been Chairman of the Board of Directors and a director of j2 Global since 1997, and also served as j2 Global’s Chief Executive Officer from 1997 to 2000 (in each of these capacities pursuant to a consulting agreement between j2 Global and Orchard Capital). Mr. Ressler has in-depth knowledge of CIM Urban’s business and operations and has extensive experience with, and knowledge of, business management and finance as a result of his experience with CIM Group, including as Co-Founder thereof.

Avraham Shemesh has served as a Trust Manager of the Company since March 2014. Mr. Shemesh, Co-Founder and a Principal of CIM Group, has been an active real estate investor for over 23 years. Since co-founding CIM Group in 1994, Mr. Shemesh has been instrumental in building the firm’s real estate and infrastructure platforms. As a Principal and head of the firm’s Investments Group, he is actively involved in the investment process and provides guidance on the diverse investment ideas across CIM Group’s platforms. He serves on the firm’s Investment and Asset Management Committees. Additionally, Mr. Shemesh is responsible for the day-to-day operations of CIM Group, including strategic initiatives, property management and leasing and investor relations. Prior to CIM Group, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a variety of commercial and multifamily properties in Los Angeles. Mr. Shemesh has in-depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate investment process and strategic planning as a result of his experience with CIM Group, including as Co-Founder thereof.

Executive Officers

Set forth below are the names of the persons who are our executive officers as of the date of this proxy, their ages and their positions with the Company. Each of the officers set forth below were appointed as officers pursuant to the Merger Agreement between the Company, CIM REIT and their respective merger subsidiaries, effective as of the consummation of the merger contemplated thereby.

Name	Age	Position
Jan F. Salit	63	President and Secretary
David Thompson	50	Chief Financial Officer

Jan F. Salit has been President and Secretary of the Company since March 2014. Mr. Salit was Chief Executive Officer, Chairman of the Board and Secretary of PMC Commercial from October 2012 to March 2014, Treasurer of PMC Commercial from October 2008 to March 2014, Chief Operating Officer of PMC Commercial from October 2008 to October 2012, Executive Vice President of PMC Commercial from June 1993 to October 2012, and Chief Investment Officer and Assistant Secretary from January 1994 to October 2012. He was also Executive Vice President of PMC Capital from May 1993 to February 2004 and Chief Investment Officer and Assistant Secretary of PMC Capital from March 1994 to February 2004. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company Armco Financial Corporation, a commercial finance company, holding various positions, including Executive Vice President and Chief Financial Officer. Mr. Salit received his BA from Michigan State University and his MBA from New York University.

David Thompson has been Chief Financial Officer of the Company since March 2014. Mr. Thompson is also a Principal, Chief Financial Officer of CIM Group. He joined CIM Group in 2009. Prior to joining CIM Group in 2009, Mr. Thompson spent fifteen years with Hilton Hotels Corporation, most recently as Senior Vice President and Controller, where he was responsible for worldwide financial reporting, financial planning and analysis, internal control and technical accounting compliance. Mr. Thompson’s experience includes billions of dollars of real estate acquisitions and dispositions in the hospitality sector, as well as significant capital markets experience. He began his career as a C.P.A. in the Los Angeles office of Arthur Andersen & Co.

EXECUTIVE COMPENSATION

The following discussion is with respect to the fiscal year ended December 31, 2013. The post-merger Board of Trust Managers will hold a meeting at which it expects to discuss and set compensation policies.

Compensation Committee

Until March 11, 2014, the Company had a standing Compensation Committee that oversaw the annual performance evaluation of the Company’s Chairman and Chief Executive Officer and other executive officers. The Compensation Committee consisted of Mr. Barry A. Imber (chairman) and Mr. Nathan G. Cohen. The Compensation Committee was comprised entirely of trust managers who met the independence requirements of the NYSE MKT listing standards. The Compensation Committee’s responsibilities included:

•	establishing the Company’s general compensation philosophy;

•	overseeing the Company’s compensation programs and practices, including incentive and equity-based compensation plans;

•	reviewing and approving executive compensation plans in light of corporate goals and objectives;

•	evaluating the performance of the Chief Executive Officer in light of these criteria and establishing the Chief Executive Officer’s compensation level based on such evaluation;

•	evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation;

•	administration of the Company’s equity and benefit plans;

•	reviewing the adequacy of the Company’s succession planning and organizational effectiveness; and

•	reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements and other benefits and policies with respect to such matters for employees of the Company.

The Compensation Committee had the authority to retain counsel and other experts or consultants including the sole authority to select and retain a compensation consultant and to approve the fees and other retention terms of any consultant.

Compensation Discussion and Analysis

General

For 2013, the Compensation Committee’s philosophy for compensating named executive officers was that a compensation system reflecting the Company’s financial performance and shareholder return and encouraging ownership of our shares by the named executive officers would best align the interests of our named executive officers with the objectives of the Company and our shareholders. The Compensation Committee designed the Company’s compensation program to meet our objective of rewarding performance measured by the creation of value for shareholders. In accordance with this philosophy, the Compensation Committee oversaw the implementation of the compensation system designed to promote the Company’s financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent by making a portion of an executive officer’s compensation dependent upon the Company’s and such executive’s performance. The Company’s executive compensation program included the following compensation elements:

•	Base salary. The salaries for the named executive officers were determined following an assessment of each executive’s level of responsibility and experience, individual performance and contributions to the Company.

•	Annual Cash Bonus Incentives. Annual incentives were determined by the performance of the executive, the executive’s department, as applicable, and the financial performance of the Company as a whole based on profitability and balance sheet metrics and in relation to its peers.

•	Long-Term Equity Incentives. Grants of restricted shares were designed to motivate individuals to enhance the long-term profitability of the Company and the value of our common shares. Awards of long-term incentive compensation required the executives to focus on the Company’s long-term strategic growth and prospects, as well as to require the executives to share the risk of poor performance with our shareholders.

The Compensation Committee did not allocate a fixed percentage to each of these elements, but had worked with management to design an overall compensation structure to best serve our goals and to appropriately motivate our executives to provide outstanding service to the Company. In addition, even though a portion of the executive’s compensation was influenced by the Company’s performance, the Compensation Committee had a general philosophy of providing some consistency in amounts of compensation provided by each of the three elements. This philosophy resulted in less significant increases or decreases in the amount of compensation paid from year-to-year and lessened the immediate effect of the Company’s performance on executive compensation from year-to-year. In addition, the Compensation Committee assessed the reasonableness of the compensation package as a whole provided to each named executive officer, and considered whether the amount of total compensation is excessive given the Company’s performance and current economic trends.

In 2013, the Compensation Committee evaluated the compensation of Messrs. Berlin and Salit, and administered all employee benefit plans established by the Company. In 2013, the Compensation Committee recommended and approved the base salary of Mr. Salit and recommended to the Board the compensation of Mr. Berlin. The Board made all final compensation decisions regarding Mr. Berlin, after receiving the Compensation Committee’s recommendations.

Identification of Named Executive Officers

The Company’s named executive officers for whom compensation information is disclosed are Jan F. Salit and Barry N. Berlin.

During 2013, Jan F. Salit was the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer. Mr. Salit is responsible for the overall direction and management of the Company. Mr. Salit’s areas of responsibility include the development and execution of both tactical and strategic plans necessary to maintain profitability for the Company. Mr. Salit’s areas of responsibility also included oversight of our day-to-day lending operations including the supervision of our credit, marketing, legal and human resources functions. During part of 2013, Mr. Salit’s responsibilities also included being the chairman of our Disclosure Committee and the liaison between our Sarbanes-Oxley manager of compliance and the Audit Committee. In addition, during 2013, along with Mr. Berlin (our Chief Financial Officer), Mr. Salit was responsible for obtaining leverage for the Company upon attractive terms. His specific major accomplishments during 2013 include (1) continued penetration in the SBA 7(a) market, (2) performance of the increased responsibilities of Chief Executive Officer in an exemplary manner and (3) execution of a merger agreement with CIM REIT.

During 2013, Barry N. Berlin was the Chief Financial Officer, Executive Vice President and Assistant Secretary. Mr. Berlin’s primary areas of responsibility included oversight and primary responsibility for all aspects of financial reporting and SEC reporting, including our system of internal controls and cash management, and for the supervision of our financial reporting, accounting, servicing, information technology and insurance functions. In addition, along with Mr. Salit, Mr. Berlin was responsible for obtaining leverage for the Company upon attractive terms. His specific major accomplishments during 2013 include (1) successfully managing the Company’s financial reporting process, internal controls, information technology and insurance coverage, (2) performance of the increased responsibilities of Chief Financial Officer in an exemplary manner and

(3) pursuant to the execution of a merger agreement with CIM REIT, significant efforts and support related to the due diligence and completion and filing with the SEC of the Company’s Proxy Statement/Prospectus on Form S-4. Mr. Berlin resigned his position as Chief Financial Officer effective with the Merger.

Role of Management in the Compensation-Setting Process

Certain of the Company’s named executive officers played a role in the compensation-setting process. In 2013, our Chief Executive Officer, Jan F. Salit, made recommendations to the Compensation Committee concerning the compensation of Mr. Berlin. The Chief Executive Officer’s recommendations to the Compensation Committee influenced the base salary, potential annual bonus, and the granting of long-term equity incentive compensation to Mr. Berlin. While the Compensation Committee gave much weight to the Chief Executive Officer’s opinion, the Compensation Committee made its own recommendation for each element of Mr. Berlin’s compensation. The final decision for all elements of the Company’s compensation to Mr. Berlin was ultimately made by the Board based upon the recommendations of the Compensation Committee. The Compensation Committee was responsible for approving all compensation to Mr. Salit.

In 2013, the Compensation Committee also consulted the Chief Financial Officer as to his judgment of the Company’s financial status as a whole before making final decisions concerning salary and long-term equity incentive awards. Both the Chief Executive Officer and the Chief Financial Officer provided input to the Compensation Committee regarding the Company’s financial status prior to the establishment of the aggregate cash bonus pool.

On an informal basis, the Compensation Committee requested that each named executive officer discuss the job performance of the other named executive officers.

Chief Executive Officer Compensation

Mr. Salit’s current annual salary, pursuant to his employment agreement, was set by the Compensation Committee at $450,000 effective as of December 16, 2013. Also, during 2013 he was awarded cash bonuses totaling $150,000.

Use of Independent Consultants

The Compensation Committee reviewed the overall compensation program to assure that it was reasonable and, in consideration of all the facts, adequately recognized performance tied to creating shareholder value and meets overall Company compensation and business objectives. The Compensation Committee has historically not utilized the services of an independent advisor or other compensation consultant when determining the appropriate compensation packages for the Company’s named executive officers. If the Compensation Committee were to determine that using an independent consultant were desirable, however, the Compensation Committee’s Charter did allow for the use of such a consultant and the Compensation Committee was empowered to contract this work to an appropriate third party.

Process for Determining, and Elements of, Executive Compensation

Base Salary

The Compensation Committee typically met in December to review the base salary and long-term incentives provided to our named executive officers for the next year. At that meeting the Compensation Committee typically reviewed and, to the extent deemed appropriate, could change the base salary of all or some of our named executive officers for the upcoming twelve month period beginning January 1.

The predominant factors considered by the Compensation Committee in recommending base salaries for the applicable named executive officers were: (1) the performance of the Company, measured by both financial and non-financial objectives, (2) individual accomplishments, (3) the responsibilities of the officer and any planned change of responsibilities for the forthcoming year and (4) the salary required to retain the named executive officer. The Compensation Committee also considered the proposed base salary relative to that of the Company’s other executive officer. Base salaries paid in calendar year 2013 were quantified below in the Summary Compensation Table.

The Compensation Committee met in December 2013. The Compensation Committee discussed each of our named executive officers’ performance during 2013 including major accomplishments and achievement of goals. The Compensation Committee also discussed the current economic conditions, the Company’s performance, and whether given the general economic outlook, any raise in salary was appropriate for the named executive officers. At the December 2013 meeting, the Compensation Committee approved an increase in base salary from $425,000 to $450,000 for Mr. Salit and from $350,000 to $375,000 for Mr. Berlin. In addition, during 2013, employee salaries were increased up to 5% based on performance factors. The Compensation Committee believed it was appropriate to approve these executive increases in base salary effective December 16, 2013. The base salary increase for Mr. Salit was 6% and the increase for Mr. Berlin was 7%. The reasons for the increases were the positive performance related to the new responsibilities that were assumed by each of Mr. Salit and Mr. Berlin, the effort by each of Mr. Salit and Mr. Berlin related to the merger and continued exemplary performance of their responsibilities.

Annual Management Cash Bonus Incentive

The Compensation Committee administered the Company’s annual cash bonus arrangements which were designed to compensate key management personnel for reaching certain performance milestones and to aid the Company in attracting, retaining and motivating personnel required for the Company’s continued performance. The Compensation Committee’s general philosophy of providing some consistency in compensation amounts, and avoiding significant changes in the amount of compensation paid from year-to-year, resulted in less significant increases or decreases in the amount of cash bonuses than might otherwise be paid and had the effect of moderating the extent to which the annual cash bonus was tied to the Company’s performance. In December 2013, bonuses of $175,000 were approved for the named executive officers, Messrs. Salit and Berlin. The aggregate of the bonus approved for these officers in 2012 was $110,000 and in 2011 was $129,000. In light of current economic conditions and the performance of the Company, the Compensation Committee determined that the total amount of annual bonuses to be earned by Messrs. Salit and Berlin in 2013 should increase from the amount earned in 2012, based on the factors set forth below and the total compensation earned by each named executive officer. Therefore, for 2013, the Compensation Committee approved an annual cash bonus of $100,000 for Mr. Salit and $75,000 for Mr. Berlin, which were approved by the Board. In addition to an annual cash bonus, each of our named executive officers received a one-time special bonus of $50,000 during July 2013 for their work with respect to additional responsibilities performed since the departure of the Company’s prior Chief Executive Officer.

The bonus arrangements for all other employees differ in that the Compensation Committee only approved the aggregate amount of bonuses payable to all other employees. The aggregate amount approved with respect to the bonus arrangement for all other employees was then approved by the Chief Executive Officer.

Annual cash bonus incentives were earned and paid with respect to the calendar year. Therefore, the Compensation Committee had historically met in the last quarter of each year to review the performance of each of our named executive officers for the year and the performance of the Company in the preceding three quarters (and the Company’s anticipated performance in the fourth quarter of the year). In general, at the Compensation Committee’s December meeting the members of the Committee would determine base salary, long-term incentives and the amount of annual bonuses to be recommended to the Board. The annual bonuses for our named executive officers approved by the Board were paid in either December of the year approved or January of the following year at the discretion of the named executive officer. Annual bonuses paid with respect to calendar years 2011, 2012 and 2013 are quantified below in the Summary Compensation Table.

Bonuses were discretionary. To the extent paid, bonuses for our named executive officers were primarily based upon a review of the performance of the Company, individual accomplishments, responsibilities of the officer, dividends paid, share price and the annual bonus paid to the named executive officer for the prior year. In addition, changes in responsibilities of the named executive officer, if any, factored into the determination of bonus for the named executive officer. The Chief Executive Officer could also recommend an increase or decrease to the annual bonus for each named executive officer based upon the performance of the executive and the Company during the calendar year and, to some extent, the relative performance of the Company compared to its peers.

Long-term Equity Incentives

The Compensation Committee was responsible for administration of our 2005 Equity Incentive Plan, and established the number of options granted and restricted shares awarded. The purpose of the 2005 Equity Incentive Plan was to encourage and enable our named executive officers, employees and non-employee Board members to acquire a proprietary interest in the Company, thus furthering their interest in stimulating the growth and prosperity of the Company. In keeping with the Compensation Committee’s philosophy to provide long-term equity incentives to our named executive officers and other key employees, it was anticipated that restricted share awards and share options would be granted to our named executive officers and other key employees on a periodic basis.

The number of shares available under the 2005 Equity Incentive Plan was initially 500,000, though this number was subject to adjustment upon the occurrence of corporate transactions such as recapitalizations or share splits. As of December 31, 2013, there were 224,584 shares available for grant under the 2005 Equity Incentive Plan. The Compensation Committee had the authority to select the eligible recipients, the number of shares to be granted, to modify an award from time to time, and to set the rules and guidelines of administration for the 2005 Equity Incentive Plan. The Compensation Committee also had the sole discretion to impose forfeiture provisions upon certain terminations, or accelerated vesting upon a change in control.

The Compensation Committee reviewed the long-term incentives held by the Company’s named executive officers and determined the terms of new long-term equity incentives to be awarded to executives of the Company at its March 2013 meeting. The awards were then presented to the Board for approval.

In 2013, when determining the number of restricted shares to be granted to each of Messrs. Salit and Berlin, the Compensation Committee was primarily influenced by its objective for the grant date fair value of the restricted share awards to be equal to a fixed dollar amount. This objective resulted in more shares being granted when the Company’s share price is relatively low, and fewer shares being granted when the Company’s share price is relatively high. The Compensation Committee did not use the number of restricted shares granted as an incentive in itself, but viewed the granting of equity as an incentive for our named executive officers to manage the Company such that its share price will appreciate, thereby benefiting all of the Company’s shareholders. The Compensation Committee had established a two-year vesting period for the restricted shares because it believed that the restricted shares provide an incentive for our named executive officers to maximize the Company’s financial performance over the long term.

During 2013, Messrs. Salit and Berlin received 3,333 restricted shares each with a grant date of March 14, 2013. The terms of these awards are described in greater detail in the narrative following the Grants of Plan-Based Awards in 2013 table. Individual grants were made by the Compensation Committee based upon the Compensation Committee’s own deliberations as to the individual’s overall level of compensation.

The Company had generally granted equity awards to our named executive officers in the form of restricted shares, instead of share options. This practice was adopted in part because it aligned the Company with its peers, and in part because restricted shares resulted in equity ownership by the named executive officer, thereby aligning the executives’ interest with the Company’s other shareholders, instead of simply giving the executives an interest in share price appreciation, which may result from granting of share options.

Severance and Change in Control Agreements

The Compensation Committee believed that severance and, in select circumstances, change in control arrangements, were necessary to attract and retain the talent necessary for our long-term success. However, the Compensation Committee did not view severance programs for named executive officers as an additional element of compensation. Rather, the Compensation Committee believed that severance programs allow the Company’s named executive officers to focus on duties at hand and provide security should their employment be terminated through no fault of their own. Currently, our current named executive officers are covered by severance provisions in their employment agreements.

Each of our named executive officers had entered into an agreement with the Company (which is discussed under “Executive Compensation—Employment Agreements”) pursuant to which he was granted enhanced severance benefits. The Compensation Committee believed that these arrangements were appropriate and consistent with similar provisions agreed upon between comparable sized public companies and their executive officers. The employment agreements are discussed in greater detail below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Other Compensation Plans

The Company maintains a profit sharing plan that includes a defined contribution plan (the “401(k) Plan”) and a discretionary plan (the “Profit Sharing Plan”) that is intended to satisfy the tax qualification requirements of Section 401(a) of the Internal Revenue Code. The Company’s full time employees, including our named executive officers, are eligible to participate in the 401(k) Plan and are permitted to contribute a portion of their eligible compensation for purposes of the 401(k) plan (subject to the applicable statutory limits of $17,500, or $23,000 for eligible participants over the age of 50, in calendar year 2013). All amounts deferred by a participant under the 401(k) Plan’s salary reduction feature vest immediately in the participant’s account. While the Company may (but is not required to) make “matching contributions” under the 401(k) Plan, none were made during fiscal 2013. In lieu of 401(k) “matching contributions,” pursuant to the Profit Sharing Plan, the Board elected to make a discretionary contribution of $235,000 during the plan year ended December 31, 2013, $247,000 during the plan year ended December 31, 2012 and $234,000 during the plan year ended December 31, 2011. Contributions to the Profit Sharing Plan are available to all full-time employees who meet the eligibility requirements of the plan. In general, vesting in the Profit Sharing Plan occurs ratably between years two to six of employment.

Indemnification Agreements

We have entered into an indemnification agreement with each of our trust managers and named executive officers. These agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as trust managers or named executive officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any trust managers’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Texas and shall be in addition to any other rights the individual may have under the Company’s Declaration of Trust, Bylaws and applicable law. Management believes these indemnification agreements enhance the Company’s ability to attract and retain knowledgeable and experienced executives and independent, non-management trust managers.

Tax Considerations

Code Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, and the next three highest paid executives. However, performance-based compensation that meets certain requirements is excluded from the $1,000,000 limitation. The Compensation Committee was aware of this tax law, but believed that none of the executive officers currently receives compensation at or near the $1,000,000 maximum. The Compensation Committee planned to keep this provision in mind for future compensation decisions, and planned to take measures to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Executive Compensation

Summary Compensation Table

The table below sets forth information concerning compensation earned for services rendered to the Company by each of our named executive officers for the three calendar years ended December 31, 2013. The Company has entered into employment agreements with our current named executive officers, which are described below under “Employment Agreements.”

Name and Principal Position	Year	Salary(1)	Bonus(1)	Share Awards(2)(3)	Option Awards	All Other Compensation(4)	Total
Jan F. Salit	2013	$425,000	$150,000	$24,064	$—	$51,662	$650,726
Chief Executive Officer(5)	2012	328,750	55,000	24,231	—	46,449	454,430
	2011	307,525	64,500	29,064	—	44,883	445,972

Barry N. Berlin	2013	$350,000	$125,000	$24,064	$—	$48,706	$547,770
Chief Financial Officer(6)	2012	325,625	55,000	24,231	—	46,449	451,305
	2011	307,525	64,500	29,064	—	45,546	446,635

(1)	During 2013, salary and bonus as a percentage of total compensation was approximately 88% for Mr. Salit and 87% for Mr. Berlin.
(2)	As described in the CD&A, the Compensation Committee granted share and option awards on a discretionary basis. The terms of the share awards provide for dividends on non-vested restricted shares to be paid to the holder.
(3)	Represents the grant date fair value of stock awards for the applicable fiscal year in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. See the “Grants of Plan-Based Awards in 2013” table for information on awards made in 2013. These amounts do not correspond to the actual value that will be recognized as compensation by the named executive officers.
(4)	See table below for a breakdown of all other compensation. The Company has determined that the amounts of prerequisites and other personal benefits paid to each of the named executive officers does not exceed $10,000.
(5)	Effective upon consummation of the Merger, Mr. Salit is President and Secretary of the Company.
(6)	Effective upon consummation of the Merger, Mr. Berlin is Executive Vice President of Finance and Accounting, Treasurer and Assistant Secretary.

All other compensation consisted of the following during 2013:

Name	Unused Vacation Pay	Tax Qualified Deferred Compensation Plan	Car Allowance	Other	Total
Jan F. Salit	$20,433	$24,629	$6,600	$—	$51,662
Barry N. Berlin	16,827	24,629	6,600	649	48,706

Grants of Plan-Based Awards in 2013

The following table provides information concerning each grant of restricted shares and each grant of share options made to our named executive officers pursuant to our 2005 Equity Incentive Plan during 2013.

Name	Grant Date	All Other Share Awards: Number of Shares or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Share and Option Awards ($)(2)
Jan F. Salit	3/14/13	3,333	$—	$—	$24,064
Barry N. Berlin	3/14/13	3,333	—	—	24,064

(1)	Represents a grant of restricted shares to the named executive officers in the amount specified. The terms of these restricted share awards are described below in the section entitled “Equity Incentive Plan Compensation.”
(2)	Represents the grant date fair value of the restricted shares or share options, as the case may be, for purposes of ASC Topic 718, Compensation-Stock Compensation. The grant date fair value of the restricted shares is based on the per share closing price of our common shares on March 14, 2013, which was $7.22.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, dated December 11, 2012, for employment terms that extend until the earlier of (1) the named executive officer’s 70th birthday, or (2) December 31, 2015 (the “Term”). The Term of the employment agreements are automatically extended for consecutive one-year periods unless either party provides written notice of non-renewal at least sixty (60) days prior to the end of the Term. Upon notice of non-renewal, the executive is due one year’s base salary at the minimum rate of base pay provided for in the contract, paid upon either the Company providing notice of non-renewal or the next anniversary date of the contract. Each of these employment agreements is substantially similar and provides for at least annual reviews by the Board of the base salaries contained therein, with a minimum annual base salary. The minimum annual base salaries are $425,000 and $350,000 for the Chief Executive Officer and Chief Financial Officer, respectively. In addition to base salary, the employment agreements provide for the following:

•	the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon our performance and the performance of the executive, such bonuses to be awarded at the Board’s discretion; and

•	the same benefits and perquisites that our other officers and employees are entitled to receive.

The employment agreements authorize Messrs. Salit and Berlin to incur reasonable expenses for the promotion of our business. We will reimburse the executives for all such reasonable expenses incurred upon the presentation by each executive, from time to time, of an itemized account of such expenditures. The executives are entitled to such additional and other fringe benefits as the Board shall from time to time authorize, including but not limited to health insurance coverage for the executive and the executive’s spouse and dependent children, and a monthly automotive allowance of $550, which the executive is to use to obtain an automobile to be available for business purposes as needed. All operating expenses related to the automobile such as maintenance, insurance and fuel (excluding fuel for business-related travel) are the responsibility and expense of the executive.

Each employment agreement also contains severance provisions, which are discussed below in the section entitled “Potential Payments Upon Termination or Change in Control.” The employment agreements further provide that the Company will indemnify and hold the executive harmless from any loss for any corporate undertaking, as contemplated by the employment agreement, whereby a claim, allegation or cause of action shall be made against the executive in the performance of his contractual duties except for willful illegal misconduct. Such indemnification shall include but not be limited to reasonable costs incurred in defending the executive in his faithful performance of contractual duties.

In July 2013, following the execution of the merger agreement, CIM REIT proposed to each of Messrs. Salit and Berlin that the terms of their employment agreements then in effect be amended to incentivize them to remain with the Company following consummation of the merger. Following negotiations, Messrs. Salit and Berlin entered into amended and restated executive employment agreements (the “Restated Executive Employment Agreements”), which became effective upon consummation of the merger and replaced their existing executive employment agreements.

Under the Restated Executive Employment Agreements, each of Messrs. Salit and Berlin is entitled to a minimum annual salary of $425,000 and $350,000, respectively. The annual salary currently being paid to Messrs. Salit and Berlin is $450,000 and $375,000, respectively. The Board of Trust Managers may, in its discretion, increase the annual base salary and may also consider bonus compensation.

Under the Restated Executive Employment Agreements, if (1) in the case of Mr. Salit, the executive voluntarily resigns his employment no earlier than 12 months following the effective date of the agreement but no later than December 31, 2015 or, in the case of Mr. Berlin, the executive voluntarily resigns his employment on or before December 31, 2015 or (2) the Company terminates the executive’s employment without Cause on or before December 31, 2015, the executive will be entitled to receive compensation equal to 2.99 times the average of the last three years’ compensation calculated as of the termination date, based on the calculation methodology set forth in our definitive proxy statement for our 2013 annual meeting; provided, however, that the amount of any annual equity awards included in such calculation shall be capped at $25,000 per annum.

For purposes of the Restated Executive Employment Agreements, “Cause” means (1) the intentional, unapproved material misuse of corporate funds, (2) professional incompetence or (3) acts or omissions constituting gross negligence or willful misconduct of executive’s obligations or otherwise relating to the business of PMC Commercial.

In addition, to the extent an executive is employed by the Company on January 1, 2016 and such executive is not entitled to any disability, death or severance payments under the Restated Executive Employment Agreement, the executive would receive, in the case of Mr. Salit, 300,000 restricted share awards (as defined in our 2005 Equity Incentive Plan) and in the case of Mr. Berlin, 225,000 restricted share awards. Such restricted share awards would vest immediately upon grant.

Equity Incentive Plan Compensation

The restricted share awards made to our named executive officers on March 14, 2013 were granted under our 2005 Equity Incentive Plan. Under the terms of the restricted share awards, 6,666 restricted awards as detailed in Grants of Plan-Based Awards in 2013 table were granted to our named executive officers on March 14, 2013. One-third of the restricted shares were vested on the date of grant, with one-third of the restricted shares scheduled to vest on March 14, 2014 and the remaining one-third of the restricted shares scheduled to vest on March 14, 2015 provided the recipient continues his employment with us through the applicable vesting dates. Our 2005 Equity Incentive Plan provides for the accelerated vesting of equity awards such as the restricted share awards in the event of a change in control. Accordingly, all unvested restricted shares vested upon completion of the merger. These acceleration provisions are described below in the section of this proxy entitled “Potential Payments Upon Termination or Change in Control.” Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to our shareholders.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the outstanding share option and restricted share awards held by our named executive officers as of December 31, 2013. Each equity grant is shown separately for each named executive officer.

	Option Awards			Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(3)
Jan F. Salit	—	—	—	1,111	(1)	$9,555
				2,222	(2)	19,109

Barry N. Berlin	—	—	—	1,111	(1)	9,555
				2,222	(2)	19,109

(1)	Represents awards of restricted shares made to each of the named executive officers indicated above on March 9, 2012, which vested on March 9, 2014.
(2)	Represents awards of restricted shares made to each of the named executive officers indicated above on March 14, 2013. The vesting dates of these restricted shares was accelerated upon consummation of the merger.
(3)	Based on the per share closing market price of $8.60 of our common shares on December 31, 2013. The vesting of these restricted shares was accelerated upon consummation of the merger.

Option Exercises and Shares Vested in 2013

The following table sets forth, for each of our named executive officers, information regarding the value of restricted share awards that vested during the fiscal year ended December 31, 2013.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jan F. Salit	3,333	$23,986
Barry N. Berlin	3,333	23,986

(1)	Based on the following awards: (a) 1,111 restricted shares granted on March 14, 2011 which vested on March 14, 2013, (b) 1,111 restricted shares granted on March 9, 2012 which vested on March 9, 2013 and (c) 1,111 restricted shares granted March 14, 2013 which vested immediately. The per share market price of the restricted shares were $7.15 on March 9, 2013 and $7.22 on March 14, 2013.
(2)	Calculated as the aggregate market value on the date of vesting of the restricted shares with respect to which restrictions lapsed (or restricted shares became vested) during 2013 (calculated before payment of any applicable withholding or other income taxes).

Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our named executive officers.

Non-qualified Deferred Compensation

We do not have any non-qualified deferred compensation plans or arrangements in which our named executive officers participate.

Potential Payments Upon Termination or Change in Control

The Company has entered into employment agreements with each of our named executive officers that contain the following terms and provisions:

•	Cause. The Company cannot terminate the employment agreements except for: (1) the intentional, unapproved material misuse of corporate funds; (2) professional incompetence or (3) willful neglect of duties or responsibilities in either case not otherwise related to or triggered by the occurrence of any event or events described in the other employment agreement items detailed in this section.

•	Death. If the named executive officer dies during the term of employment and has not attained the age of seventy years, the Company or any third person insurance provided by the Company, through a coordination of benefits, shall pay the estate of the named executive officer a death benefit equal to two times the named executive officer’s current annual base salary at the time of death. In the event the named executive officer’s estate receives death benefits payable under any group life insurance policy issued to the Company, the Company’s liability will be reduced by the amount of the death benefit paid under such policy, so amounts actually paid could be less than those shown in the table below. The Company shall pay any remaining death benefits to the estate of the named executive officer over the course of 12 months in the same manner and under the same terms as the named executive officer would have been paid if he had still been working for the Company. In addition, no later than one month from the date of death, the estate of the named executive officer will be paid any accumulated vacation pay.

•	Disability. If unable to perform services for the Company by reason of illness or total incapacity, based on standards similar to those utilized by the U.S. Social Security Administration, the named executive officer shall receive his total annual compensation for one year of total incapacity through coordination of benefits with any existing disability insurance program provided by the Company (a reduction in salary by that amount paid by any Company provided insurance). Should the named executive officer be totally incapacitated beyond a one-year period, so that he is not able to devote full time to his employment with the Company, then the employment agreement shall terminate.

•	Constructive Discharge. The named executive officers will incur a constructive discharge upon the occurrence of any of the following: (1) a named executive officer’s base salary is reduced below the “Minimum Rate” (as defined in the “Employment Agreement” section above), (2) a material reduction in a named executive officer’s job function, authority, duties or responsibilities, or other similar change deteriorating the executive’s working conditions that violates the spirit of the employment agreement, (3) a required relocation to a location more than 35 miles from the named executive officer’s job location at the time of the employment agreements’ execution, or excessive travel in comparison to other executives in similar situations or (4) any breach of the employment agreement that is not cured within 14 days following a written notice to the Company describing the situation. If the named executive officer’s job responsibilities are substantially modified as a result of one of the previous conditions, the named executive officer could resign and be entitled to be paid the Constructive Discharge Settlement in an amount equal to 2.99 times the average of the last three years compensation. All amounts payable due to a constructive discharge shall be paid to the named executive officer in a lump sum cash payment in accordance with the terms of the employment agreement.

•

Change in Control. If (1) there is a Change in Control (hereinafter defined) during a named executive’s employment period, and within 12 months following the Change in Control, the Company (or its successor) terminates the named executive’s employment without Cause as described above or the named executive terminates his employment due to Constructive Discharge as described above, (2) the Company terminates the named executive’s employment without Cause while the Company is negotiating a transaction that reasonably could result in a Change in Control or (3) the Company terminates the named executive’s employment without Cause and a Change in Control occurs within three (3) months following the date the named executive is terminated, the named executive shall be entitled to receive compensation equal to 2.99 times the average of the last three years’ compensation paid. All amounts payable due to a Change in Control shall be paid to the named executive officer in a lump sum cash payment in accordance with the terms of the employment agreement.

A change in control (a “Change in Control”) would be deemed to occur as a result of:

•	the ownership or acquisition (whether by a merger or otherwise) by any “Person” (as defined in the employment agreement), in a single transaction or a series of related or unrelated transactions, of beneficial ownership of more than fifty percent (50%) of the Company’s then outstanding voting securities;

•	the merger or consolidation of the Company with or into any other Person, if, immediately following the effectiveness of such merger or consolidation, Person(s) who did not beneficially own then outstanding voting securities immediately before the effectiveness of such merger or consolidation directly or indirectly beneficially own more than fifty percent (50%) of the outstanding shares of voting stock of the surviving entity of such merger or consolidation;

•	any one or a series of related sales or conveyances to any Person(s) (including a liquidation) of all or substantially all of the assets of the Company;

•	the complete liquidation or dissolution of the Company; or

•	Incumbent Trust Managers cease to be a majority of the members of the Board where an “Incumbent Trust Manager” is (1) an individual who is a member of the Board on the date of the employment agreement or (2) any new trust manager whose appointment by the Board was approved by a majority of the persons who were already incumbent trust managers at the time of such appointment, election or approval, other than any individual who assumes office initially as a result of an actual or threatened election contest with respect to the election or removal of trust managers or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or as a result of an agreement to avoid or settle such a contest or solicitation.

Each of the employment agreements also contains a provision governing the disclosure of information. The named executive officers are prevented, both during and following the term of the employment agreement, from disclosing information on the operating procedures or service techniques of the Company, the Company’s customer lists, or similar valuable and unique Company information. The breach or threatened breach by the named executive officer of this obligation will result in the Company being entitled to an injunction restraining such breach, and the Company may also seek the recovery of damages from the named executive officer.

The equity awards that are granted to each of our named executive officers are not governed by the employment agreements, but rather through our 2005 Equity Incentive Plan and the accompanying award agreements for each grant. Our 2005 Equity Incentive Plan provides that upon either (1) the dissolution or liquidation of the Company; (2) a sale of the Company’s assets; (3) a merger, consolidation or reorganization where the outstanding shares are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (4) the sale of all the Company’s shares to an unrelated party, all unvested share options and restricted shares shall receive accelerated vesting. Each of the current named executive officers held unvested restricted shares at December 31, 2013. Accordingly, any unvested restricted shares will vest upon completion of the merger. The value of these unvested restricted shares is included in the table below for the acceleration of equity awards.

The following table sets forth the amount of the Company’s payment obligation if each of our named executive officers incurred a termination on December 31, 2013 as a result of the applicable scenario. All vacation days are assumed to have been taken, and all reasonable business expenses are assumed to have been previously reimbursed for purposes of the following table. Each of the amounts in the table is the Company’s best estimate of the amounts that our executives would receive upon a termination or a change in control, but the precise amount would not be determinable until an actual termination occurred.

Name	Death(1)	Disability(2)	Constructive Discharge(3)	Change in Control/ Employment Agreement(4)
Jan F. Salit	$900,000	$651,000	$1,546,000	$1,574,000
Barry N. Berlin	750,000	548,000	1,441,000	1,470,000

(1)	Amounts in this column approximate two times the annual base salary of each of the current named executive officers effective as of January 1, 2014.
(2)	Amounts in this column approximate the amount reported above in the “Total” column of the “Summary Compensation Table” with respect to the year ended December 31, 2013.
(3)	The amounts shown in this column are based upon the product of the three-year average total annual compensation and 2.99. Total annual compensation with respect to the calendar years ended December 31, 2013, 2012 and 2011 are reported above in the “Total” column of the “Summary Compensation Table.”
(4)	Includes the compensation due for Constructive Discharge plus the accelerated vesting of the 3,333 unvested restricted shares held by each of Messrs. Salit and Berlin as of December 31, 2013 pursuant to the 2005 Equity Incentive Plan upon a change in control transaction. Values were calculated based on a per share closing market price of $8.60 on December 31, 2013.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of members of the Board who were neither former nor current officers or employees of the Company or any of its subsidiaries. The Compensation Committee of the Board for 2013 consisted of Mr. Barry A. Imber (chairman) and Mr. Nathan G. Cohen and Irving Munn prior to his resignation on June 17, 2013.

No member of the Compensation Committee had any interlocking relationship with any other company that requires disclosure under this heading. No executive officer of the Company served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or of the Compensation Committee.

Compensation Policies and Practices In Relation to Risk Management

Each year, the Compensation Committee conducted an analysis of the Company’s compensation practices and policies to determine whether such policies and practices encourage imprudent risk taking by our executive officers and employees in an effort to maximize their compensation. In 2013, the Compensation Committee determined that the Company’s compensation policies and practices do not encourage improper risk taking. In making such determination, the committee considered:

•	A portion of the Company’s annual incentive compensation was equity-based long-term compensation that vests over a period of two years. This vesting period encouraged officers to focus on sustaining our long-term performance. These grants were made annually, so officers always had unvested awards that could decrease significantly in value if our business were not managed for the long-term.

•	The Company did not offer significant short-term incentives to its officers or employees that might incentivize excessive risk taking at the expense of long-term company value. While commissions were paid to our business development officers as part of their compensation packages, payment of the full commission was contingent upon certain criteria being satisfied. Management believed that these commissions are also a smaller percentage of total compensation than commissions paid by certain other lenders.

•	As discussed above, the Compensation Committee’s general philosophy was based on consistency, which resulted in less significant increases or decreases in the amount of compensation paid from year-to-year and lessened the immediate effect of the Company’s performance on executive compensation from year-to-year, which encouraged long-term sustained performance and did not encourage excessive risk taking motivated by short-term performance.

The Company’s compensation policies and practices had been evaluated to make sure they do not encourage our officers and employees to take risks that are not in our long-term best interest. Based upon this review, the Compensation Committee believed that its compensation policies and practices achieved a balance between compensating the Company’s officers and employees for their performance while minimizing excessive risk taking.

The report of the Compensation Committee prior to the Merger can be found under “Executive Compensation—Compensation Committee Report” in our Form 10-K for the fiscal year ended December 31, 2013, which is attached hereto as Appendix F.

Trust Manager Compensation

The Company used a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considered, among other things, the substantial time commitment on the part of trust managers in fulfilling their duties as well as the skill level it requires of trust managers. In addition, the non-employee trust managers were reimbursed by the Company for their expenses related to attending board or committee meetings.

As of December 31, 2013, our non-employee trust managers were compensated according to the following schedule:

Annual Board retainer	$35,000
Fee for each quarterly Board meeting attended	1,500
Fee for each other Board meeting attended	1,000
Annual audit committee chairman retainer	8,000
Annual compensation committee and nominating committee chairman retainer	3,000
Annual audit committee member retainer	4,800
Fee for each committee meeting attended	1,000
Fee for each special committee meeting attended	2,500
Special committee chairman retainer	5,000
Fee for each independent trust manager meeting attended	1,000

During 2013, the annual Board retainer, annual audit committee chairman retainer and annual audit committee member retainer were paid quarterly.

In addition, our 2005 Equity Incentive Plan allows for the issuance of share awards at the discretion of the Compensation Committee in accordance with the plan. All share awards granted to the non-employee trust managers vested immediately.

Compensation for the non-employee trust managers for the year ended December 31, 2013 was as follows:

Name	Fees Earned or Paid in Cash	Share Awards	Total
Nathan G. Cohen*	$63,050	—	$63,050
Barry A. Imber*	61,050	—	61,050
Martha Rosemore Morrow	41,250	—	41,250
Irving Munn*(1)	14,400	—	14,400

*	Independent Director
(1)	Resigned effective June 17, 2013

PMC Commercial intends to continue to use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board of Trust Managers. In setting Trust Managers’ compensation, the Board of Trust Managers will consider, among other things, the substantial time commitment on the part of Trust Managers in fulfilling their duties as well as the skill level it requires of Trust Managers. In addition, Trust Managers will be reimbursed by PMC Commercial for their expenses related to attending board or committee meetings.

Following consummation of the Merger, it is anticipated that the independent Trust Managers will be compensated according to the following schedule:

Annual board retainer	$50,000
Annual audit committee chairman retainer	$20,000

The annual board retainer will be paid quarterly in advance and compensates the independent Trust Managers for the period beginning on January 1, 2014 through the day immediately prior to the following annual meeting of the shareholders.

The annual audit committee chairman retainer will be payable quarterly.

In addition, in accordance with the Company’s 2005 Equity Incentive Plan and subject to shareholder approval of the Plan Amendment, it is anticipated that each independent Trust Manager will receive (i) an initial share award of 10,000 Common Shares, and (ii) an annual share award thereafter of Common Shares in an amount equal to $50,000 in value, which will vest twelve months from the date of the share award.

RELATED PERSON TRANSACTIONS

Transactions with Related Persons

During 2013, pursuant to a separation agreement that we entered into during the fourth quarter of 2012, we paid $1,744,197 of severance to our former Chief Executive Officer, Lance B. Rosemore, who is the brother of Dr. Martha Rosemore Morrow, who was one of our trust managers at the time of such transaction.

On March 11, 2014, PMC Commercial and its subsidiaries entered into a Master Services Agreement with CIM Service Provider, LLC (the “Manager”) pursuant to which the Manager will provide or arrange for other service providers to provide management and administrative services to PMC Commercial and its subsidiaries. Pursuant to the Master Services Agreement, PMC Commercial will pay a base service fee to the Manager equal to $1 million per annum (subject to an annual escalation by a specified inflation factor). For any quarter in which the independent Trust Managers determine that there is insufficient cash to pay the base service fee as well as the next regular distribution on the Common Shares, PMC Commercial may elect to pay all or a portion of the base service fee in Common Shares, subject to certain conditions. Under the Master Services Agreement, if PMC

Commercial would otherwise retain a third party to perform any transactional services, the Manager may elect to provide, or have a service provider provide, such transactional service. In connection with the provision of a transactional service, in addition to the base service fee, PMC Commercial will pay to the applicable service providers a “transaction fee” equal to the fair market rate charged by similar quality service providers providing similar services in the same geographic market and are generally at least as favorable to PMC Commercial as the terms available in an arm’s-length transaction with a third party, subject to certain approvals by the independent Trust Managers.

On March 11, 2014, PMC Commercial entered into a Registration Rights and Lockup Agreement with Urban II pursuant to which Urban II is entitled to registration rights, subject to certain limitations, with respect to Common Shares it received in the Merger and the Common Shares issuable upon conversion of the Preferred Shares it received in the Merger. Holders of the securities that may be registered pursuant to such agreement have certain piggyback and incidental registration rights. PMC Commercial will bear the expenses incurred in connection with the filing of any such registration statements.

Shaul Kuba, Richard Ressler and Avraham Shemesh, Trust Managers of the Company, together with their respective heirs and trusts for the benefit of their respective heirs, directly and indirectly, control and are the majority owners of CIM Group and its subsidiaries, which receive asset management and certain other fees from CIM Urban and will receive master services fees from PMC Commercial and its subsidiaries as contemplated in the Master Services Agreement.

Review, Approval and Ratification of Transactions with Related Persons

The Board of Trust Managers has adopted a written related person transaction policy. Under the policy, a “Related Person Transaction” includes certain transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, and in which a related person had, has or will have a direct or indirect material interest.

A “Related Person” is:

Any person who was in any of the following categories during the applicable period:

•	a trust manager or nominee for trust manager;

•	any executive officer; or

•	any immediate family member of a trust manager or executive officer, or of any nominee for trust manager, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the trust manager, executive officer, or nominee for trust manager and any person (other than a tenant or employee) sharing the household of such security holder.

Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•	any person who is known to the Company to be the beneficial owner of more than 5% of our shares; and

•	any immediate family member of any such security holder, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder and any person (other than a tenant or employee) sharing the household of such security holder.

A person who has a position or relationship within a firm, corporation or other entity that engages in a transaction with the Company will not be deemed to have an “indirect material interest” within the meaning of “Related Person Transaction” when:

The interest arises only:

•	from such person’s position as a director of another corporation or organization that is a party to the transaction; or

•	from the direct or indirect ownership by such person and all other persons specified in the definition of “Related Person” in the aggregate of less than 10% equity interest in another person (other than a partnership) which is a party to the transaction; or

•	from both such position and ownership; or

•	from such person’s position as a limited partner in a partnership in which the person and all other persons specified in the definition of “Related Person” have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

Each of the Company’s executive officers is encouraged to help identify any potential Related Person Transaction.

If a new Related Person Transaction is identified, it will initially be brought to the attention of management, who will then prepare a recommendation to the Board of Trust Managers and/or a committee thereof regarding whether the proposed transaction is reasonable and fair to the Company.

A committee comprised solely of independent trust managers, who are also independent of the Related Person Transaction in question, will determine whether to approve a Related Person Transaction. In general, the committee will only approve or ratify a Related Person Transaction if it determines, among other things, that the Related Person Transaction is reasonable and fair to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Trust Managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, Trust Managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of these reports, during the fiscal year ended December 31, 2013, we believe that all SEC filing requirements applicable to our Trust Managers, executive officers and beneficial owners of more than 10% of our Common Shares were satisfied on a timely basis in 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP was our independent registered public accounting firm for the fiscal year ended December 31, 2013. With the approval of the Company’s Audit Committee, as of the effective time of the Merger on March 11, 2014, PricewaterhouseCoopers LLP was dismissed as the independent registered public accounting firm for the Company. Therefore, a representative of PricewaterhouseCoopers LLP will not be present at the Meeting. It is expected that the post-merger Audit Committee will select and appoint an independent registered public accounting firm at its first meeting.

The audit reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, or were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the fiscal years ended December 31, 2013 and December 31, 2012 and through March 11, 2014, there were (1) no disagreements between the Company and PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures that, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter in its audit report and (2) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the years ended December 31, 2013 and 2012 by the Company’s principal accounting firm for such years, PricewaterhouseCoopers LLP, were as follows:

	2013	2012
Audit fees(1)	$943,320	$657,500
Non-Audit Related Fees(2)	143,000	513,000
Tax Fees(3)	93,800	85,400
All Other Fees	2,000	2,000

Total(4)	$1,182,120	$1,257,900

(1)	Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting, (ii) the review of financial statements included in its quarterly reports on Form 10-Q and (iii) procedures related to consents and assistance with and review of documents filed with the SEC.
(2)	During 2013, consisted of due diligence fees incurred in connection with the Company’s evaluation of the potential merger with CIM REIT. During 2012, consisted of due diligence fees incurred in connection with the Company’s evaluation of strategic alternatives.
(3)	Tax fees consisted principally of assistance with matters related to tax compliance, tax planning, tax advice and the performance of a transfer pricing analysis.
(4)	Does not include audit fees incurred by CIM REIT.

Pre-Approval Policies

The Company’s Audit Committee prior to the effective time of the Merger, pursuant to its exclusive authority, reviewed and approved the Company’s engagement of PricewaterhouseCoopers LLP as its independent registered public accounting firm, and the incurrence of all of the fees described above, for 2013. The Audit Committee has adopted Pre-Approval Policies for all other services its independent registered public accounting firm may perform for the Company. The Pre-Approval Policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policies will require the further advance review and approval of the Audit Committee. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accounting firm’s independence. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Audit Committee, provided that the Chairman reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.

OTHER MATTERS

Management does not intend to present any business at the meeting not mentioned in this proxy statement, and at the time of preparation of this proxy statement knows of no other business to be presented. If any other matters are properly brought before the meeting, the appointed proxies will vote all proxies on such matters in accordance with their judgment of the best interests of the Company.

NO DISSENTERS’ RIGHTS

PMC Commercial shareholders do not have the right to exercise dissenters’ rights with respect to any matter to be voted upon at the Meeting.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

To be included in the proxy statement, any proposals of holders of shares intended to be presented at the annual meeting of shareholders of the Company to be held in 2015 must be received by the Company, addressed to Mr. Jan F. Salit, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas 75252, no later than                     , 2014, and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

If the Reincorporation is not effectuated: To be considered timely in accordance with the advance notice provisions of our existing Bylaws, a proposal sought to be presented directly at the 2015 Annual Meeting must be received no earlier than December 22, 2014 and no later than January 21, 2015; provided, however, that in the event that the date of the 2015 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2014 Annual Meeting, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to the date of the 2015 Annual Meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to the date of the 2015 Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

If the Reincorporation is effectuated: The Maryland Charter and Maryland Bylaws will be adopted and to be considered timely in accordance with the advance notice provisions of the Maryland Bylaws, a proposal sought to be presented directly at the 2015 Annual Meeting must be received no earlier than the 150th day prior to the date of the 2015 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2015 Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Assuming that the 2015 Annual Meeting is held within 30 days of the anniversary of the 2014 Annual Meeting, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2015 Annual Meeting to vote on all matters which the Company does not have notice on or prior to, if the Reincorporation is not effectuated, January 21, 2015.

ANNUAL REPORT

We have provided without charge a copy of the annual report to shareholders for fiscal year 2013, which includes a copy of the Form 10-K as filed with the SEC (excluding exhibits), to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to the Company’s Investor Relations Department at 17950 Preston Road, Suite 600, Dallas, Texas 75252.

REDUCE DUPLICATE MAILINGS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual statement or Notice of Availability of Proxy Materials, or if you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please follow the instructions described below and notify your broker or the Company’s transfer agent in writing or by telephone.

Shareholders of record should contact our transfer agent, American Stock Transfer and Trust, at:

6201 15th Avenue

Brooklyn, NY 11219

(800) 937-5449

Shareholders who hold their shares in street name should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

PMC Commercial is subject to the information and periodic reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. PMC Commercial files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read PMC Commercial’s SEC filings, including PMC Commercial’s proxy statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document PMC Commercial files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

The SEC allows PMC Commercial to “incorporate by reference” information into this proxy statement, which means that PMC Commercial can disclose important information to you by referring you to another document filed separately with the SEC. This proxy statement incorporates by reference the following portions of the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 10, 2014:

•	The financial statements of the Company and its subsidiaries filed by as part of the our Form 10-K;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (pages 33 to 56 of our Form 10-K); and

•	Quantitative and qualitative disclosures about market risk (pages 57 to 59 of our Form 10-K).

This document contains important information about PMC Commercial and its finances. The information incorporated by reference is deemed to be part of this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the proposals to be presented at the Meeting, you should contact PMC Commercial by telephone or in writing:

PMC Commercial Trust

17950 Preston Road Suite 600

Dallas, Texas 75252

Attn: Investor Relations

(972) 349-3235

BY ORDER OF THE BOARD OF TRUST MANAGERS

Jan Salit,

President and Secretary

Dated: April     , 2014

APPENDIX A

MARYLAND CHARTER

ARTICLES OF INCORPORATION

of

PMC COMMERCIAL TRUST, INC.

THIS IS TO CERTIFY THAT:

ARTICLE I

INCORPORATOR

The undersigned,                         , whose address is                         , being at least 18 years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (hereinafter, the “Corporation”) is PMC Commercial Trust, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation (the “Charter”), “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall initially be seven, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the next annual meeting of stockholders and their successors are duly elected and qualify are:

Richard S. Ressler Avraham Shemesh Shaul Kuba Kelly Eppich Douglas Bech Robert Cresci Frank Golay

Section 5.2 Vacancies. Subject to the rights of holders of any class or series of stock to elect one or more directors voting separately as a class, the Board of Directors may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director so elected by the Board of Directors to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and such director’s successor is duly elected and qualifies. The Corporation elects, at such time as it becomes eligible under Section 3-802 of the MGCL, to make the election provided for under Section 3-804(c) of the MGCL that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock hereafter classified or reclassified, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and such director’s successor is duly elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

Section 5.3 Removal of Directors. Subject to the rights of holders of any class or series of stock to elect or remove one or more director, any director, or the entire Board of Directors, may be removed from office at any time with or without cause by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Section 5.4 Extraordinary Actions. Except as specifically provided in Section 5.3 (relating to removal of directors) and in Article VIII (relating to certain amendments of the Charter, including amendments to Article VII (relating to restrictions on transfer and ownership of shares) and Section 5.7 (relating to indemnification) hereof), notwithstanding any provision of law requiring any action to be taken, approved or authorized by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken, approved or authorized by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.5 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.6 Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of any class or series of stock hereafter classified or reclassified pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security or right of the Corporation that it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors and upon such terms and conditions as specified by the Board of Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.7 Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and Bylaws shall vest immediately upon election of a director or officer. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors. The indemnification and payment or reimbursement of expenses provided in this Charter shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

No amendment of the Charter or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Section 5.7 in respect of any act or omission that occurred prior to such amendment or repeal.

Section 5.8 Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.9 REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall take such actions as it determines necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

Section 5.10 Management Agreements. The Board of Directors may engage a Manager or Managers to advise the Board of Directors and be responsible for directing the day-to-day affairs of the Corporation pursuant to a written agreement (a “Management Agreement”). The approval of any Management Agreement and the renewal or termination thereof shall require the affirmative vote of a majority of the Board of Directors.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The Corporation has authority to issue One Billion (1,000,000,000) shares of stock, $0.001 par value per share, consisting of Nine Hundred Million (900,000,000) shares of Common Stock, $0.001 par value per share (the “Common Stock”), and One Hundred Million (100,000,000) shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is One Million Dollars ($1,000,000.00). If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any class or series thereof from time to time, into one or more classes or series of stock.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of stock of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers (including the ability to grant exclusive voting rights on a Charter amendment that would alter the contract rights, as expressly set forth in the Charter, only of the specified class or series of stock), restrictions, including without limitation, restrictions as to transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document.

Section 6.5 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws. The Board of Directors shall have the exclusive power to adopt, amend, alter or repeal any provision of the Bylaws and to make new Bylaws. The stockholders of the Corporation shall not have the power to make, adopt, amend, alter or repeal any provision of the Bylaws.

Section 6.6 Written Consent of Stockholders. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of these Articles of Incorporation, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean nine and eight-tenths percent (9.8%) in value or in the number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Capital Stock, excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes. The value and number of the outstanding shares of Capital Stock shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and Section 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any Charitable Trust provided for in Section 7.3.1.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Common Stock of the Corporation excluding any outstanding shares of Common Stock not treated as outstanding for federal income tax purposes. The number and value of the outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.6.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Charter or the Board of Directors pursuant to Section 7.2.6 and subject to adjustment pursuant to Section 7.2.7, the percentage limit established for an Excepted Holder by the Charter or the Board of Directors pursuant to Section 7.2.6.

Initial Date. The term “Initial Date” shall mean the effective date of the merger of PMC Commercial Trust, a Texas real estate investment trust company with and into the Corporation or such other date as determined by the Board of Directors in its sole discretion.

Manager. The term “Manager” means a Person engaged by the Corporation pursuant to a Management Agreement (as that term is defined in Section 5.10) to advise the Board of Directors and be responsible for directing day-to-day business affairs of the Corporation, including any Person to which the Person so engaged subcontracts substantially all such functions.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 7.2.1(a). If appropriate in the context, “Prohibited Owner” shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.9 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date but subject to Section 7.4:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) Except as provided in Section 7.2.6 hereof, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii) No person shall Transfer shares of Capital Stock to the extent that such Transfer would result in the Capital Stock being beneficially owned by fewer than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code).

(iv) Except as provided in Section 7.2.6 hereof, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership would cause the Corporation to Constructively Own ten percent (10%) or more of the ownership interests in a tenant of the Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code.

(v) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership would otherwise cause the Corporation to fail to qualify as a REIT.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock (or any other event) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii), (iii), (iv) or (v),

(i) then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii), (iii), (iv) or (v) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii), (iii), (iv) or (v), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii), (iii), (iv) or (v) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach. If the Board of Directors or any duly authorized committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have Beneficially Owned or Constructively Owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and until the Restriction Termination Date:

(a) Every owner of five percent or more (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in value of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class or series of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide promptly to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(b) Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide promptly to the Corporation such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.9 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s status as a REIT.

Section 7.2.6 Exceptions.

(a) The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or the restrictions under 7.2.1(a)(iv), as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Corporation to lose its status as a REIT.

(b) Prior to granting any exception pursuant to Section 7.2.6(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.2.1(a)(ii), (iv) and (v), an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or private resale of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or resale of such Capital Stock, and provided that the restrictions contained in Section 7.2.1(a) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

Section 7.2.7 Change in Aggregate Stock Ownership and Common Stock Ownership Limits. The Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit; provided, however, that a decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose Beneficial Ownership or Constructive Ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s Beneficial Ownership or Constructive Ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or

Aggregate Stock Ownership Limit, but until such time as such Person’s Beneficial Ownership or Constructive Ownership of Capital Stock falls below such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit any further acquisition or increase in Beneficial Ownership or Constructive Ownership of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.8 Legend. Each certificate for shares of Capital Stock shall bear a legend summarizing the provisions of this Article VII. Instead of such legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the Capital Stock held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or other distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Sale of Shares by Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4 Stock Market Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.7 Interpretation. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1 of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII and any applicable provisions of the Code with respect to any situation based on the facts known to it.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment (by merger, consolidation or otherwise) altering the terms or contract rights as expressly set forth in the Charter of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except for amendments to Section 5.3, Section 5.7, Article VII or the next sentence of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the stockholders by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter. However, any amendment to Section 5.3, Section 5.7, Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this          day of                     , 2014.

APPENDIX B

MARYLAND BYLAWS

BYLAWS

of

PMC COMMERCIAL TRUST, INC.

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of PMC Commercial Trust, Inc. (the “Corporation”) in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

Section 3. SPECIAL MEETINGS.

(a) General. Each of the chairman of the Board of Directors, president, chief executive officer and Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of the stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the Board of Directors, chief executive officer, president or Board of Directors, whoever has called the meeting.

(b) Stockholder Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast on such matter at such meeting shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the name and address of the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within sixty (60) days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the Board of Directors, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) ten (10) Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such ten (10) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close.

Section 4. NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the vice chairman of the Board of Directors, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share entitles the holder thereof to vote for as many individuals as there are Directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share of stock, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER PROPOSALS BY STOCKHOLDERS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation disproportionately to such person’s economic interest in the Company Securities and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and

(vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director that has not been disclosed to the Corporation and (b) will serve as a Director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(5) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing Directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the ninetieth (90th) day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two (2) Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order that voting be by ballot or otherwise.

Section 13. TELEPHONE MEETINGS. The Board of Directors or chairman of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 14. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 15. STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of Directors; provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than twenty-five (25); and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. A Director shall be an individual at least 21 years of age who is not under legal disability.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the chief executive officer, the president or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority or such other percentage of such group.

The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.

Section 7. VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough Directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the vice chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the Board of Directors, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of proceedings of the Board of Directors.

Section 11. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 12. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 13. COMPENSATION. Directors shall not receive any stated salary for their services as Directors, but, by resolution of the Directors, Directors may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired by the Corporation and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. RESIGNATION OF DIRECTORS. Any Director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 15. RELIANCE. Each Director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

Section 16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any Director, officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation, except as set forth in a written agreement between the Corporation and such Director, officer, employee or agent of the Corporation; provided that such Director, officer, employee or agent complies with the applicable terms of the then existing conflicts of interest policy of the Corporation.

Section 17. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. The presence of a majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the Board of Directors, a vice chairman of the Board of Directors, a chief executive officer, one or more vice presidents, a chief investment officer, a chief operating officer, a chief financial officer, a chief legal officer, a chief accounting officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 8. CHIEF LEGAL OFFICER. The Board of Directors may designate a chief legal officer. The chief legal officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 9. CHIEF ACCOUNTING OFFICER. The Board of Directors may designate a chief accounting officer. The chief accounting officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 10. CHAIRMAN OF THE BOARD. The Board of Directors may designate from among its members a chairman of the Board of Directors, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the Board of Directors as an executive or non-executive chairman. The chairman of the Board of Directors shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The chairman of the Board of Directors shall perform such other duties as may be assigned to him or her by these Bylaws the Board of Directors.

Section 11. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 12. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, president or Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.

Section 13. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, president or Board of Directors.

Section 14. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 15. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, president or Board of Directors.

Section 16. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, president chief financial officer, treasurer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation, as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a Director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

APPENDIX C

REINCORPORATION MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of April [    ], 2014, is made by and between PMC Commercial Trust, a Texas real estate investment trust (“PMC Commercial”), and PMC Commercial Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of PMC Commercial (“Merger Sub” and together with PMC Commercial, the “Parties”).

RECITALS

WHEREAS, the Board of Trust Managers of PMC Commercial (the “PMC Commercial Board”) and the Board of Directors of Merger Sub (the “Merger Sub Board”) have each determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are advisable and in the best interest of PMC Commercial, Merger Sub and their respective stockholders and have each approved this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, upon the recommendation and advice of the PMC Commercial Board and the Merger Sub Board, the PMC Commercial Shareholders and the Merger Sub Stockholder (as such terms are herein defined), respectively authorized and approve the Merger.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the foregoing, the Parties hereby agree as follows:

ARTICLE I

MERGER

1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the procedures set forth in Section 10.001 of the Texas Business Organizations Code (“TBOC”) and in Section 3-105 of the Maryland General Corporation Law (the “MGCL”), PMC Commercial shall be merged with and into Merger Sub (the “Merger”). Following the Merger, Merger Sub will continue as the surviving corporation (the “Surviving Company”), the separate corporate existence of PMC Commercial will cease, each in accordance with Section 3-114 of the MGCL, and, from and after the Effective Time (as hereinafter defined), the Merger shall have the effects set forth in the applicable provisions of the MGCL. The parties agree that the transactions contemplated by this Agreement are intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2 Closing. The closing (the “Closing”) of the Merger will take place at 3:00 PM on April [    ], 2014, at the offices of DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601 by the exchange of signatures and other closing deliveries electronically (with original signatures to be delivered via overnight delivery), or at such other time and place and means as is agreed to in writing by the Parties hereto (the date on which the Closing takes place, the “Closing Date”).

1.3 Effective Time. Upon the terms and subject to the conditions set forth herein, as part of the Closing, the Parties shall (i) execute a certificate of merger in accordance with Section 10.151 of the TBOC (“Texas Certificate of Merger”) in substantially the form attached hereto as Exhibit A, file the Texas Certificate of Merger with the Texas Secretary of State and make all other filings and recordings required under the TBOC with respect to the Merger; and (ii) execute Maryland articles of merger in accordance with the provisions of the MGCL (the “Maryland Articles of Merger”, and together with the Texas Certificate of Merger, the “Requisite Articles of Merger”) in substantially the form attached hereto as Exhibit B, file the Maryland Articles of Merger with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and make all other filings and recordings required under the MGCL with respect to the Merger. The Merger shall become effective at such time as the Parties shall agree should be specified in the Requisite Articles of Merger (such time as the Merger becomes effective, the “Effective Time”); provided that such time (i) is not earlier than the time (a) the Maryland Articles of Merger are accepted for record by the SDAT, and (b) the Texas Certificate of Merger is accepted for record by the Texas Secretary of State, and (ii) does not exceed 30 days after the later of the (a) filing of the Texas Certificate of Merger with the Texas Secretary of State and (b) acceptance for record of the Maryland Articles of Merger by the SDAT.

1.4 Charter and Bylaws. The articles of incorporation of Merger Sub (the “Merger Sub Charter”) and the bylaws of Merger Sub (the “Merger Sub Bylaws”) as in effect immediately prior to the Effective Time and in substantially the form attached hereto as Exhibit C and Exhibit D, respectively, shall, except for any required amendments, remain the articles of incorporation and the bylaws of the Surviving Company, until further amended in accordance with the respective terms of such articles of incorporation, bylaws and the MGCL.

1.5 Directors and Officers of the Surviving Company. Unless otherwise determined by the Parties, from and after the Effective Time, (i) the directors of Merger Sub immediately prior to the Effective Time shall remain the directors of the Surviving Company, and (ii) the officers of Merger Sub immediately prior to the Effective Time shall remain the officers of the Surviving Company, in each case until the earlier of their respective death, resignation or removal and their respective successors are duly elected or appointed and qualified in accordance with the bylaws of the Surviving Company and the MGCL.

1.6 Merger Consideration. At the Effective Time, pursuant to this Agreement and in accordance with Section 3-114 of the MGCL, the separate corporate existence of PMC Commercial will cease by virtue of the Merger and without any further action on the part of PMC Commercial, Merger Sub, or the shareholders of PMC Commercial (“PMC Commercial Shareholders”), or stockholder of Merger Sub (“Merger Sub Stockholder”), and:

(a) each common share of beneficial interest of PMC Commercial (“PMC Commercial Common Share”) issued and outstanding immediately prior to the Effective Time shall automatically be, at the Effective Time, cancelled and in exchange for the cancellation thereof, converted into the right to receive one share of common stock of Merger Sub (“Per Common Share Merger Consideration”); and

(b) from and after the Effective Time, each PMC Commercial Common Share shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Per Common Share Merger Consideration.

1.7 Recordation of Exchange.

(a) No Further Ownership Rights. All Per Common Share Merger Consideration paid by Merger Sub in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the PMC Commercial Common Shares in respect of which such Per Common Share Merger Consideration was paid. At the close of business on the day on which the Effective Time occurs, the share transfer books of PMC Commercial shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Company of PMC Commercial Common Shares.

(b) No Liability. None of PMC Commercial, Merger Sub, or any employee, officer, trust manager, director, partner, agent or affiliate of any of them, shall be liable to any person for any part of the Per Common Share Merger Consideration or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any PMC Commercial Common Shares five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any federal, state, local government, or agency or any court, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, shall, to the extent permitted by applicable law, become the property of Merger Sub or its designated affiliate free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(c) No Interest. No interest shall be paid or shall accrue on unpaid dividends declared in respect of the PMC Commercial Common Shares and with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

(d) Withholding Rights. The Surviving Company shall be entitled to deduct and withhold from the Per Common Share Merger Consideration otherwise payable pursuant to this Agreement to any holder of PMC Commercial Common Shares, shares (or such fractions thereof) as have a value equal to such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign tax law. Any such amounts so deducted and withheld shall be paid over to the applicable governmental entity in accordance with applicable law and shall be treated for all purposes of this Agreement as having been paid to the former holder of PMC Commercial Common Shares in respect of which such deduction and withholding was made.

1.8 Closing Deliveries. At the Closing:

(a) PMC Commercial and Merger Sub shall execute and deliver to the other the Texas Certificate of Merger.

(b) PMC Commercial and Merger Sub shall each execute and deliver to the other the Maryland Articles of Merger.

(c) Merger Sub shall cause the Per Common Share Merger Consideration to be paid to the PMC Commercial Shareholders.

ARTICLE II

COVENANTS

2.1 Requisite Articles of Merger. The Parties hereby covenant and agree to promptly (i) execute the Texas Certificate of Merger and cause such certificate to be filed with the Texas Secretary of State and to take such other actions as may be required by the TBOC to effectuate the Merger, and (ii) execute the Maryland Articles of Merger and cause such articles to be filed with the SDAT and to take such other actions as may be required by the MGCL to effectuate the Merger.

2.2 Indemnification; Trust Managers’ and Officers’ Insurance. From and after the Effective Time, the Surviving Company agrees that it will indemnify, and pay or reimburse the reasonable expenses of, to the fullest extent permitted by law and its articles of incorporation and bylaws (each as amended or restated from time to time), in advance of final disposition of a proceeding, (i) any individual who is a present or former trust manager or officer of PMC Commercial or (ii) any individual who, while a trust manager of PMC Commercial and at the request of PMC Commercial, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time.

2.3 Further Assurances. Each Party shall execute and deliver to the other Party all such other and further instruments and documents and take or cause to be taken all such other and further actions as the other Party may reasonably request in order to effect the Merger and any related transaction.

2.4 Distributions. The obligations of PMC Commercial with respect to any dividends or other distributions to the shareholders of PMC Commercial that have been declared by PMC Commercial but not paid prior to the Effective Time will be assumed by the Surviving Company in accordance with the terms thereof.

ARTICLE III

TERMINATION

3.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of PMC Commercial, by the mutual consent of the PMC Commercial Board and the Merger Sub Board.

3.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article III, neither Party (nor any of its directors or officers) shall have any liability or further obligation to the other Party to this Agreement.

ARTICLE IV

MISCELLANEOUS AND GENERAL

4.1 Entire Agreement. This Agreement, including any Exhibits and documents delivered by the Parties in connection herewith, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.

4.2 Modification or Amendment. Subject to the applicable provisions of the TBOC and the MGCL, at any time prior to the Effective Time, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties.

4.3 Counterparts. For the convenience of the Parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

4.5 Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

4.6 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

4.7 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

4.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

4.9 No Appraisal Rights. Pursuant to paragraph (b) of Article Eight of the Declaration of Trust of PMC Commercial, as amended, the holders of PMC Commercial Common Shares are not entitled to dissenters’ or appraisal rights as a result of the Merger.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto on the date first herein above written.

PMC COMMERCIAL TRUST

By:
Name: Title:

PMC COMMERCIAL MERGER SUB, INC.

By:
Name: Title:

[Signature Page—PMC Commercial/PMC Merger Sub Merger Agreement]

Exhibit A

Texas Certificate of Merger

Exhibit B

Maryland Articles of Merger

Exhibit C

Merger Sub Charter

Exhibit D

Merger Sub Bylaws

APPENDIX D

AMENDMENT TO DECLARATION OF TRUST

D-1

AMENDMENT NO. 3

TO THE

DECLARATION OF TRUST

OF

PMC COMMERCIAL TRUST

The Declaration of Trust of PMC Commercial Trust, a Texas real estate investment trust (the “Trust”), as amended (the “Declaration of Trust”), was further amended by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Trust on April     , 2014, as follows:

1. Article Eight, paragraph (a), of the Declaration of Trust is hereby amended in its entirety and the following is substituted therefor:

The beneficial interests in the Trust shall be divided into shares. The Trust shall have authority to issue 1,000,000,000 shares, par value $.01 per share, of beneficial interest (the “Shares”) and shall consist of common Shares and such other types of classes of securities of the Trust as the Trust Managers may create and authorize from time to time and designate as representing a beneficial interest in the Trust. Shares may be issued for such consideration as the Trust Managers determine or, if issued as a result of a Share dividend or Share split, without any consideration, in which case all Shares so issued shall be fully paid and nonassessable.

2. The foregoing amendment was recommended by the Board of Trust Managers and approved by the shareholders of the Trust effective April     , 2014.

3. The amendment was approved in accordance with Section 200.056 of the Texas Business Organizations Code and the Declaration of Trust.

[Signature page follow]

D-2

IN WITNESS WHEREOF, this Amendment No. 3 to the Declaration of Trust of the Trust has been executed this     day of April 2014.

PMC COMMERCIAL TRUST

By:

Name:

Title:

APPENDIX E

PLAN AMENDMENT

E-1

FIRST AMENDMENT TO THE

PMC COMMERCIAL TRUST

2005 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (the “Amendment”) to the PMC Commercial Trust 2005 Equity Incentive Plan (the “Plan”) is effective as of the date this Amendment is approved by the shareholders of PMC Commercial Trust (the “Company”).

W I T N E S S E T H:

WHEREAS, the Plan was originally adopted by the Company’s Board of Trust Managers (the “Board”) on March 5, 2005, and approved by the shareholders of the Company on June 11, 2005 (unless otherwise defined herein, capitalized terms defined in the Plan, when used herein, shall have the respective meanings set forth therein);

WHEREAS, the Board now finds it desirable and in the best interest of the Company to amend the Plan, subject to approval by the shareholders of the Company, to (i) increase the number of Shares to be reserved and authorized for issuance under the Plan by 1,000,000 Shares to 1,500,000 Shares; and (ii) increase the limitation on the number of Restricted Shares that may be granted to each executive officer and all Independent Trust Managers in the aggregate during any fiscal year.

NOW THEREFORE, the Plan is hereby amended as follows:

1. Increase in Shares Issuable. The first sentence of Section 3(a) of the Plan is amended as follows:

“The maximum number of Shares reserved and available for issuance under the Plan shall be 1,500,000 Shares, subject to adjustment as provided in Section 3(b).”

2. Increase in Restricted Share Limitation. The final sentence of Section 6(a) of the Plan is amended as follows:

“No more than 20,000 Restricted Shares may be granted to each executive officer and no more than 500,000 Restricted Shares may be granted to all Independent Trust Managers in the aggregate during any fiscal year.”

E-2

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

PMC COMMERCIAL TRUST

By:
Its:

Title:

APPENDIX F

ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013

F-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10–K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended December 31, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period From                  to

Commission File Number: 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

Texas	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common shares of beneficial interest, $.01 par value	NYSE MKT

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a well-known seasoned issuer (as defined in Rule 405 of the Securities Act).    YES  ☐    NO  ☒

Indicate by check mark whether the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.    YES  ☐    NO  ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES   ☒     NO  ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit and post such files).    YES  ☒    NO  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the Registrant is a shell company (as defined in Exchange Act Rule 12b-2).    YES  ☐    NO  ☒

The aggregate market value of common shares held by non-affiliates of the Registrant, based upon the closing sale price of the Common Shares of Beneficial Interest on June 30, 2013 as reported on the NYSE MKT, was approximately $83 million. Common Shares of Beneficial Interest held by each officer and trust manager and by each person who owns 10% or more of the outstanding Common Shares of Beneficial Interest have been excluded because such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of March 5, 2014, the Registrant had outstanding 10,596,220 Common Shares of Beneficial Interest.

DOCUMENTS INCORPORATED BY REFERENCE:

None.

PMC COMMERCIAL TRUST

Form 10-K

For the Year Ended December 31, 2013

Forward-Looking Statements

This Form 10-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of our loans receivable and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “believe,” “anticipate,” “estimate,” or “continue,” or the negative thereof or other variations or similar words or phrases. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties identified in this Form 10-K, including, without limitation, the risks identified under the caption “Item 1A. Risk Factors.” Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Form 10-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake to update them to reflect changes that occur after the date they are made, except to the extent required by applicable securities laws.

PART I

Item 1.	BUSINESS

INTRODUCTION

PMC Commercial Trust (“PMC Commercial” and together with its wholly-owned subsidiaries, the “Company,” “our” or “we”) is a real estate investment trust (“REIT”) organized in 1993 that primarily originates loans to small businesses collateralized by first liens on the real estate of the related businesses. As a REIT, we seek to maximize shareholder value through long-term growth in dividends paid to our shareholders. We must distribute at least 90% of our REIT taxable income to shareholders to maintain our REIT status. See “Tax Status.” Our common shares are traded on the NYSE MKT under the symbol “PCC”. Upon completion of the merger, referred to below, our common shares will be traded on the NASDAQ Global Market under the symbol “PMCT.”

We historically generated revenue primarily from the yield and other fees earned on our investments with loans predominantly to borrowers in the hospitality industry. Our operations include originating, servicing and selling the government guaranteed portions of certain loans. During the years ended December 31, 2013 and 2012, our total revenues were $17.9 million and $17.1 million, respectively, and our net income (loss) was $2.1 million and ($2.2) million, respectively. See “Item 8. Financial Statements and Supplementary Data.”

On July 8, 2013, we entered into a definitive merger agreement with CIM Urban REIT, LLC (“CIM REIT”), a private commercial REIT and subsidiaries of the respective parties. On February 11, 2014, PMC Commercial shareholders approved certain transactions contemplated by the merger agreement. Approval for the transfer of our SBA 7(a) license was received from the Small Business Administration (“SBA”) on March 10, 2014. The merger is anticipated to be completed no later than March 31, 2014 based upon the satisfaction or waiver of all conditions to the merger.

Pursuant to the merger agreement, an affiliate of CIM REIT will receive approximately 22.0 million newly-issued PMC Commercial common shares and approximately 65.0 million newly-issued PMC Commercial preferred shares. Each preferred share will be convertible into seven common shares, resulting in the issuance of an aggregate of approximately 477.2 million common shares in the merger and other transactions after the conversion representing approximately 97.8% of PMC Commercial’s outstanding shares.

All PMC Commercial common shares that were outstanding immediately prior to the transactions will remain outstanding following the merger and related transactions. In addition, PMC Commercial shareholders of record at the close of the business day prior to the closing of the transactions will receive a special cash dividend of $5.50 per common share plus that pro-rata portion of our regular quarterly cash dividend accrued through the closing date of the merger payable ten business days following the completion of the merger.

CIM Urban Partners, L.P. (“CIM Urban”), the operating subsidiary of CIM REIT, and its subsidiaries invest primarily in substantially stabilized real estate and real estate-related assets in high density, high barrier-to-entry urban markets throughout North America, which CIM Group, LLC (“CIM Group”), an affiliate of CIM Urban, has targeted for opportunistic investment and which are likely, in CIM Group’s opinion, to experience above-average rent growth relative to national averages and/or their neighboring central business districts. CIM Urban is managed by an affiliate of CIM Group, a related party. CIM Group is an integrated, full-service investment manager with in-house research, acquisition, investment, development, finance, leasing and management capabilities. Its headquarters are located in Los Angeles, California.

Upon completion of the merger, we plan to (1) invest primarily in substantially stabilized real estate and real estate-related assets in high density, high barrier-to-entry urban markets throughout North America, in a manner similar to the current investment strategy of CIM Urban and (2) continue to originate loans to small businesses collateralized by first liens on the real estate of the related businesses, in accordance with our current investment strategy but with a focus on expanding our existing business of originating loans through the SBA’s 7(a) Guaranteed Loan Program (“SBA 7(a) Program”).

Our lending business will continue to be managed by our existing employees and management team. The operations of our real estate business will be managed by CIM Group through an investment management agreement (“the Investment Management Agreement”) that will provide the day-to-day management of CIM Urban’s operations. CIM Group will manage most aspects of our real estate business, and it is anticipated that PMC Commercial will be the principal investment vehicle through which CIM Group will place substantially stabilized real estate investments. We expect to generate additional value by:

•	expanding the existing CIM Urban portfolio through the acquisition of substantially stabilized real estate and real estate-related assets at yields which are accretive relative to the targeted dividend;

•	increasing the leverage of the CIM Urban real estate portfolio from its current ratio to a ratio more in line with the broad universe of REITs, and to the extent additional borrowing is then available, subsequently investing the proceeds into additional investments; and

•	expanding over time into new real estate-related activities supported by CIM Group’s broad real estate investment capabilities. These activities may include (1) originating and/or investing in a variety of loan products, including, but not limited to, mezzanine loans, commercial real estate loans and other types of loans, (2) real estate development activities to create core property or otherwise, and/or (3) forming an open-ended REIT to raise additional capital from institutional investors, which would involve a joint venture with CIM Urban.

A condition to completion of the merger was approval of the change in ownership of our two Small Business Investment Companies (“SBICs”) by the Small Business Investment Company Division of the SBA. As part of the approval process, license applications were required to be submitted for each SBIC. Due to the lengthy timeframe associated with the license application process, we were unable to obtain the SBA’s approval of the SBIC license applications. Therefore, upon completion of the merger, the licenses will be surrendered. After completion of the merger, we may re-apply for these licenses.

LENDING ACTIVITIES

Overview

We are a national lender that primarily originates loans to small businesses, principally in the limited service hospitality industry. In addition to first liens on the real estate of the related businesses, our loans are typically personally guaranteed by the principals of the entities obligated on the loans.

We identify loan origination opportunities through personal contacts, internet referrals, attendance at trade shows and meetings, direct mailings, advertisements in trade publications and other marketing methods. We also generate loans through referrals from real estate and loan brokers, franchise representatives, existing borrowers, lawyers and accountants.

Loan Originations and Underwriting

We believe that we successfully compete in certain sectors of the commercial real estate finance market, primarily the limited service hospitality sector, due to our diligent underwriting which is benefitted by our understanding of our borrowers’ businesses and our responsive customer service.

We consider traditional underwriting criteria such as:

•	The underlying cash flow of the owner-operator;

•	The components, value and replacement cost of the borrower’s collateral (primarily real estate);

•	The industry and competitive environment in which the borrower operates;

•	The financial strength of the guarantors;

•	Analysis of local market conditions;

•	The ease with which the collateral can be liquidated;

•	The existence of any secondary repayment sources;

•	Evaluation of the property operator; and

•	The existence of a franchise relationship.

Upon receipt of a completed loan application, our credit department conducts: (1) a detailed analysis of the potential loan, which typically includes a third-party licensed appraisal and a valuation by our credit department of the property that will collateralize the loan to ensure compliance with loan-to-value percentages, (2) a site inspection for real estate collateralized loans, (3) a review of the borrower’s business experience, (4) a review of the borrower’s credit history, and (5) an analysis of the borrower’s debt-service-coverage, debt-to-equity and other applicable ratios. We also utilize local market economic information to the extent available.

Loan Portfolio Statistics

Information on our loans receivable was as follows:

	At December 31,
	2013	2012
	(Dollars in thousands)
Principal outstanding (1)	$239,606	$242,126
Weighted average interest rate	5.8%	5.8%
Average yield (2)	5.7%	5.2%
Weighted average contractual maturity in years	15.6	15.5
Hospitality industry concentration	94.7%	94.3%
Texas concentration (3)	13.4%	14.7%

(1)	Loans receivable outstanding before loan loss reserves and deferred commitment fees.
(2)	The calculation of average yield divides our interest income, prepayment fees and other loan related fees, adjusted by the provision for loan losses, by the weighted average loans receivable outstanding.
(3)	No other state concentrations greater than or equal to 10% existed at December 31, 2013 or 2012.

SBA 7(a) Program

First Western SBLC, Inc. (“First Western”), a wholly-owned subsidiary of PMC Commercial Trust, is licensed as a small business lending company (“SBLC”) that originates loans through the SBA 7(a) Program.

The SBA maintains a Preferred Lender Program wherein it grants Preferred Lender Program (“PLP”) status to certain lenders originating SBA 7(a) Program loans based on achievement of certain standards in lending which are regularly monitored by the SBA. First Western has been granted national PLP status and originates, sells and services small business loans. As a Preferred Lender, First Western is authorized to place SBA guarantees on loans without seeking prior SBA review and approval. Being a national lender, PLP status allows First Western to expedite loans since First Western is not required to present applications to the SBA for concurrent review and approval.

We continue to focus on the origination of SBA 7(a) Program loans due to their profitability. We utilize the SBA 7(a) Program to originate small business loans, primarily secured by real estate, and then sell the government guaranteed portion to investors.

The SBA 7(a) Program is the SBA’s primary loan program. In general, the SBA reduces risks to lenders by guaranteeing major portions of qualified loans made to small businesses. This enables lenders to provide financing to small businesses when funding may otherwise be unavailable or not available on reasonable terms. Accordingly, loans originated using the SBA 7(a) Program typically have less stringent underwriting requirements than loans originated under our other loan programs. These differences in underwriting will typically be related to the age of the property, required equity investment, limited business experience of the borrower and strength of guarantors.

We may originate SBA 7(a) Program loans up to $5 million primarily to existing businesses, who use the funds for a wide range of business needs including, but not limited to:

•	Opening, expanding or acquiring a business or franchise;

•	Purchasing commercial real estate and property improvements; and

•	Refinancing existing business debt.

The terms of an SBA 7(a) Program loan are primarily distinguished from the terms of a conventional loan by the following:

•	A longer term is possible. We offer up to 25 year amortization periods and maturities compared to conventional loans which typically are a maximum of 20 years.

•	Lower down payments are generally required. SBA loans typically have down payments that are usually 20% of the entire project cost while conventional loans generally require between 25% and 30%.

•	No early balloon payments or prepayment fees. SBA loans are generally fully amortizing without a balloon payment at maturity. In addition, if the term is less than 15 years, there is no prepayment fee.

Under the SBA 7(a) Program, the SBA typically guarantees 75% of qualified loans over $150,000. While the eligibility requirements of the SBA 7(a) Program vary by the industry of the borrower and affiliates and other factors, the general eligibility requirements include, but are not limited to: (1) gross sales of the borrower cannot exceed size standards set by the SBA (i.e., $30.0 million for limited service hospitality properties) or alternatively average net income cannot exceed $5.0 million for the most recent two fiscal years for the borrower and affiliates, (2) liquid assets of the borrower cannot exceed specified limits, (3) tangible net worth of the borrower and affiliates must be less than $15.0 million, (4) the borrower must be a U.S. citizen or legal permanent resident and (5) the maximum aggregate SBA loan guarantees to a borrower cannot exceed $3.75 million. Maximum maturities for SBA 7(a) Program loans are 25 years for real estate and 10 years for the purchase of machinery, furniture, fixtures and/or equipment. In order to operate as an SBLC, a licensee is required to maintain a minimum regulatory capital (as defined by SBA regulations) of the greater of (1) 10% of its outstanding loans receivable and other investments or (2) $1.0 million, and is subject to certain other regulatory restrictions such as change in control provisions. First Western is periodically examined and audited by the SBA to determine compliance with SBA regulations.

TAX STATUS

PMC Commercial has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). As a REIT, PMC Commercial is generally not subject to Federal income tax (including any applicable alternative minimum tax) to the extent that it distributes at least 90% of its REIT taxable income to shareholders. Certain of PMC Commercial’s subsidiaries have elected to be treated as taxable REIT subsidiaries; thus, their earnings are subject to U.S. Federal income tax. To the extent PMC Commercial’s taxable REIT subsidiaries retain their earnings and profits, these earnings and profits will be unavailable for distribution to our shareholders.

PMC Commercial may, however, be subject to certain Federal excise taxes and state and local taxes on its income and property. If PMC Commercial fails to qualify as a REIT in any taxable year, it will be subject to Federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and will not be able to qualify as a REIT for four subsequent taxable years. REITs are subject to a number of organizational and operational requirements under the Code. See “Item 1A. Risk Factors – REIT Related Risks” for additional tax status information.

EMPLOYEES

We employed 32 individuals including marketing professionals, investment professionals, operations professionals and administrative staff as of December 31, 2013. We have employment agreements with our two executive officers. At December 31, 2013, our operations were centralized in Dallas, Texas. We believe the relationship with our employees is good.

COMPETITION

Lending

When originating loans we compete with other specialty commercial lenders, SBA 7(a) lenders, banks, broker dealers, other REITs, savings and loan associations, insurance companies and other entities that originate loans. Many of these competitors have greater financial and managerial resources than us, are able to provide services we are not able to provide (i.e., depository services), and may be better able to withstand the impact of economic downturns.

Variable-rate lending: For our variable-rate loan products, we believe we compete effectively on the basis of interest rates, our long-term maturities and payment schedules, the quality of our service, our reputation in the marketplace, and greater responsiveness to renewal and refinancing requests from borrowers.

Fixed-rate lending: In the current market, borrowers are looking predominately for fixed-rate loans; however, to date, our ability to offer fixed-rate loans has been limited by our cost of capital and availability of funds. Upon completion of the merger, we do not anticipate originating fixed-rate loans.

CIM Urban

CIM Urban’s office portfolio competes with a number of developers, owners and operators of office real estate, many of which own properties similar to CIM Urban in the same markets in which its properties are located.

CIM Urban’s hotel portfolio competes for guests primarily with other hotels in the immediate vicinity of CIM Urban’s hotels and secondarily with other hotels in the geographical market of CIM Urban’s hotels.

There are numerous housing alternatives that compete with CIM Urban’s apartment communities in attracting residents. These include other apartment communities and single-family homes that are available for rent in the markets in which the communities are located. CIM Urban also faces competition from other real estate investment funds, businesses and other entities in the acquisition, development and operation of apartment communities.

SECURITIES EXCHANGE ACT REPORTS

We file with or furnish to the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. These reports are available free of charge on our website, www.pmctrust.com/investors, as soon as reasonably practicable after we electronically file the information with the SEC. We are providing the address to our internet site solely for the information of investors. We do not intend the address to be an active link or to otherwise incorporate the contents of the website into this report.

The SEC maintains an internet site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Item 1A. RISK FACTORS

The following information should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and related notes in Part II, Item 8, “Financial Statements and Supplemental Data” of this Form 10-K. Due to our complexity, a wide range of factors could materially affect our future developments and performance. In addition to the factors affecting specific business operations identified in connection with the description of these operations and the financial results of these operations described elsewhere in this report, management has identified the following important factors that could cause actual results to differ materially from those reflected in forward-looking statements or from our historical results. These factors, which are not all-inclusive, could have a material impact on our asset valuations, results of operations or financial condition and could also impair our ability to maintain dividend distributions at current or anticipated levels. We anticipate the completion of the merger with CIM REIT to occur no later than March 31, 2014; therefore, risk factors are provided for the operations of the combined company, CIM REIT and the lending activities of PMC Commercial Trust.

General Risks - Combined Company

If PMC Commercial fails to maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent fraud. As a result, shareholders could lose confidence in PMC Commercial’s financial and other public reporting, which would harm the business and the trading price of PMC Commercial’s common shares.

CIM Urban was previously privately owned and not subject to complying with the rules and regulations applicable to publicly traded companies including, without limitation, those of the Securities and Exchange Commission (“SEC”), national securities exchanges and the Public Company Accounting Oversight Board, federal and state securities laws and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Following completion of the merger with CIM Urban, PMC Commercial will continue as a public company subject to Section 404 of the Sarbanes-Oxley Act relating to internal controls over financial reporting. As such, PMC Commercial will be required to expand and integrate CIM Urban into its internal controls and procedures.

Effective internal controls over financial reporting are necessary for PMC Commercial to provide reliable financial reports and, together with adequate controls and procedures, are designed to prevent fraud. Any failure to integrate CIM Urban and its controls and procedures or to implement required new or improved controls, or difficulties encountered in their integration or implementation, could cause PMC Commercial to fail to meet its reporting obligations. In addition, any testing by PMC Commercial or its independent registered public accounting firm conducted in connection with Section 404 of the Sarbanes-Oxley Act may reveal deficiencies in PMC Commercial’s internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to its consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in PMC Commercial’s reported financial information, which could have a negative effect on the trading price of PMC Commercial’s common shares.

PMC Commercial is required to disclose changes made in its internal control procedures on a quarterly basis and its management is required to assess the effectiveness of these controls annually. Management’s and PMC Commercial’s independent registered public accounting firm’s assessment of these controls related to CIM Urban and its subsidiaries will not occur until PMC Commercial’s Annual Report on Form 10-K for the year ending December 31, 2014. An independent assessment of the effectiveness of PMC Commercial’s internal controls could detect problems that its management’s assessment might not. Undetected material weaknesses in PMC Commercial’s internal controls could lead to financial statement restatements and require it to incur any expense of remediation.

If PMC Commercial is unable to integrate successfully the operations of CIM Urban, its business and results of operations may be negatively affected.

The merger involves the integration of companies, which previously operated as a publicly traded REIT and a privately owned limited partnership, that had operated independently from each other. Successful integration of the operations of CIM Urban will depend primarily on PMC Commercial’s ability to consolidate business, operations, networks, systems, technologies, policies and procedures. The merger also poses other risks commonly associated with similar transactions, including unanticipated liabilities, unexpected costs and the diversion of management’s attention to the integration of the operations of PMC Commercial and CIM Urban. PMC Commercial may not be able to integrate CIM Urban’s operations without encountering difficulties, including, but not limited to, the loss of key employees, the disruption of its respective ongoing businesses or possible inconsistencies in standards, controls, policies and procedures. If PMC Commercial has difficulties with any of these integrations, this may harm its business and/or financial results.

The future consolidated results of PMC Commercial and its subsidiaries, including CIM Urban, after the merger may suffer if PMC Commercial does not effectively manage its expanded operations following the merger.

PMC Commercial may continue to expand its operations through additional acquisitions and other strategic transactions, some of which may involve complex challenges. The future success of PMC Commercial and its subsidiaries will depend, in part, upon its ability to manage its expansion opportunities, integrate new operations and business lines in an efficient and timely manner, successfully monitor its operations, costs, regulatory compliance and service quality and maintain other necessary internal controls. PMC Commercial’s expansion or acquisition opportunities may not be successful, and the combined company may not realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

PMC Commercial cannot assure you that it will be able to pay dividends.

PMC Commercial plans to pay a quarterly dividend of $0.04375 per PMC Commercial common share after the merger, which is less than the historical PMC Commercial dividend paid. The payment of such dividends to PMC Commercial shareholders may be impacted by various factors, including the following:

•	We may not have enough capital resources to pay such dividends due to changes in our cash requirements, capital spending plans, cash flow or financial position;

•	Holders of PMC Commercial preferred shares are entitled to receive dividends prior to holders of PMC Commercial common shares and there may be insufficient cash to pay dividends on PMC Commercial common shares after the payment of dividends to holders of the PMC Commercial preferred shares;

•	Decisions on whether, when and in which amounts to make any future dividends will remain at all times entirely at the discretion of the Board of Trust Managers, which reserves the right to change PMC Commercial’s dividend practices at any time and for any reason;

•	To the extent that PMC Commercial obtains credit ratings, PMC Commercial may desire to retain cash to maintain or improve its credit ratings; and

•	The amount of dividends that PMC Commercial’s subsidiaries may distribute to PMC Commercial is subject to restrictions imposed by the SBA and may be subject to restrictions imposed by state law, restrictions that may be imposed by state regulators, and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

PMC Commercial’s shareholders have no contractual or other legal right to dividends that have not been declared.

We operate in a highly regulated environment and subsequent changes could adversely affect our financial condition and/or results of operations.

As a company whose common shares are publicly traded, we are subject to the rules and regulations of the SEC. In addition, some of our lending operations are regulated by the SBA. Changes in laws that govern our entities may significantly affect our business. Laws and regulations may be changed from time to time, and the interpretations of the relevant laws and regulations are also subject to change. Any change in the laws or regulations governing our business could have a material impact on our financial condition and/or results of operations.

Changes in accounting standards may adversely impact our financial condition and/or results of operations.

As a company whose common shares are publicly traded, we are subject to the rules and regulations of the U.S. Financial Accounting Standards Board (“FASB”) related to generally accepted accounting principles (“GAAP”). Various changes to GAAP are constantly being considered, some of which could materially impact our reported financial condition and/or results of operations. Also, to the extent publicly traded companies in the U.S. would be required in the future to prepare financial statements in accordance with International Financial Reporting Standards (“IFRS”) instead of the current GAAP in the U.S, this change in accounting standards could materially impact our reported financial condition and/or results of operations.

PMC Commercial depends on the experience and expertise of its key personnel and the loss of the services of its key personnel could have a material adverse affect on our business strategy, financial condition and results of operations.

We depend on the efforts, diligence, skill, network of business contacts and close supervision of all aspects of our business by our executive management team and following completion of the merger, the senior management team of CIM Urban REIT Management, L.P. (“Advisor), a limited partnership that provides day-to-day management of CIM Urban’s operations. The loss of any members of executive management could harm PMC Commercial’s business strategy, financial condition and results of operations. In addition, the loss of either of the executive officers of PMC Commercial Trust would cause an event of default on PMC Commercial Trust’s revolving credit facility.

CIM Service Provider, LLC (“Manager”) will have the right to manage the business of PMC Commercial and certain of its subsidiaries pursuant to a Master Services Agreement and other investment management agreements. Notwithstanding the fact that these agreements provide broad discretion and authority and the payment of fees to the Manager, the agreements may be assigned by the Manager in certain circumstances without PMC Commercial’s consent and may not be terminated by PMC Commercial, except in the case of the Master Services Agreement, in limited circumstances for cause, either or both of which may have a material adverse effect on PMC Commercial.

Effective upon completion of the merger, the Manager and PMC Commercial will enter into the Master Services Agreement pursuant to which the Manager has the right to provide or designate third parties to provide various management and administrative services to PMC Commercial and its direct and indirect subsidiaries. PMC Commercial will be obligated to pay the Manager a quarterly base service fee of $250,000 for the provision of base services and market rate transaction fees for transactional and other services that the Manager elects to provide to PMC Commercial. Pursuant to the terms of the Master Services Agreement, the Manager will have the right to provide any transactional services to PMC Commercial that it would otherwise engage a third party to provide.

Pursuant to the terms of the Master Services Agreement, the Manager may also recommend new business opportunities to PMC Commercial for its approval and will make a recommendation as to whether each such new business should be internally managed or externally managed and if externally managed, the external manager and the terms of the management agreement. If the proposed external manager is to be the Manager, PMC Commercial’s independent Trust Managers must approve the decision to make such new business externally managed and terms of the applicable management agreement. If such new business is to be internally managed, the Manager will oversee the hiring of personnel and the implementation of internal management as a transactional service.

The Master Services Agreement continues in full force and effect until December 31, 2018, and thereafter will renew automatically each year. PMC Commercial may generally only terminate the Master Services Agreement for the Manager’s material breach of the Master Services Agreement, fraud, gross negligence or willful misconduct or if in certain limited circumstances, a change of control of the Manager occurs that PMC Commercial’s independent Trust Managers determine to be materially detrimental to PMC Commercial and its subsidiaries as a whole. PMC Commercial does not have the right to terminate the Master Services Agreement solely for the poor performance of PMC Commercial’s operations or any investment made by PMC Commercial on the recommendation of the Manager. Pursuant to the Master Services Agreement, PMC Commercial has agreed to appoint a member of the Manager or any of its affiliates, as designated by the Manager, as the manager (the “Urban GP Manager”) of Urban Partners GP, LLC, the general partner of CIM Urban (“CIM Urban GP”). In addition, any removal of Urban GP Manager as manager of CIM Urban GP pursuant to the Master Services Agreement will not affect the rights of the Manager under the Master Services Agreement. Accordingly, the Manager will continue to provide the base services and receive the base service fee, and the Manager or the applicable service provider will continue to provide the transactional services and receive the transaction fees, under the Master Services Agreement.

Further, the Master Services Agreement may be assigned by the Manager without the consent of PMC Commercial in the case of an assignment by the Manager to an affiliate or an entity that is a successor through merger or acquisition of the business of the Manager. In certain circumstances, including the merger or other acquisition of the business of the Manager, the amount of fees being paid pursuant to the agreements or the poor performance by the Manager, PMC Commercial may desire to terminate one or more of the management agreements. As a result of the limited termination rights under these agreements, it may not have the right to terminate such agreement(s), which could have a material adverse effect on PMC Commercial.

Future sales of PMC Commercial’s common shares may cause its market price to drop significantly, even if PMC Commercial’s business is doing well.

Urban Partners II, LLC (“Urban II”), the members of which will be CIM REIT and CIM Urban Partners GP, LLC, is entitled to registration rights, subject to certain limitations, with respect to the PMC Commercial securities it will receive upon completion of the merger pursuant to the Registration Rights and Lockup Agreement. Urban II is entitled to require PMC Commercial, on up to eight occasions, to register under the Securities Act of 1933 the PMC Commercial common shares it receives in the merger and the PMC Commercial common shares issuable upon conversion of the PMC Commercial preferred shares it receives in the merger.

In accordance with lockup provisions included in the Registration Rights and Lockup Agreement, Urban II is not permitted to engage in public sales of the PMC Commercial common shares it receives in the merger (and the PMC Commercial common shares issuable upon conversion of the PMC Commercial preferred shares it receives in the merger) until after the 12-month anniversary of the consummation of the merger without restriction, provided that these restrictions do not apply with respect to 40 million PMC Commercial common shares six months following the merger with the prior approval of a majority of the independent Trust Managers. There shall be no lockup restrictions applied to private sales of transfer of such shares.

Following the expiration of the lockup restrictions, there may be significant pent-up demand by CIM REIT to sell its PMC Commercial common shares. A large volume of sales of PMC Commercial common shares could decrease the prevailing market price of the PMC Commercial common shares and could impair PMC Commercial’s ability to raise additional capital through the sale of equity securities in the future. Even if a substantial number of sales of PMC Commercial common shares do not occur, the mere perception of the possibility of these sales could depress the market price of PMC Commercial common shares and have a negative effect on PMC Commercial’s ability to raise capital in the future.

Certain of PMC Commercial’s Trust Managers and executive officers after the merger may face conflicts of interest related to positions they hold with the Advisor, CIM Group and their affiliates, which could result in decisions that are not in the best interest of PMC Commercial’s shareholders.

Following completion of the merger, PMC Commercial anticipates that some of its Trust Managers and executive officers will be individuals who are also part owners, officers and directors of CIM Group, the Advisor, the Manager and their affiliates. As a result, they may owe fiduciary duties to these various other entities and their equity owners, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to PMC Commercial and its shareholders. Further, these multiple responsibilities may create conflicts of interest for these individuals if they are presented with opportunities that may benefit PMC Commercial and their other affiliates. The individuals may be incentivized to allocate investment opportunities to other entities rather than to PMC Commercial. Their loyalties to other affiliated entities could result in actions or inactions that are detrimental to PMC Commercial’s business, strategy and investment opportunities.

If PMC Commercial and CIM Urban seek to internalize the management functions provided pursuant to the Master Services Agreement and the Investment Management Agreement, there is no assurance that PMC Commercial could reach agreements with the Manager and the Advisor and PMC Commercial could incur substantial costs and lose certain key personnel.

At some point in the future, the Board of Trust Managers may determine that it is in the best interest of PMC Commercial and CIM Urban to become self-managed by internalizing the functions performed by the Manager and the Advisor and to terminate the Master Services Agreement and the Investment Management Agreement. However, neither PMC Commercial nor CIM Urban has the unilateral right to terminate the Master Services Agreement or the Investment Management Agreement, and neither the Manager nor the Advisor would be obligated to enter into an internalization transaction with PMC Commercial or CIM Urban. There is no assurance that a mutually acceptable agreement with these entities as to the terms of the internalization could be reached. In addition, the costs that PMC Commercial and CIM Urban would incur in any such internalization transaction are uncertain and could be substantial.

Further, if PMC Commercial and CIM Urban were to internalize these management functions, certain key employees may not become employees of PMC Commercial but may instead remain employees of the Manager and the Advisor or their respective affiliates, especially if the management functions are internalized but the Manager and the Advisor are not acquired by PMC Commercial. An inability to manage an internalization transaction could effectively result in PMC Commercial incurring excess costs and suffering deficiencies in its disclosure controls and procedures or its internal control over financial reporting. These deficiencies could cause it to incur additional costs, and management’s attention could be diverted from most effectively managing its investments, which could result in it incurring unanticipated costs in connection with any internalization transaction.

The Manager’s and Advisor’s fees are payable regardless of CIM Urban’s and PMC Commercial’s performance, which may reduce their incentive to devote time and resources to CIM Urban’s portfolio.

Pursuant to the Master Services Agreement which will become effective after the merger, the Manager will be entitled to receive a base services fee of $1 million per year, regardless of the performance of PMC Commercial, and will also be entitled to receive fees related to the provision of transactional and other services. The Advisor will be entitled to receive an asset management fee based upon the gross asset value of CIM Urban’s assets, including any assets acquired by CIM Urban in the future. The Manager’s and the Advisor’s entitlement to substantial non-performance based compensation might reduce their incentive to devote their time and effort to seeking profitable opportunities for CIM Urban’s portfolio.

The Advisor, the Manager and their respective affiliates may engage in additional management or investment opportunities which compete with PMC Commercial and its subsidiaries, which could result in decisions that are not in the best interests of PMC Commercial’s shareholders.

The Investment Management Agreement with the Advisor and the Master Services Agreement with the Manager do not prevent the Advisor and the Manager, as applicable, and their respective affiliates from engaging in additional management or investment opportunities, some of which could compete with PMC Commercial and its subsidiaries. The Advisor, the Manager and their respective affiliates may engage in additional management or investment opportunities that have overlapping objectives with CIM Urban, and may thus face conflicts in the allocation of investment opportunities to these other investments. Allocation of investment opportunities is at the discretion of the Advisor and/or the Manager and there is no guarantee that this allocation would be made in the best interest of the PMC Commercial shareholders.

Risks Related to the Merger

Our shareholders will experience significant immediate dilution in percentage ownership and effective voting power as a consequence of the issuance of the common shares and preferred shares to Urban II as consideration in the merger.

The merger will significantly dilute the ownership position and effective voting power of our shareholders as of the merger date. Following the issuance of the common shares and preferred shares to Urban II pursuant to the merger agreement (and assuming conversion of the preferred shares pursuant to the merger agreement), our shareholders at the merger date will hold approximately 2.2% of the common shares issued and outstanding immediately after consummation of the merger.

Our shareholders cannot be certain of the market value of the common shares and preferred shares that will be issued to Urban II if the merger is completed.

In connection with the closing of the merger, we will issue 22,000,003 common shares and 65,028,571 preferred shares to Urban II. Because the number of shares to be issued in connection with the merger is fixed, the market value of the shares issued in connection with the merger will depend upon the market price of a common share upon completion of the merger. The market value of our common shares will fluctuate prior to completion of the merger and therefore may be different at the time the merger is consummated than it was at the time the merger agreement was negotiated, signed and at the time of the special meeting on February 11, 2014. Share price changes may result from a variety of factors that are beyond our control, including general market and economic conditions and changes in business prospects. Accordingly, our shareholders cannot be certain of the market value of the shares that will be issued to Urban II in connection with the merger or the market value of our common shares at any time after the merger.

The market price of our common shares may decline as a result of the merger.

The market price of our common shares may decline as a result of the merger if we do not achieve the perceived benefits of the merger as rapidly as or to the extent anticipated by its shareholders or financial or industry analysts, or the effect of the merger on our financial results is not consistent with the expectations of our shareholders or financial or industry analysts.

In addition, following the merger, our shareholders will own interests in a company with an expanded business with a different mix of assets, risks and liabilities. Existing shareholders may not wish to continue to invest in us post-merger, or for other reasons may wish to dispose of some or all of their common shares. If, following the merger, large amounts of common shares were sold, the price of common shares could decline substantially.

The merger will result in changes to the Board of Trust Managers and initially, a majority of the Trust Managers will be affiliated with the Advisor and will not be independent; and Urban II will have effective control over the outcome of all actions requiring the approval of our shareholders, which might adversely affect the market price of our common shares.

After the closing of the merger and assuming conversion of the preferred shares, Urban II will own approximately 97.8% of our outstanding common shares. As a result, PMC Commercial will be a “controlled company,” which is a company in which over 50% of the voting power is held by an individual, a group or another company. As a “controlled company,” we will not be required to comply with certain national securities exchange rules requiring a board of directors with a majority of independent directors, a compensation committee composed entirely of independent directors and a nominating committee composed entirely of independent directors. Our other shareholders will not have the same corporate governance protections that they would otherwise have if we were not a controlled company.

Urban II will have the ability to determine the outcome of all corporate actions of PMC Commercial requiring shareholder approval, including the ability to elect or remove all of the Trust Managers. Following the closing of the merger, the Board of Trust Managers will consist of four Trust Managers who are affiliated with the Advisor and three independent Trust Managers who were recommended for membership on the Board of Trust Managers by the Advisor. Accordingly, we will not have the benefit of a Board of Trust Managers with a majority of independent Trust Managers, and there is a risk that the interests of Urban II and these Trust Managers will not be consistent with the interests of other holders of common shares.

In addition to the effects described above, this concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common shares.

After the merger is completed, Urban II will control the vote required for the conversion of the preferred shares into common shares to occur, which could materially and adversely affect the holders of our common shares (and preferred shares) if such conversion is delayed or does not occur at all.

The Board of Trust Managers has authorized the issuance of preferred shares, consisting of 65,028,571 Class A Convertible Cumulative Preferred Shares, $.01 par value per share (liquidation preference $17.50 per share). The preferred shares will rank senior to our common shares, as to distributions and with respect to distribution rights or payments upon liquidation, dissolution or winding up of PMC Commercial. The holders of the preferred shares will be entitled to receive, when and as authorized by the Board of Trust Managers and declared by PMC Commercial, cumulative distributions at the rate of 2% of $35.00 per share per year; provided that if the preferred shares are converted on or before the date that is six months from the effective date of the merger (which date may be extended due to certain force majeure events as provided for under the terms of the preferred shares), the distribution amount payable on the preferred shares will be calculated at the rate of 3.5% of $35.00 per year. Pursuant to the merger agreement, each preferred share will automatically convert into seven common shares on the first business day on which, pursuant to our Declaration of Trust, there are sufficient authorized but unissued shares to convert all of the preferred shares into common shares.

Pursuant to the merger agreement, if the merger is completed, CIM REIT has agreed to cause PMC Commercial, and PMC Commercial has agreed, to hold another meeting of our shareholders as soon as practicable thereafter to approve, among other things, an increase in the number of authorized common shares to one billion (thereby satisfying the condition for the automatic conversion of the preferred shares issued in connection with the merger into an aggregate of 455,199,997 common shares). After the merger is completed, Urban II will hold a sufficient number of shares to control the vote required for the conversion of the preferred shares to occur. In the event that the conversion of the preferred shares into common shares is delayed or does not occur at all, the rights of the holders of common shares (as well as the preferred shares) could be materially and adversely affected.

After the merger is completed, Urban II is expected to make a reincorporation occur, which will cause the holders of common shares to have different rights that may be less advantageous than their current rights.

After the closing of the merger, our shareholders are expected to be asked to approve a reincorporation so that PMC Commercial’s corporate governance and the rights of its shareholders will be governed by Maryland law, a Maryland charter and Maryland bylaws, instead of Texas law, our existing Declaration of Trust and existing bylaws. Urban II will hold a sufficient number of shares to control the vote required to make the reincorporation occur. Following any reincorporation, holders of our common shares will have different rights that may be less advantageous than the rights they currently have.

PMC Commercial and CIM REIT have entered into a settlement regarding the derivative and class action litigation related to the merger and other transactions; the settlement remains subject to final court approval and completion of the merger, and there is no assurance that any or all of our shareholders will benefit from such settlement.

On October 9, 2013, certain of our shareholders filed a lawsuit against PMC Commercial, members of PMC Commercial’s Board of Trust Managers and executive officers and CIM REIT challenging the proposed merger. As of January 28, 2014, PMC Commercial and the other defendants entered into a settlement agreements with such PMC Commercial shareholders to settle the derivative and class action litigation.

While the settlement required Manager to implement a trading plan under Rule 10b5-1 immediately following the closing of the merger to purchase up to 2.75 million shares of PMC Commercial at prices up to $5.00 per share, there can be no assurance as to the impact that the trading plan will have upon the liquidity or market price for such shares. Under the terms of the settlement, the trading plan, will, in general, expire on the date that 2.75 million shares have been purchased or August 10, 2014, whichever is earlier. There can be no assurance that all 2.75 million shares will be purchased by August 10, 2014, in which case any benefits of the trading plan to our shareholders may not be fully realized. Further, there can be no assurance that the PMC Commercial common shares held by any particular shareholder may be purchased under the trading plan because the number of outstanding PMC Commercial common shares substantially exceeds 2.75 million shares. Further, the terms of the trading plan and compliance with applicable law may limit the number of shares that can effectively be purchased under the trading plan to less than 2.75 million shares. Accordingly, there can be no assurance that all shareholders who desire to have their shares purchased under the trading plan will be able to do so or that any such shareholder will be able to have the desired number of shares purchased or at an attractive price. Additionally, because the settlement remains subject to final court approval and is conditioned on completion of the merger, there is no assurance that the terms of the settlement, including the trading plan, will be implemented. Finally, after the trading plan is complete, the trading market for our shares may be negatively affected due to decreased float, trading volume or liquidity. Any such reduction in float, trading volume or liquidity may make it more difficult to buy or sell our shares without affecting the market price or at all.

Risks Related to CIM Urban’s Business and Properties

The following risk factors apply to the business and operations of CIM Urban and also will apply to the consolidated business and operations of PMC Commercial upon completion of the merger anticipated no later than March 31, 2014. Any of the risk factors described below could significantly and adversely affect the combined company’s business, prospects, ability to pay dividends, revenues, gross profit, cash flows, financial condition and results of operations.

Capital and credit market conditions may adversely affect demand for CIM Urban’s properties and the overall availability and cost of credit.

In periods when the capital and credit markets experience significant volatility, demand for CIM Urban’s properties and the overall availability and cost of credit may be adversely affected. No assurances can be given that the capital and credit market conditions will not have a material adverse effect on CIM Urban’s business, financial condition or results of operations.

In addition, CIM Urban’s business and results of operations could be adversely affected by significant volatility in the capital and credit markets as follows:

•	The tenants in CIM Urban’s office properties may experience a deterioration in their sales or other revenue, or experience a constraint on the availability of credit necessary to fund operations, which in turn may adversely impact those tenants’ ability to pay contractual base rents and tenant recoveries. Some tenants may terminate their occupancy due to an inability to operate profitably for an extended period of time, impacting CIM Urban’s ability to maintain occupancy levels;

•	Constraints on the availability of credit to tenants, necessary to purchase and install improvements, fixtures and equipment and to fund start-up business expenses, could impact CIM Urban’s ability to procure new tenants for spaces currently vacant in existing office properties or properties under development; and

•	CIM Urban’s joint venture and other co-investment partners could experience difficulty obtaining financing in the future for the same reasons discussed above. Their inability to obtain financing on acceptable terms, or at all, could negatively impact CIM Urban’s ability to acquire additional properties.

Current general economic conditions could have an adverse effect on the office, lodging and apartment communities industries.

The United States continues to be in a post-recessionary slow-growth environment, which has experienced historically high levels of unemployment. Uncertainty over the depth and duration of this economic environment continues to have a negative impact on the office, lodging and apartment communities industries. There is some general consensus among economists that the economy in the United States emerged from a recessionary environment in 2009, but high unemployment levels were evident in 2010, 2011, 2012 and 2013. As a result, CIM Urban and the office, lodging and apartment communities industries may, among other things, experience reductions in revenue resulting from lower rental rates and occupancy levels. Accordingly, CIM Urban’s financial results could be impacted by the economic environment, and future financial results and growth could be further harmed until a more expansive national economic environment is prevalent. A weaker than anticipated economic recovery, or a return to a recessionary national economic environment, could result in low or decreased levels of business and consumer travel, negatively impacting the lodging industry. Moreover, in the event of another recession, the office and apartment communities industries could experience reductions in rental rates, occupancy levels, property valuations and increases in operating costs such as advertising and turnover expenses. Such an economic outcome could also negatively impact CIM Urban and its tenants’ future growth prospects and could significantly impact their results of operations.

CIM Urban’s operating performance is subject to risks associated with the lodging industry.

The success of CIM Urban’s hotel properties depends largely on the property operators’ ability to adapt to dominant trends in the lodging industry as well as disruptions such as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and macroeconomic and microeconomic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the lodging industry may affect CIM Urban’s income and cash available for dividends.

The lodging industry could also experience a significant decline in occupancy and average daily rates due to a reduction in business and/or leisure travel. General economic conditions, increased fuel costs, natural disasters and terrorist attacks are a few factors that could affect an individual’s willingness to travel.

A majority of CIM Urban’s properties, by aggregate net operating income and square feet, are located in California and the District of Columbia. CIM Urban is dependent on the California and the District of Columbia office and hotel markets and economics, and is therefore susceptible to risks of events in those markets that could adversely affect CIM Urban’s business, such as adverse market conditions, changes in local laws or regulations and natural disasters.

Because CIM Urban’s properties in California (and particularly, in Oakland, California) and the District of Columbia represent a significant portion of CIM Urban’s portfolio by aggregate net operating income and square feet, CIM Urban is exposed to greater economic risks than if it owned a more geographically dispersed portfolio. CIM Urban is susceptible to adverse developments in the California (and particularly, in Oakland) and the District of Columbia economic and regulatory environments (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, increases in real estate and other taxes, costs of complying with governmental regulations or increased regulation and other factors) as well as natural disasters that occur in these areas (such as earthquakes, floods and other events). In addition, the State of California is also regarded as more litigious and more highly regulated and taxed than many states, which may reduce demand for office and hotel space in California. Any adverse developments in the economy or real estate markets in California (and particularly, in Oakland) or the District of Columbia, or any decrease in demand for office or hotel space resulting from the California (and particularly, in Oakland) or the District of Columbia regulatory or business environments, could adversely impact CIM Urban’s financial condition, results of operations and cash flow.

Investments in office buildings that have government tenants are subject to the risks associated with conducting business with the Federal government.

Investments in office buildings that have government tenants are subject to risks associated with conducting business with the Federal government. Congressional action to reduce budgetary spending by the United States could limit the funding of government agencies or other organizations. Adverse developments and/or conditions affecting government tenants could reduce demand for space, impact the credit-worthiness of such tenants or force such tenants to curtail operations, which could impair their ability to meet their rent obligations to CIM Urban and, accordingly, could have a material adverse effect on CIM Urban’s results of operations. The risks of conducting business with the Federal government also include the risk of civil and criminal fines and the risk of public scrutiny of CIM Urban’s performance at high profile sites.

CIM Urban’s operating performance is subject to risks associated with the real estate industry.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond the control of CIM Urban. Certain events may decrease cash available for dividends, as well as the value of CIM Urban’s properties. These events include, but are not limited to:

•	Adverse changes in economic and socioeconomic conditions;

•	Vacancies or CIM Urban’s inability to rent space on favorable terms;

•	Adverse changes in financial conditions of buyers, sellers and tenants of properties;

•	Inability to collect rent from tenants;

•	Competition from other real estate investors with significant capital, including other real estate operating companies, publicly traded REITs and institutional investment funds;

•	Reductions in the level of demand for office, hotel and apartment community space and changes in the relative popularity of properties;

•	Increases in the supply of office, hotel and apartment community space;

•	Fluctuations in interest rates, which could adversely affect CIM Urban’s ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all;

•	Dependence on third parties to provide leasing, brokerage, property management and other services with respect to CIM Urban’s investments;

•	Increases in expenses, including insurance costs, labor costs, utility prices, real estate assessments and other taxes and costs of compliance with laws, regulations and government policies, and CIM Urban’s inability to pass on some or all of these increases to CIM Urban’s tenants; and

•	Changes in and changes in enforcement of, laws, regulations and government policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990 (“ADA”).

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. If CIM Urban cannot operate its properties so as to meet its financial expectations, CIM Urban’s financial condition, results of operations, cash flow and ability to satisfy its debt service obligations and to pay dividends could be adversely affected. There can be no assurance that CIM Urban can achieve its economic objectives.

Tenant concentration increases the risk that cash flow could be interrupted.

CIM Urban is, and expects that it will continue to be, subject to a degree of tenant concentration at certain of its properties. In the event that a tenant occupying a significant portion of one or more of CIM Urban’s properties or whose rental income represents a significant portion of the rental revenue at such property or properties were to experience financial weakness or file bankruptcy, it would more negatively impact CIM Urban’s financial condition and results of operations than if the tenant did not occupy multiple properties or occupied a smaller portion of a single property.

CIM Urban has a concentration of government tenants across its portfolio. The reduction of government funding for such government agencies and other organizations and changes in regulations governing such agencies and organizations could have a material adverse effect on CIM Urban’s investments in office buildings with government tenants.

CIM Urban may become subject to risk and liabilities unique to joint venture relationships.

CIM Urban owns properties through “joint venture” investments in which it co-invests with other investors. CIM Urban’s business plan contemplates further acquisitions of properties through joint ventures and sales to institutions of partial ownership of properties that it wholly owns. Real estate is relatively difficult to sell quickly. CIM Urban may be unable to realize its investment objectives by a sale of equity at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in domestic or international economic conditions and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. Joint venture investments involve certain risks, including that joint venture partners may control or share certain approval rights over major decisions or might have economic or other business interests or goals that are inconsistent with the business interests of CIM Urban or goals that would affect CIM Urban’s ability to operate the property. The occurrence of one or more of the foregoing events could adversely affect CIM Urban’s financial condition, results of operations and cash flow and CIM Urban’s ability to pay dividends.

CIM Urban’s success depends on the ability of the Advisor to manage its investments, and the Advisor’s failure to manage its investments in a sufficient manner could have a material adverse effect on CIM Urban’s business strategy, the value of its real estate investments and results of operations.

CIM Urban presently has no employees. CIM Urban depends on the Advisor’s ability to manage its investments in a manner sufficient to maintain or increase revenues and to generate sufficient revenues in excess of its operating and other expenses. The Advisor is not required to dedicate any particular number of employees or employee hours to CIM Urban’s business in order to fulfill its obligations under the Investment Management Agreement entered into between CIM Urban and the Advisor. CIM Urban believes that its success depends to a significant extent upon the experience of the Advisor’s senior management team, whose continued service is not guaranteed. CIM Urban is subject to the risk that upon termination of the Investment Management Agreement, no suitable replacement will be found to manage CIM Urban. If the Investment Management Agreement is terminated, CIM Urban may not be able to execute its business plan and may suffer losses, which could have a material adverse effect on its ability to make distributions. The Advisor’s failure to manage CIM Urban and its investments will adversely affect the underlying value of CIM Urban’s real estate investments, the results of its operations and its ability to make distributions and to pay amounts due on its indebtedness. The terms of the Investment Management Agreement provide that it can only be terminated by the mutual agreement of CIM Urban and the Advisor. Accordingly, CIM Urban is subject to the further risk that it does not have the ability to unilaterally terminate the Investment Management Agreement in the event of the Advisor’s poor performance.

The Advisor’s fees are based on the gross asset value of CIM Urban’s assets, including any assets acquired by CIM Urban in the future. This fee arrangement may lead the Advisor to recommend riskier investments regardless of their long-term performance in an effort to maximize its compensation.

The Advisor’s fees are based on the gross asset value of CIM Urban’s assets, including any assets acquired by CIM Urban in the future, which may provide incentive for the Advisor to invest in assets that are riskier investments regardless of their performance. Consequently, the Advisor may recommend investments that are not necessarily in the best interests of PMC Commercial’s shareholders in order to maximize its compensation. Neither CIM Urban nor PMC Commercial has the right pursuant to the terms of the Investment Management Agreement to terminate unilaterally the Investment Management Agreement in the event of CIM Urban’s poor investment performance or mismanagement by the Advisor.

CIM Urban competes with current and future investment entities affiliated with the Advisor for access to the benefits that CIM Urban’s relationship with the Advisor provides to CIM Urban, including access to investment opportunities.

There may be conflicts of interest in allocating investment opportunities to CIM Urban and other funds, investment vehicles and ventures managed by the Advisor. For example, the Advisor currently serves as the investment manager of CIM VI (Urban REIT), LLC and its parallel funds (collectively, “CIM VI”), a private fund formed to invest in substantially stabilized real estate and real estate-related assets located in urban areas that CIM Group has already qualified for investment. There will be a significant overlap in the assets and investment strategies of CIM Urban and CIM VI, and many of the same investment personnel will provide services to both entities. Although there are no contractual restrictions limiting the ability of CIM Urban to acquire additional properties, it is the intention of CIM Group not to provide CIM Urban with acquisition opportunities until the equity capital of CIM VI is fully committed. Further, the Advisor and its affiliates may in the future form additional funds or sponsor additional investment vehicles and ventures that have overlapping objectives with CIM Urban and therefore may compete with CIM Urban for investment opportunities. The ability of the Advisor, the Manager and their officers and employees to engage in other business activities, including the management of other investment vehicles sponsored by CIM Group, may reduce the time the Advisor and the Manager spend managing the activities of CIM Urban and PMC Commercial.

The business of CIM Urban will be managed by Urban GP Manager, an affiliate of CIM Group, and PMC Commercial will have limited rights with respect to the management and control of CIM Urban.

Pursuant to the Master Services Agreement, PMC Commercial has agreed to appoint Urban GP Manager as the manager of CIM Urban GP. Subject to the limitations set forth in the governing documents of CIM Urban and the CIM Urban GP, the Urban GP Manager will have the power and authority to manage, to direct the management, business and affairs of and to make all decisions to be made by or on behalf of (1) the CIM Urban

GP and (2) CIM Urban. PMC Commercial is an indirect limited partner of CIM Urban; the rights and obligations of PMC Commercial are subject to the limitations set forth in CIM Urban’s partnership agreement (the “CIM Urban Partnership Agreement”); and except as set forth in the Master Services Agreement and the rights specifically reserved to limited partners by the CIM Urban Partnership Agreement and applicable law, PMC Commercial has no part in the management and control of CIM Urban.

PMC Commercial may only remove the Urban GP Manager as the manager of the CIM Urban GP for “cause” as defined in the Master Services Agreement). Removal for “cause” also requires the approval of the holders of at least 66 2/3% of the outstanding shares of PMC Commercial (excluding for this purpose any shares held by the Manager and any affiliates of the Manager, except to the extent set forth in the immediately following sentence). Notwithstanding the foregoing, CIM REIT will have the right to vote any shares of PMC Commercial that it owns with respect to any vote held to remove the Urban GP Manager as the manager of the CIM Urban GP; provided, however, if any such removal vote is held after the second anniversary of the Master Services Agreement, CIM REIT shall obtain voting instructions from certain of its non-affiliated investors with respect to voting the shares beneficially owned by such non-affiliated investors and CIM REIT shall vote the number of shares beneficially owned by such non-affiliated investor as so instructed by such non-affiliated investor. Upon removal, a replacement manager will be appointed by the independent Trust Managers.

The CIM Urban Partnership Agreement is in place and CIM Urban will be subject to the investment limitations set forth therein, unless approved by CIM Urban’s advisory committee, which may inhibit CIM Urban’s ability to make investments that otherwise meet its investment strategy.

The CIM Urban Partnership Agreement, as may be amended from time to time, is in place. Accordingly, CIM Urban is subject to the investment limitations set forth therein, and, without the approval of its advisory committee, which consists of representatives of certain non-affiliated members of CIM REIT, it may not:

•	Invest more than the lesser of (1) 25% of the aggregate capital commitment of its partners and (2) $500 million of capital contributions to any one asset or company; provided, however, that the foregoing limitation shall not apply to an investment consisting of a portfolio of, or a company or other entity owning, multiple assets (i.e., the foregoing limitation shall apply to each individual asset in any such portfolio or entity);

•	(1) invest more than 25% of the aggregate capital commitments of its partners in any metropolitan statistical area (“MSA”) with a population of 1,000,000 or less or in any recognized real estate submarket of an MSA with a population of more than 1,000,000 or (2) invest more than 50% of the aggregate capital commitments of its partners in any MSA with a population of more than 1,000,000;

•	Invest in the securities of a publicly traded company, except as part of a transaction or series of transactions designed for the purpose of acquiring control of the company and/or its underlying assets; and

•	Acquire or originate any senior debt (i.e., first mortgage loans) if the acquisition or origination by CIM Urban of such senior debt would cause the aggregate adjusted fair value of all CIM Urban investments that are senior debt to equal or exceed 25% of the aggregate adjusted fair value of all CIM Urban investments (including, without duplication, any property level reserves with respect to such investments).

Accordingly, CIM Urban may not be able to acquire certain investments that otherwise meet its investment strategy.

The CIM Urban Partnership Agreement contains provisions that give rights to certain unaffiliated members of CIM REIT to influence the business and operations of CIM Urban; such members may have interests that are adverse to PMC Commercial’s shareholders and the exercise of such rights may negatively impact the rights of PMC Commercial’s shareholders or the business of PMC Commercial.

The CIM Urban Partnership Agreement requires that CIM Urban maintain an advisory committee composed of certain members of CIM REIT who are not affiliated with the general partner of CIM Urban. The advisory committee is responsible for resolving conflicts of interest and selecting a new audit firm for CIM Urban. CIM Urban also may not take certain actions (including those described below) or make certain investments without the consent of the advisory committee. Since the CIM Urban Partnership Agreement will not be amended or modified to eliminate the rights of the advisory committee, the advisory committee will continue to be comprised of members of CIM REIT. If the advisory committee refuses to consent to certain actions or arrangements of CIM Urban, it may adversely affect the ability of CIM Urban to manage or expand its business.

The CIM Urban Partnership Agreement requires the consent of a majority in interest of certain members of CIM REIT in order to amend the CIM Urban Partnership Agreement and the Investment Management Agreement. In certain situations, upon a two-thirds vote of certain members of CIM REIT, the general partner of CIM Urban may be removed and replaced. The refusal to permit amendment of the CIM Urban Partnership Agreement or the removal of the general partner by the members of CIM REIT may adversely impact PMC Commercial.

The CIM Urban Partnership Agreement specifies that CIM Urban is responsible for the operating expenses and obligations of CIM REIT, as well as certain out-of-pocket operating expenses of CIM Urban GP. CIM Urban also has indemnity obligations to CIM Urban GP, the Advisor, any member of the advisory committee and their respective affiliates under the terms of the CIM Urban Partnership Agreement. These obligations may result in material liabilities to CIM Urban.

CIM Urban may be unable to renew leases or lease vacant office space.

Expiring leases may not be renewed, or may be re-leased at rental rates equal to or below existing rental rates. Substantial rent abatements, tenant improvements, concessions, early termination rights or below market renewal options may be offered to attract new tenants or retain existing tenants. Accordingly, portions of CIM Urban’s office properties may remain vacant for extended periods of time. In addition, some existing leases currently provide tenants with options to renew the terms of their leases at rates that are less than the current market rate or to terminate their leases prior to the expiration date thereof. If CIM Urban is unable to obtain rental rates that are on average comparable to its asking rents across its office portfolio, then its ability to generate cash flow growth will be negatively impacted.

Potential losses may not be covered by insurance.

CIM Urban’s business operations in California, New York, North Carolina, Texas and the District of Columbia are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters such as earthquakes, tsunamis, hurricanes, volcanoes, wind, blizzards, floods, landslides, drought and fires. These adverse weather conditions and natural disasters could cause significant damage to the properties in the portfolio, the risk of which is enhanced by the concentration of its properties, by aggregate net income and square feet, in California and the District of Columbia. CIM Urban’s insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. CIM Urban does not maintain insurance on its properties for earthquakes, except for those properties for which the lender requires such insurance coverage. In addition, CIM Urban’s insurance policies include customary deductibles and limitations on recovery. As a result, CIM Urban may be required to incur significant costs in the event of adverse weather conditions and natural disasters. CIM Urban may discontinue part or all of any insurance coverage on some or all of its properties in the future if the cost of premiums for any of these policies in its judgment exceeds the value of the coverage discounted for the risk of loss.

Furthermore, CIM Urban may not carry insurance for certain losses, including, but not limited to, losses caused by war or by certain environmental conditions, such as mold or asbestos. In addition, its title insurance policies may not insure for the current aggregate market value of its portfolio, and CIM Urban may not increase its title insurance coverage if the market value of its portfolio increases. As a result, CIM Urban may not have sufficient coverage against all losses that CIM Urban may experience, including from adverse title claims. If CIM Urban experiences a loss that is uninsured or that exceeds policy limits, it could incur significant costs and lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties.

In addition, CIM Urban’s properties may not be able to be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that CIM Urban experiences a substantial or comprehensive loss of one of its properties, it may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.

Terrorism and other factors affecting demand for the properties of CIM Urban could harm its operating results.

The strength and profitability of CIM Urban’s business depends on demand for and the value of its properties. Future terrorist attacks in the United States, such as the attacks that occurred in New York and the District of Columbia on September 11, 2001 and in Boston on April 15, 2013, and other acts of terrorism or war may have a negative impact on its operations. Such terrorist attacks could have an adverse impact on its business even if they are not directed at its properties. In addition, the terrorist attacks of September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and CIM Urban’s insurance policies for terrorism include large deductibles and co-payments. Although CIM Urban maintains terrorism insurance coverage on its portfolio, the lack of sufficient insurance for these types of acts could expose CIM Urban to significant losses and could have a negative impact on its operations.

CIM Urban faces competition.

CIM Urban’s office portfolio competes with a number of developers, owners and operators of office real estate, many of which own properties similar to CIM Urban in the same markets in which its properties are located. If CIM Urban’s competitors offer space at rental rates below current market rates, or below the rental rates CIM Urban currently charges its tenants, CIM Urban may lose existing or potential tenants and it may be pressured to reduce its rental rates below those it currently charges or to offer more substantial rent abatements, tenant improvements, early termination rights or below market renewal options in order to retain tenants when its tenants’ leases expire. In that case, CIM Urban’s financial condition, results of operations, cash flow and ability to satisfy its debt service obligations and to pay dividends may be adversely affected.

CIM Urban’s hotel portfolio competes for guests primarily with other hotels in the immediate vicinity of CIM Urban’s hotels and secondarily with other hotels in the geographical market of CIM Urban’s hotels. An increase in the number of competitive hotels in a particular area could have a material adverse effect on the occupancy, average daily rate and revenue per available room of CIM Urban’s hotels in that area.

There are numerous housing alternatives that compete with CIM Urban’s apartment communities in attracting residents. These include other apartment communities and single-family homes that are available for rent in the markets in which the communities are located. If the demand for CIM Urban’s apartment communities is reduced or if competitors develop and/or acquire competing apartment communities, rental rates may drop, which may have a material adverse effect on CIM Urban’s financial condition and results of operations. CIM Urban also faces competition from other real estate investment funds, businesses and other entities in the acquisition, development and operation of apartment communities. This competition may result in an increase in costs and prices of apartment communities that CIM Urban acquires and/or develops.

Because CIM Urban owns real property, it is subject to extensive environmental regulation which creates uncertainty regarding future environmental expenditures and liabilities.

Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under some of these laws, an owner or operator of real estate may be liable for costs related to soil or groundwater contamination on or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site.

These laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. Contamination resulting from any of these substances, or the failure to properly remediate them, may adversely affect CIM Urban’s ability to sell or rent its property or to borrow using the property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release of or exposure to asbestos-containing materials. In other cases, some of the properties of CIM Urban may have been impacted by contamination from past operations or from off-site sources. As a result, CIM Urban may be potentially liable for investigation and cleanup costs, penalties and damages under environmental laws.

Although most of CIM Urban’s properties have been subjected to preliminary environmental assessments, known as Phase 1 assessments, by independent environmental consultants that identify certain liabilities, Phase 1 assessments are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Unless required by applicable law, CIM Urban may decide not to further investigate, remedy or ameliorate the liabilities disclosed in the Phase 1 assessments. Further, these or other environmental studies may not identify all potential environmental liabilities or accurately assess whether CIM Urban will incur material environmental liabilities in the future. If CIM Urban does incur material environmental liabilities in the future, it may face significant remediation costs, and it may find it difficult to sell any affected properties.

Compliance with the ADA and fire, safety and other regulations may require CIM Urban to make unanticipated expenditures that could significantly reduce the cash available for dividends.

Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Although CIM Urban believes that its properties substantially comply with present requirements of the ADA, it has not conducted an audit or investigation of all of its properties to determine its compliance. If one or more of its properties or future properties is not in compliance with the ADA, then CIM Urban would be required to incur additional costs to bring the property into compliance. Additional federal, state and local laws also may require modifications to its properties or restrict its ability to renovate its properties. CIM Urban cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation.

In addition, CIM Urban properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If CIM Urban were to fail to comply with these various requirements, it might incur governmental fines or private damage awards. If CIM Urban incurs substantial costs to comply with the ADA or any other regulatory requirements, its financial condition, results of operations, cash flow, ability to satisfy its debt service obligations and to pay dividends could be adversely affected. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict its use of its properties and may require it to obtain approval from local officials or community standards organizations at any time with respect to its properties, including prior to acquiring a property or when undertaking renovations of any of its existing properties.

CIM Urban may be unable to complete acquisitions that would grow its business and, even if consummated, CIM Urban may fail to successfully integrate and operate acquired properties.

CIM Urban plans to acquire additional properties as opportunities arise. CIM Urban’s ability to acquire properties on favorable terms and successfully integrate and operate them is subject to the following significant risks:

•	CIM Urban may be unable to acquire desired properties because of competition from other real estate investors with better access to less expensive capital, including other real estate operating companies, publicly traded REITs and investment funds;

•	CIM Urban may acquire properties that are not accretive to its results upon acquisition, and CIM Urban may not successfully manage and lease those properties to meet its expectations;

•	Competition from other potential acquirers may significantly increase purchase prices;

•	CIM Urban may be unable to generate sufficient cash from operations or obtain the necessary debt or equity financing to consummate an acquisition on favorable terms or at all;

•	CIM Urban may need to spend more than anticipated amounts to make necessary improvements or renovations to acquired properties;

•	CIM urban may spend significant time and money on potential acquisitions that CIM Urban does not consummate;

•	CIM Urban may be unable to quickly and efficiently integrate new acquisitions into its existing operations;

•	CIM Urban may suffer higher than expected vacancy rates and/or lower than expected rental rates; and

•	CIM Urban may acquire properties without any recourse, or with only limited recourse, for liabilities against the former owners of the properties.

If CIM Urban cannot complete property acquisitions on favorable terms, or operate acquired properties to meet its goals or expectations, its financial condition, results of operations, cash flow, ability to satisfy its debt service obligations and to pay dividends could be adversely affected.

CIM Urban may be unable to successfully expand its operations into new markets.

Each of the risks applicable to CIM Urban’s ability to acquire and successfully integrate and operate properties in the markets in which its properties are located are also applicable to its ability to acquire and successfully integrate and operate properties in new markets. In addition to these risks, CIM Urban may not possess the same level of familiarity with the dynamics and market conditions of certain new markets that it may enter, which could adversely affect its ability to expand into those markets. CIM Urban may be unable to build a significant market share or achieve a desired return on its investments in new markets. If CIM Urban is unsuccessful in expanding into new markets, it could adversely affect its financial condition, results of operations, cash flow, ability to satisfy its debt service obligations and pay dividends.

CIM Urban may expand into new real estate-related activities and investors will not have any approval rights regarding expansion strategies or specific future investments.

CIM Urban may expand its operations into new real estate-related activities, including, without limitation, (1) originating and/or investing in a variety of loan products, including, but not limited to, mezzanine loans, commercial real estate loans and other types of loans and/or (2) real estate development activities to create substantially stabilized properties. Investors will not have any approval rights with respect to expansion strategies or future investments. Investments will therefore be relying on the Advisor with respect to future investments to be made by CIM Urban.

CIM Urban may make investments outside of the United States, which would subject it to additional risks that may affect its operations favorably or unfavorably.

CIM Urban may invest some of its capital outside of the United States. CIM Urban’s investments in foreign countries will be affected favorably or unfavorably by changes in exchange rates due to political and economic factors, including inflation. Because non-U.S. companies are subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable with those applicable to U.S. companies, there may be different types of, and lower quality, information available about non-U.S. companies and their assets. This may affect CIM Urban’s ability to underwrite and evaluate proposed investments in foreign countries or to obtain appropriate financial reports relating to such investments. In addition, with respect to certain countries, there may be an increased potential for corrupt business practices, or the possibility of expropriation or confiscatory taxation, political or social inability, or diplomatic developments that could affect CIM Urban’s investments in those countries. Moreover, individual economies will differ favorably or unfavorable from the U.S. economy in such respects as growth of gross national product, rate of inflation, changes in currency rates and exchange control regulations and capital reinvestment.

If CIM Urban were deemed an investment company under the Investment Company Act, applicable restrictions could make it impractical for CIM Urban to continue its business as contemplated and could have an adverse effect on CIM’s Urban’s business.

CIM Urban is not an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and intends to conduct its operations so that it will not be deemed an investment company. However, if it were to be deemed an investment company, restrictions imposed by the Investment Company Act, including limitations on the nature of investments and ability to transact business with affiliates, could make it impractical for CIM Urban to continue its business as contemplated. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of CIM Urban as an investment company, the failure by CIM Urban to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, also have a material adverse effect on CIM Urban.

Investment Risks – Lending Activities

Changes in economic conditions could have an adverse effect on our profitability.

Turmoil in the financial markets adversely affects economic activity. This turmoil (including the effect of any perceived or actual economic recession) subjects our borrowers to financial stress which could impair their ability to satisfy their obligations to us. During periods of economic stress, delinquencies and losses may increase and losses may be substantial.

Commercial mortgage loans expose us to a high degree of risk associated with investing in real estate.

The performance and value of our loans depends upon many factors beyond our control. Commercial real estate has experienced cyclical performance and significant fluctuations in the past that impacts the value of our real estate collateralized loans. The ultimate performance and value of our loans are subject to risks associated with the ownership and operation of the properties which collateralize our loans, including the property owner’s ability to operate the property with sufficient cash flow to meet debt service requirements. The performance and value of the properties collateralizing our loans may be adversely affected by:

•	Changes in national or regional economic conditions;

•	Changes in real estate market conditions due to changes in national, regional or local economic conditions or property market characteristics;

•	Continued disruptions in the credit markets including the asset-backed securitization market;

•	Competition from other properties;

•	Changes in interest rates and the condition of the debt and equity capital markets;

•	The ongoing need for capital repairs and improvements;

•	Increases in real estate tax rates and other operating expenses (including utilities);

•	A significant increase in gasoline prices in a short period of time;

•	Adverse changes in governmental rules and fiscal policies; acts of God, including earthquakes, hurricanes and other natural disasters; acts of war or terrorism; or a decrease in the availability of or an increase in the cost of insurance;

•	Adverse changes in zoning laws;

•	The impact of environmental legislation and compliance with environmental laws; and,

•	Other factors that are beyond our control or the control of the commercial property owners.

In the event that any of the properties underlying our loans experience any of the foregoing events or occurrences, the value of, and return on, such loans may be negatively impacted. Moreover, our profitability may be negatively impacted.

Payment defaults and other credit risks in our investment portfolio may increase which may cause adverse effects on our cash flows and results of operations.

Recessionary economic conditions and adverse developments in the credit markets have led to business contraction, liquidity issues and other problems for many of the businesses we finance. As a result, payment defaults and other credit risks in our investment portfolio increased, and may continue to increase, which has caused, and may continue to cause, adverse effects on our cash flows and results of operations.

Historically, we have not experienced significant losses for most of our real estate secured loans due to our borrowers’ equity in their properties, the value of the underlying collateral, the cash flows from operations of the businesses and other factors such as having recourse to the guarantors. However, due to the prolonged economic downturn and the current economic environment, we believe that in many instances, our borrowers’ equity in their properties has eroded and may further erode which may result in increased foreclosure activity and credit losses. Whenever our borrowers experience significant operating difficulties and we are forced to liquidate the collateral underlying the loan, losses may be substantial.

We may increase loan loss reserves due to general business and economic conditions and increased credit and liquidity risks which may continue to have an adverse effect on our financial performance; however, there can be no assurance that the loan loss reserves we establish will be sufficient.

The commercial real estate loans we originate are subject to the risks of default and foreclosure which could result in losses to us.

The commercial real estate loans we originate are collateralized by income-producing properties (primarily limited service hospitality properties) and we are subject to risks of default and foreclosure. In the event of a default under a mortgage loan, we bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the unpaid principal balance of the mortgage loan, which could have an adverse effect on our cash flows and results of operations. If a borrower defaults on one of our commercial real estate loans and the underlying property collateralizing the loan is insufficient to satisfy the outstanding balance of the loan, we may suffer a loss. In addition to losses related to collateral deficiencies, during the foreclosure process we may incur costs related to the protection of our collateral including unpaid real estate taxes, legal fees, franchise fees, insurance and operating shortfalls to the extent the property is being operated by a court-appointed receiver.

Foreclosure and bankruptcy are complex and sometimes lengthy processes that are subject to Federal and state laws and regulations. An action to foreclose on a property is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of a default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan. Borrowers have the option of seeking Federal bankruptcy protection which could delay the foreclosure process. In conjunction with the bankruptcy process, the terms of the loan agreements may be modified. Typically, delays in the foreclosure process will have a negative impact on our results of operations and/or financial condition due to direct and indirect costs incurred and possible deterioration of the value of the collateral.

Our ability to sell any properties we own as a result of foreclosure will be impacted by changes in economic and other conditions. Our ability to sell these properties and the prices we receive on their sale are affected by many factors, including but not limited to, the number of potential buyers, the condition of the property, the number of competing properties on the market and other market conditions. If we are required to hold a property for an extended period of time or choose to operate the property, it could have a negative impact on our results of operations and/or financial condition due to direct and indirect costs incurred and possible deterioration of the value of the collateral resulting in impairment losses.

There are significant risks in lending to small businesses.

Our loans receivable consist primarily of loans to small, privately-owned businesses. There is typically no publicly available information about these businesses; therefore, we must rely on our own due diligence to obtain information in connection with our investment decisions. Our borrowers may not meet net income, cash flow and other coverage tests typically imposed by banks. A borrower’s ability to repay its loan may be adversely impacted by numerous factors, including a downturn in its industry or other negative local or macro economic conditions. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in the collateral for the loan. In addition, small businesses typically depend on the management talents and efforts of one person or a small group of people for their success. The loss of services of one or more of these persons could have an adverse impact on the operations of the small business. Small companies are typically more vulnerable to customer preferences, market conditions and economic downturns and often need additional capital to maintain the business, expand or compete. These factors may have an impact on the ultimate recovery of our loans receivable from such businesses. Loans to small businesses, therefore, involve a high degree of business and financial risk, which can result in substantial losses and accordingly should be considered speculative.

We depend on the accuracy of information provided by potential borrowers and guarantors.

In deciding whether to extend credit or enter into transactions with potential borrowers and/or their guarantors, we rely on certain information furnished to us by or on behalf of potential borrowers and/or guarantors. We also rely on representations of potential borrowers and/or guarantors as to the accuracy of that information. Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements or other information that is inaccurate or materially misleading.

Longer term loans and our real estate owned (“REO”) are typically illiquid and their value may decrease.

Our commercial real estate loans and real estate acquired through foreclosure are typically illiquid investments. Therefore, we will be unable to vary our portfolio promptly in response to changing economic, financial and investment conditions. As a result, the fair market value of these investments may decrease in the future and losses may result.

There is typically no public market or established trading market for the loans we originate. Accordingly, the market value for our loans will typically be less than the estimated fair value of our loans. The illiquid nature of our loans may adversely affect our ability to dispose of such loans at times when it may be advantageous or necessary for us to liquidate such investments.

Changes in interest rates and competition could negatively affect lending operations, which could result in reduced earnings.

Our interest income will be reduced during low interest rate environments. During any period that LIBOR or the prime rate decreases, interest income on our loans will decline. Changes in interest rates do not have an immediate impact on the interest income of our fixed-rate loans. Our interest rate risk on our fixed-rate loans is primarily due to loan prepayments and maturities.

In general, due to the highly competitive nature of our business, we must execute efficient and effective promotional and marketing programs. The effectiveness of our marketing and promotion practices is important to our ability to locate potential borrowers and retain existing borrowers. If our marketing programs are not successful, our results of operations and financial condition may be adversely affected.

We have concentrations of investments which may negatively impact our financial condition and results of operations.

Substantially all of our revenue is generated from loans collateralized by hospitality properties. At December 31, 2013, our loans were 95% concentrated in the hospitality industry. Any factors that negatively impact the hospitality industry, including recessions, severe weather events (such as hurricanes, blizzards, floods, etc.), depressed commercial real estate markets, travel restrictions, bankruptcies or other political or geopolitical events, could have a material adverse effect on our financial condition and results of operations.

At December 31, 2013, 13% of our loans receivable were collateralized by properties in Texas. No other state had a concentration of 10% or greater of our loans receivable at December 31, 2013. A decline in economic conditions in any state in which we have a concentration of investments could have an adverse effect on our financial condition and results of operations.

Establishing loan loss reserves entails significant judgment and may negatively impact our results of operations.

We have a quarterly review process to identify and evaluate potential exposure to loan losses. The determination of whether significant doubt exists and whether a loan loss reserve is necessary requires judgment and consideration of the facts and circumstances existing at the evaluation date. Loans that require specific identification review are identified based on one or more negative characteristics including, but not limited to, non-payment or lack of timely payment of principal and/or interest, non-payment or lack of timely payment of property taxes for an extended period of time, deterioration of the physical property (our collateral), insurance defaults and/or franchise defaults. In determining estimated fair value, management utilizes the present value of the expected cash flows discounted at the loan’s effective interest rate and/or an estimation of underlying collateral values using appraisals, broker price opinions, tax assessed value and/or revenue analysis. Additionally, further changes to the facts and circumstances of the individual borrowers, the limited service hospitality industry and the economy may require the establishment of additional loan loss reserves and the effect to our results of operations may be material. If our judgments underlying the establishment of our loan loss reserves are not correct, our results of operations may be negatively impacted.

Whenever our borrowers experience significant operating difficulties and we are forced to liquidate the collateral underlying the loans, losses may be relatively substantial.

Government Program and Regulatory Risks – Lending Activities

We have specific risks associated with originating loans under the SBA 7(a) Program.

We sell the guaranteed portion of our SBA 7(a) Program loans into the secondary market. These sales have resulted in collecting cash premiums, creating a stream of future servicing spread or both. There can be no assurance that we will be able to continue originating these loans, that a secondary market will exist or that we will continue to realize premiums upon the sale of the guaranteed portion of these loans.

We sell the guaranteed portion of our SBA 7(a) Program loans and retain the credit risk on the non-guaranteed portion of the loans. We share pro-rata with the SBA in any recoveries. In the event of default on an SBA loan, our pursuit of remedies against a borrower is subject to SBA rules and in some instances SBA approval. If the SBA establishes that a loss on an SBA guaranteed loan is attributable to significant technical deficiencies in the manner in which the loan was originated, funded or serviced by us, the SBA may seek recovery of the principal loss related to the deficiency from us. With respect to the guaranteed portion of SBA loans that have been sold, the SBA will first honor its guarantee and then seek compensation from us in the event that a loss is deemed to be attributable to technical deficiencies. There can be no assurance that we will not experience a loss due to significant deficiencies with our underwriting or servicing of SBA loans.

In certain instances, including liquidation or charge-off of an SBA guaranteed loan, we may have a receivable for the SBA’s guaranteed portion of legal fees, operating expenses, property taxes paid etc. related to the loan or the collateral (upon foreclosure). While we believe expenses incurred were justified and necessary for the care and preservation of the collateral and within the established rules of the SBA, there can be no assurance that the SBA will reimburse us. In addition, reimbursement from the SBA is a time consuming and lengthy process and the SBA may seek compensation from us related to reimbursement of expenses which it does not believe were necessary for the care and preservation of the loan or its collateral. Although the SBA has never declined to reimburse us for its portion of material expenses, no assurance can be given that the SBA would not do so in the future.

Curtailment of our ability to utilize the SBA 7(a) Program could adversely affect our results of operations.

We are dependent upon the Federal government to maintain the SBA 7(a) Program. There can be no assurance that the program will be maintained or that loans will continue to be guaranteed at current levels. In addition, there can be no assurance that First Western will be able to maintain its status as a Preferred Lender or that we can maintain our SBA 7(a) license.

If we cannot continue originating and selling government guaranteed loans at current levels, we could experience a decrease in future servicing spreads and earned premiums. From time-to-time the SBA has reached its internal budgeted limits and ceased to guarantee loans for a stated period of time. In addition, the SBA may change its rules regarding loans or Congress may adopt legislation or fail to approve a budget that would have the effect of discontinuing, reducing availability of funds for, or changing loan programs. Non-governmental programs could replace government programs for some borrowers, but the terms might not be equally acceptable. If these changes occur, the volume of loans to small businesses that now qualify for government guaranteed loans could decline, as could the profitability of these loans.

First Western has been granted national PLP status and originates, sells and services small business loans and is authorized to place SBA guarantees on loans without seeking prior SBA review and approval. Being a national lender, PLP status allows First Western to expedite loans since First Western is not required to present applications to the SBA for concurrent review and approval. The loss of PLP status could adversely impact our marketing efforts and ultimately loan origination volume which could negatively impact our results of operations.

A government shutdown could adversely affect our SBA 7(a) loan originations and results of operations.

We are dependent upon the Federal government to maintain the SBA 7(a) Program. Our lending business could be materially and adversely affected by circumstances or events limited the availability of funds for this program. A government shutdown occurred in October 2013 which affected our ability to originate SBA 7(a) loans as Congress failed to approve a budget which in turn eliminated availability of funds for this program. We could again experience a government shutdown which would affect our ability to originate government guaranteed loans and to sell the government guaranteed portions of those loans in the secondary market. Any government shutdown could adversely affect our SBA 7(a) loan originations and results of operations.

Any downgrade in the U.S.’s credit rating could materially adversely affect our business and results of operations.

U.S. debt ceiling and budget deficit concerns caused a credit rating agency downgrade to the U.S.’s credit rating for the first time in history. In addition, there potentially may be future downgrades. Any default by the U.S. on its obligations, the perceived risk of such a default or any downgrade of the U.S.’s credit rating could have a material adverse effect on the financial markets and economic conditions in the U.S. and throughout the world which could negatively affect our business and results of operations. These economic and market conditions could negatively impact the value of the government guaranteed portion of our SBA 7(a) Program loans.

Liquidity and Capital Resources Risks

The following risk factors apply to the combined liquidity and capital resources of PMC Commercial and CIM Urban upon completion of the merger anticipated to occur no later than March 31, 2014.

PMC Commercial may be unable to secure funds for its future long-term liquidity needs, which could adversely impact PMC Commercial’s business and results of operations.

PMC Commercial’s long-term liquidity needs will consist primarily of funds necessary to pay for development or repositioning of properties, non-recurring capital expenditures, loan originations and refinancing of indebtedness. PMC Commercial may not have sufficient funds on hand or may not be able to obtain additional financing to cover all of these long-term cash requirements; although, PMC Commercial does not currently have any significant property developments or repositioning projects planned. The nature of PMC Commercial’s business, and the requirements imposed by REIT rules that it distribute a substantial majority of its REIT taxable income on an annual basis in the form of dividends, may cause PMC Commercial to have substantial liquidity needs over the long-term. PMC Commercial will seek to satisfy its long-term liquidity needs through cash flows from operations, long-term secured indebtedness and property dispositions. These sources of funding may not be available on attractive terms or at all. If PMC Commercial cannot obtain additional funding for its long-term liquidity needs, its investments may generate lower cash flows or decline in value, or both, which may cause PMC Commercial to reduce its dividend or sell assets at a time when it would not otherwise do so.

CIM Urban has incurred indebtedness and expects to incur significant additional indebtedness on a consolidated basis, which may affect its ability to pay distributions to PMC Commercial, may expose it to interest rate fluctuation risk and may expose it to the risk of default under debt obligations.

CIM Urban expects to incur significant additional indebtedness, including through the use and potential expansion of its existing revolving credit lines or the use of a new credit line, and there are no restrictions on the amount of indebtedness that CIM Urban may incur. The degree of leverage could make CIM Urban more vulnerable to a downturn in business or the economy generally.

Payments of principal and interest on borrowings may leave CIM Urban’s property-owning entities with insufficient cash resources to operate its properties and/or pay distributions. The incurrence of substantial outstanding indebtedness by CIM Urban, and the limitations imposed by the debt agreements of CIM Urban, could have significant other adverse consequences, including the following:

•	The cash flow of CIM Urban may be insufficient to meet our required principal and interest payments;

•	CIM Urban may be unable to borrow additional funds as needed or on favorable terms, which could adversely affect CIM Urban’s liquidity for acquisitions or operations;

•	CIM Urban may be unable to refinance its indebtedness at maturity or the refinancing terms may be less favorable than the terms of CIM Urban’s original indebtedness,

•	CIM Urban may be forced to dispose of one or more of its properties, possibly on disadvantageous terms;

•	CIM Urban will be exposed to interest and future interest rate volatility with respect to indebtedness that is variable rate; and

•	Any property-owning entity may default on its obligations and the lenders or mortgagees may foreclose on CIM Urban’s properties and execute on any collateral that secures their loans.

If any one of these events were to occur, CIM Urban’s financial condition, results of operations, cash flow, and ability to satisfy our debt service obligations and to pay distributions to PMC Commercial could be adversely affected. PMC Commercial’s ability to pay dividends to shareholders may be adversely impacted by CIM Urban’s inability to pay distributions to PMC Commercial. In addition, any foreclosure on CIM Urban’s properties could create taxable income without accompanying cash proceeds, which could adversely affect CIM Urban’s ability to meet the REIT distribution requirements imposed by the Code.

CIM Urban may be unable to refinance its indebtedness at maturity or the refinancing terms may be less favorable than the terms of CIM Urban’s original indebtedness.

Upon maturity of indebtedness obtained by CIM Urban, there is no assurance that replacement financing can be obtained or, if it is obtained, that interest rates and other terms would be as favorable as for the original indebtedness. Inability to refinance indebtedness on favorable terms may compel CIM Urban to attempt to dispose of the property or other properties on terms less favorable than might be obtained at a later date. In addition, if the indebtedness matured before refinancing could be procured, the lender could foreclose on the collateral and CIM Urban might suffer losses as a result of that foreclosure. Further, lenders may require insurance against terrorist acts, particularly for large properties in urban areas, and the unavailability of such insurance may make it difficult to finance or refinance investments.

Third parties seeking to satisfy a liability of CIM Urban may have recourse against all of CIM Urban’s assets generally.

CIM Urban’s assets, including any investments held by CIM Urban and any funds held by CIM Urban, may be available to satisfy all liabilities and other obligations of CIM Urban. If CIM Urban becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to CIM Urban’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability. In particular, CIM Urban has a recourse, unsecured line of credit. In the event CIM Urban is unable to pay its obligations as they become due under the line of credit, the lender may pursue any or all of CIM Urban’s assets.

The market demand for Secondary Market Loan Sales may decline or be temporarily suspended.

The market for the sale of the government guaranteed portion of SBA 7(a) Program loans may diminish and/or the premiums, if any, achieved on selling loans into that market may be reduced. To the extent the capital and credit markets experience volatility and disruption, there may be a decrease in liquidity to acquire the government guaranteed portion of loans which are typically sold into the secondary market. This market dislocation could be a result of decreased investor demand for asset-backed securities in general or loans to a particular industry and/or increased investor yield requirements.

REIT Related Risks

The following risk factors apply to the REIT qualification of PMC Commercial and CIM Urban upon completion of the merger anticipated to occur no later than March 31, 2014.

PMC Commercial may incur adverse tax consequences if PMC Commercial or any REIT subsidiary of CIM Urban has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

CIM Urban holds investments through REIT subsidiaries. Each of PMC Commercial and each REIT subsidiary of CIM Urban has operated in a manner that it believes has allowed it to qualify as a REIT for federal income tax purposes under the Code, and PMC Commercial and each such REIT subsidiary of CIM Urban intends to continue operating in such a manner. Neither of PMC Commercial nor any such REIT subsidiary of CIM Urban has requested or plans to request a ruling from the Internal Revenue Service that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable treasury regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within the control of PMC Commercial or any such REIT subsidiary of CIM Urban may affect its ability to qualify as a REIT. In order to qualify as a REIT, each of PMC Commercial and each such REIT subsidiary of CIM Urban must satisfy a number of requirements, including requirements regarding the ownership of its shares, requirements regarding the composition of its assets and a requirement that at least 95% of its gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, a REIT must make distributions to shareholders aggregating annually at least 90% of its net taxable income, excluding any net capital gains. If any REIT subsidiary of CIM Urban has failed or fails to qualify as a REIT for any reason, PMC Commercial would succeed to or incur significant tax liabilities and its ownership of CIM Urban could result in PMC Commercial failing to qualify as a REIT.

If PMC Commercial loses its REIT status, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its shareholders, for each of the years involved because:

•	it would not be allowed a deduction for dividends paid to shareholders in computing its taxable income and would be subject to federal income tax at regular corporate rates;

•	it also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless it is entitled to relief under applicable statutory provisions, it could not elect to be taxed as a REIT for four taxable years following the year during which it was disqualified.

In addition, if PMC Commercial fails to qualify as a REIT, it will not be required to make distributions to shareholders, and accordingly, distributions from CIM Urban could be similarly reduced. As a result of all these factors, PMC Commercial’s failure to qualify as a REIT could impair its ability to expand its business and raise capital, and would materially adversely affect the value of its shares.

REITs are subject to a range of complex organizational and operational requirements.

In order to continue to qualify as a REIT, PMC Commercial must distribute with respect to each taxable year at least 90% of its REIT taxable income (excluding capital gains) to its shareholders. A REIT must also meet certain requirements with respect to the nature of its income and assets, and the ownership of its shares. For any taxable year that PMC Commercial fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to its shareholders in computing taxable income and thus would become subject to U.S. federal income tax as if it were a regular taxable corporation. In such an event, PMC Commercial could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, PMC

Commercial would also be disqualified from treatment as a REIT for the four taxable years following the year in which it lost its qualification. If PMC Commercial failed to qualify as a REIT, the market price of PMC Commercial Common Shares may decline, and PMC Commercial may need to reduce substantially the amount of distributions to its shareholders because of its increased tax liability.

The rules regulating REITs impose restrictions on the types of investments a REIT can make and the types of activities in which it can engage directly. PMC Commercial’s activities will be limited by these restrictions. PMC Commercial might, however, also make certain investments or engage in certain activities that a REIT could not engage in directly (e.g., the sale of condominiums) through one or more taxable REIT subsidiaries. Any income earned through a taxable REIT subsidiary would be subject to federal income tax at regular corporate rates.

Ownership limitations associated with our REIT status may restrict change of control or business combination opportunities.

In order for PMC Commercial to qualify as a REIT, no more than 50% in value of our outstanding common shares may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts.

To preserve PMC Commercial’s REIT status, our declaration of trust generally prohibits any shareholder from directly or indirectly owning more than 9.8% of any class or series of our outstanding common shares or preferred shares without specific waiver from our Board. The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

After completion of the merger, the power of the Board of Trust Managers to revoke PMC Commercial’s REIT election without shareholder approval may cause adverse consequences to its shareholders.

If the reincorporation occurs, PMC Commercial’s organizational documents will permit its Board of Trust Managers to revoke or otherwise terminate its REIT election, without the approval of its shareholders, if the Board of Trust Managers determines that it is not in PMC Commercial’s best interest to qualify as a REIT. In such a case, PMC Commercial would become subject to U.S. federal, state and local income tax on its net taxable income and PMC Commercial would no longer be required to distribute most of its net taxable income to its shareholders, which have adverse consequences on the total return to its shareholders.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited, and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

Subject to certain restrictions, a REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary generally will pay income tax at regular corporate rates on any taxable income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

Our taxable REIT subsidiaries are subject to normal corporate income taxes. We continuously monitor the value of our investments in taxable REIT subsidiaries for the purpose of ensuring compliance with the rule that no more than 25% of the value of our assets may consist of taxable REIT subsidiary stock and securities (which is applied at the end of each calendar quarter). The aggregate value of our taxable REIT subsidiary stock and securities is less than 25% of the value of our total assets (including our taxable REIT subsidiary stock and securities) as of December 31, 2013. In addition, we will scrutinize all of our transactions with our taxable REIT subsidiaries for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. There are no distribution requirements applicable to the taxable REIT subsidiaries and after-tax earnings may be retained. There can be no assurance, however, that we will be able to comply with the 25% limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s-length transactions.

Item 1B.	UNRESOLVED STAFF COMMENTS

None.

Item 2.	PROPERTIES

We lease office space for our corporate headquarters in Dallas, Texas under an operating lease which expires in February 2015.

The merger is anticipated to close no later than March 31, 2014. CIM Urban’s portfolio of properties consists of office, multifamily and hotel assets located in 11 U.S. markets. See “Item 7. Management’s Discussion and Analysis.”

Item 3.	LEGAL PROCEEDINGS

REIT Redux, L.P. et al v. PMC Commercial Trust, et al. On October 9, 2013, a putative class action and drivative lawsuit was filed in the Dallas County Court at Law No. 5 in Dallas County, Texas against and purportedly on behalf of PMC Commercial. The complaint named as defendants PMC Commercial, members of the Board and executive officers of PMC Commercial and CIM REIT. The plaintiffs asserted the action as a direct action, as well as a derivative action and alleged, among other things, that the Board breached the PMC Commercial Declaration of Trust and conspired to deprive the plaintiffs and the class of their right to vote to approve or decline the merger, to approve or decline of the sale of PMC Commercial and to approve or decline the authorization of the PMC Commercial common shares necessary to support the conversion rights of the PMC Commercial preferred shares to be issued pursuant to the merger agreement. The plaintiffs alleged, among other things, that the Board breached its fiduciary duties by approving and recommending the transactions to the shareholders without due regard for the fairness of the transaction, failing to maximize value for the shareholders, engaging in bad faith and self-dealing by preferring transactions that further enriched the trust managers at the expense of the shareholders, and conspiring to deprive the shareholders of their voting power and prerogatives. The complaint alleged that CIM REIT aided, abetted and induced those breaches of fiduciary duty. The complaint further alleged that the causes of action were aggravated by gross negligence and intentional and malicious wrongdoing. The complaint sought an order enjoining a vote on the transactions contemplated by the merger agreement, an order certifying the matter as a class action for damages, damages for lost shareholder value, exemplary damages, attorney’s fees and costs, appointment of a receiver, if justice so demands, in order to preserve and maximize shareholder value, and all other such relief as the court may find reasonable and necessary to which plaintiffs may be entitled. We denied all of the allegations in the complaint.

As of January 28, 2014, we entered into settlement agreements with the plaintiffs subject to court approval. Under the terms of a class and derivative settlement agreement Manager agreed to purchase up to 2.75 million common shares of PMC Commercial at market prices of up to $5.00 per share under a 10b5-1 trading plan. The trading plan will generally expire on the date that 2.75 million PMC Commercial common shares have been purchased or August 10, 2014, whichever is earlier. Also, pursuant to a separate settlement agreement, Manager agreed to purchase up to 500,000 PMC Commercial common shares owned by REIT Redux, L.P. and its other “reporting persons”, at a price of $5.00 per share, if requested by REIT Redux, L.P. to do so at any time between July 10, 2014 and August 10, 2014. In addition, PMC Commercial has agreed to pay reasonable attorney’s fees and expenses of plaintiffs’ counsel, as may be awarded by the court, of $772,000.

In the normal course of business we are periodically party to certain legal actions and proceedings involving matters that are generally incidental to our business (i.e., collection of loans receivable). In management’s opinion, the resolution of these legal actions and proceedings will not have a material adverse effect on our consolidated financial statements.

Item 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

Item 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED SHAREHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common shares are traded on the NYSE MKT under the symbol “PCC”. Subsequent to completion of the merger, our common shares will be traded on the NASDAQ Global Market under the symbol “PMCT.” The following table sets forth, for the periods indicated, the high and low sales prices as reported on the NYSE MKT (previously NYSE Amex) and the regular dividends per share declared by us for each such period.

Quarter Ended	High	Low	Regular Quarterly Dividends Per Share
December 31, 2013	$9.15	$8.38	$0.125
September 30, 2013	$10.24	$8.30	$0.125
June 30, 2013	$8.54	$7.28	$0.125
March 31, 2013	$7.60	$6.71	$0.125

December 31, 2012	$7.76	$6.06	$0.120
September 30, 2012	$8.25	$7.35	$0.160
June 30, 2012	$8.76	$7.50	$0.160
March 31, 2012	$9.00	$6.95	$0.160

On March 5, 2014, there were approximately 625 holders of record of our common shares, excluding stockholders whose shares were held by brokerage firms, depositories and other institutional firms in “street name” for their customers. The last reported sales price of our common shares on March 5, 2014 was $9.69.

Our shareholders are entitled to receive dividends when and as declared by the Board. On February 28, 2014, the Board declared a special dividend of $5.50 per common share plus that pro-rata portion of our regular quarterly cash dividend accrued through the closing date of the merger payable ten business days following the completion of the merger.

During 2013, due primarily to the payment of severance expenses and realized losses on our foreclosure properties, we generated a taxable loss and all of our dividends were deemed to be returns of capital.

We have not had any sales of unregistered securities during the last three years.

See Item 12 in this Form 10-K for information regarding our equity compensation plans.

Performance Graph

The following information in Item 5 is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 (“Exchange Act”) or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such a filing.

The line graph below compares the percentage change in the cumulative total shareholder return on our common shares of beneficial interest with the cumulative total return of the Russell 2000 and our Peer Group which consists of all publicly traded investment companies that have the primary focus of mortgage-backed security REITs and specialty finance REITs listed on the NYSE, NYSE MKT and the NASDAQ on which coverage is provided by SNL Financial LC for the period from December 31, 2008 through December 31, 2013 assuming an investment of $100 on December 31, 2008 and the reinvestment of dividends. The share price performance shown on the graph is not necessarily indicative of future price performance.

	Period Ending
Index	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13
PMC Commercial Trust	100.00	112.49	137.10	122.61	134.26	172.59
Russell 2000	100.00	127.17	161.32	154.59	179.86	249.69
PMC Commercial Trust Peer Group Index	100.00	126.29	157.36	153.70	184.44	182.70

Source: SNL Financial LC

Item 6. SELECTED FINANCIAL DATA

The following is a summary of our Selected Financial Data as of and for the five years in the period ended December 31, 2013. The following data should be read in conjunction with our consolidated financial statements and the notes thereto and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this Form 10-K. The selected financial data presented below has been derived from our consolidated financial statements.

	Years Ended December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands, except per share information)

Total revenues (1)	$17,905	$17,065	$16,076	$15,463	$16,267
Total expenses (2)	$14,279	$17,856	$11,270	$10,752	$10,377
Income (loss) from continuing operations	$2,414	$(1,356)	$4,692	$4,842	$6,057
Discontinued operations (3)	$(347)	$(823)	$(1,045)	$(545)	$704

Net income (loss) (4)	$2,067	$(2,179)	$3,647	$4,297	$6,761
Basic weighted average common shares outstanding	10,594	10,585	10,570	10,554	10,573
Basic and diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.23	$(0.13)	$0.44	$0.46	$0.57
Net income (loss)	$0.20	$(0.21)	$0.34	$0.41	$0.64
Dividends declared, common	$5,299	$6,353	$6,767	$6,757	$7,445
Dividends per common share	$0.500	$0.600	$0.640	$0.640	$0.705
Net asset value per common share	$12.84	$13.15	$13.97	$14.26	$14.45
Return on total assets (5)	2.63%	0.73%	2.96%	3.41%	4.15%
Return on equity (6)	1.51%	-1.53%	2.46%	2.85%	4.43%

	At December 31,
	2013	2012	2011	2010 (7)	2009
	(In thousands)
Loans receivable, net	$236,589	$238,991	$234,427	$233,218	$196,642
Retained interests in transferred assets	$694	$773	$996	$1,010	$12,527
Total assets	$253,410	$247,707	$251,247	$252,127	$228,243
Debt	$109,397	$97,168	$95,861	$92,969	$68,509
Total beneficiaries’ equity	$135,152	$138,326	$146,836	$149,660	$151,558

(1)    The decrease in total revenues and income from continuing operations from 2009 to 2010 is primarily due to declines in LIBOR. In addition, due to a change in accounting rules effective January 1, 2010, our total revenues will fluctuate significantly based on secondary market loan sales and recorded premium income.

(2)    During 2013, includes $2.8 million of transaction costs. During 2012, includes $3.9 million related to the evaluation of strategic alternatives and $2.1 million of severance and related benefits expense.

(3)    We foreclosed on the underlying collateral of three hospitality properties during 2010 which generated significant operating and impairment losses during 2010, 2011, 2012 and 2013.

(4)    The decrease in net income (loss) from 2011 to 2012 is due primarily to costs associated with the evaluation of strategic alternatives of $3.9 million and severance and related benefits expense of $2.1 million during 2012.

(5)    Earnings (loss) before interest expense and income taxes as a percentage of average total assets

(6)    Earnings (loss) as a percentage of average total beneficiaries’ equity

(7)    Effective January 1, 2010, due to a change in accounting rules, the assets and liabilities of the off-balance sheet securitizations were consolidated. In addition, effective January 1, 2010, due to a change in accounting rules, proceeds received from legally sold portions of loans pursuant to Secondary Market Loan Sales (those sold for excess spread or those sold for a 10% cash premium and excess spread) are permanently treated as secured borrowings for the life of the loan.

Item 7.     MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Consolidated Financial Statements and the related notes that appear elsewhere in this document. For a more detailed description of the risks affecting our financial condition and results of operations, see “Risk Factors” in Item 1A of this Form 10-K.

EXECUTIVE SUMMARY

Business Overview

We are a commercial finance company that is organized as a REIT and historically has specialized in lending to the limited service hospitality industry. We have primarily been a commercial mortgage lender that originates loans to small businesses that are principally collateralized by first liens on the real estate of the related business.

Our business of originating loans has been affected by general commercial real estate fundamentals and the overall economic environment. We designed our investment strategy to be flexible so that we could adjust our loan activities in anticipation of, and in reaction to, changes in the commercial real estate capital and property markets and the overall economy as well as changes to the specific characteristics of the underlying real estate assets that serve as collateral for the majority of our investments and we were able to continue to operate a profitable lending business. However, we have experienced an inability to significantly increase our assets under management due to our limited ability to obtain leverage. As a result, during the past few years, we focused our origination efforts on SBA 7(a) Program loans which require less capital due to our ability to sell the government guaranteed portion of such loans in the secondary market. The unavailability of our traditional sources of capital has continued to constrain our growth in non-SBA 7(a) loan originations resulting in our becoming dependent on SBA 7(a) Program loans.

In an effort to maximize shareholder value, on July 8, 2013, we entered into a definitive merger agreement with CIM REIT, a private commercial REIT, and subsidiaries of the respective parties. On February 11, 2014, PMC Commercial shareholders approved certain transactions contemplated by the merger agreement. Approval for the transfer of our SBA 7(a) license was received from the SBA on March 10, 2014. The merger is anticipated to be completed no later than March 31, 2014 based upon the satisfaction or waiver of all conditions to the merger.

In connection with the merger, we will issue 22,000,003 common shares of beneficial interest and 65,028,571 preferred shares of beneficial interest to Urban II.

All PMC Commercial common shares that were outstanding immediately prior to the transactions will remain outstanding following the merger and related transactions. In addition, PMC Commercial shareholders of record at the close of the business day prior to the closing of the transactions will receive a special cash dividend of $5.50 per common share plus that pro-rata portion of our regular quarterly cash dividend accrued through the closing date of the merger payable ten business days following the completion of the merger.

Upon completion of the merger, we will become the parent of CIM Urban, the operating subsidiary of CIM REIT. We expect that the merger will provide us with the opportunity to invest in a portfolio of high quality performing real estate assets that is managed by an experienced senior management team. To the extent the merger is completed, our business will be diversified by product type, industry, tenant and asset class, which we believe will provide us with the ability to obtain capital on more attractive terms than are currently available to us and the opportunity to participate in the enhanced future growth potential of the combined company. We also believe that our shareholders will likely benefit, over time, from the enhanced liquidity that should result from a much greater number of our common shares being held by a broader shareholder base.

In addition, upon completion of the merger, we plan to (1) invest primarily in substantially stabilized real estate and real estate-related assets in high density, high barrier-to-entry urban markets throughout North America, in a manner similar to the current investment strategy of CIM Urban and (2) continue to originate loans to small businesses collateralized by first liens on the real estate of the related businesses, in accordance with our current investment strategy but with a focus on expanding our existing business of originating loans through the SBA 7(a) Program.

CIM Urban and its subsidiaries invest primarily in substantially stabilized real estate and real estate-related assets in high density, high barrier-to-entry urban markets throughout North America, which CIM Group has targeted for opportunistic investment which are likely, in CIM Group’s opinion, to experience above-average rent growth relative to national averages and/or their neighboring central business districts. CIM Group is an integrated, full-service investment manager with in-house research, acquisition, investment, development, finance, leasing and management capabilities.

Our lending business will continue to be managed by our existing employees and management team. The operations of our real estate business will be managed by CIM Group through an investment management agreement that will provide the day-to-day management of CIM Urban’s operations. CIM Group will manage most aspects of our real estate business to the extent the merger is completed, and it is anticipated that PMC Commercial will be the principal investment vehicle through which CIM Group will place substantially stabilized real estate investments. We expect to generate additional value by:

•	expanding the existing CIM Urban portfolio through the acquisition of substantially stabilized real estate and real estate-related assets at yields which are accretive relative to the targeted dividend;

•	increasing the leverage of the CIM Urban real estate portfolio from its current ratio to a ratio more in line with the broad universe of REITs, and to the extent additional borrowing is then available, subsequently investing the proceeds into additional investments; and

•	expanding over time into new real estate-related activities supported by CIM Group’s broad real estate investment capabilities. These activities may include (1) originating and/or investing in a variety of loan products, including, but not limited to, mezzanine loans, commercial real estate loans and other types of loans, (2) real estate development activities to create core property or otherwise, and/or (3) forming an open-ended REIT to raise additional capital from institutional investors, which would involve a joint venture with CIM Urban.

Overview and History of CIM Group

Founded by Shaul Kuba, Richard Ressler and Avi Shemesh, all of whom continue to direct the strategy of CIM Group and its day-to-day management, CIM Group (affiliates of which will provide services as the Advisor under various investment management agreements and as the Manager under the Master Services Agreement) is an integrated, full-service investment manager with in-house research, acquisition, investment, development, finance, leasing and management capabilities. CIM Group currently manages investments for its principals, partners and investors, which include U.S. and international pension funds, endowments, multinational corporations and other institutional private investors.

CIM Group was established in 1994 as a partner for investors seeking urban real estate investments in communities qualified by CIM Group. During the past 19 years, CIM Group has implemented a consistent investment strategy and discipline in which it focuses on identifying and investing in urban properties in regions and specific submarkets in which market values have dropped below intrinsic values (i.e., long-term values to which CIM Group expects market values to recover) or in underserved/transitional urban districts that have dedicated resources to become vibrant urban communities. CIM Group’s investment track record includes the formation of seven institutional funds across CIM Group’s opportunistic and stabilized real estate investment platforms as well as its infrastructure investment platform. CIM Group has actively managed, leased, operated or otherwise controlled approximately 120 commercial real estate assets, aggregating more than 22.6 million square feet with the goal of generating superior returns for its investors relative to the risk undertaken through investment in such assets.

Initially, CIM Group’s investments were made primarily with capital contributed by its principals. CIM Group has grown its business significantly by investing in commercial and multifamily real estate located in high-barrier-to-entry urban markets through a variety of institutional funds. CIM Group’s primary real estate holdings include retail, lodging, office and multifamily assets located in traditional downtown areas and main streets within metropolitan areas of the United States. These neighborhoods typically possess above-average economic and socioeconomic characteristics, which historically have been resilient to various economic fluctuations. As an extension of CIM Group’s urban investment strategy, CIM Group may also invest in the basic pillars of growing communities through public goods and services, which includes transportation, energy and utilities, natural resources, social services and facilities and communications. Going forward, CIM Group is committed to growing its business by utilizing the same investment strategy to create value for its private and public investors.

Community Qualification

CIM Group’s investment strategy is centered around a community qualification process. Since 1994, CIM Group has qualified 95 communities for investment and has made investments in approximately 44 of these communities. The community qualification process can take as little as six months to as much as five years and is a key consideration when making an investment decision. CIM Urban expects that its investments will primarily consist of investments located in qualified communities. However, future investments may be located in other areas (including areas outside of North America) that have been presented to CIM Group by a member of its relationship network.

CIM Group examines the characteristics of a market to determine whether the district justifies the extensive efforts CIM Group undertakes in reviewing and making potential investments in its qualified communities. Qualified communities generally fall into one of two categories: (1) transitional urban districts and (2) well-established, thriving urban areas (typically major central business districts).

The criteria for qualifying communities that are transitional urban districts are as follows:

•	Improving demographics;

•	Broad public support for CIM Group’s investment approach;

•	Private investment;

•	Underserved niches in the community’s real estate infrastructure; and

•	Potential to invest a minimum of $100 million of opportunistic equity within five years.

The criteria for qualifying communities located in thriving urban areas are as follows:

•	Positive demographics;

•	Public support for investment;

•	Opportunities below intrinsic value; and

•	Potential to invest a minimum of $100 million of opportunistic equity within five years.

Business Principles

The qualification process is one of CIM Group’s core competencies, which demonstrates a disciplined investing program and strategic outlook on urban communities. Once a community is qualified, CIM Group believes it continues to differentiate itself through the following business principles:

•	Permanent investor in its qualified communities;

•	Product non-specific;

•	Community-based tenanting;

•	Local market leadership with North American footprint; and

•	Investment diversification.

Overview and History of CIM REIT

CIM REIT was formed by CIM Group in 2005 to invest, through its wholly-owned operating partnership, CIM Urban, primarily in substantially stabilized real estate and real estate-related assets in urban markets throughout North America. Deploying the investment discipline and processes it has developed as an investor in high density, high barrier to entry urban markets over the last 19 years, CIM Group has implemented a consistent investment strategy and discipline across its family of funds, in which it focuses on identifying and investing in urban properties in qualified communities. This strategy and discipline has resulted in a portfolio of assets held by CIM Urban that CIM Group believes will outperform acquisitions of similar asset type and vintage. CIM REIT has completed the investment of the approximately $1.8 billion of equity it raised from institutional investors.

CIM Urban Business Objectives and Growth Strategies

CIM Urban’s objective is to achieve superior long-term returns relative to the risk that CIM Urban is undertaking. CIM Urban intends to achieve this objective by continuing to deploy the investment processes that CIM Group has developed during 19 years as an investor in urban markets and identifying opportunities to invest at prices below intrinsic values.

CIM Urban intends to drive portfolio growth through a combination of acquisition and asset management strategies, which are designed to increase cash flows and asset value.

CIM Urban’s investment strategy is centered around a community qualification process. CIM Urban believes this strategy provides it with a significant competitive advantage when making urban real estate investments. The communities qualified by CIM Group are targeted urban districts that have a variety of resources and amenities that are instrumental to the communities’ vibrancy. These communities attract people who are looking for homes, jobs, stores, restaurants and other entertainment venues within proximity to public transportation. CIM Urban believes that improving demographics, combined with public commitment and future investments in these urban neighborhoods, will provide greater returns within these qualified communities compared to similar properties in other markets. Since 1994, CIM Group has qualified 95 communities and has deployed cash in approximately 44 of these qualified communities. The qualification process is a critical component of CIM Group’s investment evaluation. Although CIM Urban may not invest exclusively in qualified communities, it is expected that most of CIM Urban’s investments will be identified through this systematic process.

Through an active management program provided by CIM Group, CIM Urban’s objective is to enhance the value of its investments and increase cash flow. CIM Group has extensive in-house research, acquisition, investment, development, financing, leasing and other asset management capabilities. CIM Urban believes that its adherence to these core competencies through CIM Group creates significant efficiencies of scale for CIM Urban, and has positioned CIM Urban to increase operating income and asset values. As a fully integrated owner and operator, CIM Group’s asset management capabilities are complemented by its in-house property management capabilities, which include monthly and annual budgeting and reporting as well as vendor services management, property maintenance and capital expenditures management. CIM Group’s property managers seek to ensure that revenue objectives are met, lease terms are followed, receivables are collected, preventative maintenance programs are implemented, vendors are evaluated and expenses are controlled. CIM Group reviews and approves strategic plans for each investment, including financial, leasing, marketing, property positioning, strategic and disposition plans. In addition, CIM Group reviews and approves the annual business plan for the portfolio on a property-by-property basis, including its capital and operating budget.

Competitive Advantages

CIM Urban believes that it has several competitive advantages to effectively carry out the foregoing business objectives and growth strategies:

•	Strong Manager. CIM Urban will continue to be managed by CIM Group, which since 1994 has managed seven institutional funds, including CIM Urban. The competitive advantages provided to CIM Urban by CIM Group include:

•	Experienced Management Team. CIM Group’s senior management team is composed of 10 principals who have an average of 24 years of real estate and investment experience. CIM Group’s three founders—Richard Ressler, Avi Shemesh and Shaul Kuba—have worked together for the last 20 years, and the broader senior management team has largely worked together for more than 10 years.

•	Integrated, Multidisciplinary Organization. CIM Group has extensive in-house expertise in all aspects of real estate, including market research, urban planning, community relations, architecture, legal affairs, finance, development, leasing, property management and tax. As a result, CIM Group provides hands-on operating expertise throughout the investment process.

•	Extensive Investment and Operating Experience. CIM Group has invested in and operated a wide array of asset types, including multifamily, retail, office, hotel, infrastructure, parking, signage and mixed-use properties, as well as loans, and has undertaken investments in both substantially stabilized assets as well as opportunistic assets requiring development, redevelopment, distressed turnaround and/or recapitalization strategies.

•	Disciplined Investment Process. CIM Group follows a clearly defined and disciplined investment process that it believes enables it to identify and select attractive investments and to quantify and mitigate risk factors. This process carries an investment through its entire lifecycle, spanning all stages including sourcing, research, underwriting, financing, acquisition, asset management and disposition.

•	Sourcing of Investment Opportunities. CIM Urban will have access to CIM Group’s extensive network of relationships with owners, lenders, special servicers, financial intermediaries and other industry participants from which it is able to cultivate investment opportunities that are either off-market or not broadly marketed. CIM Group also works with local government agencies to understand the goals and commitments of each municipality in an effort to improve the various neighborhoods in which CIM Group owns and operates real estate assets. CIM Group utilizes its in-depth knowledge of its qualified communities and its broad network of relationships to target investments at what CIM Group believes to be a discount to their intrinsic (i.e., expected long-term) values. These opportunities may include investments that are publicly listed for sale as well as those that may become available off-market, via privately negotiated transactions.

•	High Quality Assets. CIM Urban’s investments are typically high quality properties that CIM Group believes are well-positioned to outperform their peers. The investments CIM Urban makes in qualified communities are generally subject to positive external factors that CIM Urban believes will enhance their value, including higher rent growth rates than regional and national averages for similar assets.

•	Opportunity for Strategic Growth. CIM Urban expects to have a variety of capital resources due to the low leverage of its portfolio and its internal cash generation. CIM Urban believes these expected capital resources will enable CIM Urban to pursue a prudent growth strategy and allow for future accretive acquisitions.

Investment Strategy

CIM Urban’s investment strategy is to continue to invest in substantially stabilized real estate and real estate-related assets located in qualified communities in a manner that will allow CIM Urban to increase the value of its assets and to grow its revenue and cash flow in order to enhance the dividends paid to investors. By employing a similar investment strategy to that which CIM Urban has consistently utilized to target stabilized real estate assets, CIM Urban’s objective is to leverage its extensive knowledge of the targeted asset types and communities to identify investment opportunities at prices below intrinsic values and achieve superior returns relative to the risk which CIM Urban is undertaking.

CIM Urban plans to continue investing in a diverse range of stabilized urban properties and loans secured by such properties, including office, retail, hotel, multifamily apartments, signage and parking, which meet CIM Urban’s investment strategy and criteria and are located principally in qualified communities.

Portfolio of Properties of CIM Urban

CIM Urban’s office, multifamily and hotel assets are located in 11 U.S. markets. The breakdown by segment, market and submarket, as of December 31, 2013, was as follows:

Overview of CIM Urban’s Portfolio as of December 31, 2013

Property Description	Market	Sub-Market	Office and Retail Rentable Square Feet	Multi- family Units	Hotel Rooms
Office Portfolio:
Properties (19)
BB&T Center	Charlotte, NC	Uptown	553,056	—	—
1 Kaiser Plaza	Oakland, CA	Lake Merritt	532,947	—	—
2101 Webster Street	Oakland, CA	Lake Merritt	473,614	—	—
980 9th Street	Sacramento, CA	Downtown/Midtown	456,645	—	—
211 Main Street	San Francisco, CA	S Financial District	415,120	—	—
370 L’Enfant Promenade	District of Columbia	Southwest	407,321	—	—
999 N Capitol Street	District of Columbia	Capitol Hill	321,980	—	—
899 N Capitol Street	District of Columbia	Capitol Hill	314,317	—	—
800 N Capitol Street	District of Columbia	Capitol Hill	310,359	—	—
1901 Harrison Street	Oakland, CA	Lake Merritt	272,952	—	—
830 1st Street	District of Columbia	Capitol Hill	247,337	—	—
1333 Broadway	Oakland, CA	City Center	237,196	—	—
2100 Franklin Street	Oakland, CA	Lake Merritt	216,666	—	—
11620 Wilshire Boulevard	Los Angeles, CA	West LA	191,075	—	—
Penn Field	Austin, TX	South	181,746	—	—
7083 Hollywood Boulevard	Los Angeles, CA	Hollywood/Sunset	82,180	—	—
260 Townsend	San Francisco, CA	South of Market	66,943	—	—
11600 Wilshire Boulevard	Los Angeles, CA	West LA	55,586	—	—
Civic Center	Orange County, CA	Central	37,116	—	—

			5,374,156	—	—

Ancillary Properties (3 Properties)
901 N Capitol Street(1)	District of Columbia	Capitol Hill	—	—	—
1010 8th St Parking (garage & retail)	Sacramento, CA	Downtown/Midtown	12,275	—	—
2353 Webster Street (parking garage)	Oakland, CA	Lake Merritt	—	—	—

			12,275	—	—

Total Office Portfolio (22 Properties)			5,386,431	—	—

Multifamily Portfolio:
4649 Cole Avenue	Dallas, TX	Oaklawn	—	334	—
Memorial Hills	Houston, TX	Montrose/River Oaks	—	308	—
47 E 34th Street	New York, NY	Midtown West	—	110	—
3636 McKinney Avenue	Dallas, TX	Central Dallas	—	103	—
3839 McKinney Avenue	Dallas, TX	Central Dallas	—	75	—

Total Multifamily Portfolio (5 Properties)			—	930	—

Hotel Portfolio:
Hotels (3 properties)
Sheraton Grand Hotel	Sacramento, CA	Downtown/Midtown	—	—	503
Courtyard Oakland	Oakland, CA	City Center	—	—	162
LAX Holiday Inn	Los Angeles, CA	LAX	—	—	405

			—	—	1,070

Ancillary Properties (1 Property)
Sheraton Grand Hotel Parking Garage & Retail	Sacramento, CA	Downtown/Midtown	9,453	—	—

Total Hotel Portfolio (4 Properties)			9,453	—	—

TOTAL PORTFOLIO (31 Properties)			5,395,884	930	1,070

(1) 901 N Capitol Street is a 39,696 square foot parcel of land located between 899 and 999 N Capitol Street. The land parcel is entitled to develop an additional 270,172 square foot building.

LOAN PORTFOLIO INFORMATION AND STATISTICS

General

Loans funded during 2013 and 2012 were $56.1 million and $54.2 million, respectively. We anticipate loan fundings to be between $65 million and $85 million during 2014. At December 31, 2013 and 2012, our outstanding commitments to fund new loans were $13.6 million and $19.5 million, respectively. The majority of our commitments are for SBA 7(a) Program loans with interest rates based on the prime rate which provide an interest rate match with our present sources of funds. These loans also provide an SBA guarantee typically for 75% of the loan amount.

The recession subjected our borrowers to financial stress. Due to the prolonged economic downturn and the current economic environment, we believe that in general, our borrowers’ equity in their properties has been eroded and may further erode which may result in an increase in foreclosure activity and credit losses. The lagging impact of the adverse economic conditions may continue to have an adverse effect on the financial condition of individual borrowers and the limited service hospitality industry which may require the establishment of significant additional loan loss reserves and the effect on our results of operations and financial condition may be material. We continue to experience issues related to our borrowers including payment issues/delinquencies, non-payment or lack of timely payment of real estate taxes, requests for payment deferrals and extended interest only periods, lack of cash flow, potential loss of franchise, deterioration of the physical property (our collateral) and declining property values.

We continue to actively monitor and manage our potential problem loans. In certain instances, where it is likely to maximize our return, we will consider restructuring loans. As we continue to pursue ways of improving our overall recovery and repayment on these loans, we may experience reductions in net investment income and cash flow.

Lodging Industry Trends

Our loans are predominantly (95%) collateralized by hospitality properties. Based on a forecast provided by industry analyst PricewaterhouseCoopers LLP (“PwC”), as well as various other industry analysts, the hospitality industry is expected to have a continued recovery during 2014. Reasons for the continued recovery during 2014 include anticipated above average occupancy levels and demand growth that is expected to outpace hotel openings.

For our borrowers, the stronger market (if achieved) could improve revenues that will benefit cash flow and the ability to cover their debt service. In addition, as the market rebounds, we would expect that values of hospitality properties will increase and become more stable and that there will be an increase in qualified buyers for our foreclosed properties.

Secondary Market Loan Sales

First Western sells loans pursuant to the SBA 7(a) Program. The SBA guaranteed portions of these loans are sold in legal sale transactions to either dealers in government guaranteed loans or institutional investors (“Secondary Market Loan Sales”) as the loans are fully funded. These government guaranteed portions of loans may be sold for (1) a cash premium and the minimum 1% SBA required servicing spread, (2) significant future servicing spread and no cash premium or (3) future servicing spread and a cash premium of 10% (“hybrid loan sales”). Prior to January 1, 2010, all of these types of transactions were recorded as sales (i.e., we recorded premium income) for accounting purposes. Effective January 1, 2010, due to a change in accounting rules, we were required to permanently treat certain of the proceeds received from these legally sold portions of loans (those loans sold solely for future servicing spread and those loans sold for a cash premium of 10% and future servicing spread) as secured borrowings (debt) for the life of the loan and 100% of the loan is included in our loans receivable. We can no longer record premium income on these types of sales. Accordingly, cash premiums collected on hybrid loan sales are deferred and reflected as a liability on our consolidated balance sheet and amortized as a reduction to interest expense over the life of the loan. Deferred cash premiums at December 31, 2013 were $3.0 million.

During 2013, we sold $27.0 million of the guaranteed portion of SBA 7(a) Program loans. For tax purposes, since all Secondary Market Loan Sales are legal sales, we are required to record gains based on present value cash flow techniques consistent with the book accounting treatment utilized until January 1, 2010. We record income as we receive the excess spread as we service the sold portion of the loan. When we sell loans and retain servicing spreads greater than 100 basis points, management believes that the value of the future servicing spreads retained was greater than the foregone cash premiums.

Loan Activity

In addition to our retained portfolio of $239.6 million at December 31, 2013, we service $84.7 million of aggregate principal balance remaining on Secondary Market Loan Sales that have been accounted for as sales. Since we retain a residual interest in the cash flows from our sold loans, the performance of these loans impacts our profitability and our cash available for dividend distributions. Therefore, we provide information on both our retained portfolio and our Aggregate Portfolio (retained portfolio plus certain legally sold government guaranteed portions of SBA 7(a) Program loan sales which are not recorded on our balance sheet).

Information on our Aggregate Portfolio, including prepayment trends, was as follows:

	December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Aggregate Portfolio (1)	$324,325	$313,541	$297,453	$284,451	$273,687
Loans funded	$56,131	$54,161	$38,352	$38,440	$30,435
Prepayments	$22,816	$20,181	$10,352	$10,830	$12,795
% Prepayments (2)	7.3%	6.8%	3.6%	4.0%	4.6%

(1)  Portfolio outstanding before loan loss reserves and deferred commitment fees.

(2)  Represents prepayments as a percentage of our Aggregate Portfolio outstanding as of the beginning of the applicable year.

Loans Receivable Rollforward

The following table summarizes our loan activity for our retained loans for the five-year period ended December 31, 2013:

	Years Ended December 31,
	2013	2012	2011	2010	2009
	(In thousands)
Loans receivable, net - beginning of year	$238,991	$234,427	$233,218	$196,642	$179,807
Loans funded - commercial mortgage loans	23,093	19,339	4,680	4,908	2,425
Loans funded - SBA 7(a) Program loans	33,038	34,822	33,672	33,532	28,010
Loans originated - non-cash (1)	975	1,225	1,172	31,261	32,563
Proceeds from the sale of SBA 7(a) Program loans (2)	(23,687)	(18,473)	(15,774)	(7,692)	(24,996)
Prepayments	(15,827)	(15,691)	(8,357)	(9,716)	(5,600)
Scheduled principal payments	(12,734)	(12,871)	(13,116)	(11,283)	(9,040)
Loans transferred to REO (3)	(3,641)	(1,481)	(409)	(4,040)	(4,948)
Reclassifications (4)	(1,749)	—	—	—	—
Other adjustments (5)	(1,870)	(2,306)	(659)	(394)	(1,579)

Loans receivable, net - end of year	$236,589	$238,991	$234,427	$233,218	$196,642

(1)	Represents loans originated to facilitate the sales of REO and consolidation of securitized loans which were previously off balance sheet reconsolidations.
(2)	During 2010 – 2013, represents proceeds from the sale of the government guaranteed portion of SBA 7(a) Program loans sold solely for cash premiums due to a change in accounting rules.
(3)	Loans on which the collateral was foreclosed upon and the assets were subsequently classified as REO.
(4)	Reclassifications from secured borrowings – government guaranteed loans to loans receivable, net.
(5)	Represents the net change in loan loss reserves, discounts and deferred commitment fees.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and our results of operations is based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Our management has discussed the development and selection of these critical accounting policies and estimates with the audit committee of our Board, and the audit committee has reviewed the disclosures relating to these policies and estimates included in this annual report.

We believe the following critical accounting considerations and significant accounting policies represent our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Determination of Loan Loss Reserves

We have a quarterly review process to identify and evaluate potential exposure to loan losses. Loans that require specific identification review are troubled debt restructurings and loans identified based on one or more negative characteristics including, but not limited to, non-payment or lack of timely payment of interest and/or principal, non-payment or lack of timely payment of property taxes for an extended period of time, insurance defaults and/or franchise defaults. The specific identification evaluation begins with an evaluation of the estimated fair value of the loan. In determining estimated fair value, management utilizes the present value of the expected future cash flows discounted at the loan’s effective interest rate and/or an estimation of the underlying collateral values using appraisals, broker price opinions, tax assessed value and/or revenue analysis. Appraisals are ordered on a case-by-case basis when management believes that the economics of the property warrant that a current appraisal be performed. We generally obtain FIRREA appraisals from certified appraisers from national companies. Management uses appraisals as tools in conjunction with other determinants of collateral value as described above to estimate collateral values, not as the sole determinant of value. The property valuation takes into consideration current information on property values in general and value changes in commercial real estate and/or hospitality properties. The probability of liquidation is then determined based on many factors and is unique to each individual loan. These probability determinations include macroeconomic factors, the location of the property and economic environment where the property is located, industry specific factors relating primarily to the hospitality industry (and further to the limited service segment of the hospitality industry), our historical experience with similar borrowers and/or individual borrower or collateral characteristics, and in certain circumstances, the strength of the guarantors. The liquidation probability is then applied to the exposure to loss to determine the general or specific reserve for that loan and the ultimate determination as to whether the loan is considered impaired.

The general loan loss reserve is established when available information indicates that it is probable a loss has occurred in the portfolio and the amount of the loss can be reasonably estimated. Significant judgment is required in determining the general loan loss reserve, including estimates of the likelihood of default and the estimated fair value of the collateral. The general loan loss reserve includes those loans which may have negative characteristics which have not yet become known to us. In addition to the reserves established on loans not considered impaired that have been evaluated under a specific evaluation, the general loan loss reserve uses a consistent methodology to determine a loss percentage to be applied to outstanding loan balances. These loss percentages are based on many factors, primarily cumulative and recent loss history, general economic conditions and more specifically current trends in the limited service hospitality industry.

Upon sale of the government guaranteed portion of a SBA 7(a) Program loan, the unguaranteed portion of the loan retained by us is valued on a fair value basis and a discount is recorded as a reduction in basis of the retained portion of the loan. At December 31, 2013, these discounts on the retained portions of our SBA 7(a) Program loans totaled $2.7 million. In addition, in establishing general reserves on our loan portfolio, the SBA 7(a) retained portion of our loans are separately evaluated and general reserve percentages applied are typically higher to address the potential for greater loss upon liquidation of the underlying collateral on the unguaranteed SBA 7(a) Program loan portfolio.

Additional changes to the facts and circumstances of the individual borrowers, the limited service hospitality industry and the economy may require the establishment of significant additional loan loss reserves and the effect on our results of operations may be adverse.

Valuation of REO and Impaired Loans

REO consists of properties acquired through foreclosure in partial or total satisfaction of non-performing loans. REO acquired in satisfaction of a loan is recorded at estimated fair value less estimated costs to sell the property at the date of foreclosure. Any excess of the carrying value of the loan over the fair value of the property less estimated costs to sell is charged-off to the loan loss reserve when title to the property is obtained. Any excess of the estimated fair value of the property less estimated costs to sell and the carrying value is recorded as gain on foreclosure within discontinued operations when title to the property is obtained.

We have a quarterly review process to identify and evaluate potential exposure to impairment losses on our REO. This evaluation uses management’s judgment of the estimated fair value of our REO. Adjustments to the carrying value are generally based on management’s assessment of the appraised value of the property, operating statistics to the extent available and/or discussions with potential purchasers and third-party brokers and are recorded as impairment losses in discontinued operations on our consolidated statements of income (loss).

Management’s estimation of the fair value of our impaired loans is a Level 3 valuation in the fair value hierarchy established for disclosure of how a company values its assets. In general, quoted market prices from active markets for the identical asset (Level 1 inputs), if available, should be used to value an asset. If quoted prices are not available for the identical asset, then a determination should be made if Level 2 inputs are available. Level 2 inputs include quoted prices for similar assets in active markets or for identical or similar assets in markets that are not active (i.e., markets in which there are few transactions for the asset, the prices are not current, price quotations vary substantially, or in which little information is released publicly). There is limited reliable market information for our impaired loans and we utilize other methodologies to value the asset such as appraisal information and tax assessed value of the collateral, thus there are no Level 1 or Level 2 determinations available. Level 3 inputs are unobservable inputs for the asset that are used to measure fair value when observable inputs are not available. These inputs include management’s assessment of the appraised value of the collateral, tax assessed value of the collateral and/or operating statistics to the extent available. Adjustments to the carrying value of impaired loans are recorded as loan loss reserves.

Revenue Recognition Policies

Interest Income

Interest income includes interest earned on loans and our short-term investments and the amortization of net loan origination fees and discounts. Interest income on loans is accrued as earned with the accrual of interest suspended when the related loan becomes a non-accrual loan. A loan receivable is generally classified as non-accrual (a “Non-Accrual Loan”) if (1) it is past due as to payment of principal or interest for a period of 60 days or more, (2) any portion of the loan is classified as doubtful or is charged-off or (3) if the repayment in full of the principal and/or interest is in doubt. Generally, loans are charged-off when management determines that we will be unable to collect any remaining amounts due under the loan agreement, either through liquidation of collateral or other means. Interest income on a Non-Accrual Loan is recognized on either the cash basis or the cost recovery basis.

Origination fees and direct loan origination costs, net, are deferred and recognized as an adjustment of yield over the life of the related loan receivable using a method which approximates the effective interest method. Direct origination costs include broker fees paid, if any, and capitalization of allocated payroll costs in originating the loan.

For loans originated under the SBA 7(a) Program, upon sale of the SBA guaranteed portion of the loans which are accounted for as sales, the unguaranteed portion of the loans retained by us is valued on a fair value basis and a discount (the “Retained Loan Discount”) is recorded as a reduction in basis of the retained portion of the loan. For loans recorded with a Retained Loan Discount, these discounts are recognized as an adjustment of yield over the life of the related loan receivable using the effective interest method.

Premium Income

We sell the government guaranteed portion of our SBA 7(a) Program loans to investors. These government guaranteed portions may be sold for (1) a cash premium and the minimum 1% SBA required servicing spread, (2) future servicing spread greater than 1% and no cash premium or (3) future servicing spread greater than 1% and a 10% cash premium. The government guaranteed portion of loans sold for a cash premium and the minimum 1% required servicing spread are recorded as sales (i.e., we record premium income) for accounting purposes. Premium income represents the difference between the fair value attributable to the sale of the government guaranteed portion of a loan originated under the SBA 7(a) Program for a cash premium and the SBA required 1% servicing spread and the principal balance (cost) allocated to the loan.

RESULTS OF OPERATIONS

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

Overview

	Year Ended December 31,		Change
	2013	2012	$	%
	(In thousands)
Total revenues	$17,905	$17,065	$840	4.9%
Total expenses	$14,279	$17,856	$(3,577)	(20.0%)
Income (loss) from continuing operations	$2,414	$(1,356)	$3,770	NM
Net income (loss)	$2,067	$(2,179)	$4,246	NM

Revenues increased during 2013 primarily due to an increase in recognized premium income from the sale of the government guaranteed portion of our SBA 7(a) Program loans while our expenses decreased during 2013 primarily due to elimination of costs associated with evaluating strategic alternatives and severance and related benefits, partially offset by transaction costs incurred related to the merger.

More detailed comparative information on the composition of and changes in our revenues and expenses is provided below.

Revenues

Interest income increased slightly to $14,045,000 during 2013 compared to $13,896,000 during 2012. Our weighted average loans receivable decreased to $235.7 million during 2013 from $238.2 million during 2012. The weighted average interest rate on our loans receivable increased slightly to 5.8% during 2013 from 5.7% during 2012.

Premium income will not equal collected cash premiums because premium income represents the difference between the fair value attributable to the sale of the government guaranteed portion of the loan and the principal balance (cost) of the loan adjusted by costs of origination. During the last several years, market premiums on Secondary Market Loan Sales have been at historically high levels due to reduced longer term interest rates. Our premium income increased to $2,468,000 during 2013 compared to $1,889,000 during 2012. We sold more loans for solely cash premiums and the required 1% servicing spread during 2013 than 2012. In addition, there was improvement in the market for Secondary Market Loan Sales. The average premium collected on cash sales increased slightly to 13.6% during 2013 compared to 13.4% in 2012; however, premiums were reduced during the last half of 2013. We believe that the market premium reduction was due generally to the increase in longer term interest rates.

Secondary Market Loan Sales were as follows:

	2013		2012
Type of Sale	Principal Sold	Cash Premium Received	Principal Sold	Cash Premium Received
	(In thousands)
Cash premium	$23,687	$3,210	$18,473	$2,470
Hybrid	3,293	329	8,498	850

	$26,980	$3,539	$26,971	$3,320

Other income consisted of the following:

	Years Ended December 31,
	2013	2012
	(In thousands)
Servicing income	$547	$499
Prepayment fees	418	279
Loan related income - other	165	221
Retained interests in transferred assets	162	189
Other	100	92

	$1,392	$1,280

We earn fees for servicing loans sold into the secondary market solely for cash premiums. As these fees are based on the principal balances of the loans outstanding, they will increase as more loans are sold into the secondary market and decrease over time as scheduled principal payments and prepayments occur.

Interest Expense

Interest expense consisted of the following:

	Years Ended December 31,
	2013	2012
	(In thousands)
Debentures payable	$994	$731
Secured borrowings	939	1,201
Junior subordinated notes	977	1,034
Revolver	349	459
Structured notes payable	—	21
Other	91	92

	$3,350	$3,538

The weighted average cost of our funds was 3.5% during both 2013 and 2012.

Secured borrowings increase as we sell SBA 7(a) Program loans for excess servicing spreads. The weighted average balance outstanding on our secured borrowings was $39.8 million during 2013 compared to $38.6 million during 2012. Offsetting interest expense on secured borrowings is amortization of cash premiums from hybrid loan sales of $404,000 and $145,000 during 2013 and 2012, respectively.

Interest expense on SBA debentures increased due to the issuance of $4.0 million in August 2012, $6.0 million in March 2013 and $8.5 million in August 2013. We repaid $4.2 million of SBA debentures upon maturity on September 1, 2013. The weighted average interest rate on our debentures decreased to 3.87% at December 31, 2013 from 4.47% at December 31, 2012. Our SBIC debentures payable of $27.5 million were repaid during February 2014 using cash on hand and the Revolver.

The weighted average balance outstanding under our Revolver decreased to $10.0 million during 2013 compared to $16.1 million during 2012 while the weighted average interest rate increased to 2.6% during 2013 compared to 2.5% during 2012.

Other Expenses

General and administrative expense increased $476,000 during 2013 compared to 2012. General and administrative expenses are comprised of (1) corporate overhead including legal and professional fees, sales and marketing expenses, public company and regulatory costs and (2) expenses related to assets currently in the process of foreclosure. Our corporate overhead increased to $2,295,000 during 2013 from $2,065,000 during 2012 primarily due to an increase in professional fees and public company reporting costs. Expenses related to assets currently in the process of foreclosure were $308,000 during 2013 compared to $62,000 during 2012. These expenses incurred during the foreclosure process for problem loans are primarily related to property taxes incurred, protection of the asset and operating deficits funded to receivers. We expect these costs to continue, and likely increase, until the foreclosure processes are completed. Once complete, costs associated with foreclosed properties are included in discontinued operations.

Transaction costs of $2,789,000 during 2013 primarily represent legal and due diligence costs related to the merger. The merger is anticipated to be completed no later than March 31, 2014.

During 2011, we received certain inquiries expressing a preliminary interest in potential strategic transactions. The Board established a special committee of all independent trust managers to evaluate these inquiries as well as other potential strategic alternatives that could enhance shareholder value. During 2012, we expensed $3,870,000 in costs (unrelated to the merger) associated with evaluation of strategic alternatives including legal fees, trust manager fees and due diligence costs when discussions were terminated with one interested party. The special committee was dissolved during December 2012.

Our provision for loan losses, net was $1,237,000 during 2013 compared to $1,934,000 during 2012. Our provision for loan losses, net, during 2012 was comprised of a net provision for loan losses of $2,401,000 offset by recoveries of $467,000. Recoveries represent cash proceeds from collections on personal loan guarantees. Our provision for loan losses primarily relates to limited service hospitality properties classified as troubled debt restructurings, including properties currently in the process of foreclosure. Our reserves were as follows:

	At December 31,
	2013	2012
	(In thousands)
Specific	$1,406	$1,535
General	1,878	1,878

	$3,284	$3,413

Due to the prolonged economic downturn and the current economic environment, we believe that in general, our borrowers’ equity in their properties has been eroded and may further erode which may result in an increase in foreclosure activity and credit losses. The lagging impact of the adverse economic conditions may continue to have an adverse effect on the financial condition of individual borrowers and the limited service hospitality industry which may require the establishment of significant additional loan loss reserves.

Income tax provision (included in continuing operations and discontinued operations) was $1,212,000 during 2013 compared to $451,000 during 2012 related to our taxable REIT subsidiaries. Our taxable REIT subsidiaries had taxable income of $2,984,000 during 2013 compared to $1,995,000 during 2012 primarily due to increased income of First Western. See – “Taxable Income.”

Discontinued Operations, Net of Tax

	Years Ended December 31,
	2013	2012
	(In thousands)
Net operating losses	$(227)	$(582)
Net gains (losses) on sales of real estate	(16)	(15)
Impairment losses	(135)	(341)
Income tax benefit	31	115

Discontinued operations, net of tax	$(347)	$(823)

Our net operating losses relate to the operations and holding costs of our REO included in discontinued operations.

During 2013, we foreclosed on the underlying collateral (limited service hospitality properties) of three loans with an estimated fair value at foreclosure of $2.3 million. We sold these properties for $2,140,000, received cash proceeds of $1,165,000 and financed the remainder. Losses of $16,000 were recorded on the sales.

During 2012, we foreclosed on the underlying collateral (limited service hospitality properties) of two loans with a combined estimated fair value at foreclosure of $1,481,000 and sold both of these properties during 2012. One property was sold for $1,375,000 including cash proceeds of $550,000 and financing of $825,000. The other property was sold solely for cash proceeds. No gain or loss was recorded on these sales. In addition, we sold a property during 2012 with an estimated fair value of $76,000 and recorded a loss of $19,000.

Impairment losses represent declines in the estimated fair value of our REO subsequent to initial valuation. Impairment losses during 2013 primarily related to a full service hospitality property which was sold during 2013. Impairment losses during 2012 primarily related to a retail establishment acquired in the third quarter of 2009 which continued to experience declines in its value. The property was sold during 2013.

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Overview

	Year Ended December 31,		Change
	2012	2011	$	%
	(In thousands)
Total revenues	$17,065	$16,076	$989	6.2%
Total expenses	$17,856	$11,270	$6,586	58.4%

Income (loss) from continuing operations	$(1,356)	$4,692	$(6,048)	NM
Net income (loss)	$(2,179)	$3,647	$(5,826)	NM

Revenues increased during 2012 primarily due to an increase in recognized premium income from the sale of the government guaranteed portion of our SBA 7(a) Program loans and an increase in interest income while our expenses increased during 2012 primarily due to (1) costs associated with evaluating strategic alternatives of $3,870,000, (2) severance and related benefits expense related to the departure of our prior chief executive officer of $2,114,000 and (3) an increase in net provision for loan losses of $1,474,000 primarily related to our limited service hospitality properties in the process of foreclosure.

More detailed comparative information on the composition of and changes in our revenues and expenses is provided below.

Revenues

Interest income increased 2.3% to $13,896,000 during 2012 compared to $13,571,000 during 2011. Our weighted average loans receivable increased 2.1% to $238.2 million during 2012 compared to $233.2 million during 2011. In addition, the weighted average interest rate increased from 5.6% at December 31, 2011 to 5.8% at December 31, 2012. At December 31, 2012, 83% of our loans had variable interest rates.

Premium income results from certain sales of the government guaranteed portion of SBA 7(a) Program loans into the secondary market. We record premium income at the time of sale for those sales solely for cash premiums and the SBA required 1% servicing spread. We sold more loans for solely cash premiums and the SBA required 1% servicing spread during 2012 than 2011. In addition, there was improvement in the market for Secondary Market Loan Sales. The average premium collected on cash sales increased to 13.4% during 2012 compared to 11.0% in 2011.

Premium income will not equal collected cash premiums because premium income represents the difference between the fair value attributable to the sale of the government guaranteed portion of the loan and the principal balance (cost) of the loan adjusted by costs of origination. Our premium income increased to $1,889,000 during 2012 from $1,450,000 during 2011.

Secondary Market Loan Sales were as follows:

	2012		2011
Type of Sale	Principal Sold	Cash Premium Received	Principal Sold	Cash Premium Received
	(In thousands)
Cash premium	$18,473	$2,470	$15,774	$1,728
Hybrid	8,498	850	11,638	1,164

	$26,971	$3,320	$27,412	$2,892

Other income consisted of the following:

	Years Ended December 31,
	2012	2011
	(In thousands)
Servicing income	$499	$399
Prepayment fees	279	118
Loan related income - other	221	196
Retained interests in transferred assets	189	215
Other	92	127

	$1,280	$1,055

We earn fees for servicing loans sold into the secondary market. As these fees are based on the principal balances of the loans outstanding, they will increase as more loans are sold into the secondary market (for cash premiums and the SBA required 1% servicing spread) and decrease over time as scheduled principal payments and prepayments occur on loans with an associated servicing asset.

Interest Expense

Interest expense consisted of the following:

	Years Ended December 31,
	2012	2011
	(In thousands)
Secured borrowings	$1,201	$752
Junior subordinated notes	1,034	986
Debentures payable	731	552
Revolver	459	457
Structured notes payable	21	854
Other	92	92

	$3,538	$3,693

The weighted average cost of our funds decreased to 3.5% during 2012 compared to 3.8% during 2011.

Secured borrowings increase as we sell SBA 7(a) Program loans for excess servicing spreads. The weighted average balance outstanding on our secured borrowings was $38.6 million during 2012 compared to $28.0 million during 2011. The weighted average interest rate on our secured borrowings was 3.7% at December 31, 2012. Offsetting interest expense on secured borrowings is amortization of cash premiums from hybrid loan sales of $145,000 and $209,000 during 2012 and 2011, respectively.

Interest expense on SBA debentures increased due to the issuance of $5.0 million of debentures in September 2011 and $4.0 million in August 2012.

We amended our Revolver during June 2011. The interest rate was reduced to the prime rate less 50 basis points or the 30-day LIBOR plus 2%, at our option. The weighted average balance outstanding under our Revolver was $16.1 million during 2012 compared to $14.1 million during 2011.

Interest expense on our structured notes payable has decreased due to principal payments received from the underlying loans and repayment of the notes. We repaid the remaining balance of the 2003 Joint Venture notes on February 15, 2012.

Other Expenses

General and administrative expense increased $117,000 (5.8%) during 2012 compared to 2011. General and administrative expenses are comprised of (1) corporate overhead including legal and professional fees, sales and marketing expenses, public company and regulatory costs and (2) expenses related to assets currently in the process of foreclosure. Our corporate overhead increased to $2,065,000 during 2012 from $1,933,000 during 2011 primarily due to an increase in corporate legal fees. Expenses related to assets currently in the process of foreclosure were $62,000 during 2012 compared to $77,000 during 2011. These expenses incurred during the foreclosure process for problem loans are primarily related to property taxes incurred, protection of the asset and operating deficits funded to receivers. Expenses incurred during 2012 primarily relate to two limited service hospitality properties which are in receivership. We expect these costs to continue, and likely increase, until the foreclosure processes are completed. Once complete, costs associated with foreclosed properties are included in discontinued operations.

During 2012, we expensed $3,870,000 in costs associated with evaluation of strategic alternatives including legal fees, trust manager fees and due diligence costs compared to $778,000 during 2011. Costs during 2012 consisted of $2,398,000 in legal fees, $537,000 of investment advisory fees, $503,000 of due diligence costs,

$399,000 in trust manager fees and $33,000 of other expenses. On a cumulative basis, we expensed $4,648,000 related to the evaluation of strategic alternatives consisting of $2,892,000 in legal fees, $668,000 of investment advisory fees, $503,000 of due diligence costs, $552,000 in trust manager fees and $33,000 of other expenses. The special committee was dissolved during December of 2012.

Severance and related benefits expense of $2,114,000 is related to our former chief executive officer pursuant to his separation agreement entered into during the fourth quarter of 2012.

Our provision for loan losses, net was $1,934,000 during 2012 compared to $460,000 during 2011. Our provision for loan losses, net, during 2012 was comprised of a net provision for loan losses of $2,401,000 offset by recoveries of $467,000. Recoveries represent cash proceeds from collections on personal loan guarantees. Our provision for loan losses primarily relates to limited service hospitality properties classified as troubled debt restructurings, including properties currently in the process of foreclosure. Our reserves are categorized as follows:

	At December 31,
	2012	2011
	(In thousands)
Specific	$1,535	$563
General	1,878	1,249

	$3,413	$1,812

Realized losses of $333,000 and $257,000 during 2012 and 2011, respectively, were recognized upon liquidation of the collateral underlying loans. Due to the prolonged economic downturn and the current economic environment, we believe that in general, our borrowers’ equity in their properties has been eroded and may further erode which may result in an increase in foreclosure activity and credit losses. The lagging impact of the adverse economic conditions may continue to have an adverse effect on the financial condition of individual borrowers and the limited service hospitality industry which may require the establishment of significant additional loan loss reserves.

Income tax provision (included in continuing operations and discontinued operations) was $451,000 during 2012 compared to $114,000 during 2011 related to our taxable REIT subsidiaries. Our taxable REIT subsidiaries had taxable income of $1,995,000 during 2012 compared to $1,420,000 during 2011. See – “Taxable Income.” The increase primarily relates to increased interest income and recoveries of loan losses of our SBIC subsidiary.

Discontinued Operations, Net of Tax

	Years Ended December 31,
	2012	2011
	(In thousands)
Net operating losses	$(582)	$(690)
Net gains (losses) on sales of real estate	(15)	532
Impairment losses	(341)	(887)
Income tax benefit	115	—

Discontinued operations, net of tax	$(823)	$(1,045)

Our net operating losses from discontinued operations relate to the operations and holding costs of our REO.

During 2012, we foreclosed on the underlying collateral (limited service hospitality properties) of two loans with a combined estimated fair value at foreclosure of $1,481,000 and sold both of these properties during 2012.

One property was sold for $1,375,000 including cash proceeds of $550,000 and financing of $825,000. The other property was sold solely for cash proceeds. No gain or loss was recorded on these sales. In addition, we sold a property during 2012 with an estimated fair value of $76,000 and recorded a loss of $19,000. During 2011, previously deferred gains of $685,000 from property sales we financed were recorded as gains due to principal reductions on the underlying loans. In addition, during June 2011, we sold an asset acquired through foreclosure for $1.3 million, received cash proceeds of $128,000 and financed the remainder. A loss of $115,000 was recorded on the transaction.

Impairment losses represent declines in the estimated fair value of our REO subsequent to initial valuation. Impairment losses during 2012 primarily related to a retail establishment acquired in the third quarter of 2009 which continued to experience declines in its value. During 2011, our impairment losses were primarily related to a full service hospitality property. The property had experienced significant operating losses, was in need of major capital improvements and had been held for an extended period of time with limited market sales activity, including an unsuccessful auction during the third quarter of 2011, which contributed to the decline in value.

SELECTED QUARTERLY FINANCIAL INFORMATION (unaudited)

The following represents our selected quarterly financial data which, in the opinion of management, reflects adjustments (comprising only normal recurring adjustments) necessary for fair presentation.

	Year Ended December 31, 2013
	Revenues	Income (Loss) From Continuing Operations	Net Income (Loss)	Earnings (Loss) Per Share
	(In thousands, except earnings (loss) per share and footnotes)
First Quarter	$4,515	$1,518	$1,344	$0.13
Second Quarter	4,484	920	846	0.08	(1)
Third Quarter	4,588	398	323	0.03	(2)
Fourth Quarter	4,318	(422)	(446)	(0.04)	(3)

	$17,905	$2,414	$2,067	$0.20

	Year Ended December 31, 2012
	Revenues	Income (Loss) From Continuing Operations	Net Income (Loss)	Earnings (Loss) Per Share
	(In thousands, except earnings (loss) per share and footnotes)
First Quarter	$3,787	$(6)	$(155)	$(0.01)	(4)
Second Quarter	3,964	(93)	(415)	(0.04)	(5)
Third Quarter	4,864	645	473	0.04	(6)
Fourth Quarter	4,450	(1,902)	(2,082)	(0.20)	(7)

	$17,065	$(1,356)	$(2,179)	$(0.21)

(1)	Includes $393,000 in transaction costs.
(2)	Includes $1,222,000 in transaction costs.
(3)	Includes $1,174,000 in transaction costs.
(4)	Includes $850,000 in expenses related to exploration of strategic alternatives.
(5)	Includes $1,352,000 in expenses related to exploration of strategic alternatives.
(6)	Includes $1,421,000 in expenses related to exploration of strategic alternatives.
(7)	Includes $2,114,000 in severance and related benefits related to the separation agreement with our chief executive officer and $247,000 in expenses related to exploration of strategic alternatives.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flow Analysis

Information on our cash flow was as follows:

	Years Ended December 31,
	2013	2012	Change
	(In thousands)
Cash provided by (used in) operating activities	$1,427	$(1,775)	$3,202
Cash provided by (used in) investing activities	$(3,083)	$2,809	$(5,892)
Cash provided by (used in) financing activities	$8,407	$(6,306)	$14,713

Operating Activities

Our cash provided by (used in) operating activities fluctuates year-to-year based on management’s decision to sell loans for solely cash premiums, as a hybrid loan sale or for solely servicing spread. Proceeds from Secondary Market Loan Sales included in operating activities during 2013 and 2012 were $23,687,000 and $18,473,000, respectively, as management sold a majority of the government guaranteed portions of our SBA 7(a) Program loans for solely cash premiums. To the extent we sell the government guaranteed portion of SBA 7(a) Program loans as a hybrid loan sale or for solely servicing spread, proceeds from Secondary Market Loan Sales are included in financing activities. In addition, the change in our operating assets and liabilities may significantly affect our cash from operating activities. During 2013, the change in our operating assets and liabilities was a use of cash of $3,660,000 compared to 2012 in which the change in our operating assets and liabilities was a source of cash of $4,075,000. Operating assets and liabilities fluctuate based on timing of payment of accounts payable and accrued liabilities and collection of (release of) borrower advances.

Investing Activities

Our primary investing activity is the origination of loans and collections on our investment portfolio. During 2013 and 2012, our primary use of funds was loans funded in excess of principal collected on loans receivable of $4,897,000 and $214,000, respectively. Our loans funded which are included in investing activities increased to $31,409,000 during 2013 from $28,036,000 during 2012. Included within principal collected on loans are principal prepayments of $15,827,000 and $15,691,000 during 2013 and 2012, respectively. During 2012, restricted cash and cash equivalents of $2,233,000 were released in connection with the exercise of the “clean-up call” option on our 2003 Joint Venture structured notes.

Based on our outstanding loan portfolio at December 31, 2013, our estimated collection of scheduled principal payments in 2014 is approximately $17.0 million which predominantly could be used to repay the balance outstanding under the Revolver.

Financing Activities

We used funds from financing activities during 2013 and 2012 primarily to pay dividends of $5,245,000 and $6,752,000, respectively. We received proceeds from the issuance of $14.5 million and $4.0 million in SBIC debentures during 2013 and 2012, respectively. Proceeds from Secondary Market Loan Sales recorded as secured borrowings during 2013 and 2012 were $3,293,000 and $8,498,000, respectively. These proceeds will fluctuate year-to-year based on management’s decisions to sell loans for solely cash premiums, as a hybrid loan sale or for solely servicing spread. To the extent we sell the government guaranteed portion of SBA 7(a) Program loans as a hybrid loan sale or for solely servicing spread, proceeds from Secondary Market Loan Sales included in financing activities will increase.

Our SBIC debentures payable of $27.5 million and the $3.0 million of redeemable 3% cumulative preferred stock of one of our SBICs were repaid during February 2014 using cash on hand and our Revolver.

Sources and Uses of Funds - Historical

Sources of Funds

In general, we need liquidity to originate new loans and repay principal and interest on our debt. Our operating revenues are typically utilized to pay our operating expenses, interest and dividends. We have been utilizing principal collections on loans receivable, proceeds from Secondary Market Loan Sales, issuance of SBIC debentures and borrowings under our Revolver as our primary sources of funds.

Prior to completion of the merger, the relatively limited amount of capital available to originate new commercial loans has caused us to restrict non-SBA 7(a) Program and non-SBIC loan origination activity. If the merger is not completed, a reduction in the availability of the above sources of funds could have a material adverse impact on our financial condition and results of operations. If these sources are not available in the future, we may have to originate loans at reduced levels or sell assets, potentially on unfavorable terms.

At December 31, 2013, our unsecured $40.0 million Revolver, with availability of $25.6 million, matures on June 30, 2015. The interest rate is the prime rate less 50 basis points or the 30-day LIBOR plus 2%, at our option. The Revolver requires us to meet certain covenants which among other things, limit our ability to incur indebtedness, grant liens, make investments and sell assets. Our most significant covenant is a minimum beneficiaries’ equity covenant of $132.0 million. In addition, the loss of either of our named executive officers would cause an event of default on our Revolver. At December 31, 2013, we were in compliance with the covenants of this facility. While we anticipate maintaining compliance with these covenants, there can be no assurance that we will be able to do so.

As a condition to closing the merger, we requested that the lender on our Revolver agree to modify certain covenants related to our business operations. Our SBIC debentures of $27.5 million were repaid and our 3% cumulative preferred stock of subsidiary with a par value of $3.0 million was redeemed during February 2014 using cash on hand and our Revolver. In March 2014, we executed a new term note in the principal amount of $30 million which matures six months from its effective date at an interest rate of LIBOR plus 2.50%. In addition, among other things, our Revolver was modified to (1) decrease the credit availability to $25.0 million until the term note is repaid, (2) eliminate the net worth covenant, (3) permit CIM Urban to continue to operate in a manner consistent with its existing operations and (4) add a covenant requiring an asset coverage test (eligible loans receivable) for balances outstanding under the Revolver of 3.00 times. Proceeds from the new term note were utilized to repay a portion of borrowings outstanding under the Revolver.

In general, if we are unable to make required payments under our borrowings, breach any representation or warranty of our borrowings or violate any covenant, our lenders may accelerate the maturity of our debt or force us to take other actions. In connection with an event of default under our Revolver, the lender is permitted to accelerate repayment of all amounts due and terminate its commitment to lend thereunder. Any such event may have a material adverse effect on our liquidity, the value of our common shares and our ability to pay dividends to our shareholders. In the event of a default on the Revolver, we will rely on principal payments (including prepayments), and (if necessary) proceeds from asset and loan sales to satisfy our liquidity requirements. To the extent we need additional capital, there can be no assurance that we would be able to increase the amount available under the Revolver or identify other sources of funds at an acceptable cost, if at all.

We rely on Secondary Market Loan Sales to create availability and/or repay principal due under our Revolver. Once fully funded, we sell the government guaranteed portion of our SBA 7(a) Program loans pursuant to Secondary Market Loan Sales. The market demand for Secondary Market Loan Sales may decline or be temporarily suspended. To the extent we are unable to execute Secondary Market Loan Sales in the normal course of business, our financial condition and results of operations could be adversely affected.

As a REIT we must distribute to our shareholders at least 90% of our REIT taxable income to maintain our tax status under the Code. Accordingly, to the extent the sources above represent taxable income, such amounts have historically been distributed to our shareholders. In general, if we receive less cash from our portfolio of investments, we can lower the dividend so as not to cause any material cash shortfall. Prior to the completion of the merger, during 2014, we anticipate that our cash flow from operations will be utilized to fund our expected 2014 dividend distributions and generally will not be available to fund portfolio growth or for the repayment of principal due on our debt. Upon completion of the merger, we expect that funds will be available to fund portfolio growth and for the repayment of principal on debt.

Uses of Funds

Prior to the completion of the merger, the primary use of our funds is to originate loans and for repayment of the principal and interest on our debt. Our outstanding commitments to fund new loans were $13.6 million at December 31, 2013, the majority of which were for prime-rate based loans to be originated by First Western, the government guaranteed portion of which is intended to be sold into the secondary market. Our net working capital outlay would be approximately $3.4 million related to these SBA 7(a) Program loans (excluding any premium received upon sale); however, the government guaranteed portion of the SBA 7(a) Program loans cannot be sold until they are fully funded. Commitments have fixed expiration dates. Since some commitments expire without the proposed loan closing, total committed amounts do not necessarily represent future cash requirements. We anticipate that fundings during 2014 will range from $65 million to $85 million.

There may be several months between when the initial balance of an SBA 7(a) Program loan is funded and when it is fully funded and can be sold pursuant to Secondary Market Loan Sales. In these instances, our liquidity is negatively affected in the short-term.

We have a liability for borrower advances of $3.6 million at December 31, 2013. In general, as part of our monitoring process to verify that the borrowers’ cash equity is utilized for its intended purpose, we receive deposits from our borrowers and release funds upon presentation of appropriate documentation. When distributions are requested and approved, these borrower advances represent a use of funds which we expect to be paid with cash on hand and/or our Revolver.

During 2013, the sources of funds for our dividend distributions of $5.2 million were cash provided by operating activities of $1.4 million and principal collections on our loans receivable and borrowings under our Revolver of $3.8 million.

Sources and Uses of Funds Subsequent to Completion of the Merger

As of December 31, 2013, CIM Urban had an unsecured revolving credit facility allowing for maximum borrowings of $100.0 million. Borrowings under the facility are limited by certain borrowing base calculations. Outstanding advances under the facility bear interest at a base rate, as defined, plus 0.25% to 0.85% or LIBOR plus 1.25% to 1.85%, depending on the maximum consolidated leverage ratio, as defined. The facility matures in February 2016, with a one-year extension option under certain circumstances. As of December 31, 2013, $100 million was outstanding under the facility.

In addition, in August 2013 CIM Urban added a new $125 million unsecured revolving credit facility with the same bank syndicate. In February 2014, the facility was increased to $150 million. At December 31, 2013, $64 million was outstanding under the facility. Borrowings under the facility will be limited by certain borrowing base calculations. Outstanding advances under the facility bear interest at the base rate, as defined, plus 0.25% to 0.85% or LIBOR plus 1.25% to 1.85%, depending on the maximum consolidated leverage ratio, as defined. The unsecured revolving credit facility matures six months from the closing date, as defined, subject to two three-month extension options which are subject to certain conditions. As of December 31, 2013, CIM Urban was in compliance with all of its financial covenants under both credit facilities.

CIM Urban’s liquidity needs for the next twelve months (1) include (i) the special dividend of approximately $58.3 million which is payable ten business days after completion of the merger, (ii) funds to pay for capital expenditures, (iii) funds to pay debts and other obligations as they become due and (iv) distributions and (2) may include funds for acquisitions, development or repositioning of properties. While CIM Urban expects to meet some of these liquidity needs through cash on hand, cash provided by operations and borrowings under its existing credit facility, CIM Urban does not expect that it will have sufficient funds to cover all of these liquidity needs. CIM Urban expects to cover any additional liquidity needs through one or more new credit facilities and/or debt issuances. The completion and the costs of any future debt transactions will depend primarily upon market conditions. It is CIM Urban’s intention to conduct business activities in a manner which will allow reasonable access to capital for future investment activities. However, there can be no assurance that CIM Urban will be able to enter into debt transactions.

Available Borrowings, Cash Balances and Capital Resources

CIM Urban has typically financed its capital needs through investor equity commitments, long-term secured mortgages and a short-term line of credit. As of December 2009, all of CIM Urban’s investors’ capital commitments were funded. As of December 31, 2013 and December 31, 2012, CIM Urban had total indebtedness of $395.1 million and $345.6 million, respectively. Included in total indebtedness is $164 million and $30 million of borrowings under lines of credit with total capacity of $225 million and $100 million at December 31, 2013 and December 31, 2012, respectively.

SUMMARIZED CONTRACTUAL OBLIGATIONS, COMMITMENTS AND CONTINGENCIES

The following summarizes our contractual obligations at December 31, 2013:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
	(In thousands, except footnotes)
Debt:
SBIC debentures payable (1)	$27,500	$—	$4,000	$—	$23,500
Secured borrowings - government guaranteed loans (2)	37,403	1,139	2,398	2,571	31,295
Revolver	14,400	—	14,400	—	—
Junior subordinated debt (3)	27,070	—	—	—	27,070
Preferred stock of subsidiary (4)	3,000	—	—	—	3,000

Interest:
Debt (5)	39,008	3,588	5,955	5,542	23,923

Other Contractual Obligations:
Borrower advances	3,578	3,578	—	—	—
Executive employment agreements (6)	1,676	838	838	—	—
Operating lease (7)	248	212	36	—	—

Total contractual cash obligations	$153,883	$9,355	$27,627	$8,113	$108,788

(1)	Represents contractual maturity dates of debentures; however, these debentures were repaid early (without penalty) using cash on hand and our Revolver during February 2014.
(2)	Principal payments are dependent upon cash flows received from the underlying loans. Our estimate of their repayment is based on scheduled principal payments on the underlying loans. Our estimate will differ from actual amounts to the extent we experience prepayments and/or loan losses. No payment is due unless payments are received from the borrowers on the underlying loans. Excludes deferred premiums which do not represent a future outlay of cash since they are amortized over the life of the loan as a reduction to interest expense.

(3)	The junior subordinated notes may be redeemed at our option, without penalty, and are subordinated to PMC Commercial’s existing debt.
(4)	Our $3.0 million of cumulative preferred stock of subsidiary is valued at $900,000 on our consolidated balance sheet. During February 2014, this preferred stock of subsidiary was redeemed using cash on hand.
(5)	Calculated using the variable rate in effect at December 31, 2013. For our Revolver, assumes current balance outstanding through maturity date. For the secured borrowings, does not include deferred premiums which have no associated interest expense.
(6)	Represents minimum payments required under executive employment agreements.
(7)	Represents future minimum lease payments under our operating lease for office space.

Our commitments at December 31, 2013 are summarized as follows:

		Amount of Commitment Expiration Per Period
Commitments	Total Amounts Committed	Less than 1 year	1 to 3 years	3 to 5 years	After 5 years
	(In thousands)
Loan commitments	$13,550	$13,550	$—	$—	$—

See Note 19 to the Consolidated Financial Statements for a detailed discussion of commitments and contingencies.

RISK MANAGEMENT

In conducting our lending business, we are exposed to a range of risks including:

•	Market risk which is the risk to our earnings or capital resulting from adverse changes in the values of assets resulting from movement in market interest rates;

•	Credit risk which is the risk of loss due to an individual borrower’s unwillingness or inability to pay its obligations;

•	Operations risk which is the risk of loss resulting from systems failure, inadequate controls, human error, fraud or unseen catastrophes;

•	Liquidity risk which is the potential that we would be unable to meet our obligations as they come due because of an inability to liquidate assets or obtain funding. Liquidity risk also includes the risk of having to sell assets at a loss to generate liquid funds, which is a function of the relative liquidity (market depth) of the asset(s) and general market conditions;

•	Compliance risk which is the risk of loss, including fines or penalties, from failing to comply with Federal, state or local laws, and regulations pertaining to lending and licensed activities;

•	Legal risk which is the risk of loss, disruption or other negative effect on our operations or condition that arises from unenforceable contracts, lawsuits, adverse judgments, or adverse governmental or regulatory proceedings, or the threat thereof;

•	Real estate risk which is the risk that the value and liquidity of the collateral for our loans are diminished or otherwise adversely impacted by market conditions; and

•	Reputational risk which is the risk that negative publicity regarding our practices whether true or not will cause a decline in our customer base.

Our risk management policies and procedures are established and evaluated under the supervision of our executive management. The policies and procedures are designed to focus on the following:

•	Identifying, assessing and reporting on corporate risk exposures and trends;

•	Establishing, and revising as necessary, policies and procedures;

•	Monitoring and reporting on adherence with risk policies; and

•	Approving new product developments or business initiatives.

We cannot provide assurance that our risk management process or our internal controls will prevent or reduce the risks to which we are exposed.

DIVIDENDS

During 2013, our dividends were declared as follows:

Record Date	Date Paid	Amount Per Share
March 28, 2013	April 8, 2013	$0.125
June 28, 2013	July 8, 2013	0.125
September 30, 2013	October 7, 2013	0.125
December 31, 2013	January 6, 2014	0.125

		$0.500

Our shareholders are entitled to receive dividends when and as declared by our Board. In determining dividend policy, the Board has historically considered many factors including, but not limited to, expectations for future earnings, REIT taxable income (loss) and maintenance of REIT status, the economic environment, our ability to obtain leverage, our loan portfolio performance and our ability to maintain a stable dividend considering the foregoing factors. Consequently, the dividend rate on a quarterly basis has not correlated directly to any individual factor.

Our shareholders are entitled to receive dividends when and as declared by the Board. On February 28, 2014, the Board declared a special dividend of $5.50 per common share plus that pro-rata portion of our regular quarterly cash dividend accrued through the closing date of the merger payable ten business days following the completion of the merger.

Initially, the annual dividend expected to be paid upon completion of the anticipated merger is $0.175 per common share, payable on a quarterly basis. Upon completion of the merger, the holders of the convertible preferred shares issued in connection with the merger will be entitled to receive cumulative distributions at the rate of 3.5% of $35.00 per preferred share per year; provided, however, that if the conversion date of the preferred shares into common shares occurs greater than six months after the completion of the merger (which date may be extended due to certain force majeure events as provided for under the terms of the preferred shares), the cumulative dividend shall be reduced and calculated at the rate of 2.0% of $35.00 per share per year. The 3.5% yield was based on an as converted per common share distribution on an annual basis of $0.175 per common share which is an equivalent dividend to the anticipated dividend on the common shares. Holders of the convertible preferred shares issued in connection with the merger are entitled to receive dividends prior to holders of our common shares and there may be insufficient cash to pay dividends on our common shares after the payment of dividends to holders of our convertible preferred shares.

During 2013, due primarily to the payment of severance expenses and realized losses on our foreclosure properties, we generated a taxable loss and all of our dividends were deemed to be returns of capital.

TAXABLE INCOME (LOSS)

REIT taxable income (loss) is a financial measure that is presented to assist investors in analyzing our performance and is one of the factors utilized by our Board in determining the level of dividends to be paid to our shareholders. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

The following reconciles net income (loss) to REIT taxable income (loss):

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Net income (loss)	$2,067	$(2,179)	$3,647
Book/tax differences:
Gains related to real estate	(1,537)	—	(235)
Strategic alternatives	—	(678)	678
Transaction costs	2,789	—	—
Impairment losses	116	300	804
Severance accrual (payments)	(1,806)	1,777	(100)
Amortization and accretion	(100)	(188)	(68)
Loan valuation	(59)	1,403	184
Other, net	99	157	8

Subtotal	1,569	592	4,918

Adjustment for TRS net income, net of tax	(2,101)	(840)	(131)
Dividend distribution from TRS	—	—	1,000

REIT taxable income (loss)	$(532)	$(248)	$5,787

Distributions declared	$5,299	$6,353	$6,767

Basic weighted average common shares outstanding	10,595	10,585	10,570

As a REIT, PMC Commercial generally will not be subject to corporate level Federal income tax on net income that is currently distributed to shareholders provided the distribution exceeds 90% of REIT taxable income. We may make an election under the Code to treat distributions declared in the current year as distributions of the prior year’s taxable income. Upon election, the Code provides that, in certain circumstances, a dividend declared subsequent to the close of an entity’s taxable year and prior to the extended due date of the entity’s tax return may be considered as having been made in the prior tax year in satisfaction of income distribution requirements.

To the extent our taxable REIT subsidiaries distribute their retained earnings through dividends to PMC Commercial, these dividends would be included in REIT taxable income when distributed. From 2005 to 2013, approximately $8.5 million of taxable earnings were accumulated. We distributed $2.0 million of earnings from our taxable REIT subsidiaries to PMC Commercial during 2008, $0.3 million during 2010 and $1.0 million during 2011.

Item 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the exposure to loss resulting from changes in various market metrics. We are subject to market risk including liquidity risk, real estate risk and interest rate risk as described below. Although management believes that the quantitative analysis on interest rate risk below is indicative of our sensitivity to interest rate changes, it does not adjust for other potential changes including, among other things, credit quality, size and composition of our consolidated balance sheet and other business developments that could affect our financial condition and net income (loss). Accordingly, no assurances can be given that actual results would not differ materially from the potential outcome simulated by these estimates.

LIQUIDITY RISK

Liquidity risk is the potential that we would be unable to meet our obligations as they come due because of an inability to liquidate assets or obtain funding. We are subject to changes in the debt and collateralized mortgage markets.

Our ability to increase our leverage continues to be impacted by a number of factors, including, but not limited to: (1) the size of our shareholders’ equity, (2) our non-diversified portfolio (predominantly limited service hospitality loans) and (3) the long-term maturity of our loans receivable. As a result, the asset backed securitization market that we utilized to grow our portfolio and leverage from 1994 until 2003 is no longer a viable alternative for portfolio growth and leverage.

REAL ESTATE RISK

The value of our commercial mortgage loans and our ability to sell such loans, if necessary, are impacted by market conditions that affect the properties that are the primary collateral for our loans. Property values and operating income from the properties may be affected adversely by a number of factors, including, but not limited to:

•	national, regional and local economic conditions;

•	significant rises in gasoline prices within a short period of time if there is a concurrent decrease in business and leisure travel;

•	local real estate conditions (including an oversupply of commercial real estate);

•	natural disasters, including hurricanes and earthquakes, acts of war and/or terrorism and other events that may cause performance declines and/or losses to the owners and operators of the real estate securing our loans;

•	changes or continued weakness in the demand for limited service hospitality properties;

•	construction quality, construction cost, age and design;

•	demographic factors;

•	amount and timing of required property improvements by franchisors;

•	uninsured losses;

•	environmental, zoning and other governmental laws and regulations;

•	increases in operating expenses (such as energy costs) for the owners of the property; and

•	limitations in the availability and cost of leverage.

In the event property cash flows decrease, a borrower may have difficulty repaying our loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses. Decreases in property values reduce the value of our REO which could cause us to suffer losses.

INTEREST RATE RISK

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors.

Since our loans are predominantly variable-rate, our operating results will depend in large part on LIBOR and the prime rate. One of the primary determinants of our operating results is the difference between the income from our loans and our borrowing costs. Most of our debt is based on LIBOR or the prime rate. The objective of this strategy is to minimize the impact of interest rate changes on our net interest income.

VALUATION OF LOANS

Our loans are recorded at cost and adjusted by net loan origination fees and discounts (which are recognized as adjustments of yield over the life of the loan) and loan loss reserves. In order to determine the estimated fair value of our loans, we use a present value technique for the anticipated future cash flows using certain assumptions including a current discount rate, potential prepayment risks and loan losses. If we were required to sell our loans at a time when we would not otherwise do so, there can be no assurance that management’s estimates of fair values would be obtained and losses could be incurred.

At December 31, 2013, our loans were 85% variable-rate at spreads over LIBOR or the prime rate. Increases or decreases in interest rates will generally not have a material impact on the fair value of our variable-rate loans. We had $204.6 million of variable-rate loans at December 31, 2013. The estimated fair value of our variable-rate loans ($192.2 million at December 31, 2013) is dependent upon several factors including changes in interest rate spreads and the market for the type of loans that we have originated.

We had $35.0 million and $42.0 million of fixed-rate loans at December 31, 2013 and 2012, respectively. The estimated fair value of these fixed-rate loans approximates their cost and is dependent upon several factors including changes in interest rates and the market for the types of loans that we have originated. Since changes in market interest rates do not affect the interest rates on our fixed-rate loans, any changes in these rates do not have an immediate impact on our interest income. Our interest rate risk on our fixed-rate loans is primarily related to loan prepayments and maturities.

The average maturity of our loan portfolio is less than its average contractual terms because of prepayments. Assuming market liquidity, the average life of mortgage loans tends to increase when the current mortgage rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when the current mortgage rates are substantially lower than rates on existing mortgage loans (due to refinancings of fixed-rate loans).

INTEREST RATE SENSITIVITY

At December 31, 2013 and 2012, we had $204.6 million and $200.2 million of variable-rate loans, respectively, and $81.9 million and $80.0 million of variable-rate debt, respectively. On the difference between our variable-rate loans outstanding and our variable-rate debt ($122.7 million and $120.2 million at December 31, 2013 and 2012, respectively) we have interest rate risk. To the extent variable rates decrease our interest income net of interest expense would decrease.

The sensitivity of our variable-rate loans and debt to changes in interest rates is regularly monitored and analyzed by measuring the characteristics of our assets and liabilities. We assess interest rate risk in terms of the potential effect on interest income net of interest expense in an effort to ensure that we are insulated from any significant adverse effects from changes in interest rates. As a result of our predominantly variable-rate portfolio, our earnings are susceptible to being reduced during periods of lower interest rates. Based on our analysis of the sensitivity of interest income and interest expense at December 31, 2013 and 2012, if the consolidated balance sheet were to remain constant and no actions were taken to alter the existing interest rate sensitivity, each hypothetical 25 basis point reduction in interest rates would have reduced net income (or increased net loss) by $307,000 and $300,000, respectively, on an annual basis. Since LIBOR has already been reduced to historically low levels, further significant negative impacts from lower LIBOR interest rates are not anticipated. In addition, as a REIT, the use of hedging interest rate risk is typically only provided on debt instruments due to potential REIT compliance issues. Benefits derived from hedging strategies not based on debt instruments (i.e., investments) may be deemed bad income for REIT qualification purposes. The use of a hedge strategy (on our debt instruments) would fix our cost of funds and hedge against rising interest rates; however, to date we have not employed any hedging strategies.

DEBT

Our debt was comprised of junior subordinated notes, secured borrowings – government guaranteed loans, SBIC debentures and the Revolver at December 31, 2013. At December 31, 2013 and 2012, $27.5 million and $17.2 million of our consolidated debt had fixed rates of interest and therefore was not affected by changes in interest rates. Our fixed-rate debt was comprised of SBIC debentures. Our variable-rate debt is based on LIBOR and the prime rate and thus subject to adverse changes in market interest rates. Assuming there were no increases or decreases in the balance outstanding under our variable-rate debt at December 31, 2013, each hypothetical 100 basis point increase in interest rates would increase interest expense and therefore decrease net income by approximately $819,000.

The following presents the principal amounts by year of maturity, weighted average interest rates and estimated fair values to evaluate the expected cash flows and sensitivity to interest rate changes of our outstanding debt at December 31, 2013 and 2012.

	Years Ending December 31,					Thereafter	Carrying Value	Fair Value (1)
	2014	2015	2016	2017	2018
	(Dollars in thousands)
Fixed-rate debt (2)	$—	$4,000	$—	$—	$—	$23,500	$27,500	$25,790
Variable-rate debt (LIBOR and prime based) (3) (4)	1,295	15,735	1,375	1,419	1,464	60,609	81,897	80,024

Totals	$1,295	$19,735	$1,375	$1,419	$1,464	$84,109	$109,397	$105,814

(1)	The estimated fair value is based on a present value calculation based on prices of the same or similar instruments after considering risk, current interest rates and remaining contractual maturities.
(2)	The weighted average interest rate of our fixed-rate debt at December 31, 2013 was 3.9%.
(3)	Principal payments on the secured borrowings are dependent upon cash flows received from the underlying loans. Our estimate of their repayment is based upon scheduled principal payments on the underlying loans. Our estimate will differ from actual amounts to the extent we experience prepayments and/or loan liquidations and charge-offs.
(4)	The weighted average interest rate of our variable-rate debt at December 31, 2013 was 3.3%.

	Years Ending December 31,					Thereafter	Carrying Value	Fair Value (1)
	2013	2014	2015	2016	2017
	(Dollars in thousands)
Fixed-rate debt (2)	$4,190	$—	$4,000	$—	$—	$9,000	$17,190	$18,027
Variable-rate debt (LIBOR and prime based) (3) (4)	1,932	13,173	1,312	1,353	1,397	60,811	79,978	75,499

Totals	$6,122	$13,173	$5,312	$1,353	$1,397	$69,811	$97,168	$93,526

(1)	The estimated fair value is based on a present value calculation based on prices of the same or similar instruments after considering risk, current interest rates and remaining maturities.
(2)	The weighted average interest rate of our fixed-rate debt at December 31, 2012 was 4.5%.

(3)	Principal payments on the secured borrowings are dependent upon cash flows received from the underlying loans. Our estimate of their repayment is based upon scheduled principal payments on the underlying loans. Our estimate will differ from actual amounts to the extent we experience prepayments and/or loan liquidations and charge-offs.
(4)	The weighted average interest rate of our variable-rate debt at December 31, 2012 was 3.3%.

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this Item 8 is hereby incorporated by reference to our Financial Statements beginning on page F-1 of this Form 10-K.

Item 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A.	CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, management has evaluated the effectiveness of our disclosure controls and procedures (as defined under rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of December 31, 2013. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms and include controls and procedures designed to ensure the information required to be disclosed by the Company in such reports is accumulated and communicated to management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. We reviewed the results of management’s assessment with the Audit Committee of the Board of Trust Managers.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (1992). Based on their assessment, management determined that as of December 31, 2013, the Company’s internal control over financial reporting was effective based on those criteria.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2013 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm as stated in their report which appears herein.

LIMITATIONS ON THE EFFECTIVENESS OF CONTROLS

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls or our internal controls will prevent all error and fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision making can be faulty, and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with associated policies or procedures. Because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

There have been no changes in our internal control over financial reporting that occurred during the quarter ended December 31, 2013 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	OTHER INFORMATION

None.

PART III

Item 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Trust Managers

As of December 31, 2013, our Board consisted of four trust managers, each serving a one-year term.

A trust manager on our Board is elected at an annual meeting of shareholders and serves for a one year term, until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement.

The following table sets forth the name and age of each of our trust managers as of December 31, 2013.

Name	Age	Position and Experience

Nathan G. Cohen	68	Trust Manager, Chairman of Audit Committee

		Mr. Cohen has been a trust manager since May 1994. He was the Chief Financial Officer of Institution Solutions LLC, a third party administrator, from June 2005 through December 2006. He remains President, since August 2001, of Consultants Unlimited, a management and financial consulting firm. From November 1984 to 2001, he was the Controller of Atco Rubber Products, Inc.

Barry A. Imber	67

Trust Manager, Chairman of Nominating and Corporate

Governance Committee

Mr. Imber has been a trust manager since February 2004. He was the owner of Imber and Company, Certified Public Accountants, or its predecessor, from 1982 until August 2010 when he sold the accounting practice. He currently provides consulting services to Imber and Company. Mr. Imber was previously a trust manager of PMC Commercial from September 1993 to March 1995 and a director of PMC Capital, Inc. (“PMC Capital”), our affiliate that we acquired through a merger in 2004, from March 1995 to February 2004.

Martha Rosemore Morrow	62	Trust Manager

		Dr. Morrow has been a trust manager since May 1996. Dr. Morrow has practiced optometry for 38 years in Russellville, Alabama and is the President of the Alabama Optometric Association Foundation. Dr. Morrow is the immediate past president of the American Optometric Association Foundation and is currently a Board member of the Alabama Board of Optometry. Dr. Morrow was a director of PMC Capital from 1984 to February 2004. Dr. Morrow is the sister of Mr. Lance B. Rosemore, our previous Chief Executive Officer and Chairman of the Board.

Jan F. Salit	63	Trust Manager, Chairman of the Board

		Mr. Salit has been our Chief Executive Officer, Chairman of the Board and Secretary since October 2012 and Treasurer since October

Name	Age	Position and Experience

2008, and will be the President and Secretary of PMC Commercial following the merger. Mr. Salit was Chief Operating Officer of the Company from October 2008 to October 2012, Executive Vice President of the Company from June 1993 to October 2012, and Chief Investment Officer and Assistant Secretary from January 1994 to October 2012. He was also Executive Vice President of PMC Capital from May 1993 to February 2004 and Chief Investment Officer and Assistant Secretary of PMC Capital from March 1994 to February 2004. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company Armco Financial Corporation, a commercial finance company, holding various positions including Executive Vice President and Chief Financial Officer. Mr. Salit received his BA from Michigan State University and his MBA from New York University.

On June 17, 2013, Irving Munn, a trust manager of the Company, resigned his position as a trust manager, effective on that date. Prior to Mr. Munn’s resignation from our Board, he was a member of the Audit Committee and Nominating and Corporate Governance Committee and the Chairman of the Compensation Committee. Mr. Munn’s resignation from the Board was not tendered in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Set forth below is a summary description of the experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee to the conclusion that each such person is qualified to serve as a trust manager on our Board.

Nathan G. Cohen has held various executive positions and responsibilities for over 30 years. Mr. Cohen is proficient in preparing and analyzing financial information and working with independent accountants. Mr. Cohen is experienced in finance and establishing and maintaining banking relationships and credit facilities. He has been a trust manager for 19 years and has extensive knowledge of the Company’s business and operations. Mr. Cohen has also held numerous leadership positions with various civic organizations and has served on the boards of directors or executive committees and as president of several other professional and community organizations. Currently, he is also able to devote substantial time and focus to the matters requiring the attention of the lead independent trust manager and in such capacity has committed significant time and effort to the oversight of the internal control and financial disclosure responsibilities of the Board and serving as primary liaison between management and the independent members of the Board.

Barry A. Imber is a Certified Public Accountant who retired in 2010 from an accounting and advisory practice that he owned and operated since 1982. In addition, from 2007 to 2009, he performed trustee responsibilities including oversight of the operation of an auto dealership in South Florida. In addition to possessing the skills required to own and operate businesses, his qualifications include an extensive understanding of the preparation and analysis of financial statements. In addition, Mr. Imber has an extensive background in advising clients in the areas of accounting and financial services. Mr. Imber has also served as president and on the boards of directors of various professional and community organizations. He is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Imber’s experience has led our Board to determine that he is an “audit committee financial expert” as that term is defined in SEC rules.

Martha Rosemore Morrow has owned and operated three professional optometric offices since 1975, which has given her extensive experience in executive and employee management and a variety of other skills necessary to own and operate a business. In addition, Dr. Morrow brings significant leadership skills from being a managing partner of a company that provides services to over 120 nursing homes. As a founder in 1979 and board member of the Company’s prior investment manager from 1984 to 2004 and as a trust manager of the Company since May 1996, Dr. Morrow also brings extensive knowledge of the Company’s business and operations.

Jan F. Salit, our President and Chief Executive Officer, carries out the strategic plans and policies established by the Board and provides direction and leadership toward the achievement of our goals and objectives. Mr. Salit has served as our President and Chief Executive Officer since October 26, 2012. In addition, during his tenure, he also has had oversight responsibility for business development, human resources, quality assurance, regulatory compliance, corporate compliance and public relations. Mr. Salit’s experience has given him in-depth knowledge of our operations and significant experience in financial and executive management, strategic planning, business integration and in dealing with the many regulatory aspects of our business.

Executive Officers

The following table sets forth the name, age and position of our executive officers as of December 31, 2013:

Name	Age	Position and Experience
Jan F. Salit	63	President, Chief Executive Officer, Secretary and Treasurer For Mr. Salit’s business experience, see “Trust Managers” above.

Barry N. Berlin	53	Executive Vice President and Chief Financial Officer Mr. Berlin has been Executive Vice President since October 2008 and Chief Financial Officer since June 1993, and will be Executive Vice President of PMC Commercial following the merger. Mr. Berlin was also Chief Financial Officer of PMC Capital, Inc. from November 1992 to February 2004. From August 1986 to November 1992, Mr. Berlin was an audit manager with Imber and Company, Certified Public Accountants. Mr. Berlin is a certified public accountant.

Executive Officers and Board of PMC Commercial After the Merger

The following is a list of the persons who are anticipated to be PMC Commercial’s executive officers and Trust Managers following the merger and their ages and anticipated positions following the merger.

Name	Age	Position
Jan F. Salit	63	President and Secretary
David Thompson	50	Chief Financial Officer
Richard Ressler	55	Trust Manager and Chairman of the Board
Avraham Shemesh	52	Trust Manager
Shaul Kuba	51	Trust Manager
Kelly Eppich	57	Trust Manager
Douglas Bech	68	Trust Manager (independent)
Robert Cresci	70	Trust Manager (independent)
Frank Golay	66	Trust Manager (independent)

For the business experience, qualifications and skills of Mr. Jan F. Salit see “Trust Managers” and “Executive Officers” above.

David Thompson will be the Chief Financial Officer of PMC Commercial following the merger. Mr. Thompson is a Principal, Chief Financial Officer of CIM Group. He joined CIM Group in 2009. Prior to joining CIM Group in 2009, Mr. Thompson spent fifteen years with Hilton Hotels Corporation, most recently as

Senior Vice President and Controller, where he was responsible for worldwide financial reporting, financial planning and analysis, internal control and technical accounting compliance. Mr. Thompson’s experience includes billions of dollars of real estate acquisitions and dispositions in the hospitality sector, as well as significant capital markets experience. He began his career as a certified public accountant in the Los Angeles office of Arthur Andersen & Co.

Richard Ressler is the founder and President of Orchard Capital Corporation (“Orchard Capital”), a firm that provides consulting and advisory services to companies (including CIM Group) in which Orchard Capital or its affiliates invest. He has been President of Orchard Capital since 1994. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group and Orchard First Source Asset Management (together with its affiliates, “OFSAM”), an investment adviser focusing on middle market debt investments. Both OFSAM and its wholly-owned subsidiary, OFS Capital Management, LLC, are registered with the SEC as registered investment advisers. Mr. Ressler serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including j2 Global, Inc. (NASDAQ: “JCOM”) for which he has been Chairman of the Board of Directors and a director of j2 Global since 1997, and also served as j2 Global’s Chief Executive Officer from 1997 to 2000 (in each of these capacities pursuant to a consulting agreement between j2 Global and Orchard Capital). Mr. Ressler has in-depth knowledge of CIM Urban’s business and operations and has extensive experience with, and knowledge of, business management and finance as a result of his experience with CIM Group, including as Co-Founder thereof.

Avi Shemesh, Co-Founder and a Principal of CIM Group, has been an active real estate investor for over 23 years. Since co-founding CIM Group in 1994, Mr. Shemesh has been instrumental in building the firm’s real estate and infrastructure platforms. As a Principal and head of the firm’s Investments Group, he is actively involved in the investment process and provides guidance on the diverse investment ideas across CIM Group’s platforms. He serves on the firm’s Investment and Asset Management Committees. Additionally, Mr. Shemesh is responsible for the day-to-day operations of CIM Group, including strategic initiatives, property management and leasing and investor relations. Prior to CIM Group, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a variety of commercial and multifamily properties in Los Angeles. Mr. Shemesh has in-depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate investment process and strategic planning as a result of his experience with CIM Group, including as Co-Founder thereof.

Shaul Kuba, Co-Founder and a Principal of CIM Group, has been an active real estate investor for over 23 years. Since co-founding the firm in 1994, Mr. Kuba has been an integral part of building CIM Group’s investment platforms. As a Principal and head of the firm’s development group, he is actively involved in the development, redevelopment and repositioning of CIM Group’s real estate investments including notable projects such as 432 Park Avenue. Additionally, Mr. Kuba is instrumental in sourcing new investment transactions and establishing and maintaining relationships with national and regional retailers, hospitality brands and restaurateurs. He serves on the firm’s Investment and Asset Management Committees and provides guidance on the diverse investment ideas across CIM Group’s platforms. Prior to CIM Group, Mr. Kuba was involved in a number of successful entrepreneurial real estate activities including co-founding Dekel Development, which developed a variety of commercial and multifamily properties in Los Angeles. Mr. Kuba has in-depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate development process and sourcing new investment transactions as a result of his experience with CIM Group, including as Co-Founder thereof.

Kelly Eppich is a Principal, Investments of CIM Group. He joined CIM Group in 2002. Prior to joining CIM Group, Mr. Eppich served as the Chief Financial Officer of the Decurion Corporation/Pacific Theatres. In that capacity, he was responsible for all areas of finance, accounting, treasury, risk management and information systems development of the firm. From 1989 to 2000, he was Vice President Finance / Controller and then Vice President of Business Development, Finance and Administration for the International Recreation Enterprises Division of Warner Bros., which was responsible for the acquisition, development and operations of theme parks and multiplex theater real estate projects outside of the United States. Prior to joining Warner Bros., Mr. Eppich served as an Assistant Vice President and Assistant Corporate Controller for Maxicare Health Plans Inc. (1986 –1989) and worked for Ernst & Young (1979 – 1986). Mr. Eppich has in-depth knowledge of CIM Urban’s business and operations and has significant experience in the preparation and analysis of financial statements, strategic planning and financial management.

Douglas Bech has served as founder and Chief Executive Officer of Raintree Resorts International and its predecessors (“Raintree”) since August 1997. Raintree owns and operates upscale vacation ownership resorts in Mexico, the United States and Canada. Prior to founding Raintree, Mr. Bech practiced securities and corporate finance law from 1970 until 1997. Mr. Bech also has served as a director of j2 Global since November 2000. From August 1988 through November 2000, he served as a director of eFax.com, a company j2 Global acquired in November 2000. Mr. Bech also serves as lead director of HollyFrontier Corporation, which was the result of a merger of Frontier Oil Corporation and Holly Corporation in July 2011 and had previously served as a director of Frontier Oil Corporation since 1993. Mr. Bech’s previous work as a securities and corporate finance lawyer, as a director of two other public companies, and his current experience as a chief executive officer of a private enterprise engaged in marketing, management and consumer finance in three different countries, will provide expertise on corporate governance, legal matters and finance, as well as a general business management perspective to the Board of Trust Managers.

Robert J. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. He currently serves on the boards of j2 Global, Luminex Corporation and OFS Capital Corporation. Mr. Cresci previously served on the board of Continucare Corporation until 2011 and the board of Sepracor, Inc. until 2009. Mr. Cresci’s extensive knowledge of investment management and accounting from his experience with Pecks Management Partners and his experience serving on other public company boards of directors will provide expertise regarding investment strategies, accounting issues and public company matters.

Frank Golay has been associated with Sullivan & Cromwell LLP since September 1977. From 1977 to 1985 he was an associate located in the firm’s New York and London offices. From 1985 to 1988 he was a partner in the firm’s New York office, and from 1988 to 2008 he served as a partner in the firm’s Los Angeles office. Mr. Golay retired at the end of 2008 and has since been of counsel to the firm. Mr. Golay’s practice has included numerous securities offerings, including REIT offerings, merger and acquisition transactions and general corporate advice. He has represented both issuers and underwriters, companies and their financial advisors. Prior to his retirement, Mr. Golay’s clients included Orchard Capital, j2 Global and CIM Group. Mr. Golay is a member of the New York and California bars, and is a past chair of the Business and Corporations Law Section of the Los Angeles County Bar Association. Mr. Golay’s extensive legal experience in the securities, mergers and acquisitions, and general corporate fields will provide the Board of Trust Managers with a strong resource on a variety of important strategic matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trust managers and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of these reports, during the fiscal year ended December 31, 2013, we believe that all SEC filing requirements applicable to our trust managers, executive officers and beneficial owner of more than 10% of the common shares were satisfied on a timely basis in 2013.

Code of Business Conduct and Ethics.

The Board has adopted a Code of Business Conduct and Ethics that applies to all trust managers, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer and a Code of Ethical Conduct for Senior Financial Officers (collectively, the “Codes of Conduct”). The purposes of the Codes of Conduct are to:

•	promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company;

•	promote compliance with all applicable rules and regulations that apply to the Company and its officers and trust managers;

•	promote internal reporting of violations of the Codes of Conduct to an appropriate person or persons identified in the Codes of Conduct; and

•	accountability for adherence to the Codes of Conduct.

If the Board amends any provisions of either Code of Conduct that applies to the Company’s Chief Executive Officer or senior financial officers or grants a waiver in favor of any such persons, the Company intends to satisfy its disclosure requirements by promptly publishing the text of the amendment or the specifics of the waiver on its website at www.pmctrust.com.

The Company intends to continue to act promptly to incorporate not only the actual requirements of rules adopted with respect to corporate governance matters but also additional voluntary measures it deems appropriate. The Codes of Conduct may be viewed on the Company’s website at www.pmctrust.com under the “Corporate Governance” section. In addition, the Company will mail copies of the Codes of Conduct to shareholders upon their written request. Shareholders may request a free copy of the Codes of Conduct from:

PMC Commercial Trust

Attention: Investor Relations

17950 Preston Road, Suite 600

Dallas, Texas 75252

(972) 349-3235

No Change in Nominating Procedures

There were no changes made during 2013 to the procedures by which our shareholders may recommend nominees to our Board.

Audit Committee, Audit Committee Financial Expert

The Company has a standing Audit Committee that oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The Audit Committee consists of Mr. Nathan G. Cohen (chairman) and Mr. Barry A. Imber. The Audit Committee is comprised entirely of trust managers who meet the independence and financial literacy requirements of the exchange upon which the Company’s common shares are traded, the NYSE MKT, as well as the standards established under the Sarbanes-Oxley Act of 2002. See Item 13. of this Annual Report, “Trust Manager Independence.” In addition, the Board has determined that Mr. Imber qualifies as an “audit committee financial expert” as defined in SEC rules.

The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence, and the performance of the Company’s internal audit function. In accordance with its Audit Committee Charter, the Audit Committee has sole authority to appoint and replace the independent registered public accounting firm, who report directly to the Committee, approve the engagement fee of the independent registered public accounting firm and pre-approve the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan and evaluates matters relating to the audit and internal controls of the Company. A copy of the Audit Committee Charter is available on the Company’s website at www.pmctrust.com under the “Corporate Governance” section. In addition, the Company will mail copies of the Audit Committee Charter to shareholders upon their written request. The Audit Committee holds separate executive sessions, outside the presence of executive management, with the Company’s independent registered public accounting firm.

Three of our four currently serving trust managers are non-management trust managers, and two of these trust managers are independent under the NYSE MKT listing standards. By letter dated July 17, 2013, NYSE MKT notified us that we are not in compliance with certain listing standards as a result of the resignation of Mr. Munn from the Company’s Board. Following Mr. Munn’s resignation, a majority of the Company’s trust managers are not independent (only two of four are independent) and the Company’s Audit Committee is comprised of two independent trust managers rather than the requisite three independent trust managers. The Company has until the earlier of its next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with the board independence and audit committee compensation requirements; provided; however, if the annual shareholders’ meeting occurs no later than 180 days following the event that caused the failure to comply with this requirement, we shall instead have 180 days from such event to regain compliance. The merger is anticipated to be completed no later than March 31, 2014. The Company anticipates that upon completion of the merger it will be in compliance with applicable listing standards.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee charter is available on the corporate governance section of the Company’s website at www.pmctrust.com.

During 2013, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee, either through separate private sessions or during its regularly scheduled meetings with the independent registered public accounting firm and the manager of internal control testing, had candid discussions regarding financial management, legal, accounting, auditing and internal control issues.

The Audit Committee has been provided with quarterly updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The updates include discussions with the independent registered public accounting firm about the Company’s internal control assessment process and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee reviewed with executive management, and the manager of internal control testing, (1) the Company’s policies and procedures with respect to risk assessment and risk management and (2) the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Codes of Conduct.

The Audit Committee recommended to the Board the engagement of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ended December 31, 2013, and reviewed with senior members of the Company’s financial management team and the independent registered public accounting firm, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee has the sole authority to appoint the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements in this Annual Report on Form 10-K with management including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent registered public accounting firm, who is engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal control over financial reporting, those matters required to be discussed by the auditors with the Audit Committee in accordance with the Public Company Accounting Oversight Board (PCAOB) AU Section 380, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence for 2013.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports.

In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in this Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

This report is submitted by the following members of the Audit Committee:

Nathan G. Cohen (Chair)

Barry A. Imber

Item 11.	EXECUTIVE COMPENSATION

Compensation Committee

The Company has a standing Compensation Committee that oversees the annual performance evaluation of the Company’s Chairman and Chief Executive Officer and other executive officers. The Compensation Committee consists of Mr. Barry A. Imber (chairman) and Mr. Nathan G. Cohen. The Compensation Committee is comprised entirely of trust managers who meet the independence requirements of the NYSE MKT listing standards. The Compensation Committee’s responsibilities include:

•	establishing the Company’s general compensation philosophy;

•	overseeing the Company’s compensation programs and practices, including incentive and equity-based compensation plans;

•	reviewing and approving executive compensation plans in light of corporate goals and objectives;

•	evaluating the performance of the Chief Executive Officer in light of these criteria and establishing the Chief Executive Officer’s compensation level based on such evaluation;

•	evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation;

•	administration of the Company’s equity and benefit plans;

•	reviewing the adequacy of the Company’s succession planning and organizational effectiveness; and

•	reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements and other benefits and policies with respect to such matters for employees of the Company.

The Compensation Committee has the authority to retain counsel and other experts or consultants including the sole authority to select and retain a compensation consultant and to approve the fees and other retention terms of any consultant.

Compensation Discussion and Analysis

General

For 2013, the Compensation Committee’s philosophy for compensating named executive officers was that a compensation system reflecting the Company’s financial performance and shareholder return and encouraging ownership of our shares by the named executive officers would best align the interests of our named executive officers with the objectives of the Company and our shareholders. The Compensation Committee designed the Company’s compensation program to meet our objective of rewarding performance measured by the creation of value for shareholders. In accordance with this philosophy, the Compensation Committee oversees the implementation of the compensation system designed to promote the Company’s financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent by making a portion of an executive officer’s compensation dependent upon the Company’s and such executive’s performance. The Company’s executive compensation program includes the following compensation elements:

•	Base salary. The salaries for the named executive officers are determined following an assessment of each executive’s level of responsibility and experience, individual performance and contributions to the Company.

•	Annual Cash Bonus Incentives. Annual incentives are determined by the performance of the executive, the executive’s department, as applicable, and the financial performance of the Company as a whole based on profitability and balance sheet metrics and in relation to its peers.

•	Long-Term Equity Incentives. Grants of restricted shares are designed to motivate individuals to enhance the long-term profitability of the Company and the value of our common shares. Awards of long-term incentive compensation require the executives to focus on the Company’s long-term strategic growth and prospects, as well as to require the executives to share the risk of poor performance with our shareholders.

The Compensation Committee does not allocate a fixed percentage to each of these elements, but has worked with management to design an overall compensation structure to best serve our goals and to appropriately motivate our executives to provide outstanding service to the Company. In addition, even though a portion of the executive’s compensation is influenced by the Company’s performance, the Compensation Committee has a general philosophy of providing some consistency in amounts of compensation provided by each of the three elements. This philosophy results in less significant increases or decreases in the amount of compensation paid from year-to-year and lessens the immediate effect of the Company’s performance on executive compensation from year-to-year. In addition, the Compensation Committee assessed the reasonableness of the compensation package as a whole provided to each named executive officer, and considered whether the amount of total compensation is excessive given the Company’s performance and current economic trends.

In 2013, the Compensation Committee evaluated the compensation of Messrs. Berlin and Salit, and administered all employee benefit plans established by the Company. In 2013, the Compensation Committee recommended and approved the base salary of Mr. Salit and recommended to the Board the compensation of Mr. Berlin. The Board made all final compensation decisions regarding Mr. Berlin, after receiving the Compensation Committee’s recommendations.

Identification of Named Executive Officers

The Company’s named executive officers for whom compensation information is disclosed are Jan F. Salit and Barry N. Berlin.

Effective October 26, 2012, Jan F. Salit became the Chairman of the Board, Chief Executive Officer, President and Secretary. Mr. Salit has been the Treasurer since 2008. Mr. Salit was the Chief Operating Officer, Chief Investment Officer, Executive Vice President and Assistant Secretary from October 2008 to October 2012. Mr. Salit is responsible for the overall direction and management of the Company. Mr. Salit’s areas of responsibility include the development and execution of both tactical and strategic plans necessary to maintain profitability for the Company. Mr. Salit’s areas of responsibility also include oversight of our day-to-day operations including the supervision of our credit, marketing, legal and human resources functions. Mr. Salit’s responsibilities also include being the chairman of our Disclosure Committee and the liaison between our Sarbanes-Oxley manager of compliance and the Audit Committee. In addition, along with Mr. Berlin (our Chief Financial Officer), Mr. Salit is responsible for obtaining leverage for the Company upon attractive terms. His specific major accomplishments during 2013 include (1) continued penetration in the SBA 7(a) market, (2) performance of the increased responsibilities of Chief Executive Officer in an exemplary manner and (3) execution of a merger agreement with CIM REIT.

Barry N. Berlin is the Chief Financial Officer, Executive Vice President and Assistant Secretary. Mr. Berlin’s primary areas of responsibility include oversight and primary responsibility for all aspects of financial reporting and SEC reporting, including our system of internal controls and cash management, and for the supervision of our financial reporting, accounting, servicing, information technology and insurance functions. In addition, along with Mr. Salit, Mr. Berlin is responsible for obtaining leverage for the Company upon attractive terms. His specific major accomplishments during 2013 include (1) successfully managing the Company’s financial reporting process, internal controls, information technology and insurance coverage, (2) performance of the increased responsibilities of Chief Financial Officer in an exemplary manner and (3) pursuant to the execution of a merger agreement with CIM REIT, significant efforts and support related to the due diligence and completion and filing with the SEC of the Company’s Proxy Statement/Prospectus on Form S-4.

Role of Management in the Compensation-Setting Process

Certain of the Company’s named executive officers play a role in the compensation-setting process. In 2013, our Chief Executive Officer, Jan F. Salit, made recommendations to the Compensation Committee concerning the compensation of Mr. Berlin. The Chief Executive Officer’s recommendations to the Compensation Committee influence the base salary, potential annual bonus, and the granting of long-term equity incentive compensation to Mr. Berlin. While the Compensation Committee gave much weight to the Chief Executive Officer’s opinion, the Compensation Committee made its own recommendation for each element of Mr. Berlin’s compensation. The final decision for all elements of the Company’s compensation to Mr. Berlin is ultimately made by the Board based upon the recommendations of the Compensation Committee. The Compensation Committee was responsible for approving all compensation to Mr. Salit.

In 2013, the Compensation Committee also consulted the Chief Financial Officer as to his judgment of the Company’s financial status as a whole before making final decisions concerning salary and long-term equity incentive awards. Both the Chief Executive Officer and the Chief Financial Officer provided input to the Compensation Committee regarding the Company’s financial status prior to the establishment of the aggregate cash bonus pool.

On an informal basis, the Compensation Committee requested that each named executive officer discuss the job performance of the other named executive officers.

Chief Executive Officer Compensation

Mr. Salit’s current annual salary, pursuant to his employment agreement, was set by the Compensation Committee at $450,000 effective as of December 16, 2013. Also, during 2013 he was awarded cash bonuses totaling $150,000.

Use of Independent Consultants

The Compensation Committee reviews the overall compensation program to assure that it is reasonable and, in consideration of all the facts, adequately recognizes performance tied to creating shareholder value and meets overall Company compensation and business objectives. The Compensation Committee has historically not utilized the services of an independent advisor or other compensation consultant when determining the appropriate compensation packages for the Company’s named executive officers. If the Compensation Committee determines that using an independent consultant in the future is desirable, however, the Compensation Committee’s Charter does allow for the use of such a consultant and the Compensation Committee is empowered to contract this work to an appropriate third party.

Process for Determining, and Elements of, Executive Compensation

Base Salary

The Compensation Committee typically meets in December to review the base salary and long-term incentives provided to our named executive officers for the next year. At that meeting the Compensation Committee typically reviews and, to the extent deemed appropriate, may change the base salary of all or some of our named executive officers for the upcoming twelve month period beginning January 1.

The predominant factors considered by the Compensation Committee in recommending base salaries for the applicable named executive officers are: (1) the performance of the Company, measured by both financial and non-financial objectives, (2) individual accomplishments, (3) the responsibilities of the officer and any planned change of responsibilities for the forthcoming year and (4) the salary required to retain the named executive officer. The Compensation Committee also considers the proposed base salary relative to that of the Company’s other executive officer. Base salaries paid in calendar year 2013 are quantified below in the Summary Compensation Table.

The Compensation Committee met in December 2013. The Compensation Committee discussed each of our named executive officers’ performance during 2013 including major accomplishments and achievement of goals. The Compensation Committee also discussed the current economic conditions, the Company’s performance, and whether given the general economic outlook, any raise in salary was appropriate for the named executive officers. At the December 2013 meeting, the Compensation Committee approved an increase in base salary from $425,000 to $450,000 for Mr. Salit and from $350,000 to $375,000 for Mr. Berlin. In addition, during 2013, employee salaries were increased up to 5% based on performance factors. The Compensation Committee believed it was appropriate to approve these executive increases in base salary effective December 16, 2013. The base salary increase for Mr. Salit was 6% and the increase for Mr. Berlin was 7%. The reasons for the increases were the positive performance related to the new responsibilities that were assumed by each of Mr. Salit and Mr. Berlin, the effort by each of Mr. Salit and Mr. Berlin related to the merger and continued exemplary performance of their responsibilities.

Annual Management Cash Bonus Incentive

The Compensation Committee administers the Company’s annual cash bonus arrangements which are designed to compensate key management personnel for reaching certain performance milestones and to aid the Company in attracting, retaining and motivating personnel required for the Company’s continued performance. The Compensation Committee’s general philosophy of providing some consistency in compensation amounts, and avoiding significant changes in the amount of compensation paid from year-to-year, results in less significant increases or decreases in the amount of cash bonuses than might otherwise be paid and has the effect of moderating the extent to which the annual cash bonus is tied to the Company’s performance. In December 2013, bonuses of $175,000 were approved for the named executive officers, Messrs. Salit and Berlin. The aggregate of the bonus approved for these officers in 2012 was $110,000 and in 2011 was $129,000. In light of current economic conditions and the performance of the Company, the Compensation Committee determined that the total amount of annual bonuses to be earned by Messrs. Salit and Berlin in 2013 should increase from the amount earned in 2012, based on the factors set forth below and the total compensation earned by each named executive officer. Therefore, for 2013, the Compensation Committee approved an annual cash bonus of $100,000 for Mr. Salit and $75,000 for Mr. Berlin, which were approved by the Board. In addition to an annual cash bonus, each of our named executive officers received a one-time special bonus of $50,000 during July 2013 for their work with respect to additional responsibilities performed since the departure of the Company’s prior Chief Executive Officer.

The bonus arrangements for all other employees differ in that the Compensation Committee only approves the aggregate amount of bonuses payable to all other employees. The aggregate amount approved with respect to the bonus arrangement for all other employees is then approved by the Chief Executive Officer.

Annual cash bonus incentives are earned and paid with respect to the calendar year. Therefore, the Compensation Committee has historically met in the last quarter of each year to review the performance of each of our named executive officers for the year and the performance of the Company in the preceding three quarters (and the Company’s anticipated performance in the fourth quarter of the year). In general, at the Compensation Committee’s December meeting the members of the Committee will determine base salary, long-term incentives and the amount of annual bonuses to be recommended to the Board. The annual bonuses for our named executive officers approved by the Board are paid in either December of the year approved or January of the following year at the discretion of the named executive officer. Annual bonuses paid with respect to calendar years 2011, 2012 and 2013 are quantified below in the Summary Compensation Table.

Bonuses are discretionary. To the extent paid, bonuses for our named executive officers are primarily based upon a review of the performance of the Company, individual accomplishments, responsibilities of the officer, dividends paid, share price and the annual bonus paid to the named executive officer for the prior year. In addition, changes in responsibilities of the named executive officer, if any, factor into the determination of bonus for the named executive officer. The Chief Executive Officer may also recommend an increase or decrease to the annual bonus for each named executive officer based upon the performance of the executive and the Company during the calendar year and, to some extent, the relative performance of the Company compared to its peers.

Long-term Equity Incentives

The Compensation Committee is responsible for administration of our 2005 Equity Incentive Plan, and establishes the number of options granted and restricted shares awarded. The purpose of the 2005 Equity Incentive Plan is to encourage and enable our named executive officers, employees and non-employee Board members to acquire a proprietary interest in the Company, thus furthering their interest in stimulating the growth and prosperity of the Company. In keeping with the Compensation Committee’s philosophy to provide long-term equity incentives to our named executive officers and other key employees, it is anticipated that restricted share awards and share options will be granted to our named executive officers and other key employees on a periodic basis.

The number of shares available under the 2005 Equity Incentive Plan was initially 500,000, though this number is subject to adjustment upon the occurrence of corporate transactions such as recapitalizations or share splits. As of December 31, 2013, there were 224,584 shares available for grant under the 2005 Equity Incentive Plan. The Compensation Committee has the authority to select the eligible recipients, the number of shares to be granted, to modify an award from time to time, and to set the rules and guidelines of administration for the 2005 Equity Incentive Plan. The Compensation Committee also has the sole discretion to impose forfeiture provisions upon certain terminations, or accelerated vesting upon a change in control.

The Compensation Committee reviewed the long-term incentives held by the Company’s named executive officers and determined the terms of new long-term equity incentives to be awarded to executives of the Company at its March 2013 meeting. The awards were then presented to the Board for approval.

In 2013, when determining the number of restricted shares to be granted to each of Messrs. Salit and Berlin, the Compensation Committee was primarily influenced by its objective for the grant date fair value of the restricted share awards to be equal to a fixed dollar amount. This objective results in more shares being granted when the Company’s share price is relatively low, and fewer shares being granted when the Company’s share price is relatively high. The Compensation Committee does not use the number of restricted shares granted as an incentive in itself, but views the granting of equity as an incentive for our named executive officers to manage the Company such that its share price will appreciate, thereby benefiting all of the Company’s shareholders. The Compensation Committee has established a two-year vesting period for the restricted shares because it believes that the restricted shares provide an incentive for our named executive officers to maximize the Company’s financial performance over the long term.

During 2013, Messrs. Salit and Berlin received 3,333 restricted shares each with a grant date of March 14, 2013. The terms of these awards are described in greater detail in the narrative following the Grants of Plan-Based Awards in 2013 table. Individual grants were made by the Compensation Committee based upon the Compensation Committee’s own deliberations as to the individual’s overall level of compensation.

The Company has generally granted equity awards to our named executive officers in the form of restricted shares, instead of share options. This practice was adopted in part because it aligned the Company with its peers, and in part because restricted shares result in equity ownership by the named executive officer, thereby aligning the executives’ interest with the Company’s other shareholders, instead of simply giving the executives an interest in share price appreciation, which may result from granting of share options.

Severance and Change in Control Agreements

The Compensation Committee believes that severance and, in select circumstances, change in control arrangements, are necessary to attract and retain the talent necessary for our long-term success. However, the Compensation Committee does not view severance programs for named executive officers as an additional element of compensation. Rather, the Compensation Committee believes that severance programs allow the Company’s named executive officers to focus on duties at hand and provide security should their employment be terminated through no fault of their own. Currently, our current named executive officers are covered by severance provisions in their employment agreements.

Each of our named executive officers has entered into an agreement with the Company (which is discussed under “Executive Compensation—Employment Agreements”) pursuant to which he is granted enhanced severance benefits. The Compensation Committee believes that these arrangements are appropriate and consistent with similar provisions agreed upon between comparable sized public companies and their executive officers. The employment agreements are discussed in greater detail below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Other Compensation Plans

The Company maintains a profit sharing plan that includes a defined contribution plan (the “401(k) Plan”) and a discretionary plan (the “Profit Sharing Plan”) that is intended to satisfy the tax qualification requirements of Section 401(a) of the Internal Revenue Code. The Company’s full time employees, including our named executive officers, are eligible to participate in the 401(k) Plan and are permitted to contribute a portion of their eligible compensation for purposes of the 401(k) plan (subject to the applicable statutory limits of $17,500, or $23,000 for eligible participants over the age of 50, in calendar year 2013). All amounts deferred by a participant under the 401(k) Plan’s salary reduction feature vest immediately in the participant’s account. While the Company may (but is not required to) make “matching contributions” under the 401(k) Plan, none were made during fiscal 2013. In lieu of 401(k) “matching contributions,” pursuant to the Profit Sharing Plan, the Board elected to make a discretionary contribution of $235,000 during the plan year ended December 31, 2013, $247,000 during the plan year ended December 31, 2012 and $234,000 during the plan year ended December 31, 2011. Contributions to the Profit Sharing Plan are available to all full-time employees who meet the eligibility requirements of the plan. In general, vesting in the Profit Sharing Plan occurs ratably between years two to six of employment.

Indemnification Agreements

We have entered into an indemnification agreement with each of our trust managers and named executive officers. These agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as trust managers or named executive officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any trust managers’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Texas and shall be in addition to any other rights the individual may have under the Company’s Declaration of Trust, Bylaws and applicable law. Management believes these indemnification agreements enhance the Company’s ability to attract and retain knowledgeable and experienced executives and independent, non-management trust managers.

Tax Considerations

Code Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, and the next three highest paid executives. However, performance-based compensation that meets certain requirements is excluded from the $1,000,000 limitation. The Compensation Committee is aware of this tax law, but believes that none of the executive officers currently receives compensation at or near the $1,000,000 maximum. The Compensation Committee will continue to keep this provision in mind for future compensation decisions, and will take measures to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Executive Compensation

Summary Compensation Table

The table below sets forth information concerning compensation earned for services rendered to the Company by each of our named executive officers for the three calendar years ended December 31, 2013. The Company has entered into employment agreements with our current named executive officers, which are described below under “Employment Agreements.”

Name and Principal Position	Year	Salary (1)	Bonus (1)	Share Awards (2) (3)	Option Awards	All Other Compensation (4)	Total
Jan F. Salit	2013	$425,000	$150,000	$24,064	$—	$51,662	$650,726
Chief Executive Officer	2012	328,750	55,000	24,231	—	46,449	454,430
	2011	307,525	64,500	29,064	—	44,883	445,972

Barry N. Berlin	2013	$350,000	$125,000	$24,064	$—	$48,706	$547,770
Chief Financial Officer	2012	325,625	55,000	24,231	—	46,449	451,305
	2011	307,525	64,500	29,064	—	45,546	446,635

(1)	During 2013, salary and bonus as a percentage of total compensation was approximately 88% for Mr. Salit and 87% for Mr. Berlin.
(2)	As described in the CD&A, the Compensation Committee grants share and option awards on a discretionary basis. The terms of the share awards provide for dividends on non-vested restricted shares to be paid to the holder.
(3)	Represents the grant date fair value of stock awards for the applicable fiscal year in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. See the “Grants of Plan-Based Awards in 2013” table for information on awards made in 2013. These amounts do not correspond to the actual value that will be recognized as compensation by the named executive officers.
(4)	See table below for a breakdown of all other compensation. The Company has determined that the amounts of prerequisites and other personal benefits paid to each of the named executive officers does not exceed $10,000.

All other compensation consisted of the following during 2013:

Name	Unused Vacation Pay	Tax Qualified Deferred Compensation Plan	Car Allowance	Other	Total
Jan F. Salit	$20,433	$24,629	$6,600	$—	$51,662
Barry N. Berlin	16,827	24,629	6,600	649	48,706

Grants of Plan-Based Awards in 2013

The following table provides information concerning each grant of restricted shares and each grant of share options made to our named executive officers pursuant to our 2005 Equity Incentive Plan during 2013.

Name	Grant Date	All Other Share Awards: Number of Shares or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Share and Option Awards ($) (2)
Jan F. Salit	3/14/13	3,333	$—	$—	$24,064
Barry N. Berlin	3/14/13	3,333	—	—	24,064

(1)	Represents a grant of restricted shares to the named executive officers in the amount specified. The terms of these restricted share awards are described below in the section entitled “Equity Incentive Plan Compensation.”

(2)	Represents the grant date fair value of the restricted shares or share options, as the case may be, for purposes of ASC Topic 718, Compensation-Stock Compensation. The grant date fair value of the restricted shares is based on the per share closing price of our common shares on March 14, 2013, which was $7.22.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, dated December 11, 2012, for employment terms that extend until the earlier of (1) the named executive officer’s 70th birthday, or (2) December 31, 2015 (the “Term”). The Term of the employment agreements are automatically extended for consecutive one-year periods unless either party provides written notice of non-renewal at least sixty (60) days prior to the end of the Term. Upon notice of non-renewal, the executive is due one year’s base salary at the minimum rate of base pay provided for in the contract, paid upon either the Company providing notice of non-renewal or the next anniversary date of the contract. Each of these employment agreements is substantially similar and provides for at least annual reviews by the Board of the base salaries contained therein, with a minimum annual base salary. The minimum annual base salaries are $425,000 and $350,000 for the Chief Executive Officer and Chief Financial Officer, respectively. In addition to base salary, the employment agreements provide for the following:

•	the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon our performance and the performance of the executive, such bonuses to be awarded at the Board’s discretion; and

•	the same benefits and perquisites that our other officers and employees are entitled to receive.

The employment agreements authorize Messrs. Salit and Berlin to incur reasonable expenses for the promotion of our business. We will reimburse the executives for all such reasonable expenses incurred upon the presentation by each executive, from time to time, of an itemized account of such expenditures. The executives are entitled to such additional and other fringe benefits as the Board shall from time to time authorize, including but not limited to health insurance coverage for the executive and the executive’s spouse and dependent children, and a monthly automotive allowance of $550, which the executive is to use to obtain an automobile to be available for business purposes as needed. All operating expenses related to the automobile such as maintenance, insurance and fuel (excluding fuel for business-related travel) are the responsibility and expense of the executive.

Each employment agreement also contains severance provisions, which are discussed below in the section entitled “Potential Payments Upon Termination or Change in Control.” The employment agreements further provide that the Company will indemnify and hold the executive harmless from any loss for any corporate undertaking, as contemplated by the employment agreement, whereby a claim, allegation or cause of action shall be made against the executive in the performance of his contractual duties except for willful illegal misconduct. Such indemnification shall include but not be limited to reasonable costs incurred in defending the executive in his faithful performance of contractual duties.

In July 2013, following the execution of the merger agreement, CIM REIT proposed to each of Messrs. Salit and Berlin that the terms of their employment agreements then in effect be amended to incentivize them to remain with the Company following consummation of the merger. Following negotiations, Messrs. Salit and Berlin entered into amended and restated executive employment agreements (the “Restated Executive Employment Agreements”), which will become effective upon consummation of the merger and replace their existing executive employment agreements.

Under the Restated Executive Employment Agreements, each of Messrs. Salit and Berlin is entitled to a minimum annual salary of $425,000 and $350,000, respectively. The annual salary currently being paid to Messrs. Salit and Berlin is $450,000 and $375,000, respectively. The Board of Trust Managers may, in its discretion, increase the annual base salary and may also consider bonus compensation.

Under the Restated Executive Employment Agreements, if (1) in the case of Mr. Salit, the executive voluntarily resigns his employment no earlier than 12 months following the effective date of the agreement but no later than December 31, 2015 or, in the case of Mr. Berlin, the executive voluntarily resigns his employment on or before December 31, 2015 or (2) the Company terminates the executive’s employment without Cause on or before December 31, 2015, the executive will be entitled to receive compensation equal to 2.99 times the average of the last three years’ compensation calculated as of the termination date, based on the calculation methodology set forth in our definitive proxy statement for our 2013 annual meeting; provided, however, that the amount of any annual equity awards included in such calculation shall be capped at $25,000 per annum.

For purposes of the Restated Executive Employment Agreements, “Cause” means (1) the intentional, unapproved material misuse of corporate funds, (2) professional incompetence or (3) acts or omissions constituting gross negligence or willful misconduct of executive’s obligations or otherwise relating to the business of PMC Commercial.

In addition, to the extent an executive is employed by the Company on January 1, 2016 and such executive is not entitled to any disability, death or severance payments under the Restated Executive Employment Agreement, the executive would receive, in the case of Mr. Salit, 300,000 restricted share awards (as defined in our 2005 Equity Incentive Plan) and in the case of Mr. Berlin, 225,000 restricted share awards. Such restricted share awards would vest immediately upon grant.

Equity Incentive Plan Compensation

The restricted share awards made to our named executive officers on March 14, 2013 were granted under our 2005 Equity Incentive Plan. Under the terms of the restricted share awards, 6,666 restricted awards as detailed in Grants of Plan-Based Awards in 2013 table were granted to our named executive officers on March 14, 2013. One-third of the restricted shares were vested on the date of grant, one-third of the restricted shares will vest on March 14, 2014 and the remaining one-third of the restricted shares will vest on March 14, 2015 provided the recipient continues his employment with us through the applicable vesting dates. Our 2005 Equity Incentive Plan provides for the accelerated vesting of equity awards such as the restricted share awards in the event of a change in control. Accordingly, any unvested restricted shares will vest upon completion of the merger. These acceleration provisions are described below in the section of this proxy entitled “Potential Payments Upon Termination or Change in Control.” Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to our shareholders.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the outstanding share option and restricted share awards held by our named executive officers as of December 31, 2013. Each equity grant is shown separately for each named executive officer.

	Option Awards			Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)
Jan F. Salit	—	—	—	1,111	(1)	$9,555
				2,222	(2)	19,109
Barry N. Berlin	—	—	—	1,111	(1)	9,555
				2,222	(2)	19,109

(1)	Represents awards of restricted shares made to each of the named executive officers indicated above on March 14, 2012 which will vest on March 14, 2014, provided the named executive officer is still employed with us on that date. The vesting of these restricted shares may be accelerated as described in the “Potential Payments Upon Termination or Change in Control” section below.
(2)	Represents awards of restricted shares made to each of the named executive officers indicated above on March 14, 2013. The vesting dates of these awards are described above in the narrative entitled “Equity Incentive Plan Compensation.”
(3)	Based on the per share closing market price of $8.60 of our common shares on December 31, 2013. The vesting of these restricted shares may be accelerated as described in the “Potential Payments Upon Termination or Change in Control” section below.

Option Exercises and Shares Vested in 2013

The following table sets forth, for each of our named executive officers, information regarding the value of restricted share awards that vested during the fiscal year ended December 31, 2013.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($) (2)

Jan F. Salit	3,333	$23,986
Barry N. Berlin	3,333	23,986

(1)    Based on the following awards: (a) 1,111 restricted shares granted on March 14, 2011 which vested on March 14, 2013, (b) 1,111 restricted shares granted on March 9, 2012 which vested on March 9, 2013 and (c) 1,111 restricted shares granted March 14, 2013 which vested immediately. The per share market price of the restricted shares were $7.15 on March 9, 2013 and $7.22 on March 14, 2013.

(2)    Calculated as the aggregate market value on the date of vesting of the restricted shares with respect to which restrictions lapsed (or restricted shares became vested) during 2013 (calculated before payment of any applicable withholding or other income taxes).

Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our named executive officers.

Non-qualified Deferred Compensation

We do not have any non-qualified deferred compensation plans or arrangements in which our named executive officers participate.

Potential Payments Upon Termination or Change in Control

The Company has entered into employment agreements with each of our named executive officers that contain the following terms and provisions:

•	Cause. The Company cannot terminate the employment agreements except for: (1) the intentional, unapproved material misuse of corporate funds; (2) professional incompetence or (3) willful neglect of duties or responsibilities in either case not otherwise related to or triggered by the occurrence of any event or events described in the other employment agreement items detailed in this section.

•	Death. If the named executive officer dies during the term of employment and has not attained the age of seventy years, the Company or any third person insurance provided by the Company, through a coordination of benefits, shall pay the estate of the named executive officer a death benefit equal to two times the named executive officer’s current annual base salary at the time of death. In the event the named executive officer’s estate receives death benefits payable under any group life insurance policy issued to the Company, the Company’s liability will be reduced by the amount of the death benefit paid under such policy, so amounts actually paid could be less than those shown in the table below. The Company shall pay any remaining death benefits to the estate of the named executive officer over the course of 12 months in the same manner and under the same terms as the named executive officer would have been paid if he had still been working for the Company. In addition, no later than one month from the date of death, the estate of the named executive officer will be paid any accumulated vacation pay.

•	Disability. If unable to perform services for the Company by reason of illness or total incapacity, based on standards similar to those utilized by the U.S. Social Security Administration, the named executive officer shall receive his total annual compensation for one year of total incapacity through coordination of benefits with any existing disability insurance program provided by the Company (a reduction in salary by that amount paid by any Company provided insurance). Should the named executive officer be totally incapacitated beyond a one-year period, so that he is not able to devote full time to his employment with the Company, then the employment agreement shall terminate.

•	Constructive Discharge. The named executive officers will incur a constructive discharge upon the occurrence of any of the following: (1) a named executive officer’s base salary is reduced below the “Minimum Rate” (as defined in the “Employment Agreement” section above), (2) a material reduction in a named executive officer’s job function, authority, duties or responsibilities, or other similar change deteriorating the executive’s working conditions that violates the spirit of the employment agreement, (3) a required relocation to a location more than 35 miles from the named executive officer’s job location at the time of the employment agreements’ execution, or excessive travel in comparison to other executives in similar situations or (4) any breach of the employment agreement that is not cured within 14 days following a written notice to the Company describing the situation. If the named executive officer’s job responsibilities are substantially modified as a result of one of the previous conditions, the named executive officer could resign and be entitled to be paid the Constructive Discharge Settlement in an amount equal to 2.99 times the average of the last three years compensation. All amounts payable due to a constructive discharge shall be paid to the named executive officer in a lump sum cash payment in accordance with the terms of the employment agreement.

•	Change in Control. If (1) there is a Change in Control (hereinafter defined) during a named executive’s employment period, and within 12 months following the Change in Control, the Company (or its successor) terminates the named executive’s employment without Cause as described above or the named executive terminates his employment due to Constructive Discharge as described above, (2) the Company terminates the named executive’s employment without Cause while the Company is negotiating a transaction that reasonably could result in a Change in Control or (3) the Company terminates the named executive’s employment without Cause and a Change in Control occurs within three (3) months following the date the named executive is terminated, the named executive shall be entitled to receive compensation equal to 2.99 times the average of the last three years’ compensation paid. All amounts payable due to a Change in Control shall be paid to the named executive officer in a lump sum cash payment in accordance with the terms of the employment agreement.

A change in control (a “Change in Control”) would be deemed to occur as a result of:

•	the ownership or acquisition (whether by a merger or otherwise) by any “Person” (as defined in the employment agreement), in a single transaction or a series of related or unrelated transactions, of beneficial ownership of more than fifty percent (50%) of the Company’s then outstanding voting securities;

•	the merger or consolidation of the Company with or into any other Person, if, immediately following the effectiveness of such merger or consolidation, Person(s) who did not beneficially own then outstanding voting securities immediately before the effectiveness of such merger or consolidation directly or indirectly beneficially own more than fifty percent (50%) of the outstanding shares of voting stock of the surviving entity of such merger or consolidation;

•	any one or a series of related sales or conveyances to any Person(s) (including a liquidation) of all or substantially all of the assets of the Company;

•	the complete liquidation or dissolution of the Company; or

•	Incumbent Trust Managers cease to be a majority of the members of the Board where an “Incumbent Trust Manager” is (1) an individual who is a member of the Board on the date of the employment agreement or (2) any new trust manager whose appointment by the Board was approved by a majority of the persons who were already incumbent trust managers at the time of such appointment, election or approval, other than any individual who assumes office initially as a result of an actual or threatened election contest with respect to the election or removal of trust managers or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or as a result of an agreement to avoid or settle such a contest or solicitation.

Each of the employment agreements also contains a provision governing the disclosure of information. The named executive officers are prevented, both during and following the term of the employment agreement, from disclosing information on the operating procedures or service techniques of the Company, the Company’s customer lists, or similar valuable and unique Company information. The breach or threatened breach by the named executive officer of this obligation will result in the Company being entitled to an injunction restraining such breach, and the Company may also seek the recovery of damages from the named executive officer.

The equity awards that are granted to each of our named executive officers are not governed by the employment agreements, but rather through our 2005 Equity Incentive Plan and the accompanying award agreements for each grant. Our 2005 Equity Incentive Plan provides that upon either (1) the dissolution or liquidation of the Company; (2) a sale of the Company’s assets; (3) a merger, consolidation or reorganization where the outstanding shares are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (4) the sale of all the Company’s shares to an unrelated party, all unvested share options and restricted shares shall receive accelerated vesting. Each of the current named executive officers held unvested restricted shares at December 31, 2013. Accordingly, any unvested restricted shares will vest upon completion of the merger. The value of these unvested restricted shares is included in the table below for the acceleration of equity awards.

The following table sets forth the amount of the Company’s payment obligation if each of our named executive officers incurred a termination on December 31, 2013 as a result of the applicable scenario. All vacation days are assumed to have been taken, and all reasonable business expenses are assumed to have been previously reimbursed for purposes of the following table. Each of the amounts in the table is the Company’s best estimate of the amounts that our executives would receive upon a termination or a change in control, but the precise amount would not be determinable until an actual termination occurred.

Name	Death (1)	Disability (2)	Constructive Discharge (3)	Change in Control/ Employment Agreement (4)

Jan F. Salit	$900,000	$651,000	$1,546,000	$1,574,000
Barry N. Berlin	750,000	548,000	1,441,000	1,470,000

(1)	Amounts in this column approximate two times the annual base salary of each of the current named executive officers effective as of January 1, 2014.

(2)	Amounts in this column approximate the amount reported above in the “Total” column of the “Summary Compensation Table” with respect to the year ended December 31, 2013.
(3)	The amounts shown in this column are based upon the product of the three-year average total annual compensation and 2.99. Total annual compensation with respect to the calendar years ended December 31, 2013, 2012 and 2011 are reported above in the “Total” column of the “Summary Compensation Table.”
(4)	Includes the compensation due for Constructive Discharge plus the accelerated vesting of the 3,333 unvested restricted shares held by each of Messrs. Salit and Berlin as of December 31, 2013 pursuant to the 2005 Equity Incentive Plan upon a change in control transaction. Values were calculated based on a per share closing market price of $8.60 on December 31, 2013.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of members of the Board who are neither former nor current officers or employees of the Company or any of its subsidiaries. The Compensation Committee of the Board for 2013 consisted of Mr. Barry A. Imber (chairman) and Mr. Nathan G. Cohen.

No member of the Compensation Committee has any interlocking relationship with any other company that requires disclosure under this heading. No executive officer of the Company served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or of the Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

Compensation Committee

Barry A. Imber, Chair

Nathan G. Cohen

Compensation Policies and Practices In Relation to Risk Management

Each year, the Compensation Committee conducts an analysis of the Company’s compensation practices and policies to determine whether such policies and practices encourage imprudent risk taking by our executive officers and employees in an effort to maximize their compensation. In 2013, the Compensation Committee determined that the Company’s compensation policies and practices do not encourage improper risk taking. In making such determination, the committee considered:

•	A portion of the Company’s annual incentive compensation is equity-based long-term compensation that vests over a period of two years. This vesting period encourages officers to focus on sustaining our long-term performance. These grants are made annually, so officers always have unvested awards that could decrease significantly in value if our business is not managed for the long-term.

•	The Company does not offer significant short-term incentives to its officers or employees that might incentivize excessive risk taking at the expense of long-term company value. While commissions are paid to our business development officers as part of their compensation packages, payment of the full commission is contingent upon certain criteria being satisfied. Management believes that these commissions are also a smaller percentage of total compensation than commissions paid by certain other lenders.

•	As discussed above, the Compensation Committee’s general philosophy is based on consistency, which results in less significant increases or decreases in the amount of compensation paid from year-to-year and lessens the immediate effect of the Company’s performance on executive compensation from year-to-year, which encourages long-term sustained performance and does not encourage excessive risk taking motivated by short-term performance.

The Company’s compensation policies and practices have been evaluated to make sure they do not encourage our officers and employees to take risks that are not in our long-term best interest. Based upon this review, the Compensation Committee believes that its compensation policies and practices achieve a balance between compensating the Company’s officers and employees for their performance while minimizing excessive risk taking.

Trust Manager Compensation

The Company uses a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers, among other things, the substantial time commitment on the part of trust managers in fulfilling their duties as well as the skill level it requires of trust managers. In addition, the non-employee trust managers are reimbursed by the Company for their expenses related to attending board or committee meetings.

As of December 31, 2013, our non-employee trust managers were compensated according to the following schedule:

Annual Board retainer	$35,000
Fee for each quarterly Board meeting attended	1,500
Fee for each other Board meeting attended	1,000
Annual audit committee chairman retainer	8,000
Annual compensation committee and nominating committee chairman retainer	3,000
Annual audit committee member retainer	4,800
Fee for each committee meeting attended	1,000
Fee for each special committee meeting attended	2,500
Special committee chairman retainer	5,000
Fee for each independent trust manager meeting attended	1,000

During 2013, the annual Board retainer, annual audit committee chairman retainer and annual audit committee member retainer were paid quarterly.

In addition, our 2005 Equity Incentive Plan allows for the issuance of share awards at the discretion of the Compensation Committee in accordance with the plan. All share awards granted to the non-employee trust managers vested immediately.

Compensation for the non-employee trust managers for the year ended December 31, 2013 was as follows:

Name	Fees Earned or Paid in Cash	Share Awards	Total
Nathan G. Cohen *	$63,050	—	$63,050
Barry A. Imber *	61,050	—	61,050
Martha Rosemore Morrow	41,250	—	41,250
Irving Munn * (1)	14,400	—	14,400

* Independent Director (1) Resigned effective June 17, 2013

Item 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Shares That May Be Issued Under Existing Equity Compensation Plans

The following table provides information at December 31, 2013 with respect to our common shares, either options or restricted shares, that may be issued under existing equity compensation plans, all of which have been approved by shareholders.

	(a)	(b)	(c)
Plan Category	Number of common shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of common shares remaining available for future issuances under equity compensation plans (excluding shares reflected in column (a))

Equity incentive plans	98,500	$8.29	224,584

Trust Managers and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 15, 2014 by (1) all current trust managers, (2) each current named executive officer and (3) all current trust managers and current executive officers as a group. Unless otherwise indicated, the common shares listed in the table are owned directly by the individual, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual had sole voting and investment power as common shares shown or, the voting power is shared with the individual’s spouse. All individuals set forth below have the same principal business address as the Company.

Name	Common Shares Owned Beneficially	Percent of Common Shares Owned Beneficially

Jan F. Salit (1)	34,336	*
Barry N. Berlin (2)	37,710	*
Martha Rosemore Morrow (3)	360,377	3.4%
Barry A. Imber (4)	33,580	*
Nathan G. Cohen (5)	15,770	*
Trust Managers and Executive Officers as a group (5 persons)	481,773	4.5%

*     Less than 1%.

(1)  Includes 612 common shares held in an IRA and 3,333 restricted shares.

(2)  Includes 211 common shares held in the name of his child and 6,823 common shares held jointly with his spouse and 3,333 restricted shares.

(3)  Includes 77,495 common shares held in an IRA, 14,171 common shares held in a trust for the benefit of Dr. Morrow and 16,909 common shares held beneficially. All remaining common shares are held by a partnership of which Dr. Morrow is the sole manager.

(4)  Includes 3,274 common shares held in an IRA for the benefit of his child and 1,202 common shares held in an IRA.

(5)  Includes 1,700 common shares held in the name of his spouse.

Owners of More than 5% of Our Common Shares

The following table sets forth certain information regarding the beneficial ownership of our Shares as of February 15, 2014 by each person known by us to own beneficially more than 5% of our outstanding Shares.

Name and Address of Beneficial Owner	Common Shares Owned Beneficially	Percent of Common Shares Owned Beneficially

REIT Redux LP (1)	581,140	5.50%
14901 Quorum Drive Suite 900
Dallas, Texas 75254

Hoak Public Equities, L.P. (2)	776,357	7.33%
3963 Maple Avenue Suite 450
Dallas, Texas 75219

(1)    On April 1, 2013, REIT Redux LP filed a Schedule 13D reporting beneficial ownership as of March 22, 2013, of 582,085 Shares. On February 11, 2014, REIT Redux LP filed Amendment No. 5 to Schedule 13D reporting beneficial ownership as of January 29, 2014 of 581,140 Shares. The securities reported on Amendment No. 5 to Schedule 13D are beneficially owned by eight reporting persons. According to Amendment No. 5 to Schedule 13D, there are agreements between the reporting persons, legal or otherwise, concerning the voting or dispositive power at this time between Robert J. Stetson and REIT Redux LP as stated below. According to Amendment No. 5 to Schedule 13D, in addition to their respective direct holdings, Robert J. Stetson may be deemed to beneficially own the 107,935 Shares held by REIT Redux LP by virtue of his position as President of REIT Redux LLC, the general partner of REIT Redux LP, that has the power to vote and dispose of such shares; Lonnie B. Whatley III may be deemed to beneficially own the 65,418 Shares held by B.T. Interest, Ltd. and the 39,212 Shares held by Lonnie & Rosalie Whatley Family LLC as a result of his power to vote and dispose of such Shares; and David West may be deemed to beneficially own the 65,350 Shares held by West Partners L.P. and the 22,857 Shares held by the David Martin West Asset Trust as a result of his power to vote and dispose of such Shares.

(2)    On April 16, 2013, Hoak Public Equities, L.P. filed a Schedule 13D reporting beneficial ownership as of April 12, 2013, of 545,000 Shares. On February 5, 2014, Hoak Public Equities, L.P., filed Amendment No. 4 to Schedule 13D reporting beneficial ownership as of February 4, 2014 of 776,357 Shares. The securities reported on Amendment No. 4 to Schedule 13D are beneficially owned by six reporting persons. According to Amendment No. 4 to Schedule 13D, the reporting persons have shared voting and dispositive power with respect to 580,000 Shares. One reporting person has sole voting and dispositive power with respect to 196,357 Shares. According to Amendment No. 4 to Schedule 13D, J. Hale Hoak, together with Hoak Public Equities, L.P., Hoak Income Opportunity Fund, L.P., Hoak Fund Management, L.P, Hoak & Co. and James M. Hoak, has shared voting and dispositive power with respect to 580,000 Shares; James M. Hoak has the sole voting and dispositive power with respect to 196,357 Shares.

Change in Control

As discussed in Item 1. Business, above, we have entered into a merger agreement with CIM REIT. We expect the merger to be completed prior to March 31, 2014. The consummation of the merger will result in a change of control of the Company.

Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Transactions with Related Persons

During 2013, pursuant to a separation agreement that we entered into during the fourth quarter of 2012, we paid $1,744,197 of severance to our former Chief Executive Officer, Lance B. Rosemore, who is the brother of one of our trust managers, Dr. Martha Rosemore Morrow.

Review, Approval and Ratification of Transactions with Related Persons

The Board has adopted the following written related person transaction policy:

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $5,000, and in which a related person had, has or will have a direct or indirect material interest.

A “Related Person” is:

Any person who was in any of the following categories during the applicable period:

•	a trust manager or nominee for trust manager;

•	any executive officer; or

•	any immediate family member of a trust manager or executive officer, or of any nominee for trust manager, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the trust manager, executive officer, or nominee for trust manager and any person (other than a tenant or employee) sharing the household of such security holder.

Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•	any person who is known to the Company to be the beneficial owner of more than 5% of the Shares; and

•	any immediate family member of any such security holder, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder and any person (other than a tenant or employee) sharing the household of such security holder.

A person who has a position or relationship within a firm, corporation or other entity that engages in a transaction with the Company will not be deemed to have an “indirect material interest” within the meaning of “Related Person Transaction” when:

The interest arises only:

•	from such person’s position as a director of another corporation or organization that is a party to the transaction; or

•	from the direct or indirect ownership by such person and all other persons specified in the definition of “Related Person” in the aggregate of less than 10% equity interest in another person (other than a partnership) which is a party to the transaction; or

•	from both such position and ownership; or

•	from such person’s position as a limited partner in a partnership in which the person and all other persons specified in the definition of “Related Person” have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

Each of the Company’s executive officers is encouraged to help identify any potential Related Person Transaction.

As part of the Company’s efforts to identify potential Related Person Transactions, the Company’s customary Trust Managers’ and Executive Officers’ Questionnaires will request information regarding potential Related Person Transactions, and the following information to identify affiliations of such persons:

•	a list of entities for which the trust manager or trust manager nominee is an employee, director or executive officer;

•	a list of entities for which the executive officer is a director;

•	each entity where an immediate family member of the trust manager, the trust manager nominee or an executive officer is an executive officer;

•	each firm, corporation or other entity in which the trust manager, trust manager nominee or an immediate family member of the trust manager or trust manager nominee is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest;

•	each firm, corporation or other entity in which the executive officer or an immediate family member is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest;

•	each charitable or non-profit organization where the trust manager, trust manager nominee or an immediate family member of the trust manager or trust manager nominee is an employee, executive officer, director or trustee; and

•	each charitable or non-profit organization where the executive officer or an immediate family member is an employee, executive officer, director or trustee.

If a new Related Person Transaction is identified, it will initially be brought to the attention of the Chief Financial Officer, who will then prepare a recommendation to the Board and/or a committee thereof regarding whether the proposed transaction is reasonable and fair to the Company.

A committee comprised solely of independent trust managers, who are also independent of the Related Person Transaction in question, will determine whether to approve a Related Person Transaction. In general, the committee will only approve or ratify a Related Person Transaction if it determines that the Related Person Transaction is reasonable and fair to the Company. In making its determination, the committee may consider, among other things, the recommendation of the individuals directly involved in the transaction and the recommendation of the Chief Financial Officer.

Independence of Trust Managers

Pursuant to the Company’s Corporate Governance Guidelines, which require that a majority of our trust managers be independent within the meaning of the NYSE MKT corporate governance standards, the Board undertook a review of the independence of the Company’s trust managers. In making independence determinations, the Board observes all criteria for independence established by the SEC, the NYSE MKT and other governing laws and regulations. During this review, the Board considered transactions and relationships between each trust manager or any member of his or her immediate family and the Company, including (if applicable) those reported under “Related Person Transactions.” As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trust manager is independent.

As a result of this review, the Board affirmatively determined that all of the trust managers (including Irving Munn, who resigned on June 17, 2013) are independent of the Company and its management with the exception of the management member of the Board, Mr. Jan F. Salit and Dr. Martha Rosemore Morrow, sister of Lance B. Rosemore, the Company’s former Chief Executive Officer.

Item 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the years ended December 31, 2013 and 2012 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2013	2012
Audit fees (1)	$943,320	$657,500
Non-Audit Related Fees (2)	143,000	513,000
Tax Fees (3)	93,800	85,400
All Other Fees	2,000	2,000

Total	$1,182,120	$1,257,900

(1)	Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting, (ii) the review of financial statements included in its quarterly reports on Form 10-Q and (iii) procedures related to consents and assistance with and review of documents filed with the SEC.
(2)	During 2013, consisted of due diligence fees incurred in connection with the Company’s evaluation of the potential merger with CIM REIT. During 2012, consisted of due diligence fees incurred in connection with the Company’s evaluation of strategic alternatives.
(3)	Tax fees consisted principally of assistance with matters related to tax compliance, tax planning, tax advice and the performance of a transfer pricing analysis.

Pre-Approval Policies

The Company’s Audit Committee, pursuant to its exclusive authority, has reviewed and approved the Company’s engagement of PricewaterhouseCoopers LLP as its independent registered public accounting firm, and the incurrence of all of the fees described above, for 2013. The Audit Committee has adopted Pre-Approval Policies for all other services PricewaterhouseCoopers LLP may perform for the Company. The Pre-Approval Policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policies will require the further advance review and approval of the Audit Committee. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accounting firm’s independence. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Audit Committee, provided that the Chairman reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.

PART IV

Item 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Documents filed as part of this report

(1)	Financial Statements -

See index to Financial Statements set forth on page F-1 of this Form 10-K.

(2)	Financial Statement Schedule -

Schedule IV - Mortgage Loans on Real Estate

(3)	Exhibits -

See Exhibit Index beginning on page E-1 of this Form 10-K.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on our behalf by the undersigned, hereunto duly authorized.

PMC Commercial Trust

By:	/s/ Jan F. Salit
Jan F. Salit, President

Dated March 10, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAN F. SALIT	Chairman of the Board of Trust	March 10, 2014
Jan F. Salit	Managers, President, Chief
Executive Officer and
Secretary (Principal
Executive Officer)

/s/ BARRY N. BERLIN	Chief Financial Officer and	March 10, 2014
Barry N. Berlin	Executive Vice President
(Principal Financial and
Principal Accounting Officer)

/s/ NATHAN COHEN	Trust Manager	March 10, 2014
Nathan Cohen

/s/ DR. MARTHA ROSEMORE MORROW	Trust Manager	March 10, 2014
Dr. Martha Rosemore Morrow

/s/ BARRY A. IMBER	Trust Manager	March 10, 2014
Barry A. Imber

PMC COMMERCIAL TRUST AND SUBSIDIARIES

FORM 10-K

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trust Managers of

PMC Commercial Trust:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive income, equity, and cash flows present fairly, in all material respects, the financial position of PMC Commercial Trust (the “Company”) and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control – Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in “Management’s Report on Internal Control over Financial Reporting,” appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

March 10, 2014

PMC COMMERCIAL TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2013	2012
ASSETS
Loans receivable, net:
Commercial mortgage loans receivable	$116,175	$125,515
SBIC commercial mortgage loans receivable	52,515	47,153
SBA 7(a) loans receivable, subject to secured borrowings	37,839	38,349
SBA 7(a) loans receivable	30,060	27,974

Loans receivable, net	236,589	238,991
Cash and cash equivalents	7,981	1,230
Other assets	8,840	7,486

Total assets	$253,410	$247,707

LIABILITIES AND EQUITY
Liabilities:
Debt:
Secured borrowings - government guaranteed loans	$40,427	$41,008
SBIC debentures payable	27,500	17,190
Junior subordinated notes	27,070	27,070
Revolving credit facility	14,400	11,900

Debt	109,397	97,168
Borrower advances	3,578	5,942
Accounts payable and accrued expenses	3,036	4,078
Dividends payable	1,347	1,293

Total liabilities	117,358	108,481

Commitments and contingencies

Beneficiaries’ equity:
Common shares of beneficial interest; authorized 100,000,000 shares of $0.01 par value; 11,132,549 and 11,125,883 shares issued at December 31, 2013 and 2012, respectively; 10,596,220 and 10,589,554 shares outstanding at December 31, 2013 and 2012, respectively	111	111
Additional paid-in capital	153,121	153,072
Net unrealized appreciation of retained interests in transferred assets	287	278
Cumulative net income	175,984	173,917
Cumulative dividends	(189,450)	(184,151)

Beneficiaries’ equity before treasury stock	140,053	143,227
Less: Treasury stock; at cost, 536,329 shares at December 31, 2013 and 2012	(4,901)	(4,901)

Total beneficiaries’ equity	135,152	138,326
Noncontrolling interests - cumulative preferred stock of subsidiary	900	900

Total equity	136,052	139,226

Total liabilities and equity	$253,410	$247,707

The accompanying notes are an integral part of these consolidated financial statements.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data)

	Years Ended December 31,
	2013	2012	2011
Revenues:
Interest income	$14,045	$13,896	$13,571
Premium income	2,468	1,889	1,450
Other income	1,392	1,280	1,055

Total revenues	17,905	17,065	16,076

Expenses:
Salaries and related benefits	4,300	4,273	4,329
Interest	3,350	3,538	3,693
Transaction costs	2,789	—	—
General and administrative	2,603	2,127	2,010
Provision for loan losses, net	1,237	1,934	460
Strategic alternatives	—	3,870	778
Severance and related benefits	—	2,114	—

Total expenses	14,279	17,856	11,270

Income (loss) before income tax provision and discontinued operations, net of tax	3,626	(791)	4,806
Income tax provision	(1,212)	(565)	(114)

Income (loss) from continuing operations	2,414	(1,356)	4,692
Discontinued operations, net of tax	(347)	(823)	(1,045)

Net income (loss)	$2,067	$(2,179)	$3,647

Weighted average shares outstanding:
Basic	10,595	10,585	10,570

Diluted	10,597	10,585	10,584

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.23	$(0.13)	$0.44
Discontinued operations, net of tax	(0.03)	(0.08)	(0.10)

Net income (loss)	$0.20	$(0.21)	$0.34

The accompanying notes are an integral part of these consolidated financial statements.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Years Ended December 31,
	2013	2012	2011
Net income (loss)	$2,067	$(2,179)	$3,647

Change in unrealized appreciation of retained interests in transferred assets:
Net unrealized appreciation (depreciation) arising during period	109	(5)	223
Realized gains included in net income (loss)	(100)	(111)	(105)

Change in net unrealized appreciation of retained interests in transferred assets	9	(116)	118

Comprehensive income (loss)	$2,076	$(2,295)	$3,765

The accompanying notes are an integral part of these consolidated financial statements.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(In thousands, except share and per share data)

	Common Shares of Beneficial Interest Outstanding	Par Value	Additional Paid-in Capital	Net Unrealized Appreciation of Retained Interests in Transferred Assets	Cumulative Net Income	Cumulative Dividends	Treasury Stock	Cumulative Preferred Stock of Subsidiary	Total Equity
Balances, January 1, 2011	10,559,554	$111	$152,756	$276	$172,449	$(171,031)	$(4,901)	$900	$150,560
Net unrealized appreciation	—	—	—	118	—	—	—	—	118
Share-based compensation expense	15,000	—	178	—	—	—	—	—	178
Dividends ($0.64 per share)	—	—	—	—	—	(6,767)	—	—	(6,767)
Net income	—	—	—	—	3,647	—	—	—	3,647

Balances, December 31, 2011	10,574,554	111	152,934	394	176,096	(177,798)	(4,901)	900	147,736
Net unrealized depreciation	—	—	—	(116)	—	—	—	—	(116)
Share-based compensation expense	15,000	—	138	—	—	—	—	—	138
Dividends ($0.60 per share)	—	—	—	—	—	(6,353)	—	—	(6,353)
Net loss	—	—	—	—	(2,179)	—	—	—	(2,179)

Balances, December 31, 2012	10,589,554	111	153,072	278	173,917	(184,151)	(4,901)	900	139,226
Net unrealized appreciation	—	—	—	9	—	—	—	—	9
Share-based compensation expense	6,666	—	49	—	—	—	—	—	49
Dividends ($0.50 per share)	—	—	—	—	—	(5,299)	—	—	(5,299)
Net income	—	—	—	—	2,067	—	—	—	2,067

Balances, December 31, 2013	10,596,220	$111	$153,121	$287	$175,984	$(189,450)	$(4,901)	$900	$136,052

The accompanying notes are an integral part of these consolidated financial statements.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income (loss)	$2,067	$(2,179)	$3,647
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Impairment losses	135	341	887
Net losses (gains) on sales of real estate	16	19	(532)
Deferred income taxes	155	(218)	(369)
Provision for loan losses, net	1,237	1,934	460
Allowance for accounts receivable	29	170	—
Unrealized premium adjustment	1,071	1,431	1,441
Amortization and accretion, net	(360)	(153)	(135)
Share-based compensation	49	138	178
Capitalized loan origination costs	(264)	(348)	(260)
Loans funded, held for sale	(24,722)	(26,125)	(26,350)
Proceeds from sale of guaranteed loans	23,687	18,473	15,774
Principal collected on loans	2,049	740	1,812
Loan fees remitted, net	(62)	(73)	(81)
Change in operating assets and liabilities:
Borrower advances	(2,364)	2,079	401
Accounts payable and accrued expenses	(1,012)	1,982	(639)
Other assets	(284)	14	(296)

Net cash provided by (used in) operating activities	1,427	(1,775)	(4,062)

Cash flows from investing activities:
Loans funded	(31,409)	(28,036)	(12,002)
Principal collected on loans receivable	26,512	27,822	19,661
Principal collected on retained interests in transferred assets	88	107	132
Purchase of furniture, fixtures, and equipment	(10)	(33)	(31)
Proceeds from sales of real estate owned, net	1,736	716	415
Proceeds from unconsolidated subsidiary	—	—	1,373
Release of restricted cash and cash equivalents, net	—	2,233	3,553

Net cash provided by (used in) investing activities	(3,083)	2,809	13,101

Cash flows from financing activities:
Proceeds from (repayment of) revolving credit facility, net	2,500	(5,900)	4,000
Proceeds from issuance of SBIC debentures	14,500	4,000	5,000
Payment of principal on SBIC debentures and structured notes payable	(4,190)	(5,265)	(16,893)
Proceeds from secured borrowings - government guaranteed loans	3,293	8,498	11,639
Payment of principal on secured borrowings - government guaranteed loans	(2,049)	(740)	(1,812)
Payment of borrowing costs	(402)	(147)	(326)
Payment of dividends	(5,245)	(6,752)	(6,787)

Net cash provided by (used in) financing activities	8,407	(6,306)	(5,179)

Net increase (decrease) in cash and cash equivalents	6,751	(5,272)	3,860
Cash and cash equivalents, beginning of year	1,230	6,502	2,642

Cash and cash equivalents, end of year	$7,981	$1,230	$6,502

The accompanying notes are an integral part of these consolidated financial statements.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies:

Business

PMC Commercial Trust (“PMC Commercial” or together with its wholly-owned subsidiaries, “we,” “us” or “our”) was organized in 1993 as a Texas real estate investment trust (“REIT”). Our common shares of beneficial interest (“Common Shares”) are traded on the NYSE MKT (symbol “PCC”). We primarily obtain income from the yield and other related fee income earned on our investments from our lending activities. These investments have principally been in the hospitality industry.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared by management in accordance with U.S. generally accepted accounting principles (“GAAP”). We consolidate entities that we control as well as variable interest entities (“VIEs”) for which we are the primary beneficiary. A VIE is an entity for which control is achieved through means other than voting rights. An entity should consolidate a VIE if that entity will absorb a majority of the VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both. To the extent we do not have a majority voting interest, we use the equity method to account for investments for which we have the ability to exercise significant influence over operating and financial policies. Consolidated net income includes our share of the net earnings of any VIE for which we are not the primary beneficiary. All material intercompany balances and transactions have been eliminated.

During 2005, PMC Commercial issued notes payable (the “Junior Subordinated Notes”) of $27,070,000 due March 30, 2035 to a special purpose subsidiary deemed to be a VIE and recorded our investment in the VIE of $820,000. As a result, our exposure related to the Junior Subordinated Notes is $26,250,000. The Junior Subordinated Notes, included in our consolidated balance sheets, are subordinated to PMC Commercial’s existing debt. Since PMC Commercial is not considered to be the primary beneficiary, the VIE is not consolidated in PMC Commercial’s financial statements and the equity method is used to account for our investment in the VIE.

Loans Receivable, net

We primarily originate loans to small businesses collateralized by first liens on the real estate of the related business. Loans receivable are carried at their unamortized principal balance less net loan origination fees, discounts and loan loss reserves. For loans originated under the Small Business Administration’s (“SBA”) 7(a) Guaranteed Loan Program (“SBA 7(a) Program”) upon sale of the SBA guaranteed portion of the loans which are accounted for as sales, the unguaranteed portion of the loan retained by us is valued on a fair value basis and a discount (the “Retained Loan Discount”) is recorded as a reduction in basis of the retained portion of the loan.

We have a quarterly review process to identify and evaluate potential exposure to loan losses. Loans that require specific identification review are identified based on one or more negative characteristics including, but not limited to, non-payment or lack of timely payment of principal and/or interest, non-payment or lack of timely payment of property taxes for an extended period of time, deterioration of the physical property (our collateral), insurance defaults and/or franchise defaults. The specific identification evaluation begins with an evaluation of the estimated fair value of the loan. In determining estimated fair value, management utilizes the present value of the expected future cash flows discounted at the loan’s effective interest rate and/or an estimation of underlying collateral values using appraisals, broker price opinions, tax assessed values and/or revenue analysis. Management uses appraisals as tools in conjunction with other determinants of collateral value to estimate collateral values, not as the sole determinant of value. The property valuation takes into consideration current information on property values in general and value changes in commercial real estate and/or hospitality

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

properties. The probability of liquidation is then determined. These probability determinations include macroeconomic factors, the location of the property and economic environment where the property is located, industry specific factors relating primarily to the hospitality industry, our historical experience with similar borrowers and/or individual borrower or collateral characteristics, and in certain circumstances, the strength of the guarantors. The liquidation probability is then applied to the identified loss exposure to determine the general or specific reserve for that loan and the ultimate determination as to whether it is considered impaired.

The general loan loss reserve is established when available information indicates that it is probable a loss has occurred in the portfolio and the amount of the loss can be reasonably estimated. Significant judgment is required in determining the general loan loss reserve, including estimates of the likelihood of default and the estimated fair value of the collateral. The general loan loss reserve includes those loans which may have negative characteristics which have not yet become known to us. In addition to the reserves established on loans not considered impaired that have been evaluated under a specific evaluation, the general loan loss reserve uses a consistent methodology to determine a loss percentage to be applied to outstanding loan balances. These loss percentages are based on many factors, primarily cumulative and recent loss history, general economic conditions and more specifically current trends in the limited service hospitality industry.

Real Estate Owned (“REO”)

REO consists of properties acquired by foreclosure in partial or total satisfaction of non-performing loans. REO acquired in satisfaction of a loan is recorded at estimated fair value less estimated costs to sell the property at the date of foreclosure. Any excess of the carrying value of the loan over the estimated fair value of the property less estimated costs to sell is charged-off to the loan loss reserve when title to the property is obtained. Any excess of the estimated fair value of the property less estimated costs to sell and the carrying value of the loan is recorded as gain on foreclosure within discontinued operations when title to the property is obtained. Subsequent to foreclosure, REO is valued at the lower of cost or market. We have a quarterly review process to identify and evaluate potential exposure to impairment losses on our REO. This evaluation uses management’s judgment of the estimated fair value of our REO. Adjustments to the carrying value are generally based on management’s assessment of the appraised value of the property, operating statistics to the extent available and/or discussions with potential purchasers and third-party brokers and are recorded as impairment losses in discontinued operations on our consolidated statements of income (loss). REO is included in other assets on our consolidated balance sheets.

Cash and Cash Equivalents

We generally consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Generally, we maintain cash and cash equivalents in accounts in excess of federally insured limits with a financial institution. We regularly monitor the financial institution and do not believe a significant credit risk is associated with the deposits in excess of federally insured amounts.

Deferred Borrowing Costs

Costs incurred in connection with the issuance of debt are capitalized and are being amortized to expense over the life of the related obligation using the effective interest method. Deferred borrowing costs are included in other assets on our consolidated balance sheets.

Borrower Advances

In general, as part of the monitoring process to verify that the borrowers’ cash equity is utilized for its intended purpose, we receive deposits from our borrowers and release funds upon presentation of appropriate documentation. Funds held on behalf of borrowers are included as a liability on the consolidated balance sheets.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition Policies

Interest Income

Interest income includes interest earned on loans and our short-term investments and the amortization of net loan origination fees and discounts. Interest income on loans is accrued as earned with the accrual of interest suspended when the related loan becomes a non-accrual loan. A loan receivable is generally classified as non-accrual (a “Non-Accrual Loan”) if (1) it is past due as to payment of principal or interest for a period of 60 days or more, (2) any portion of the loan is classified as doubtful or is charged-off or (3) if the repayment in full of the principal and/or interest is in doubt. Generally, loans are charged-off when management determines that we will be unable to collect any remaining amounts due under the loan agreement, either through liquidation of collateral or other means. Interest income on a Non-Accrual Loan is recognized on either the cash basis or the cost recovery basis.

Origination fees and direct loan origination costs, net, are deferred and recognized as an adjustment of yield over the life of the related loan receivable using the effective interest method. Direct origination costs include broker fees paid, if any, and capitalization of allocated payroll costs in originating the loan.

For loans recorded with a Retained Loan Discount, these discounts are recognized as an adjustment of yield over the life of the related loan receivable using the effective interest method.

Premium Income

We sell the government guaranteed portion of our SBA 7(a) Program loans to investors (“Secondary Market Loan Sales”). These government guaranteed portions may be sold for (1) a cash premium and the minimum 1% SBA required servicing spread, (2) future servicing spread greater than 1% and no cash premium or (3) future servicing spread greater than 1% and a 10% cash premium. The government guaranteed portion of loans sold for a cash premium and the minimum 1% SBA required servicing spread are recorded as sales (i.e., we record premium income). Premium income represents the difference between the fair value attributable to the sale of the government guaranteed portion of a loan originated under the SBA 7(a) Program for a cash premium and the SBA required 1% servicing spread and the principal balance (cost) allocated to the loan.

Other Income

Other income consists primarily of servicing income, prepayment fees, income from retained interests in transferred assets and other loan related income. Servicing income represents the fees we receive for servicing the sold portion of our SBA 7(a) Program loans and is recognized as revenue when the services are performed. Prepayment fees are recognized as revenue when loans are prepaid and the fee is received. Income from retained interests in transferred assets represents the accretion (recognized using the effective interest method) on our retained interests which is determined based on estimates of future cash flows. Other loan related fees, including late fees, are recognized as revenue when chargeable, assuming collectibility is reasonably assured.

Advertising Costs

We expense advertising costs as incurred. Advertising expense, included in general and administrative expenses on our consolidated income statements, was $145,000, $136,000 and $85,000 during 2013, 2012 and 2011, respectively.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

We have elected to be taxed as a REIT under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent we qualify for taxation as a REIT, we generally will not be subject to a Federal corporate income tax on our taxable income that is distributed to our shareholders. We may, however, be subject to certain Federal excise taxes and state and local taxes on our income and property. If PMC Commercial fails to qualify as a REIT in any taxable year, it will be subject to Federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and will not be able to qualify as a REIT for four subsequent taxable years. In order to remain qualified as a REIT under the Code, we must satisfy various requirements in each taxable year, including, among others, limitations on share ownership, asset diversification, sources of income, and the distribution of at least 90% of our taxable income within the specified time in accordance with the Code.

PMC Commercial has wholly-owned taxable REIT subsidiaries (“TRS’s”) which are subject to Federal income taxes. The income generated from the taxable REIT subsidiaries is taxed at normal corporate rates. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

We have established a policy on classification of penalties and interest related to audits of our Federal and state income tax returns. If incurred, our policy for recording interest and penalties associated with audits will be to record such items as a component of income (loss) before income tax provision and discontinued operations. Penalties, if incurred, will be recorded in general and administrative expense and interest paid or received will be recorded in interest expense or interest income, respectively, in the consolidated statements of income (loss).

Secondary Market Loan Sales

For loans originated under the SBA 7(a) Program upon sale of the SBA guaranteed portion of the loans which are accounted for as sales, the future servicing fees to be earned and the Retained Loan Discount are initially valued on a fair value basis. A servicing asset is recorded, included in other assets in our consolidated balance sheets, representing the valuation of the future servicing fees. The initial fair value of our servicing asset and Retained Loan Discount is determined based on estimates of the present value of future cash flows. This determination uses assumptions including the weighted average life of the underlying loan and a current discount rate. The discount rates used ranged from 11.7% to 12.4% during 2013 and from 11.6% to 12.1% during 2012. The weighted average life of the loan is typically assumed to be five years. No credit losses are assumed since the SBA has guaranteed the principal on these loans.

We are required to permanently treat certain of the proceeds received from legally sold portions of loans (those loans sold solely for excess spread and those sold for a cash premium and excess spread) as secured borrowings (a liability on our consolidated balance sheet) for the life of the loan. To the extent secured borrowings include cash premiums, these premiums are amortized as a reduction to interest expense over the life of the loan using the effective interest method and any remaining balance is fully amortized when the loan is repaid in full.

For cash flow presentation purposes, proceeds from the sales of the government guaranteed portions of our SBA 7(a) Program loans for cash premiums and the minimum 1% SBA required servicing spread are treated as operating activities. Proceeds from the sales of the government guaranteed portions of our SBA 7(a) Program loans for future servicing spreads greater than 1% and no cash premium or future servicing spreads greater than 1% and a 10% cash premium are treated as financing activities.

Earnings (Loss) per Share (“EPS”)

EPS is computed by dividing net income (loss) by the weighted-average number of shares outstanding. Diluted EPS includes the dilutive effect, if any, of share-based compensation awards.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Distributions to Shareholders

Distributions to shareholders are recorded on the ex-dividend date.

Share-Based Compensation Plans

We have options outstanding and issue restricted shares under share-based compensation plans described more fully in Note 16. We use fair value recognition provisions to account for all awards granted, modified or settled.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from our estimates. Our most sensitive estimates involve determination of loan loss reserves and valuation of our real estate owned.

Note 2. Reclassifications:

Certain prior period amounts have been reclassified to conform with the current period presentation. These reclassifications had no effect on previously reported net income (loss) or cash flows.

Note 3. Merger:

On July 8, 2013, PMC Commercial entered into a merger agreement with CIM Urban REIT, LLC (“CIM REIT”) and subsidiaries of the respective parties. CIM REIT is a private commercial REIT. The merger and other transactions were unanimously approved by both PMC Commercial’s Board of Trust Managers and CIM REIT’s Director.

On February 11, 2014, PMC Commercial shareholders approved certain transactions contemplated by the merger agreement. The merger is anticipated to be completed no later than March 31, 2014 based upon the satisfaction or waiver of all conditions to the merger. Subsequent to completion of the merger, our Common Shares will be traded on the NASDAQ Global Market (symbol “PMCT”).

Pursuant to the merger agreement, an affiliate of CIM REIT will receive approximately 22.0 million newly-issued PMC Commercial Common Shares and approximately 65.0 million newly-issued PMC Commercial preferred shares of beneficial interest. Each preferred share will be convertible into seven Common Shares, resulting in the issuance of an aggregate of approximately 477.2 million Common Shares in the merger and other transactions after the conversion representing approximately 97.8% of PMC Commercial’s outstanding shares.

All Common Shares that were outstanding immediately prior to the transactions will remain outstanding following the merger and related transactions. In addition, PMC Commercial shareholders of record at the close of the business day prior to the closing of the transactions will receive a special cash dividend of $5.50 per Common Share plus that pro-rata portion of our regular quarterly cash dividend accrued through the closing date of the merger payable ten business days following the completion of the merger.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Loans Receivable, net:

Loans receivable, net, consisted of the following:

	December 31,
	2013	2012
	(In thousands)
Commercial mortgage loans	$119,030	$128,401
SBIC commercial mortgage loans	52,848	47,621
SBA 7(a) loans, subject to secured borrowings	37,403	37,909
SBA 7(a) loans	30,325	28,196

Total loans receivable	239,606	242,127
Add/(deduct):
Deferred capitalized costs, net	267	277
Loan loss reserves	(3,284)	(3,413)

Loans receivable, net	$236,589	$238,991

Commercial mortgage loans

Represents the loans held by the parent company, PMC Commercial Trust.

SBIC commercial mortgage loans

Represents loans of our Small Business Investment Company (“SBIC”) subsidiaries.

SBA 7(a) loans, subject to secured borrowings

Represents the government guaranteed portion of loans which were sold with the proceeds received from the sale reflected as secured borrowings – government guaranteed loans (a liability on our consolidated balance sheet). There is no credit risk associated with these loans since the SBA has guaranteed payment of the principal; therefore, no loan loss reserves are recorded on the $37.4 million and $37.9 million, respectively, of government guaranteed portions of these SBA 7(a) loans included in loans receivable at December 31, 2013 and 2012.

SBA 7(a) loans

Represents the non-government guaranteed retained portion of loans originated under the SBA 7(a) Program and the government guaranteed portion of loans that have not yet been fully funded or sold. The balance is net of Retained Loans Discounts of $2.7 million and $2.1 million at December 31, 2013 and 2012, respectively.

Concentration Risks

We have certain concentrations of investments. Substantially all of our revenue is generated from loans collateralized by hospitality properties. At December 31, 2013, our loans were 95% concentrated in the hospitality industry. Any economic factors that negatively impact the hospitality industry, including recessions, depressed commercial real estate markets, travel restrictions, bankruptcies or other political or geopolitical events, could have a material adverse effect on our financial condition and results of operations.

At December 31, 2013 and 2012, 13% and 15%, respectively, of our loans were collateralized by properties in Texas. No other state had a concentration of 10% or greater of our loans receivable at December 31, 2013 or

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2012. A decline in economic conditions in any state in which we have a concentration of investments could have a material adverse effect on our financial condition and results of operations.

Aging

The following tables represent an aging of our Loans Receivable Subject To Credit Risk (loans receivable less SBA 7(a) loans, subject to secured borrowings, as the SBA has guaranteed payment of principal on these loans). Balances are prior to loan loss reserves and deferred capitalized costs, net.

	December 31, 2013
Category	Totals		Commercial Mortgage Loans		SBA 7(a) Loans
	(Dollars in thousands)
Current (1)	$199,307	98.5%	$169,570	98.6%	$29,737	98.1%
Between 29 and 59 days delinquent (2)	1,556	0.8%	968	0.6%	588	1.9%
Between 60 and 89 days delinquent	—	—	—	—	—	—
Over 89 days delinquent (3)	1,340	0.7%	1,340	0.8%	—	—

	$202,203	100.0%	$171,878	100.0%	$30,325	100.0%

(1)	Includes $5.8 million of commercial mortgage loans classified as troubled debt restructurings which are current at December 31, 2013 based on revised note terms.
(2)	Includes a $1.0 million loan classified as a troubled debt restructuring.
(3)	Loan is classified as a troubled debt restructuring.

	December 31, 2012
Category	Totals		Commercial Mortgage Loans		SBA 7(a) Loans
	(Dollars in thousands)
Current (1)	$198,282	97.1%	$170,429	96.8%	$27,853	98.8%
Between 29 and 59 days delinquent	2,824	1.4%	2,482	1.4%	342	1.2%
Between 60 and 89 days delinquent	1	—	—	—	1	—
Over 89 days delinquent (2)	3,111	1.5%	3,111	1.8%	—	—

	$204,218	100.0%	$176,022	100.0%	$28,196	100.0%

(1)	Includes $7.6 million of commercial mortgage loans classified as troubled debt restructurings which were current at December 31, 2012 based on revised note terms.
(2)	Includes $2.3 million of loans classified as troubled debt restructurings.
(3)	Loans were classified as troubled debt restructurings.

Loan Loss Reserves

Management closely monitors our loans which require evaluation for loan loss reserves based on specific identification metrics which are classified into three categories: Doubtful, Substandard and Other Assets Especially Mentioned (“OAEM”) (together “Specific Identification Loans”). Loans classified as Doubtful are generally loans which are not complying with their contractual terms, the collection of the balance of the principal is considered impaired and on which the fair value of the collateral is less than the remaining unamortized principal balance. These loans are typically placed on non-accrual status and are generally in the foreclosure process. Loans classified as Substandard are generally those loans that are either not complying or

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

had previously not complied with their contractual terms and have other credit weaknesses which may make payment default or principal exposure likely but not yet certain. Loans classified as OAEM are generally loans for which the credit quality of the borrowers has temporarily deteriorated. Typically the borrowers are current on their payments; however, they may be delinquent on their property taxes, insurance, or franchise fees or may be under agreements which provide for interest only payments during a short period of time.

Management has classified our Loans Receivable Subject To Credit Risk as follows (balances represent our investment in the loans prior to loan loss reserves and deferred capitalized costs, net):

	December 31, 2013
	Totals	%	Commercial Mortgage Loans	%	SBA 7(a) Loans	%
	(Dollars in thousands)
Satisfactory	$190,245	94.1%	$161,424	93.9%	$28,821	95.0%
OAEM	4,144	2.0%	3,862	2.2%	282	0.9%
Substandard	5,484	2.7%	4,284	2.5%	1,200	4.0%
Doubtful	2,330	1.2%	2,308	1.4%	22	0.1%

	$202,203	100.0%	$171,878	100.0%	$30,325	100.0%

	December 31, 2012
	Totals	%	Commercial Mortgage Loans	%	SBA 7(a) Loans	%
	(Dollars in thousands)
Satisfactory	$187,749	92.0%	$159,994	90.9%	$27,755	98.5%
OAEM	81	—	—	—	81	0.3%
Substandard	13,043	6.4%	12,917	7.3%	126	0.4%
Doubtful	3,345	1.6%	3,111	1.8%	234	0.8%

	$204,218	100.0%	$176,022	100.0%	$28,196	100.0%

Our provision for loan losses (excluding reductions and recoveries of loan losses) as a percentage of our weighted average Loans Receivable Subject To Credit Risk was 0.83% and 1.25% during 2013 and 2012, respectively. Whenever our borrowers experience significant operating difficulties and we are forced to liquidate the collateral underlying the loan, future losses may be substantial.

During the five-year period ended December 31, 2013, our aggregate provision for loan losses, net, was approximately $5.3 million or 53 basis points per year based on the five-year average of our Loans Receivable Subject To Credit Risk. Our total loan loss reserves as a percentage of our weighted average Loans Receivable Subject To Credit Risk were 1.62% at December 31, 2013.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The activity in our loan loss reserves was as follows:

	Year Ended December 31, 2013
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Balance, beginning of year	$3,413	$2,850	$563
Provision for loan losses	1,679	1,365	314
Reduction of loan losses	(442)	(438)	(4)
Principal balances written-off, net	(1,366)	(1,147)	(219)

Balance, end of year	$3,284	$2,630	$654

	Year Ended December 31, 2012
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Balance, beginning of year	$1,812	$1,329	$483
Provision for loan losses	2,505	2,219	286
Reduction of loan losses	(104)	(70)	(34)
Recoveries	(467)	(467)	—
Principal balances written-off	(333)	(161)	(172)

Balance, end of year	$3,413	$2,850	$563

Recoveries represent cash proceeds from collections on personal loan guarantees to the extent there is a deficiency after foreclosure of the real property collateral and to the extent cash received does not exceed realized losses taken on the property.

	Year Ended December 31, 2011
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Balance, beginning of year	$1,609	$1,303	$306
Provision for loan losses	826	429	397
Reduction of loan losses	(366)	(342)	(24)
Principal balances written-off	(257)	(61)	(196)

Balance, end of year	$1,812	$1,329	$483

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impaired Loan Data

Information on those loans considered to be impaired was as follows:

	At December 31, 2013
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Impaired loans requiring reserves (1)	$3,748	$3,725	$23
Impaired loans expected to be fully recoverable (1)	4,340	4,340	—

Total impaired loans (2)	$8,088	$8,065	$23

Loan loss reserves	$1,406	$1,385	$21

	At December 31, 2012
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Impaired loans requiring reserves (1)	$10,927	$10,049	$878
Impaired loans expected to be fully recoverable (1)	2,244	2,123	121

Total impaired loans (3)	$13,171	$12,172	$999

Loan loss reserves	$1,535	$1,382	$153

	At December 31, 2011
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Impaired loans requiring reserves (1)	$7,411	$7,027	$384
Impaired loans expected to be fully recoverable (1)	846	689	157

Total impaired loans (4)	$8,257	$7,716	$541

Loan loss reserves	$563	$372	$191

(1)	Balances represent our recorded investment including loans classified as troubled debt restructurings.
(2)	The unpaid principal balance of our impaired commercial mortgage loans was $8,534,000 at December 31, 2013. The unpaid principal balance of our impaired SBA 7(a) loans (excluding the government guaranteed portion) was $150,000 at December 31, 2013.
(3)	The unpaid principal balance of our impaired commercial mortgage loans was $12,704,000 at December 31, 2012. The unpaid principal balance of our impaired SBA 7(a) loans (excluding the government guaranteed portion) was $362,000 at December 31, 2012.
(4)	The unpaid principal balance of our impaired commercial mortgage loans was $7,940,000 at December 31, 2011. The unpaid principal balance of our impaired SBA 7(a) loans (excluding the government guaranteed portion) was $593,000 at December 31, 2011.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2013
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Average impaired loans	$11,121	$10,042	$1,079

Interest income on impaired loans	$388	$348	$40

	Year Ended December 31, 2012
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Average impaired loans	$9,895	$9,116	$779

Interest income on impaired loans	$372	$359	$13

	Year Ended December 31, 2011
	Total	Commercial Mortgage Loans	SBA 7(a) Loans
	(In thousands)
Average impaired loans	$8,176	$7,610	$566

Interest income on impaired loans	$290	$271	$19

Our recorded investment in Non-Accrual Loans at December 31, 2013 of $1,336,000 was comprised of one commercial mortgage loan. Our recorded investment in Non-Accrual Loans at December 31, 2012 of $5,768,000 was comprised of an $855,000 SBA 7(a) Program loan and $4,913,000 of commercial mortgage loans. Included within the non-accrual SBA 7(a) Program loan at December 31, 2012 was the government guaranteed portion of $634,000 (i.e., the loan had a related secured borrowing as it was sold as a hybrid) on which we had no credit loss exposure. We did not have any loans receivable past due 90 days or more which were accruing interest at December 31, 2013 or 2012.

Detailed information on our troubled debt restructurings was as follows at December 31, 2013 and 2012:

	December 31, 2013
	Commercial Mortgage Loans
	Recorded Investment	Unpaid Principal Balance
	(In thousands)
Troubled debt restructurings requiring reserves	$3,716	$4,148
Troubled debt restructurings without reserves	4,334	4,386

Total troubled debt restructurings	$8,050	$8,534

Number of loans	6

Loan loss reserves	$1,385

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2012
	Commercial Mortgage Loans		SBA 7(a) Loan
	Recorded Investment	Unpaid Principal Balance	Recorded Investment	Unpaid Principal Balance
	(In thousands)
Troubled debt restructurings requiring reserves (1)	$10,049	$10,531	$854	$846
Troubled debt restructurings without reserves	2,123	2,172	—	—

Total troubled debt restructurings	$12,172	$12,703	$854	$846

Number of loans	8		1

Loan loss reserves	$1,382		$130

(1)	The SBA 7(a) loan recorded investment and unpaid principal balance included the government guaranteed portion of $634,000 on which we had no credit loss exposure. This loan was no longer complying with its modified terms, including lack of required payments.

Our troubled debt restructurings include loans with a recorded investment at December 31, 2013 of $3.4 million which were modified voluntarily under agreements to allow extended interest only periods instead of the principal and interest payments required by the notes. In addition, loans with a recorded investment at December 31, 2013 of $2.7 million were modified involuntarily through Chapter 11 bankruptcy proceedings. The bankruptcy plans were confirmed with modified terms including interest only and amortization periods or modification of timing of payments combined with interest rate adjustments. Of our troubled debt restructurings, loans with a recorded investment of $5.1 million are no longer complying with their modified terms, including lack of required payments at December 31, 2013. A payment default is defined as a payment that becomes at least 30 days past due after the date the loan was restructured and/or non-payment or lack of timely payment of other loan related obligations such as real estate taxes.

Note 5. Other Assets:

Other assets consisted of the following:

	December 31,
	2013	2012
	(In thousands)
Servicing asset, net	$1,559	$1,261
Deferred borrowing costs, net	1,526	1,218
Deferred tax asset, net	1,471	1,626
Real estate owned	1,446	739
Investment in VIE	820	820
Interest receivable	718	620
Retained interests in transferred assets	694	773
Prepaid expenses and deposits	287	330
Other	319	99

	$8,840	$7,486

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Debt:

Information on our debt was as follows:

	At December 31,		Weighted Average Coupon Rate at December 31,
	2013	2012	2013	2012
	(Dollars in thousands, except footnotes)
Secured borrowings - government guaranteed loans:
Loans sold for a premium and excess spread - principal	$31,695	$32,062	4.03%	4.09%
Loans sold for a premium and excess spread - deferred premiums	3,024	3,099	—	—
Loans sold for excess spread	5,708	5,847	1.58%	1.58%

	40,427	41,008
Junior subordinated notes	27,070	27,070	3.50%	3.61%
Debentures payable	27,500	17,190	3.87%	4.47%
Revolving credit facility (1)	14,400	11,900	2.75%	2.30%

Debt	$109,397	$97,168

(1)	Proceeds on the revolving credit facility were $70,200,000, $48,300,000 and $41,800,000 during the years ended December 31, 2013, 2012 and 2011, respectively. Repayments on the revolving credit facility were $67,700,000, $54,200,000 and $37,800,000 during the years ended December 31, 2013, 2012 and 2011, respectively.

Secured borrowings – government guaranteed loans

Secured borrowings – government guaranteed loans represents sold SBA 7(a) Program loans which are treated as secured borrowings if the loans were sold solely for excess spread or if the loans were sold for excess spread and a cash premium of 10%. To the extent secured borrowings include cash premiums, these premiums are included in secured borrowings and amortized as a reduction to interest expense over the life of the loan using the effective interest method and fully amortized when the loan is repaid in full.

Junior subordinated notes

The Junior Subordinated Notes bear interest at a floating rate which resets on a quarterly basis at the 90-day LIBOR plus 3.25%. The Junior Subordinated Notes may be redeemed at par at our option. Interest payments are due on a quarterly basis.

Debentures payable

Debentures represent amounts due to the SBA and have semi-annual interest only payments until maturity. Our SBIC subsidiaries issued a total of $6.0 million of debentures in March 2013 at an interest rate of 2.35% plus an annual fee of 0.515% and a total of $8.5 million of debentures in August 2013 at an interest rate of 3.64% plus an annual fee of 0.76%. We repaid $4.2 million of debentures which matured on September 1, 2013. The debentures originally matured in 10 years and required semi-annual interest only payments until maturity. Our debentures were repaid during February 2014 using cash on hand and our revolving credit facility.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revolving credit facility and new term note

PMC Commercial has a revolving credit facility with credit availability up to $40 million which matures on June 30, 2015. We are charged interest on the balance outstanding under the revolving credit facility at our election of either the prime rate of the lender less 50 basis points or the 30-day LIBOR plus 2%. In addition, we are charged an unused fee equal to 37.5 basis points computed based on our daily available balance. The credit facility requires us to meet certain covenants. We have a minimum net worth covenant ($132.0 million) within our credit facility that may limit our ability to pay dividends. At December 31, 2013, we were in compliance with the covenants of this facility.

In March 2014, we executed a new term note in the principal amount of $30 million which matures six months from its effective date at an interest rate of LIBOR plus 2.50%. In addition, among other things, our revolving credit facility was modified to (1) decrease the credit availability to $25.0 million until the term note is repaid, (2) eliminate the net worth covenant, (3) permit CIM Urban Partners, L.P., the operating subsidiary of CIM REIT, to continue to operate in a manner consistent with its existing operations, and (4) add a covenant requiring an asset coverage test (eligible loans receivable) for balances outstanding under the revolving credit facility of 3.00 times.

Principal payments on, and estimated amortization of, our debt at December 31, 2013 was as follows:

		Secured Borrowings
Years Ending December 31,	Total	Principal (1)	Deferred Premiums (2)	All Other Debt (3)
	(In thousands)
2014	$1,295	$1,139	$156	$—
2015	19,735	1,179	156	18,400
2016	1,375	1,219	156	—
2017	1,419	1,263	156	—
2018	1,464	1,308	156	—
Thereafter	84,109	31,295	2,244	50,570

	$109,397	$37,403	$3,024	$68,970

(1)	Principal payments are generally dependent upon cash flows received from the underlying loans. Our estimate of their repayment is based on scheduled principal payments on the underlying loans. Our estimate will differ from actual amounts to the extent we experience prepayments and/or loan liquidations or charge-offs. No payment is due unless payments are received from the borrowers on the underlying loans.
(2)	Represents cash premiums collected on loans sold for excess spread and a cash premium of 10% which are amortized as a reduction to interest expense over the life of the loan. Our estimate of their amortization will differ from actual amounts to the extent we experience prepayments and/or loan liquidations or charge-offs.
(3)	Includes the revolving credit facility, junior subordinated notes and debentures payable. Represents maturity dates of this other debt; however, the $27.5 million of debentures were repaid early (without penalty) using cash on hand and our revolving credit facility.

During 2013, 2012 and 2011 interest paid was $3,500,000, $3,495,000, and $3,733,000, respectively.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Cumulative Preferred Stock of Subsidiary:

One of our SBICs has outstanding 30,000 shares of $100 par value, 3% cumulative preferred stock (the “3% Preferred Stock”) held by the SBA. Our SBIC is entitled to redeem, in whole or part, the 3% Preferred Stock by paying the par value ($3.0 million) of these securities plus dividends accumulated and unpaid on the date of redemption. The 3% Preferred Stock was valued at $900,000 when acquired in 2004. During February 2014, this 3% Preferred Stock was redeemed at par value using cash on hand and we recognized a loss of $2.1 million.

Dividends of $90,000 were recorded on the 3% Preferred Stock during 2013, 2012 and 2011 and are reflected in our consolidated statements of income as interest expense.

Note 8. EPS:

The computations of basic EPS are based on our weighted average shares outstanding. The weighted average number of Common Shares outstanding was 10,595,000, 10,585,000 and 10,570,000 for the years ended December 31, 2013, 2012 and 2011, respectively. For purposes of calculating diluted earnings per share, the weighted average shares outstanding were increased by 2,000 and 14,000 shares during 2013 and 2011, respectively, for the dilutive effect of share options. No shares were added to the weighted average shares outstanding for purposes of calculating diluted earnings per share during 2012 as options were anti-dilutive.

Not included in the computation of diluted earnings per share were outstanding options to purchase 68,500, 112,500 and 81,000 Common Shares during 2013, 2012 and 2011, respectively, because the options’ exercise prices were greater than the average market price of the shares.

Note 9. Dividends Paid and Declared:

During 2013, our dividends were declared as follows:

Record Date	Date Paid	Amount Per Share
March 28, 2013	April 8, 2013	$0.125
June 28, 2013	July 8, 2013	0.125
September 30, 2013	October 7, 2013	0.125
December 31, 2013	January 6, 2014	0.125

		$0.500

During 2013, due primarily to payment of severance expenses and realized losses on our foreclosure properties, we had a taxable loss. Thus, our dividends were deemed returns of capital.

We have a covenant within our revolving credit facility that requires us to maintain a minimum net worth of $132 million which may limit our ability to pay out returns of capital as dividends. This restriction has not historically limited the amount of dividends we have paid and management does not believe that it will restrict future dividend payments.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10. Other Income:

Other income consisted of the following:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Servicing income	$547	$499	$399
Prepayment fees	418	279	118
Loan related income	165	221	196
Income from retained interests in transferred assets	162	189	215
Other	100	92	127

	$1,392	$1,280	$1,055

Note 11. Severance and Related Benefits:

During 2012, we entered into a mutual separation agreement with our former Chief Executive Officer. We recorded severance and related benefits expense of $2,114,000 during 2012 in connection with this separation agreement. The severance and related benefits were fully paid during 2013.

Note 12. Income Taxes:

PMC Commercial has elected to be taxed as a REIT under the Code. To qualify as a REIT, PMC Commercial must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our taxable income to our shareholders. As a REIT, PMC Commercial generally will not be subject to corporate level Federal income tax on net income that is currently distributed to shareholders.

The following reconciles net income (loss) to REIT taxable income (loss):

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Net income (loss)	$2,067	$(2,179)	$3,647
Book/tax differences:
Gains related to real estate	(1,537)	—	(235)
Strategic alternatives	—	(678)	678
Impairment losses	116	300	804
Transaction costs	2,789	—	—
Severance accrual (payments)	(1,806)	1,777	(100)
Amortization and accretion	(100)	(188)	(68)
Loan valuation	(59)	1,403	184
Other, net	99	157	8

Subtotal	1,569	592	4,918
Adjustment for TRS net income, net of tax	(2,101)	(840)	(131)
Dividend distribution from TRS	—	—	1,000

REIT taxable income (loss)	$(532)	$(248)	$5,787

Distributions declared	$5,299	$6,353	$6,767

Basic weighted average common shares outstanding	10,595	10,585	10,570

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Dividends per share for dividend reporting purposes were as follows:

	Years Ended December 31,
	2013		2012		2011
	Amount Per Share	Percent	Amount Per Share	Percent	Amount Per Share	Percent
Non-qualified dividends	$—	—	$—	—	$0.477	74.53%
Qualified dividends	—	—	—	—	0.095	14.78%
Non-taxable return of capital	0.500	100.00%	0.600	100.00%	0.068	10.69%

	$0.500	100.00%	$0.600	100.00%	$0.640	100.00%

During 2012 and 2013, due primarily to deductible expenses related to exploration of strategic alternatives and payment of severance costs, we had taxable losses. Thus, all dividends were deemed to be non-taxable returns of capital.

In general, in order to meet our taxable income distribution requirements, we may make an election under the Code to treat a portion of the distributions declared and paid in the current year as distributions of the prior year’s taxable income.

PMC Commercial has wholly-owned TRS’s which are subject to Federal income taxes. The income generated from the TRS’s is taxed at normal corporate rates.

We calculate our current and deferred tax provisions based on estimates and assumptions that could differ from the actual results reflected in income tax returns filed during the subsequent year. Adjustments based on the final tax returns are generally recorded in the period when the returns are filed.

Income tax provision related to the TRS’s consisted of the following:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Federal:
Current provision	$1,041	$821	$483
Deferred provision (benefit)	171	(256)	(369)

Income tax provision	$1,212	$565	$114

In addition, income tax benefit of $31,000 and $115,000 for 2013 and 2012, respectively, is included in discontinued operations based on operating losses of the REO of our TRS’s.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The provision for income taxes results in effective tax rates that differ from Federal statutory rates of 34%. The reconciliation of TRS income tax attributable to income (loss) from continuing operations computed at Federal statutory rates to income tax provision was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Income (loss) from continuing operations before income taxes for TRS’s	$3,373	$1,628	$245

Expected Federal income tax provision	$1,147	$553	$83
Preferred dividend of subsidiary	31	31	31
Change in valuation allowance	28	—	—
Other adjustments	6	(19)	—

Income tax provision	$1,212	$565	$114

We have identified our Federal tax returns and our state returns in Texas as “major” tax jurisdictions. The periods subject to examination for our Federal tax returns and state returns in Texas are the 2010 through 2012 tax years. We believe that all income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain tax positions have been recorded.

The components of our net deferred tax asset were as follows:

	December 31,
	2013	2012
	(In thousands)
Deferred tax assets:
Secured borrowings - government guaranteed loans	$1,028	$1,054
Retained interests in transferred assets	359	387
Servicing asset	247	268
Net operating losses	28	25
Other	84	69

Total gross deferred tax assets	1,746	1,803
Valuation allowance	28	—

	1,718	1,803

Deferred tax liabilities:
Loans receivable	247	177

Total gross deferred tax liabilities	247	177

Deferred tax asset, net	$1,471	$1,626

The net operating loss carryforwards at December 31, 2013 were generated by a TRS and are available to offset future taxable income of this TRS. The net operating loss carryforwards expire from 2027 to 2032.

We paid $976,000, $617,000 and $612,000 in income taxes during 2013, 2012 and 2011, respectively.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13. Discontinued Operations, Net of Tax:

Our discontinued operations consisted of the following:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Net gains (losses) on sales of real estate	$(16)	$(15)	$532
Net operating losses	(227)	(582)	(690)
Impairment losses	(135)	(341)	(887)
Income tax benefit	31	115	—

Discontinued operations, net of tax	$(347)	$(823)	$(1,045)

Net gains (losses) on sales of real estate generally represents gains (losses) on the sale of properties and income recognition of previously unamortized gains.

Net operating losses relate to the operations and holding costs of our REO included in discontinued operations.

Impairment losses represent declines in the estimated fair value of our REO subsequent to initial valuation. Impairment losses during 2012 primarily relate to a retail establishment acquired in the third quarter of 2009 which experienced declines in its value. The property was sold during 2013. During 2011, our impairment losses are primarily related to a full service hospitality property which was sold during 2013.

Note 14. Dividend Reinvestment and Cash Purchase Plan:

We have a dividend reinvestment and cash purchase plan (the “Plan”). Participants in the Plan have the option to reinvest all or a portion of dividends received. The purchase price of the Common Shares is 100% of the average of the closing price of the Common Shares as published for the five trading days immediately prior to the dividend record date or prior to the optional cash payment purchase date, whichever is applicable. Our transfer agent, on our behalf, uses the open market to purchase Common Shares with proceeds from the dividend reinvestment portion of the Plan.

Note 15. Profit Sharing Plan:

We have a profit sharing plan available to our full-time employees after one year of employment. Vesting increases ratably to 100% after the sixth year of employment. Pursuant to our profit sharing plan, approximately $235,000, $247,000 and $234,000 was expensed during 2013, 2012 and 2011, respectively. Contributions to the profit sharing plan are at the discretion of our Board of Trust Managers.

Note 16. Share-Based Compensation Plans:

At December 31, 2013, we had options outstanding under share-based compensation plans. The 2005 Equity Incentive Plan was approved by our shareholders on June 11, 2005 and permits the grant of options to our employees, executive officers and Board of Trust Managers and restricted shares to our executive officers and Board of Trust Managers for up to 500,000 Common Shares. We believe that these awards better align the interests of our employees, executive officers and Board of Trust Managers with those of our shareholders.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Option awards are granted with an exercise price equal to the market price of our Common Shares at the date of grant and vest immediately upon grant with five-year contractual terms. A summary of the status of our share options as of December 31, 2013, 2012 and 2011 and the changes during the years ended on those dates are as follows:

	2013		2012		2011
	Number of Shares Underlying Options	Weighted Average Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Prices
Outstanding, January 1	112,500	$8.21	94,750	$9.09	90,750	$10.11
Granted	—	—	30,000	$7.80	27,000	$8.75
Expired	(14,000)	$7.65	(12,250)	$14.01	(23,000)	$12.72

Outstanding and exercisable, December 31	98,500	$8.29	112,500	$8.21	94,750	$9.09

Weighted-average fair value per share of stock options granted during the year	N/A		$0.40		$1.10

The market price of our Common Shares at December 31, 2013 is greater than certain of our share option exercise prices (71,500 shares). The intrinsic value of these share options outstanding and exercisable at December 31, 2013 was approximately $34,000.

Upon notification of intent to exercise stock options, our policy is to first verify that the options are exercisable, then to contact our transfer agent instructing them to issue new shares and then to collect the cash proceeds.

The fair value of each share option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Years Ended December 31,
	2012	2011
Assumption:
Expected Term (years)	3.0	3.0
Risk-Free Interest Rate	0.39%	0.71%
Expected Dividend Yield	8.21%	7.31%
Expected Volatility	21.12%	33.58%
Forfeiture Rate	1.00%	2.00%

The expected term of the options represents the period of time that the options are expected to be outstanding and was determined based on our historical data. The risk-free rate was based on the 3-year U.S. Treasury rate corresponding to the expected term of the options. We used historical information to determine our expected volatility and forfeiture rates. We recorded compensation expense of $12,000 and $30,000 during 2012 and 2011, respectively, related to these option grants.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about share options outstanding at December 31, 2013:

	Options Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contract Life (in years)	Weighted Average Exercise Price
$7.80	30,000	3.44	$7.80
$8.35 to $8.75	68,500	1.62	$8.51

$7.80 to $8.75	98,500	2.17	$8.29

A summary of our restricted shares as of December 31, 2013, 2012 and 2011 and the changes during the years ended on those dates are as follows:

	2013		2012		2011
	Number of Shares	Weighted Average Grant Date Fair Value Per Share	Number of Shares	Weighted Average Grant Date Fair Value Per Share	Number of Shares	Weighted Average Grant Date Fair Value Per Share
Balance, January 1	6,666	$7.75	11,031	$8.57	12,066	$8.35
Granted	6,666	$7.06	15,000	$7.45	15,000	$8.73
Vested	(6,666)	$7.74	(19,365)	$7.98	(16,035)	$8.55
Forfeited	—	—	—	—	—	—

Balance, December 31	6,666	$7.13	6,666	$7.75	11,031	$8.57

The restricted share awards generally vest based on two years of continuous service with one-third of the shares vesting immediately upon issuance of the shares and one-third vesting at the end of each of the next two years. Restricted share awards provide for accelerated vesting if there is a change in control (as defined in the plan). Compensation expense related to the restricted shares is being recognized over the vesting periods. We recorded compensation expense of $49,000, $126,000 and $148,000 during 2013, 2012 and 2011, respectively, related to our restricted share issuances. At December 31, 2013, there was $13,000 of total unrecognized compensation expense related to the restricted shares which will be recognized over the next two years. The estimated fair value of restricted shares vested during 2013 was $48,000.

Note 17. Supplemental Disclosure of Cash Flow Information:

Our non-cash activities were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Reclassification from loans receivable to real estate owned	$3,641	$1,481	$409

Loans receivable originated to facilitate sales of real estate owned	$975	$1,225	$1,172

Reclassification from secured borrowings to loans receivable, net	$1,749	$—	$—

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18. Fair Values of Financial Instruments:

For impaired loans measured at fair value on a nonrecurring basis, the following table provides the estimated fair value of the related individual assets. We used Level 3 inputs to determine the estimated fair value of our impaired loans as follows:

	December 31,
	2013	2012
	(In thousands)
Impaired loans (1)	$6,682	$11,637

(1)	Represents carrying value determined based on management’s assessment of the estimated fair value of the collateral based on numerous factors including operating statistics to the extent available, appraised value of the collateral, tax assessed value and market environment.

Our retained interests in transferred assets (“Retained Interests”) are recorded at estimated fair value measured on a recurring basis using Level 3 inputs. In determining the estimated fair value of our Retained Interests, we use a present value technique with assumptions of prepayment tendencies and a current discount rate. The prepayment rate used was 15% at both December 31, 2013 and 2012. The discount rate used was 11.7% at both December 31, 2013 and 2012. No credit losses were assumed for our Retained Interests since the SBA has guaranteed the principal on these loans. The estimated fair value of our Retained Interests at December 31, 2013 and 2012 was $694,000 and $773,000, respectively.

For REO, our carrying value approximates the estimated fair value at the time of foreclosure and the lower of cost or market thereafter. We used Level 3 inputs to determine the estimated fair value of our REO. The carrying value of our REO is established at the time of foreclosure based upon management’s assessment of its fair value based on numerous factors including operating statistics to the extent available, the appraised value of the collateral, tax assessed value and market environment. The estimated fair value of our REO at December 31, 2013 and 2012 was $1,443,000 and $739,000, respectively.

The following is the activity for our REO:

	Years Ended December 31,
	2013	2012
	(In thousands)
Value - beginning of year	$739	$1,259
Foreclosures	3,641	1,481
Cost of sales	(2,799)	(1,660)
Impairment losses	(135)	(341)

Value - end of year	$1,446	$739

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated fair values of those financial instruments which are not recorded at fair value on our consolidated balance sheets were as follows:

	December 31,
	2013		2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value	Level
	(In thousands)
Assets:
Loans Receivable Subject To Credit Risk	$198,750	$184,453	$200,642	$181,112	3
SBA 7(a) loans receivable, subject to secured borrowings	37,839	42,490	38,349	43,096	3
Liabilities:
SBIC debentures payable	27,500	25,790	17,190	18,027	3
Secured borrowings - government guaranteed loans	40,427	40,427	41,008	41,008	3
Revolving credit facility	14,400	14,400	11,900	11,900	3
Junior Subordinated Notes	27,070	25,197	27,070	22,592	3

Management’s estimation of the fair value of our financial instruments is based on a Level 3 valuation in the fair value hierarchy established for disclosure of how a company values its financial instruments. In general, quoted market prices from active markets for the identical financial instrument (Level 1 inputs), if available, should be used to value a financial instrument. If quoted prices are not available for the identical financial instrument, then a determination should be made if Level 2 inputs are available. Level 2 inputs include quoted prices for similar financial instruments in active markets for identical or similar financial instruments in markets that are not active (i.e., markets in which there are few transactions for the financial instruments, the prices are not current, price quotations vary substantially, or in which little information is released publicly). There is limited reliable market information for our financial instruments and we utilize other methodologies to value them since there are no Level 1 or Level 2 determinations available. Level 3 inputs are unobservable inputs that are used to measure fair value when observable inputs are not available.

In general, estimates of fair value may differ from the carrying amounts of the financial assets and liabilities primarily as a result of the effects of discounting future cash flows. Considerable judgment is required to interpret market data and develop estimates of fair value. Accordingly, the estimates presented may not be indicative of the amounts we could realize in a current market exchange.

Loans Receivable Subject To Credit Risk: Our loans receivable are recorded at cost and adjusted by net loan origination fees and discounts. In order to determine the estimated fair value of our loans receivable, we use a present value technique for the anticipated future cash flows using certain assumptions including a discount rate based on current market interest rates, prepayment tendencies and potential loan losses. Significant increases (decreases) in any of these inputs in isolation would result in a significantly lower (higher) fair value measurement. Reserves are established based on numerous factors including, but not limited to, the creditor’s payment history, collateral value, guarantor support, expected future cash flows and other factors. In the absence of a readily ascertainable market value, the estimated value of our loans receivable may differ from the values that would be placed on the portfolio if a ready market for the loans receivable existed.

SBA 7(a) loans receivable, subject to secured borrowings: Represents the government guaranteed portion of loans which were sold with the proceeds received from the sale reflected as secured borrowings – government guaranteed loans (a liability on our consolidated balance sheet – see below). There is no credit risk associated

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

with these loans since the SBA has guaranteed payment of the principal. In order to determine the estimated fair value of our loans receivable, we use a present value technique for the anticipated future cash flows using certain assumptions including a discount rate based on current market interest rates taking into account the lack of credit risk and prepayment tendencies.

SBIC debentures payable and Junior Subordinated Notes: The estimated fair value is based on a present value calculation based on prices of the same or similar instruments after considering market risks, current interest rates and remaining contractual maturities.

Secured borrowings – government guaranteed loans: The estimated fair value approximates cost as the interest rate on these secured borrowings approximates current market interest rates. Includes the unamortized deferred cash premiums collected on the sale of the government guaranteed portions of the loans.

Revolving credit facility: The carrying amount is a reasonable estimation of fair value as the interest rate on this instrument is variable and is at a current market interest rate.

Note 19. Commitments and Contingencies:

Loan Commitments

Commitments to extend credit are agreements to lend to a customer provided the terms established in the contract are met. Our outstanding loan commitments and approvals to fund new loans were approximately $13.6 million at December 31, 2013, the majority of which were for prime-based loans to be originated under the SBA 7(a) Program, the government guaranteed portion of which is intended to be sold. Commitments generally have fixed expiration dates. Since some commitments are expected to expire without being drawn upon, total commitment amounts do not necessarily represent future cash requirements.

Operating Lease

We lease office space in Dallas, Texas under a lease which expires in February 2015. Future minimum lease payments under this lease are as follows:

Years Ending December 31,	Total
(In thousands)
2014	$217
2015	36

$253

Rent expense amounted to $185,000, $187,000 and $179,000 during 2013, 2012 and 2011, respectively.

Employment Agreements

We have employment agreements with our two executive officers. Effective with the closing of the merger, our two executive officers will become parties to amended and restated employment agreements which will amend and restate their existing employment agreements. Under certain circumstances, as defined within the agreements, the agreements provide for (1) severance compensation or change in control payments to the executive officer in an amount equal to 2.99 times the average of the last three years annual compensation paid to the executive officer and (2) death and disability payments in an amount equal to two times and one time, respectively, the annual compensation paid to the executive officer.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the amended and restated employment agreements (effective with the closing of the merger), to the extent the executive is employed by the Company on January 1, 2016 and such executive is not entitled to any disability, death or severance payments, the executive would receive restricted share awards as a retention bonus which would vest immediately upon grant. In aggregate, our two executive officers would receive 525,000 share awards.

Litigation

REIT Redux, L.P. et al v. PMC Commercial Trust, et al. On October 9, 2013, a putative class action and derivative lawsuit was filed in the Dallas County Court at Law No. 5 in Dallas County, Texas against and purportedly on behalf of PMC Commercial. The complaint named as defendants PMC Commercial, members of the Board of Trust Managers and executive officers of PMC Commercial and CIM Urban REIT. The plaintiffs asserted the action as a direct action, as well as a derivative action and alleged, among other things, that the Board of Trust Managers breached the PMC Commercial Declaration of Trust and conspired to deprive the plaintiffs and the class of their right to vote to approve or decline the merger, to approve or decline of the sale of PMC Commercial and to approve or decline the authorization of the PMC Commercial common shares necessary to support the conversion rights of the PMC Commercial preferred shares to be issued pursuant to the merger agreement. The plaintiffs alleged, among other things, that the Board of Trust Managers breached its fiduciary duties by approving and recommending the transactions to the shareholders without due regard for the fairness of the transaction, failing to maximize value for the shareholders, engaging in bad faith and self-dealing by preferring transactions that further enriched the trust managers at the expense of the shareholders, and conspiring to deprive the shareholders of their voting power and prerogatives. The complaint alleged that CIM Urban REIT aided, abetted and induced those breaches of fiduciary duty. The complaint further alleged that the causes of action were aggravated by gross negligence and intentional and malicious wrongdoing. The complaint sought an order enjoining a vote on the transactions contemplated by the merger agreement, an order certifying the matter as a class action for damages, damages for lost shareholder value, exemplary damages, attorney’s fees and costs, appointment of a receiver, if justice so demands, in order to preserve and maximize shareholder value, and all other such relief as the court may find reasonable and necessary to which plaintiffs may be entitled. We denied all of the allegations in the complaint.

As of January 28, 2014, we entered into settlement agreements with the plaintiffs subject to court approval. Under the terms of a class and derivative settlement agreement, CIM Service Provider, LLC (“Manager”), a subsidiary of CIM Group, LLC controlled by CIM Group, LLC’s three founders, Richard Ressler, Avi Shemesh and Shaul Kuba, agreed to purchase up to 2.75 million Common Shares of PMC Commercial at market prices of up to $5.00 per share under a 10b5-1 trading plan. The trading plan will generally expire on the date that 2.75 million PMC Commercial Common Shares have been purchased or August 10, 2014, whichever is earlier. Also, pursuant to a separate settlement agreement, Manager agreed to purchase up to 500,000 PMC Commercial Common Shares owned by REIT Redux, L.P. at a price of $5.00 per share, if requested by REIT Redux, L.P. and its other “reporting persons” to do so at any time between July 10, 2014 and August 10, 2014. In addition, PMC Commercial has agreed to pay reasonable attorney’s fees and expenses of plaintiffs’ counsel, as may be awarded by the court, of $772,000.

We are self-insured for the deductible amounts under our director and officers’ liability insurance policy. The deductible under the litigation described above is $250,000; thus, a portion of the costs related to this litigation may be reimbursed by insurance.

In the normal course of business we are periodically party to certain legal actions and proceedings involving matters that are generally incidental to our business (i.e., collection of loans receivable). In management’s opinion, the resolution of these legal actions and proceedings will not have a material adverse effect on our consolidated financial statements.

PMC COMMERCIAL TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Merger Related

Up to approximately $3.8 million of transaction fees related to the potential merger are contingent upon consummation of the merger.

SBA Related

If the SBA establishes that a loss on an SBA guaranteed loan is attributable to significant technical deficiencies in the manner in which the loan was originated, funded or serviced by our SBLC, the SBA may seek recovery of the principal loss related to the deficiency from us. With respect to the guaranteed portion of SBA loans that have been sold, the SBA will first honor its guarantee and then seek compensation from us in the event that a loss is deemed to be attributable to technical deficiencies. Based on historical experience, we do not expect that this contingency is probable to be asserted. However, if asserted, it could be material to the financial statements.

In certain instances, including liquidation or charge-off of an SBA guaranteed loan, we may have a receivable for the SBA’s guaranteed portion of legal fees, operating expenses, property taxes paid, etc. related to the loan or the collateral (upon foreclosure). While we believe expenses incurred were justified and necessary for the care and preservation of the collateral and within the established rules of the SBA, there can be no assurance that the SBA will reimburse us. In addition, reimbursement from the SBA is a time consuming and lengthy process and the SBA may seek compensation from us related to reimbursement of expenses which it does not believe were necessary for the care and preservation of the loan or its collateral. Although the SBA has never declined to reimburse us for its portion of material expenses, no assurance can be given that the SBA would not do so in the future. We have evaluated our SBA receivables and believe that our financial statements fairly reflect these receivables at their appropriate net realizable value.

Pursuant to SBA rules and regulations, distributions from our SBLC and SBICs are limited. In order to operate as a small business lending company, a licensee is required to maintain a minimum net worth (as defined by SBA regulations) of the greater of (1) 10% of the outstanding loans receivable of our SBLC or (2) $1.0 million, as well as certain other regulatory restrictions such as change in control provisions. At December 31, 2013, approximately $2.1 million was available for payment of dividends from our SBLC.

SCHEDULE IV

PMC COMMERCIAL TRUST AND SUBSIDIARIES

MORTGAGE LOANS ON REAL ESTATE

AS OF DECEMBER 31, 2013

(Dollars in thousands, except footnotes)

Conventional Loans - States 2% or greater (1):

Geographic Dispersion of Collateral	Number of Loans					Final Maturity Date	Carrying Amount of Mortgages (3)		Principal amount of loan subject to delinquent principal or “interest”
		Size of Loans		Interest Rate
		From	To	Variable (2)	Fixed
Texas (4)	17	$0	$3,000	3.00% to 7.25%	—	1/21/15—8/16/31	$19,587		$1,667
Texas	10	$0	$2,000	—	7.00% to 10.78%	4/23/18—11/18/30	6,080		—
Arizona	6	$0	$5,000	3.25% to 7.50%	—	2/10/23—9/14/31	10,718		—
Arizona	7	$0	$3,000	—	7.50% to 10.00%	1/1/14—5/2/33	6,741		—
North Carolina	6	$0	$2,000	3.75% to 6.25%	—	6/11/21—12/27/33	6,185		—
North Carolina	4	$0	$3,000	—	7.50% to 9.85%	12/20/16—5/22/32	4,447		—
Virginia	7	$0	$6,000	3.25% to 7.00%	—	1/30/23—7/22/33	17,452		—
Virginia	2	$0	$1,000	—	7.50% to 8.50%	6/1/17—8/21/27	1,189		—
Ohio	6	$0	$3,000	3.25% to 4.25%	—	10/27/25—4/21/28	10,663		—
Michigan	6	$0	$4,000	3.12% to 7.25%	—	2/10/26—5/10/33	9,031		—
Missouri	4	$0	$2,000	4.25% to 7.00%	—	6/27/16—10/31/33	5,728		—
Missouri	2	$0	$1,000	—	8.25%	8/31/18	721		—
Georgia	3	$0	$2,000	3.75% to 4.5%	—	12/26/17—12/14/27	2,060		—
Georgia	3	$0	$2,000	—	8.75% to 10.25%	3/24/19—12/1/29	2,338		—
Florida	4	$0	$3,000	3.37% to 5.74%	—	11/1/25—10/31/33	6,544		—
Florida	1	$0	$2,000	—	7.50%	2/5/33	1,339		—
Oregon	2	$0	$4,000	4.50% to 7.25%	—	9/8/25—5/13/30	4,991		—
Oregon	3	$0	$1,000	—	9.00% to 9.90%	2/2/18—6/13/21	1,668		—
Tennessee	5	$0	$3,000	3.91% to 6.75%	—	8/1/22—10/31/33	6,410		—
Alabama	3	$0	$3,000	3.75% to 4.25%	—	11/21/20—10/1/26	5,006		—
Alabama	2	$0	$1,000	—	9.50%	6/15/18—10/27/18	902		—
Indiana	5	$0	$2,000	3.75% to 8.25%	—	12/4/22—2/26/32	5,645		—
California	3	$0	$2,000	4.00% to 4.5%	—	3/22/22—12/13/26	3,399		—
California	1	$0	$1,000	—	9.00%	12/28/24	734		—
Pennsylvania	2	$0	$4,000	4.25% to 7.00%	—	9/29/25—8/1/32	4,251		—
Pennsylvania	1	$0	$3,000	—	10.25%	6/22/20	2,090		—
Mississippi	1	$0	$4,000	7.25%	—	12/1/32	3,085		—
Mississippi	2	$0	$1,000	—	8.00% to 9.50%	6/12/18—12/26/22	1,099		—
Iowa	3	$0	$2,000	4.25% to 6.95%	—	9/30/19—5/30/26	3,721		—
Other	10	$0	$3,000	2.75% to 6.75%	—	3/19/17—3/21/33	11,342		—
Other (5)	7	$0	$2,000	—	6.75% to 9.78%	8/20/14—12/16/30	4,770		—

	138						$169,936	(6)	$1,667

Footnotes:

(1)	There is one loan which is secured by a second lien on the propery which is subordinated to our first lien on the property.
(2)	Certain loans at variable interest rates have interest rate floors which may be in effect.
(3)	Excludes general reserves of $1,245,000.
(4)	Includes two loans with a face value of $3,116,000 and valuation reserves of $812,000.
(5)	Insludes one loan with a face value of $1,032,000 and a valuation reserve of $573,000.
(6)	For Federal income tax purposes, the cost basis of our mortgage loans on real estate was approximately $172,183,000 (unaudited).

SCHEDULE IV

PMC COMMERCIAL TRUST AND SUBSIDIARIES

MORTGAGE LOANS ON REAL ESTATE

AS OF DECEMBER 31, 2013

(Dollars in thousands, except footnotes)

SBA 7(a) Loans - States 2% or greater (1):

Geographic Dispersion of Collateral	Number of Loans			Interest Rate (2)	Final Maturity Date	Carrying Amount of Mortgages (3)		Principal amount of loans subject to delinquent principal or “interest”

		Size of Loans
		From	To
Michigan	23	$0	$1,000	5.25% to 6.00%	12/28/17—11/27/38	5,256		—
Texas (4)	32	$0	$1,000	4.13% to 6.00%	4/26/14—10/31/38	$3,660		$—
Ohio	17	$0	$1,000	5.25% to 6.00%	10/16/20—8/12/38	3,957		—
North Carolina	6	$0	$500	5.75% to 6.00%	9/8/32—5/6/38	1,767		—
Virginia	7	$0	$500	6.00%	9/6/36—11/21/38	1,605		—
Florida	8	$0	$500	5.75% to 6.00%	6/19/19—11/7/38	1,434		—
Indiana	9	$0	$500	4.75% to 6.00%	11/19/19—8/30/37	1,430		—
Wisconsin	7	$0	$500	5.00% to 6.00%	4/23/20—7/17/38	1,377		—
Illinois	5	$0	$500	5.75% to 6.00%	3/26/19—9/18/37	1,175		—
Kentucky	5	$0	$500	6.00%	4/9/35—12/27/37	1,043		—
Mississippi	3	$0	$500	5.75% to 6.00%	5/18/35—11/4/36	999		—
Alabama	4	$0	$500	5.00% to 6.00%	7/27/25—8/25/36	916		—
Iowa	4	$0	$500	5.75% to 6.00%	12/22/35—5/21/38	896		—
Conneticut	2	$0	$500	5.13% to 5.63%	12/5/14—11/30/36	620
Arizona	4	$0	$500	5.75% to 6.00%	1/12/33—4/28/36	618
Other (5)	47	$0	$500	4.75% to 6.00%	1/31/15—9/13/37	4,185		—
Government guaranteed portions (6)						190		—
SBA 7(a) loans, subject to secured borrowings (7)						37,403		—

	183					$68,531	(8)	$—

Footnotes:

(1)	Includes approximately $419,000 of loans not secured by real estate. Also includes $306,000 of loans with subordinate lien positions.
(2)	Interest rates are variable at spreads over the prime rate unless otherwise noted.
(3)	Excludes general reserves of $633,000.
(4)	Includes a loan with a face value of $85,000, a valuation reserve of $19,000 and a fixed interest rate of 6.00%.
(5)	Includes a loan with a face value of $25,000, a valuation reserve of $2,000 and a fixed interest rate of 5.25%.
(6)	Represents the government guaranteed portions of our SBA 7(a) loans detailed above. As there is no risk of loss to us related to these portions of the guaranteed loans, the geographic information is not presented as it is not meaningful.
(7)	Represents the guaranteed portion of loans which were sold with the proceeds received from the sale reflected as secured borrowings.
(8)	For Federal income tax purposes, the cost basis of our loans was approximately $29,573,000 (unaudited).

SCHEDULE IV

PMC COMMERCIAL TRUST AND SUBSIDIARIES

MORTGAGE LOANS ON REAL ESTATE

AS OF DECEMBER 31, 2013

(In thousands, except footnotes)

Balance at December 31, 2010		$233,218

Additions during period:
New mortgage loans (1)	39,524

Other - deferral for collection of commitment fees, net of costs	410

Other - accretion of loan fees and discounts	17	39,951

Deductions during period:
Collections of principal	(21,473)

Foreclosures	(409)

Cost of mortgages sold, net	(16,400)

Other - bad debt expense, net of recoveries	(460)	(38,742)

Balance at December 31, 2011		$234,427

Additions during period:
New mortgage loans (2)	55,387

Other - deferral for collection of commitment fees, net of costs	421

Other - accretion of loan fees and discounts	204	56,012

Deductions during period:
Collections of principal	(28,562)

Foreclosures	(1,481)

Cost of mortgages sold, net	(19,471)

Other - bad debt expense, net of recoveries	(1,934)	(51,448)

Balance at December 31, 2012		$238,991

Additions during period:
New mortgage loans (3)	57,106

Other - deferral for collection of commitment fees, net of costs	326

Other - accretion of loan fees and discounts	317	57,749

Deductions during period:
Collections of principal	(28,561)

Foreclosures	(3,641)

Cost of mortgages sold, net	(24,963)

Reclassification from secured borrowing to loans receivable	(1,749)

Other - bad debt expense, net of recoveries	(1,237)	(60,151)

Balance at December 31, 2013		$236,589

Footnotes:

(1)	Includes a loan of $1,172,000 which was originated in connection with the sale of real estate owned which did not require cash expenditure.
(2)	Includes a loan of $1,225,000 which was originated in connection with the sale of real estate owned which did not require cash expenditure.
(3)	Includes a loan of $975,000 which was originated in connection with the sale of real estate owned which did not require cash expenditure.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and between PMC Commercial Trust and PMC Capital, Inc. dated March 27, 2003 (incorporated by reference to Annex A to the Registrant’s Registration Statement on Form S-4 dated November 10, 2003).

2.2	Amendment No. 1 to Agreement and Plan of Merger between PMC Commercial Trust and PMC Capital, Inc. dated August 1, 2003 (incorporated by reference to Exhibit 2.5 to the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2003).

2.3	Agreement and Plan of Merger by and among CIM Urban REIT, LLC, CIM Merger Sub, LLC, PMC Commercial Trust and Southfork Merger Sub, LLC dated July 8, 2013 (incorporated by reference to Annex A to the Registrant’s Registration Statement on Form S-4 dated December 30, 2013).

3.1	Declaration of Trust (incorporated by reference to the exhibits to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 25, 1993, as amended (Registration No. 33-65910)).

3.1(a)	Amendment No. 1 to Declaration of Trust (incorporated by reference to the exhibits to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 25, 1993, as amended (Registration No. 33-65910)).

3.1(b)	Amendment No. 2 to Declaration of Trust (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1993).

3.1(c)	Amendment No. 3 to Declaration of Trust dated February 10, 2004 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.2	Bylaws (incorporated by reference to the exhibits to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 25, 1993, as amended (Registration No. 33-65910)).

3.2(a)	Amendment No. 1 to Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 16, 2009).

4.1	Instruments defining the rights of security holders. The instruments filed in response to items 3.1 and 3.2 are incorporated in this item by reference.

4.2	Debenture dated March 4, 2005 for $4,000,000 loan with SBA (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).

4.3	Debenture dated September 6, 2011 for $5,000,000 loan with SBA (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

4.4	Debenture dated September 19, 2012 for $2,000,000 loan with SBA (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012).

4.5	Debenture dated September 19, 2012 for $2,000,000 loan with SBA (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012).

4.6	Debenture dated March 4, 2013 for $3,000,000 loan with SBA (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013).

4.7	Debenture dated March 4, 2013 for $3,000,000 loan with SBA (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013).

4.8	Debenture dated August 30, 2013 for $5,000,000 loan with SBA (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013).

4.9	Debenture dated August 30, 2013 for $3,500,000 loan with SBA (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013).

+10.1	2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005).

10.4	Amended and Restated Credit Agreement between PMC Commercial Trust and First Western SBLC, Inc. and JPMorgan Chase Bank, National Association, as Administrative Agent, dated December 28, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed January 3, 2011).

+10.5	Executive Employment Contract with Jan F. Salit dated December 11, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 13, 2012).

10.6	Purchase Agreement among PMC Commercial Trust, PMC Preferred Capital Trust-A and Taberna Preferred Funding I, Ltd. dated March 15, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).

10.7	Junior Subordinated Indenture between PMC Commercial Trust and JPMorgan Chase Bank, National Association as Trustee dated March 15, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).

10.8	Amended and Restated Trust Agreement among PMC Commercial Trust, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and The Administrative Trustees Named Herein dated March 15, 2005 (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).

10.9	Preferred Securities Certificate (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).

10.10	Floating Rate Junior Subordinated Note due 2035 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).

10.11	Form of Indemnification Agreement (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).

10.12	First Amendment to Amended and Restated Credit Agreement among PMC Commercial Trust, First Western SBLC, Inc., and JPMorgan Chase Bank, National Association, as Administrative Agent, and the lenders named therein, dated June 8, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 10, 2011).

10.13	Second Amended and Restated Revolving Note executed by PMC Commercial Trust (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 10, 2011).

10.14	First Amended and Restated Revolving Note executed by First Western SBLC, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 10, 2011).

10.15	Second Amendment to Amended and Restated Credit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 20, 2012).

+10.16	Executive Employment Contract with Barry N. Berlin dated December 11, 2012 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2012).

10.17	Third Amendment to Amended and Restated Credit Agreement dated August 5, 2013 (incorporated by reference Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013).

+10.18	Amended and Restated Executive Employment Contract with Jan F. Salit dated August 30, 2013 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 30, 2013).

+10.19	Amended and Restated Executive Employment Contract with Barry N. Berlin dated August 30, 2013 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 30, 2013).

10.20	Consent to Assignment and Limited Waiver to Agreement and Plan of Merger, dated as of November 20, 2013, by and among PMC Commercial Trust, CIM Urban REIT, LLC, Southfork Merger Sub, LLC, and CIM Merger Sub, LLC, the terms of which were acknowledged and agreed to by a new subsidiary formed by CIM Urban REIT, LLC, Urban Partners II, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 22, 2013).

*21.1	Subsidiaries of the Registrant

*23.1	Consent of PricewaterhouseCoopers LLP

*31.1	Section 302 Officer Certification – Chief Executive Officer

*31.2	Section 302 Officer Certification – Chief Financial Officer

**32.1	Section 906 Officer Certification – Chief Executive Officer

**32.2	Section 906 Officer Certification – Chief Financial Officer

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	Furnished herewith.
+	Management contract or compensatory plan

Exhibit 21.1

Subsidiaries of Registrant

Company	State of Incorporation

PMC Investment Corporation	Florida
Western Financial Capital Corporation	Florida
First Western SBLC, Inc.	Florida
PMC Funding Corp.	Florida
PMC Asset Holding, LLC	Delaware
PMCT Asset Holding, LLC	Delaware
PMC Preferred Capital Trust-A	Delaware
PMC Properties, Inc.	Delaware
FW Asset Holding, LLC	Delaware
Southfork Merger Sub, LLC	Delaware

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 333-24767) and Form S-8 (No. 333-127531) of PMC Commercial Trust of our report dated March 10, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

March 10, 2014

Exhibit 31.1

CERTIFICATION

I, Jan F. Salit, certify that:

1.	I have reviewed this annual report on Form 10-K of PMC Commercial Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: 03/10/14	/s/ Jan F. Salit
Jan F. Salit
Chief Executive Officer

Exhibit 31.2

CERTIFICATION

I, Barry N. Berlin, certify that:

1.	I have reviewed this annual report on Form 10-K of PMC Commercial Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: 03/10/14	/s/ Barry N. Berlin
Barry N. Berlin
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PMC Commercial Trust (the “Company”) on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jan F. Salit, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jan F. Salit
Jan F. Salit
Chief Executive Officer
March 10, 2014

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PMC Commercial Trust (the “Company”) on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry N. Berlin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry N. Berlin
Barry N. Berlin
Chief Financial Officer
March 10, 2014

ANNUAL MEETING OF SHAREHOLDERS OF

PMC COMMERCIAL TRUST

April 28, 2014

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i Please detach along perforated line and mail in the envelope provided. i

■	20530030000000000000 4	061413

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Item 1.	To consider and elect seven members of PMC Commercial’s board of trust managers, each to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.			Item 2.	To consider and approve an amendment to our Declaration of Trust to increase the authorized shares to 1,000,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Douglas Bech O Robert Cresci O Kelly Eppich O Frank Golay O Shaul Kuba O Richard Ressler O Avraham Shemesh		The Board recommends you vote “FOR” the approval of the amendment to our Declaration of Trust.
				Item 3.	To consider and approve the change in our state of incorporation from Texas to Maryland by means of merger of PMC Commercial Trust with and into a newly formed, wholly-owned subsidiary Maryland corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board recommends you vote “FOR” each of the trust manager nominees.				The Board recommends you vote “FOR” the change of our state of incorporation from Texas to Maryland.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				Item 4A-1.	A sub-proposal to approve changes to provisions relating to our purpose	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4A-2.	A sub-proposal to approve the removal of a provision requiring major capital improvements	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4A-3.	A sub-proposal to approve the removal of a provision relating to our REIT status	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4A-4.	A sub-proposal to approve the removal of a provision restricting the Board’s ability to change our investment policies	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4B.	A sub-proposal to approve the removal of certain board of directors requirements	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4C.	A sub-proposal to approve the addition of a provision setting the initial number of directors at seven (7)	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4D-1.	A sub-proposal to approve the removal of the provision relating to the term of directors	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4D-2.	A sub-proposal to approve the removal of the provision relating to the classes of directors	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4E.	A sub-proposal to approve the removal of the provision providing for resignation by a director	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4F.	A sub-proposal to approve the addition of vacancy provisions for directors	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	Item 4G-1.	A sub-proposal to approve an additional indemnification provision	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4G-2.	A sub-proposal to approve an exoneration provision	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4H.	A sub-proposal to approve the deletion of the provision relating to the term of PMC Commercial	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4I.	A sub-proposal to approve the removal of the provision relating to PMC Commercial’s ability to repurchase its shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4J.	A sub-proposal to approve the addition of the ability of the board of directors to increase or decrease the number of authorized shares and the number of shares of any class or series of PMC Commercial	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4K.	A sub-proposal to approve the addition of a provision permitting shareholders to vote by less than unanimous written consent	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4L.	A sub-proposal to approve the deletion of provisions in our Declaration of Trust relating to liability of shareholders	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Item 4M.	A sub-proposal to approve changes to our charter amendment provisions	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board recommends you vote “FOR” sub-proposals 4A through 4M.
				Item 5.	To consider and approve an amendment to the PMC Commercial Trust 2005 Equity Incentive Plan to increase the aggregate number of shares thereunder and increase the annual limitation on restricted share grants to independent trust managers and executive officers	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board recommends you vote “FOR” the amendment to the PMC Commercial Trust 2005 Equity Incentive Plan.
				Item 6.	To consider and approve, by a non-binding advisory vote, executive compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board recommends you vote “FOR” the approval of the compensation of our named executive officers.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXY IN HIS BEST JUDGEMENT. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS.

Please mark, sign and return this proxy in the enclosed envelope or by facsimile. The undersigned acknowledges receipt from PMC Commercial of a Notice of Annual Meeting of Shareholders and a proxy statement.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS OF

PMC COMMERCIAL TRUST

The undersigned hereby appoints David Thompson with power of substitution, as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as designated on the reverse side, all the common shares of beneficial interest (each a “Share”) of PMC Commercial Trust (“PMC Commercial”) which the undersigned is entitled to vote, and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of PMC Commercial to be held at 9:00 a.m. Central time, on Thursday, April 28, 2014 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be signed on the reverse side)

¢	14475	¢